Registration No. 333-67876
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                       Post-Effective Amendment No. 2 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                    ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                                FOLEY & LARDNER
                               WASHINGTON HARBOUR
                              3000 K STREET, N.W.
                             WASHINGTON, D.C. 20007
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

Equitable Accumulator(R)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R)?


Equitable Accumulator(R) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all states.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*               o EQ/Balanced
o AXA Premier VIP Health Care*             o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*    o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core Equity*   o EQ/Capital Guardian International*
o AXA Premier VIP Large Cap Growth*        o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Value*         o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Small/Mid Cap Growth*    o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap Value*     o EQ/Equity 500 Index
o AXA Premier VIP Technology*              o EQ/Evergreen Omega
o EQ/Aggressive Stock                      o EQ/FI Mid Cap
o EQ/Alliance Common Stock                 o EQ/FI Small/Mid Cap Value
o EQ/Alliance Global                       o EQ/High Yield(1)
o EQ/Alliance Growth and Income            o EQ/International Equity Index
o EQ/Alliance Growth Investors             o EQ/J.P. Morgan Core Bond
o EQ/Alliance Intermediate Government      o EQ/Janus Large Cap Growth
  Securities*                              o EQ/Lazard Small Cap Value
o EQ/Alliance International                o EQ/Marsico Focus*
o EQ/Alliance Money Market                 o EQ/Mercury Basic Value Equity
o EQ/Alliance Premier Growth               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Quality Bond                 o EQ/MFS Investors Trust
o EQ/Alliance Small Cap Growth             o EQ/MFS Research
o EQ/Alliance Technology                   o EQ/Putnam Growth & Income Value
o EQ/AXP New Dimensions**                  o EQ/Putnam International Equity
o EQ/AXP Strategy Aggressive**             o EQ/Putnam Voyager(2)
                                           o EQ/Small Company Index




*    Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1)  Formerly named, "EQ/Alliance High Yield."

(2)  Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:


o    A nonqualified annuity ("NQ") for after-tax contributions only.


o    An individual retirement annuity ("IRA"), either traditional IRA or Roth
     IRA.

We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.
Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                          X00281/Core New Series
                                                                  2002 Portfolio

Contents of this prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) at a glance -- key features                         8

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FEE TABLE                                                                   11
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Examples                                                                    14
Condensed financial information                                             15



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1. CONTRACT FEATURES AND BENEFITS                                           16
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How you can purchase and contribute to your contract                        16

Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               25
Your benefit base                                                           26
Annuity purchase factors                                                    27
Our Living Benefit option                                                   27
Guaranteed minimum death benefit                                            28
Your right to cancel within a certain number of days                        29


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2. DETERMINING YOUR CONTRACT'S VALUE                                        30

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Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the guaranteed interest option                     30
Your contract's value in the fixed maturity options                         30
Your contract's value in the account for special dollar
     cost averaging                                                         30


----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

WHEN WE USE THE WORD "CONTRACT" IT ALSO INCLUDES CERTIFICATES THAT ARE ISSUED UNDER GROUP CONTRACTS IN SOME STATES.


2  Contents of this prospectus

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3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         31

--------------------------------------------------------------------------------

Transferring your account value                                             31
Disruptive transfer activity                                                31
Rebalancing your account value                                              31



--------------------------------------------------------------------------------

4. ACCESSING YOUR MONEY                                                     33

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Withdrawing your account value                                              33
How withdrawals are taken from your account value                           34
How withdrawals affect your guaranteed minimum income benefit
     and guaranteed minimum death benefit                                   34
Loans under Rollover TSA contracts                                          34
Surrendering your contract to receive its cash value                        35
When to expect payments                                                     35
Your annuity payout options                                                 35



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5. CHARGES AND EXPENSES                                                     38

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Charges that Equitable Life deducts                                         38
Charges that the Trusts deduct                                              40
Group or sponsored arrangements                                             41
Other distribution arrangements                                             41



--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 42

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Your beneficiary and payment of benefit                                     42
How death benefit payment is made                                           42
Beneficiary continuation option                                             43



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7. TAX INFORMATION                                                          44

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Overview                                                                    44
Buying a contract to fund a retirement arrangement                          44
Transfers among investment options                                          44
Taxation of nonqualified annuities                                          44
Special rules for contracts funding qualified plans                         44
Individual retirement arrangements (IRAs)                                   46
Tax-Sheltered Annuity contracts (TSAs)                                      47
Federal and state income tax withholding and
     information reporting                                                  49
Impact of taxes to Equitable Life                                           50



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8. MORE INFORMATION                                                         51

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About Separate Account No. 49                                               51
About the Trusts                                                            51
About our fixed maturity options                                            51
About the general account                                                   52
About other methods of payment                                              53
Dates and prices at which contract events occur                             53
About your voting rights                                                    54
About legal proceedings                                                     54
About our independent accountants                                           54
Financial statements                                                        54
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          54
Distribution of the contracts                                               54



--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   56

--------------------------------------------------------------------------------

Communicating performance data                                              58



--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           59

--------------------------------------------------------------------------------


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APPENDICES

--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Enhanced death benefit example                                       D-1



--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.





                                                 Page
   account for special dollar cost averaging       25
   account value                                   30
   annuitant                                       16
   annuity payout options                          35
   beneficiary                                     42
   benefit base                                    26
   business day                                    53
   cash value                                      30
   contract date                                    9
   contract date anniversary                        9
   contract year                                    9
   contributions to traditional IRAs               46
      regular contributions                        46
      rollovers and transfers                      47
   disruptive transfer activity                    31
   EQAccess                                         6
   ERISA                                           34
   fixed maturity options                          24
   Flexible Premium IRA                         cover
   Flexible Premium Roth IRA                    cover
   guaranteed interest option                      24
   guaranteed minimum death benefit                28
   guaranteed minimum income benefit               27
   IRA                                          cover
   IRS                                             44


                                                 Page
   investment options                              20
   Living Benefit                                  27
   loan reserve account                            35
   market adjusted amount                          24
   market value adjustment                         24
   market timing                                   31
   maturity value                                  24
   NQ                                           cover
   participant                                     20
   portfolio                                    cover
   processing office                                6
   QP                                           cover
   rate to maturity                                24
   Rollover IRA                                 cover
   Rollover TSA                                 cover
   Roth Conversion IRA                          cover
   Roth IRA                                        46
   SAI                                          cover
   SEC                                          cover
   TOPS                                             6
   TSA                                             47
   traditional IRA                                 46
   Trusts                                       cover
   unit                                            30
   variable investment options                     20



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.





--------------------------------------------------------------------------------
Prospectus                     Contract or Supplemental Materials
--------------------------------------------------------------------------------
fixed maturity options         Guarantee Periods (Guaranteed Fixed
                               Interest Accounts in supplemental materials)
variable investment options    Investment Funds
account value                  Annuity Account Value
rate to maturity               Guaranteed Rates
unit                           Accumulation Unit
Living Benefit                 Guaranteed Minimum Income Benefit
Guaranteed Interest Option     Guaranteed Interest Account
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is Equitable Life?
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Equitable Accumulator(R)

c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.



WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;


(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;


(6)  systematic withdrawals; and


(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator's(R) variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o  Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o  Principal and interest guarantees.
option
                             o  Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o  On earnings inside the     No tax until you make withdrawals from your contract or receive annuity
                                contract                   payments.

                             o  On transfers inside the    No tax on transfers among investment options.
                                contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you while the annuitant lives.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, QP and Rollover TSA contracts
                               o Initial minimum:        $5,000
                               o Additional minimum:     $500
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:        $2,000
                               o Additional minimum:     $50
                             -------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable Immediate Annuity payout options
                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.20%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.45%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits"
                         later in this Prospectus.

                       o Annual 0.45% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.


                       o Annual 0.35% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed
                         15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. In addition, there is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.

                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       ------------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.

------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-90
                       Flexible Premium IRA: 20-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



                          Equitable Accumulator(R) at a glance -- key features 9

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) at a glance -- key features

Fee table
--------------------------------------------------------------------------------
The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                  0.75%
Administrative                                                               0.25%
Distribution                                                                 0.20%
                                                                             -----
Total annual expenses                                                        1.20%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(1)                                                                $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions withdrawn                 Contract
(deducted if you surrender your contract or make                               year
certain withdrawals. The withdrawal charge percentage we use                     1......................... 7.00%
is determined by the contract year in which you make the                         2......................... 7.00%
withdrawal or surrender your contract. For each contribution,                    3......................... 6.00%
we consider the contract year in which we receive that                           4......................... 6.00%
contribution to be "contract year 1.")(2)                                        5......................... 5.00%
                                                                                 6......................... 3.00%
                                                                                 7......................... 1.00%
                                                                                 8+........................ 0.00%

Charge if you elect a Variable Immediate Annuity payout option                 $350
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary).
   Standard death benefit                                                    0.00%
   Annual Ratchet to age 85                                                  0.20% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                      0.35% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85               0.45% of the greater of the 6% roll-up to age 85
                                                                                   benefit base or the Annual Rachet to age 85
                                                                                   benefit base as applicable
------------------------------------------------------------------------------------------------------------------------------------
LIVING BENEFIT CHARGE (calculated as a percentage of the applicable
benefit base. Deducted annually on each contract date anniversary)           0.45%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)          0.35%
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 11

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Net
                                                                                                    total annual
                                           Management Fees                     Other expenses     expenses (After
                                            (After expense                     (After expense        expense
Portfolio Name                              limitation)(3)     12b-1 Fees(4)    limitation)(5)     limitation)(6)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------------------



Notes:


(1) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.


(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (6) for any expense limitation agreement information.



12 Fee table

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.

--------------------------------------------------------------------------------
                                     Management       Other expenses
                                 Fees (before any    (before any fee
                                    fee waivers       waivers and/or
                                  and/or expense         expense
 Portfolio Name                   reimbursements)     reimbursements)
--------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond               0.60%              0.84%
AXA Premier VIP Health Care             1.20%              1.16%
AXA Premier VIP International
Equity                                  1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                  0.90%              0.93%
AXA Premier VIP Large Cap Growth        0.90%              0.79%
AXA Premier VIP Large Cap Value         0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                  1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                   1.10%              1.15%
AXA Premier VIP Technology              1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth              0.90%              0.06%
EQ/Alliance Technology                  0.90%              0.08%
EQ/AXP New Dimensions                   0.65%              1.06%
EQ/AXP Strategy Aggressive              0.70%              0.77%

--------------------------------------------------------------------------------
                                     Management       Other expenses
                                 Fees (before any    (before any fee
                                    fee waivers       waivers and/or
                                  and/or expense         expense
 Portfolio Name                   reimbursements)     reimbursements)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value          0.65%              0.09%
EQ/Calvert Socially Responsible         0.65%              1.46%
EQ/Capital Guardian International       0.85%              0.29%
EQ/Capital Guardian Research            0.65%              0.15%
EQ/Capital Guardian U.S. Equity         0.65%              0.11%
EQ/Emerging Markets Equity              1.15%              0.68%
EQ/Evergreen Omega                      0.65%              0.99%
EQ/FI Mid Cap                           0.70%              0.27%
EQ/FI Small/Mid Cap Value               0.75%              0.11%
EQ/International Equity Index           0.35%              0.50%
EQ/J.P. Morgan Core Bond                0.45%              0.11%
EQ/Janus Large Cap Growth               0.90%              0.14%
EQ/Lazard Small Cap Value               0.75%              0.13%
EQ/Marsico Focus                        0.90%              2.44%
EQ/MFS Investors Trust                  0.60%              0.12%
EQ/MFS Research                         0.65%              0.07%
EQ/Putnam Growth & Income Value         0.60%              0.13%
EQ/Putnam International Equity          0.85%              0.29%
EQ/Putnam Voyager                       0.65%              0.08%
--------------------------------------------------------------------------------




                                                                   Fee table  13

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Living Benefit with the enhanced death benefit that provides for the largest death benefit computed using the 6% Roll-up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.21 per $1,000.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods (as applicable) included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.





------------------------------------------------------------------------------------------------------------------------------------
                                               If you surrender your contract at the end |If you surrender your contract at the end
                                                  of each period shown, the expenses     |   of each period shown, the expenses
                                                               would be:                 |                would be:
                                               ------------------------------------------|------------------------------------------
                                                1 year     3 years    5 years   10 years |  1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                      $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
AXA Premier VIP Health Care                    $ 105.91   $ 187.86   $ 272.73   $ 473.56 |  $ 35.91   $ 127.86   $ 222.73   $ 473.56
AXA Premier VIP International Equity           $ 105.39   $ 186.33   $ 270.28   $ 469.12 |  $ 35.39   $ 126.33   $ 220.28   $ 469.12
AXA Premier VIP Large Cap Core Equity          $ 100.66   $ 172.53   $ 247.93   $ 428.07 |  $ 30.66   $ 112.53   $ 197.93   $ 428.07
AXA Premier VIP Large Cap Growth               $ 100.66   $ 172.53   $ 247.93   $ 428.07 |  $ 30.66   $ 112.53   $ 197.93   $ 428.07
AXA Premier VIP Large Cap Value                $ 100.66   $ 172.53   $ 247.93   $ 428.07 |  $ 30.66   $ 112.53   $ 197.93   $ 428.07
AXA Premier VIP Small/Mid Cap Growth           $ 103.29   $ 180.21   $ 260.40   $ 451.12 |  $ 33.29   $ 120.21   $ 210.40   $ 451.12
AXA Premier VIP Small/Mid Cap Value            $ 103.29   $ 180.21   $ 260.40   $ 451.12 |  $ 33.29   $ 120.21   $ 210.40   $ 451.12
AXA Premier VIP Technology                     $ 105.91   $ 187.86   $ 272.73   $ 473.56 |  $ 35.91   $ 127.86   $ 222.73   $ 473.56
EQ/Aggressive Stock                            $  96.36   $ 159.84   $ 227.17   $ 388.94 |  $ 26.36   $  99.84   $ 177.17   $ 388.94
EQ/Alliance Common Stock                       $  94.68   $ 154.85   $ 218.97   $ 373.21 |  $ 24.68   $  94.85   $ 168.97   $ 373.21
EQ/Alliance Global                             $  98.04   $ 164.80   $ 235.32   $ 404.41 |  $ 28.04   $ 104.80   $ 185.32   $ 404.41
EQ/Alliance Growth and Income                  $  95.73   $ 157.97   $ 224.11   $ 383.07 |  $ 25.73   $  97.97   $ 174.11   $ 383.07
EQ/Alliance Growth Investors                   $  95.73   $ 157.97   $ 224.11   $ 383.07 |  $ 25.73   $  97.97   $ 174.11   $ 383.07
EQ/Alliance Intermediate Government Securities $  95.62   $ 157.66   $ 223.59   $ 382.09 |  $ 25.62   $  97.66   $ 173.59   $ 382.09
EQ/Alliance International                      $ 100.66   $ 172.53   $ 247.93   $ 428.07 |  $ 30.66   $ 112.53   $ 197.93   $ 428.07
EQ/Alliance Money Market                       $  93.31   $ 150.79   $ 212.27   $ 360.23 |  $ 23.31   $  90.79   $ 162.27   $ 360.23
EQ/Alliance Premier Growth                     $  98.56   $ 166.35   $ 237.85   $ 409.19 |  $ 28.56   $ 106.35   $ 187.85   $ 409.19
EQ/Alliance Quality Bond                       $  95.41   $ 157.03   $ 222.57   $ 380.12 |  $ 25.41   $  97.03   $ 172.57   $ 380.12
EQ/Alliance Small Cap Growth                   $  97.62   $ 163.56   $ 233.29   $ 400.57 |  $ 27.62   $ 103.56   $ 183.29   $ 400.57
EQ/Alliance Technology                         $  98.56   $ 166.35   $ 237.85   $ 409.19 |  $ 28.56   $ 106.35   $ 187.85   $ 409.19
EQ/AXP New Dimensions                          $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/AXP Strategy Aggressive                     $  96.99   $ 161.70   $ 230.23   $ 394.77 |  $ 26.99   $ 101.70   $ 180.23   $ 394.77
EQ/Balanced                                    $  95.94   $ 158.59   $ 225.13   $ 385.03 |  $ 25.94   $  98.59   $ 175.13   $ 385.03
EQ/Bernstein Diversified Value                 $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/Calvert Socially Responsible                $  97.51   $ 163.25   $ 232.78   $ 399.60 |  $ 27.51   $ 103.25   $ 182.78   $ 399.60
EQ/Capital Guardian International              $  99.09   $ 167.90   $ 240.38   $ 413.95 |  $ 29.09   $ 107.90   $ 190.38   $ 413.95
EQ/Capital Guardian Research                   $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/Capital Guardian U.S. Equity                $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/Emerging Markets Equity                     $ 105.39   $ 186.33   $ 270.28   $ 469.12 |  $ 35.39   $ 126.33   $ 220.28   $ 469.12
EQ/Equity 500 Index                            $  92.37   $ 147.97   $ 207.61   $ 351.15 |  $ 22.37   $  87.97   $ 157.61   $ 351.15
EQ/Evergreen Omega                             $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/FI Mid Cap                                  $  96.99   $ 161.70   $ 230.23   $ 394.77 |  $ 26.99   $ 101.70   $ 180.23   $ 394.77
EQ/FI Small/Mid Cap Value                      $  98.04   $ 164.80   $ 235.32   $ 404.41 |  $ 28.04   $ 104.80   $ 185.32   $ 404.41
EQ/High Yield                                  $  96.15   $ 159.21   $ 226.15   $ 386.99 |  $ 26.15   $  99.21   $ 176.15   $ 386.99
EQ/International Equity Index                  $  98.04   $ 164.80   $ 235.32   $ 404.41 |  $ 28.04   $ 104.80   $ 185.32   $ 404.41
EQ/J.P. Morgan Core Bond                       $  94.89   $ 155.48   $ 220.00   $ 375.19 |  $ 24.89   $  95.48   $ 170.00   $ 375.19
EQ/Janus Large Cap Growth                      $  98.56   $ 166.35   $ 237.85   $ 409.19 |  $ 28.56   $ 106.35   $ 187.85   $ 409.19
EQ/Lazard Small Cap Value                      $  98.04   $ 164.80   $ 235.32   $ 404.41 |  $ 28.04   $ 104.80   $ 185.32   $ 404.41
EQ/Marsico Focus                               $  98.56   $ 166.35   $ 237.85   $ 409.19 |  $ 28.56   $ 106.35   $ 187.85   $ 409.19
EQ/Mercury Basic Value Equity                  $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/MFS Emerging Growth Companies               $  96.67   $ 160.77   $ 228.70   $ 391.86 |  $ 26.67   $ 100.77   $ 178.70   $ 391.86
EQ/MFS Investors Trust                         $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/MFS Research                                $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/Putnam Growth & Income Value                $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
EQ/Putnam International Equity                 $  99.61   $ 169.44   $ 242.90   $ 418.68 |  $ 29.61   $ 109.44   $ 192.90   $ 418.68
EQ/Putnam Voyager                              $  96.46   $ 160.15   $ 227.68   $ 389.91 |  $ 26.46   $ 100.15   $ 177.68   $ 389.91
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                               If you surrender your contract at the end | If you do not surrender your contract at
                                                  of each period shown, the expenses     |the end of each period shown, the expenses
                                                               would be:                 |                would be:
                                               ------------------------------------------|------------------------------------------
                                                1 year     3 years    5 years   10 years |  1 year    3 years    5 years    10 years
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                         $ 95.41    $ 157.03   $ 222.57   $ 380.12 |  $ 25.41   $ 97.03    $ 172.57   $ 380.12
------------------------------------------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



                                                                    Fee table 15

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant                Minimum
 Contract type   issue ages                  contributions           Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ
                 0 through 90                o  $5,000 (initial)    o After-tax money.               o For annuitants up to age 83
                                                                                                       at contract issue,
                 0 through 85 in New York    o  $500 (additional)   o Paid to us by check or           additional contributions may
                 and Pennsylvania                                     transfer of contract value in    be made up to age 84.
                                                                      a tax-deferred exchange
                                                                      under Section 1035 of the      o For annuitants age 84 and
                                                                      Internal Revenue Code.           older at contract issue
                                                                                                       additional contributions may
                                                                                                       be made up to one year
                                                                                                       beyond the annuitant's issue
                                                                                                       age.
 -----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA
                 20 through 90               o  $5,000 (initial)    o Eligible rollover distribu-    o For annuitants up to age 83
                                                                      tions from TSA contracts or      at contract issue, additional
                 20 through 85 in New York   o  $500 (additional)     other 403(b) arrangements,       contributions may be made
                 and Pennsylvania                                     qualified plans, and govern-     up to age 84.
                                                                      mental EDC plans.
                                                                                                     o For annuitants age 84 and
                                                                    o Rollovers from another           older at contract issue addi-
                                                                      traditional individual           tional contributions may be
                                                                      retirement arrangement.          made up to one year beyond
                                                                                                       your issue age.
                                                                    o Direct custodian-to-
                                                                      custodian transfers from       o Contributions after age
                                                                      another traditional indi-        70-1/2 must be net of
                                                                      vidual retirement                required minimum distribu-
                                                                      arrangement.                     tions.

                                                                    o Regular IRA contributions.     o Although we accept regular
                                                                                                       IRA contributions (limited to
                                                                    o For the calendar year 2002       $3,000 for the calendar year
                                                                      and later, additional "catch-    2002) under rollover IRA
                                                                      up" contributions.               contracts, we intend that
                                                                                                       this contract be used prima-
                                                                                                       rily for rollover and direct
                                                                                                       transfer contributions.

                                                                                                     o Additional catch-up contri-
                                                                                                       butions totalling up to $500
                                                                                                       can be made for the calendar
                                                                                                       year 2002 where the owner is
                                                                                                       at least age 50 but under age
                                                                                                       70-1/2 at any time during
                                                                                                       2002.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant                Minimum
 Contract type   issue ages                  contributions           Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 90               $5,000 (initial)        o Rollovers from another        o For annuitants up to age 83
IRA                                                                    Roth IRA.                       at contract issue, additional
                 20 through 85 in New York   $500 (additional)                                         contributions may be made up
                 and Pennsylvania                                    o Conversion rollovers from       to age 84.
                                                                       a tradtional IRA.
                                                                                                     o For annuitants age 84 and
                                                                     o Direct transfers from           older at contract issue addi-
                                                                       another Roth IRA.               tional contributions may be
                                                                                                       made up to one year beyond
                                                                     o Regular Roth IRA                your issue age.
                                                                       contributions.
                                                                                                     o Conversion rollovers after
                                                                     o For the calendar year 2002      age 70-1/2 must be net of
                                                                       and later, additional           required minimum distribu-
                                                                       catch-up contributions.         tions for the traditional IRA
                                                                                                       you are rolling over.

                                                                                                     o You cannot roll over funds
                                                                                                       from a traditional IRA if
                                                                                                       your adjusted gross income is
                                                                                                       $100,000 or more.

                                                                                                     o Although we accept regular
                                                                                                       Roth IRA contributions (lim-
                                                                                                       ited to $3,000 for the
                                                                                                       calendar year 2002) under
                                                                                                       Roth IRA contracts, we intend
                                                                                                       that this contract be used
                                                                                                       primarily for rollover and
                                                                                                       direct transfer
                                                                                                       contributions.

                                                                                                     o Additional catch-up contri-
                                                                                                       butions totalling up to $500
                                                                                                       can be made for the calendar
                                                                                                       year 2002 where the owner is
                                                                                                       at least age 50 at any time
                                                                                                       during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA
                 20 through 90               $5,000 (initial)        o Direct transfers of pre-tax   o For annuitants up to age 83
                                                                       funds from another contract     at contract issue, additional
                 20 through 85 in New York   $500 (additional)         or arrangement under Sec-       contributions may be made
                 and Pennsylvania                                      tion 403(b) of the Internal     up to age 84.
                                                                       Revenue Code, complying with
                                                                       IRS Revenue Ruling 90-24.     o For annuitants age 84 and
                                                                                                       older at contract issue addi-
                                                                     o Eligible rollover distribu-     tional contributions may be
                                                                       tions of pre-tax funds from     made up to one year beyond
                                                                       other 403(b) plans, quali-      your issue age.
                                                                       fied plans, governmental
                                                                       EDC plans and traditional     o Rollover or direct transfer
                                                                       IRAs.                           contributions after age
                                                                                                       70-1/2 must be net of any
                                                                                                       required minimum distribu-
                                                                                                       tions.

                                                                                                     o Employer-remitted contribu-
This contract may not be available in your state.                                                      tions are not permitted.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant                Minimum
 Contract type   issue ages                  contributions           Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75               $5,000 (initial)        o Only transfer contributions    o Regular ongoing payroll
                                             $500 (additional)         from an existing defined         contributions are not
                                                                       contribution qualified plan      permitted.
                                                                       trust as a change of invest-
                                                                       ment vehicle under the         o Only one additional transfer
                                                                       plan.                            contribution may be made
                                                                                                        during a contract year.
                                                                     o The plan must be qualified
                                                                       under Section 401(a) of the    o No additional transfer con-
                                                                       Internal Revenue Code.           tributions after age 76.

                                                                     o For 401(k) plans, trans-       o Contributions after age
                                                                       ferred contributions may         70-1/2 must be net of any
See Appendix II at the end of this Prospectus for a                    only include employee pre-       required minimum
discussion of purchase considerations of QP contracts.                 tax contributions.               distributions.
------------------------------------------------------------------------------------------------------------------------------------
Flexible         20 through 70               o $2,000 (initial)      o Regular traditional IRA        o No regular IRA contributions
Premium                                                                contributions.                   in the calendar year you
IRA                                          o $50 (additional                                          turn age 70-1/2 and
                                               after the first       o For the calendar year 2002       thereafter.
                                               contract year)          and later, additional
                                                                       catch-up contributions.        o Total regular contributions
                                                                                                        may not exceed $3,000 for
                                                                     o Eligible rollover distribu-      the calendar year 2002.
                                                                       tions from TSA contracts or
                                                                       other 403(b) arrangements,     o Rollover and direct transfer
                                                                       qualified plans, and govern-     contributions after age
                                                                       mental EDC plans.                70-1/2 must be net of
                                                                                                        required minimum distribu-
                                                                     o Rollovers from another           tions.
                                                                       traditional individual
                                                                       retirement arrangement.        o Although we accept rollover
                                                                                                        and direct transfer contri-
                                                                     o Direct custodian-to-             butions under the Flexible
                                                                       custodian transfers from         Premium IRA contract, we
                                                                       another traditional indi-        intend that this contract be
                                                                       vidual retirement                used for ongoing regular
                                                                       arrangement.                     contributions.

                                                                                                      o Additional catch-up contri-
                                                                                                        butions totalling up to $500
                                                                                                        can be made for the calen-
                                                                                                        dar year 2002 where the
                                                                                                        owner is at least age 50 but
                                                                                                        under age 70-1/2 at any time
                                                                                                        during 2002.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  Available
                 for annuitant                Minimum
 Contract type   issue ages                  contributions           Source of contributions          Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Flexible         20 through 90               o $2,000 (initial)      o Regular after-tax             o For annuitants up to age 83
Premium                                                                contributions.                  at contract issue, additional
Roth IRA         20 through 85 in New York   o $50 (additional                                         contributions may be made up
                 and Pennsylvania              after the first       o For the calendar year 2002      to age 84.
                                               contract year)          and later, additional
                                                                       catch-up contributions.       o For annuitants age 84 and
                                                                                                       older at contract issue addi-
                                                                     o Rollovers from another          tional contributions may be
                                                                       Roth IRA.                       made up to one year beyond
                                                                                                       your issue age.
                                                                     o Conversion rollovers
                                                                       from a traditional IRA.       o Total regular contributions
                                                                                                       may not exceed $3,000 for
                                                                     o Direct transfers from           the calendar year 2002.
                                                                       another Roth IRA.
                                                                                                     o Contributions are subject to
                                                                                                       income limits and other tax
                                                                                                       rules.

                                                                                                     o Although we accept rollover
                                                                                                       and direct transfer
                                                                                                       contributions under the
                                                                                                       Flexible Premium Roth IRA
                                                                                                       contract, we intend that this
                                                                                                       contract be used for ongoing
                                                                                                       regular Roth IRA
                                                                                                       contributions.

                                                                                                     o Additional catch-up contri-
                                                                                                       butions totalling up to $500
                                                                                                       can be made for the calendar
                                                                                                       year 2002 where the owner is
                                                                                                       at least age 50 at any time
                                                                                                       during 2002.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------



20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                  Objective                                       Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*      Seeks a balance of a high current income and    BlackRock Advisors, Inc.
                                capital appreciation consistent with a prudent  Pacific Investment Management Company LLC level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*    Long-term growth of capital                     AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International   Long-term growth of capital                     Alliance Capital Management L.P., through its
  Equity*                                                                       Bernstein Investment Research and Management Unit
                                                                                Bank of Ireland Asset Management (U.S.) Limited
                                                                                OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap       Long-term growth of capital                     Alliance Capital Management L.P., through its
  Core Equity*                                                                  Bernstein Investment Research and Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap       Long-term growth of capital                     Alliance Capital Management L.P.
  Growth*                                                                       Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap       Long-term growth of capital                     Alliance Capital Management L.P.
  Value*                                                                        Institutional Capital Corporation
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid       Long-term growth of capital                     Alliance Capital Management L.P.
  Cap Growth*                                                                   MFS Investment Management
                                                                                RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid       Long-term growth of capital                     AXA Rosenberg Investment Management LLC
  Cap Value*                                                                    The Boston Company Asset Management LLC
                                                                                TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*     Long-term growth of capital                     Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                  Objective                                       Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock             Seeks to achieve long-term growth of capital    Alliance Capital Management L.P.
                                                                                Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock        Seeks to achieve long-term growth of capital    Alliance Capital Management L.P.
                                and increased income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global              Seeks long-term growth of capital               Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------

                                              Contract features and benefits  21

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                  Objective                                       Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income   Seeks to provide a high total return            Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors    Seeks to achieve the highest total return con-  Alliance Capital Management L.P.
                                sistent with the Adviser's determination of
                                reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate        Seeks to achieve high current income consistent Alliance Capital Management L.P.
  Government Securities*        with relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International       Seeks long-term growth of capital               Alliance Capital Management L.P.
                                                                                (including through its Bernstein Investment
                                                                                Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market        Seeks to obtain a high level of current income, Alliance Capital Management L.P.
                                preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth      Seeks long-term growth of capital               Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond        Seeks to achieve high current income consistent Alliance Capital Management L.P.
                                with moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth    Seeks to achieve long-term growth of capital    Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology          Seeks to achieve growth of capital. Current     Alliance Capital Management L.P.
                                income is incidental to the Portfolio's
                                objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions           Seeks long-term growth of capital               American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive      Seeks long-term growth of capital               American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                     Seeks to achieve a high return through both     Alliance Capital Management L.P.
                                appreciation of capital and current income      Capital Guardian Trust Company
                                                                                Jennison Associates, LLC
                                                                                Prudential Investments LLC
                                                                                Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified        Seeks capital appreciation                      Alliance Capital Management L.P., through its
  Value                                                                         Bernstein Investment Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially             Seeks long-term capital appreciation            Calvert Asset Management Company, Inc.
  Responsible*                                                                  Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian             Seeks long-term growth of capital               Capital Guardian Trust Company
  International
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian             Seeks long-term growth of capital               Capital Guardian Trust Company
  Research
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S.        Seeks long-term growth of capital               Capital Guardian Trust Company
  Equity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity      Seeks long-term capital appreciation            Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index             Seeks a total return before expenses that       Alliance Capital Management L.P.
                                approximates the total return performance of
                                the S&P 500 Index, including reinvestment of
                                dividends, at a risk level consistent with
                                that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega              Seeks long-term capital growth                  Evergreen Investment Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                   Seeks long-term growth of capital               Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid                 Seeks long-term capital appreciation            Fidelity Management & Research Company
  Cap Value
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                   Seeks to achieve a high total return through a  Alliance Capital Management L.P.
                                combination of current income and capital
                                appreciation
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                  Objective                                       Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index   Seeks to replicate as closely as possible       Deutsche Asset Management Inc.
                                (before deduction of Portfolio expenses) the
                                total return of the MSCI EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond        Seeks to provide a high total return con-       J.P. Morgan Investment Management, Inc.
                                sistent with moderate risk of capital and
                                maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth       Seeks long-term growth of capital               Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value       Seeks capital appreciation                      Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*               Seeks to achieve long-term growth of capital    Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity   Seeks capital appreciation and secondarily,     Mercury Advisors
                                income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth          Seeks to provide long-term capital growth       MFS Investment Management
  Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust          Seeks long-term growth of capital with a        MFS Investment Management
                                secondary objective to seek reasonable current
                                income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                 Seeks to provide long-term growth of capital    MFS Investment Management
                                and future income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income       Seeks capital growth. Current income is a       Putnam Investment Management, LLC
  Value                         secondary objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity  Seeks capital appreciation                      Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager               Seeks long-term growth of capital and any       Putnam Investment Management, LLC
                                increased income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index          Seeks to replicate as closely as possible       Deutsche Asset Management Inc.
                                (before deduction of Portfolio expenses) the
                                total return of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2002. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied the rate to maturity is 3% or less.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, from one fixed maturity option to another or for subsequent contributions to the contract.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or


(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:



(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and


(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


24  Contract features and benefits
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS


You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.



SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.



PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options and the guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $5,802.87 to that fixed maturity option and the balance to your choice of the variable investment options and the guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options and the guaranteed interest option, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.



DOLLAR COST AVERAGING


We offer three dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on contributions described in
Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the



                                              Contract features and benefits  25
special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.


If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. Transfers may be made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging, special dollar cost averaging or the fixed-dollar option if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE


A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your



26  Contract features and benefits
   guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:


o  your initial contribution and any additional contributions to the contract;
   plus

o  daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securites and EQ/Alliance Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Living Benefit is currently not available in some states. Please ask your financial professional if Living Benefit is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less outstanding loan plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.



                                              Contract features and benefits  27

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.



--------------------------------------------------------------------------------
                                   guaranteed minimum
        Contract date           income benefit -- annual
   anniversary at exercise      income payable for life
--------------------------------------------------------------------------------
             10                         $11,891
             15                         $18,597
--------------------------------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii)if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, less withdrawals (and any associated withdrawal charges), and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount. OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.
THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

The standard death benefit is the only death benefit available for annuitant ages 85 through 90 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA contracts.

                      ----------------------------------

28  Contract features and benefits

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:


the greater of:

o  the account value or


o  any applicable death benefit


Increased by:


o  40% of such death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies:
(i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:


the greater of:

o  the account value or


o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.



                                              Contract features and benefits  29

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) value in the account for special dollar cost averaging; and (v) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


30  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.
o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.
o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.
o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.
The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option dollar cost averaging program described earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging, special dollar cost averaging or the



                            Transferring your money among investment options  31
fixed-dollar option dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or fixed maturity options.



32  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




--------------------------------------------------------------------------------
                                    Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially      minimum
 Contract           Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
  Premium IRA         Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
  IRA                 Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
  Roth IRA            Yes          Yes             Yes            No
--------------------------------------------------------------------------------
QP                    Yes          No              No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the



                                                        Accessing your money  33
payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" in the SAI for your specific type of retirement arrangement.

We do not impose a withdrawal charge on minimum distribution withdrawals we calculate for you except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT


Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold, described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield


34  Accessing your money

Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.


We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.


All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Our Living Benefit option" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options             Life annuity
                                         Life annuity with period certain
                                         Life annuity with refund certain
                                         Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity               Life annuity (not available in
   payout options                        New York)
                                         Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options            Life annuity with period certain
   (available for annuitants age 83      Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This


                                                        Accessing your money  35
   option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed if you select a period certain annuity.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below:


36  Accessing your money

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



--------------------------------------------------------------------------------
                                                Maximum
  Issue age                                annuitization age
--------------------------------------------------------------------------------
    0-75                                        85
     76                                         86
     77                                         87
   78-80                                        88
   81-85                                        90
--------------------------------------------------------------------------------



This may also be different in other states.

Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  37

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.


To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of .75% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.



ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


38  Charges and expenses

--------------------------------------------------------------------------------
                                      Contract year
--------------------------------------------------------------------------------
                        1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
Percentage of
  contribution          7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.


Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.

The withdrawal charge does not apply in the circumstances described below.


ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.



15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

Note the following special rule for NQ contracts issued to a charitable remainder trust:

The free withdrawal amount will equal the greater of:

(1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:



(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

-- its main function is to provide skilled, intermediate, or custodial nursing care;

-- it provides continuous room and board to three or more persons;

-- it is supervised by a registered nurse or licensed practical nurse;

-- it keeps daily medical records of each patient;

-- it controls and records all medications dispensed; and

-- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



                                                        Charges and expenses  39

--------------------------------------------------------------------------------
        NY Alternate Scale I                      NY Alternate Scale II
--------------------------------------------------------------------------------
Year of investment in fixed maturity      Year of transfer within fixed maturity
             option*                                    option*
--------------------------------------------------------------------------------
  Within year 1         7%           Within year 1              5%
--------------------------------------------------------------------------------
        2               6%                2                     4%
--------------------------------------------------------------------------------
        3               5%                3                     3%
--------------------------------------------------------------------------------
        4               4%                4                     2%
--------------------------------------------------------------------------------
        5               3%                5                     1%
--------------------------------------------------------------------------------
        6               2%            After year 5              0%
--------------------------------------------------------------------------------
        7               1%
--------------------------------------------------------------------------------
   After year 7         0%           Not to exceed 1% times the number of years
                                     remaining in the fixed maturity option,
                                     rounded to the higher number of years. In
                                     other words, if 4.3 years remain, it would
                                     be a 5% charge.
--------------------------------------------------------------------------------



* Measured from the contract date anniversary prior to the date of the contribution or transfer

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Alliance Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.20% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.35% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.45% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.45% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o  Management fees ranging from 0.25% to 1.20%.


o  12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o  Investment-related expenses, such as brokerage commissions.

40  Charges and expenses

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.



OTHER DISTRIBUTION ARRANGEMENTS


We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



                                                        Charges and expenses  41

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant, can only be named under NQ and individually owned IRA contracts.


For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your



42  Payment of death benefit
death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the applicable guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.



                                                    Payment of death benefit  43

7.  Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code
Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and Living Benefit guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.



TAXATION OF NONQUALIFIED ANNUITIES



CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying


44  Tax information
taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.



PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS


If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.



DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance


                                                             Tax information  45
as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.

PROTECTION PLUS(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. The IRS approval of the Accumulator(R) contract as a traditional IRA and Roth IRA, respectively, noted in the paragraph above does not include this optional Protection Plus feature. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with optional Protection Plus feature.

CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or


46  Tax information

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a qualified tax-free distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE

The Protection Plus feature is offered for Rollover TSA contracts, subject to state and contract availability. There is no



                                                             Tax information  47
assurance that the contract with the Protection Plus feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Protection Plus feature.



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:

o   a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.


Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or


o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or


o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from TSAs before you reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


48  Tax information

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers and transfers from TSAs are discussed in greater detail in the SAI.



REQUIRED MINIMUM DISTRIBUTIONS


TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o  hardship withdrawals; or


                                                             Tax information  49

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


50  Tax information

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account No. 49.

Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;


(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts; and



(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

For example, the rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
    Fixed maturity
    options with
    February 15th       Rate to maturity                         Price
   maturity date of            as of                          per $100 of
    maturity year       February 15, 2002                    maturity value
--------------------------------------------------------------------------------
        2003                    3.00%                           $ 97.09
        2004                    3.00%                           $ 94.26
        2005                    3.63%                           $ 89.85
        2006                    4.07%                           $ 85.24
        2007                    4.49%                           $ 80.27
        2008                    4.82%                           $ 75.38
--------------------------------------------------------------------------------


                                                                            More
information  51

--------------------------------------------------------------------------------
    Fixed maturity
    options with
    February 15th       Rate to maturity                         Price
   maturity date of            as of                          per $100 of
    maturity year       February 15, 2002                    maturity value
--------------------------------------------------------------------------------
        2009                    5.08%                           $ 70.67
        2010                    5.29%                           $ 66.19
        2011                    5.47%                           $ 61.90
        2012                    5.59%                           $ 58.03
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.


(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity that applies on the withdrawal date by adjusting the rates on new fixed maturity options established on that date to reflect a similar maturity date as the fixed maturity option from which the withdrawal is being made (unless the withdrawal is being made on the anniversary of the original contribution to the fixed maturity option, in which case the amount will be based on the then current rate to maturity).


     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.


(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS


Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.


Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


52  More information

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.



                                                            More information  53

ABOUT YOUR VOTING RIGHTS


As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:


o  the election of trustees;

o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly



54  More information
owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 6.5% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.



                                                            More information  55

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charges, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the optional charge for Protection Plus and the annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



56  Investment performance

                                      TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
-------------------------------------------------------------------------------
EQ/Aggressive Stock                 (33.10)%       (6.67)%        ( 6.08)%
EQ/Alliance Common Stock            (18.84)%        6.49%           7.32%
EQ/Alliance Global                  (28.25)%        0.56%           1.24%
EQ/Alliance Growth Investors        (20.70)%        4.06%           4.47%
EQ/Alliance Money Market            ( 4.70)%        1.61%           1.75%
EQ/Alliance Premier Growth          (31.90)%          --          (15.64)%
EQ/Alliance Small Cap Growth        (21.30)%          --            6.05%
EQ/Alliance Technology              (32.37)%          --          (40.96)%
EQ/Bernstein Diversified Value      ( 5.17)%          --            2.18%
EQ/Capital Guardian International   (28.86)%          --          ( 8.52)%
EQ/Capital Guardian Research        (10.22)%          --          ( 0.42)%
EQ/Capital Guardian U.S. Equity     (10.21)%          --          ( 2.57)%
EQ/Emerging Markets Equity          (13.32)%          --          ( 9.32)%
EQ/Equity 500 Index                 (20.24)%        6.74%           7.56%
EQ/Evergreen Omega                  (25.03)%          --          (11.46)%
EQ/FI Mid Cap                       (21.48)%          --          (16.83)%
EQ/FI Small/Mid Cap Value           ( 4.28)%          --            2.01%
EQ/High Yield                       ( 7.54)%       (3.73)%        ( 2.92)%
EQ/International Equity Index       (33.38)%          --          ( 5.44)%
EQ/J.P. Morgan Core Bond            ( 0.38)%          --            2.93%
EQ/Janus Large Cap Growth           (30.91)%          --          (34.85)%
EQ/Lazard Small Cap Value             9.30%           --            3.42%
EQ/Mercury Basic Value Equity       ( 2.76)%          --           10.54%
EQ/MFS Emerging Growth Companies    (41.87)%          --            6.15%
EQ/MFS Investors Trust              (24.01)%          --          ( 7.48)%
EQ/MFS Research                     (29.78)%          --            2.63%
EQ/Putnam Growth & Income Value     (14.95)%          --            2.14%
EQ/Putnam International Equity      (29.49)%          --            4.80%
EQ/Putnam Voyager                   (32.39)%          --            3.64%
EQ/Small Company Index              ( 6.19)%          --            0.10%
                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (12.90)%       (6.67)%       1.44%         9.40%
EQ/Alliance Common Stock            ( 5.78)%        6.49%        9.89%        11.14%
EQ/Alliance Global                  ( 8.04)%        0.56%        5.88%         6.03%
EQ/Alliance Growth Investors        ( 3.31)%        4.06%        6.32%         9.21%
EQ/Alliance Money Market              0.66%         1.61%        1.85%         3.77%
EQ/Alliance Premier Growth              --            --           --        (15.64)%
EQ/Alliance Small Cap Growth          3.95%           --           --          6.05%
EQ/Alliance Technology                  --            --           --        (40.96)%
EQ/Bernstein Diversified Value      ( 2.68)%          --           --          2.18%
EQ/Capital Guardian International       --            --           --        ( 8.52)%
EQ/Capital Guardian Research            --            --           --        ( 0.43)%
EQ/Capital Guardian U.S. Equity         --            --           --        ( 2.57)%
EQ/Emerging Markets Equity          ( 0.71)%          --           --        (13.88)%
EQ/Equity 500 Index                 ( 5.92)%        6.74%          --         10.83%
EQ/Evergreen Omega                  (11.46)%          --           --        (11.46)%
EQ/FI Mid Cap                           --            --           --        (17.48)%
EQ/FI Small/Mid Cap Value           ( 0.51)%          --           --          0.29%
EQ/High Yield                       ( 8.43)%       (3.73)%       4.25%         4.59%
EQ/International Equity Index       (12.33)%          --           --        ( 5.43)%
EQ/J.P. Morgan Core Bond              1.69%           --           --          2.93%
EQ/Janus Large Cap Growth               --            --           --        (35.35)%
EQ/Lazard Small Cap Value             8.40%           --           --          3.42%
EQ/Mercury Basic Value Equity         7.99%           --           --         10.54%
EQ/MFS Emerging Growth Companies    ( 6.73)%          --           --          6.15%
EQ/MFS Investors Trust              ( 7.48)%          --           --        ( 7.48)%
EQ/MFS Research                     ( 7.32)%          --           --          2.63%
EQ/Putnam Growth & Income Value     ( 4.87)%          --           --          2.14%
EQ/Putnam International Equity      ( 0.85)%          --           --          4.80%
EQ/Putnam Voyager                   (11.27)%          --           --          3.64%
EQ/Small Company Index                1.89%           --           --          0.10%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16,
   1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 57

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------
Barron's                                        Investment Management Weekly
Morningstar's Variable Annuity                  Money Management Letter

  Sourcebook                                    Investment Dealers Digest
Business Week                                   National Underwriter
Forbes                                          Pension & Investments
Fortune                                         USA Today
Institutional Investor                          Investor's Business Daily
Money                                           The New York Times
Kiplinger's Personal Finance                    The Wall Street Journal
Financial Planning                              The Los Angeles Times
Investment Adviser                              The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield Bond options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus benefit charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



58  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2001 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  59

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.20%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                      ----------------------------------------------------------------------------------------------
                                            2001           2000           1999           1998           1997           1996
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                              $ 52.44       $  70.94       $  82.86       $  70.74       $  71.57       $  65.53
  Number of units outstanding (000's)         153            185            213            266            279              9
 EQ/Alliance Common Stock
  Unit value                              $226.39       $ 256.74       $ 303.01       $ 245.58       $ 192.60       $ 151.23
  Number of units outstanding (000's)         154            188            205            230            240              8
 EQ/Alliance Global
  Unit value                              $ 28.58       $  36.27       $  45.25       $  33.15       $  27.61       $  25.12
  Number of units outstanding (000's)         282            318            355            422            464              9
 EQ/Alliance Growth Investors
  Unit value                              $ 34.98       $  40.53       $  44.08       $  35.33       $  30.09       $  26.15
  Number of units outstanding (000's)         383            441            496            554            598             16
 EQ/Alliance Money Market
  Unit value                              $ 29.51       $  28.84       $  27.54       $  26.62       $  25.64       $  24.68
  Number of units outstanding (000's)         256            266            360            329            359            127
 EQ/Alliance Premier Growth
  Unit value                              $  7.15       $   9.52       $  11.80             --             --             --
  Number of units outstanding (000's)          89            114             79             --             --             --
 EQ/Alliance Small Cap Growth
  Unit value                              $ 14.38       $  16.78       $  14.94       $  11.85       $  12.55             --
  Number of units outstanding (000's)         105            191             50            102             89             --
 EQ/Alliance Technology
  Unit value                              $  4.94       $   6.62             --             --             --             --
  Number of units outstanding (000's)          51             66             --             --             --             --
 EQ/Bernstein Diversified Value
  Unit value                              $ 11.97       $  11.75       $  12.13       $  11.86             --             --
  Number of units outstanding (000's)         114             54             46             22             --             --
 EQ/Calvert Socially Responsible
  Unit value                              $  8.70             --             --             --             --             --
  Number of units outstanding (000's)          --             --             --             --             --             --
 EQ/Capital Guardian International
  Unit value                              $  8.73       $  11.17       $  13.97             --             --             --
  Number of units outstanding (000's)          26             23             15             --             --             --
 EQ/Capital Guardian Research
  Unit value                              $ 10.76       $  11.12       $  10.62             --             --             --
  Number of units outstanding (000's)          17             10              3             --             --             --
 EQ/Capital Guardian U. S. Equity
  Unit value                              $ 10.20       $  10.53       $  10.29             --             --             --
  Number of units outstanding (000's)          59              8              7             --             --             --
 EQ/Emerging Markets Equity
  Unit value                              $  6.15       $   6.56       $  11.08       $   5.73             --             --
  Number of units outstanding (000's)          43             55             52             16             --             --


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                      ----------------------------------------------------------------------------------------------
                                            2001           2000           1999           1998           1997           1996
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                              $ 24.71        $ 28.47             --             --             --             --
  Number of units outstanding (000's)          71             78             --             --             --             --
 EQ/FI /Mid Cap
  Unit value                              $  8.56        $ 10.00             --             --             --             --
  Number of units outstanding (000's)          19              7             --             --             --             --
 EQ/FI Small/Mid Cap Value
  Unit value                              $ 11.28        $ 10.98             --             --             --             --
  Number of units outstanding (000's)          37              9             --             --             --             --
 EQ/High Yield
  Unit value                              $ 24.29        $ 24.42        $ 27.13        $ 28.48        $ 30.46        $ 26.09
  Number of units outstanding (000's)         221            260            329            422            439             24
 EQ/International Equity Index
  Unit value                              $  8.96        $ 12.16        $ 14.94        $ 11.87             --             --
  Number of units outstanding (000's)          21             19             51              9             --             --
 EQ/J.P. Morgan Core Bond
  Unit value                              $ 12.30        $ 11.54        $ 10.47        $ 10.77             --             --
  Number of units outstanding (000's)         280            141            139             98             --             --
 EQ/Janus Large Cap Growth
  Unit value                              $  6.39        $  8.40             --             --             --             --
  Number of units outstanding (000's)          20             29             --             --             --             --
 EQ/Lazard Small Cap Value
  Unit value                              $ 12.57        $ 10.81        $  9.23        $  9.18             --             --
  Number of units outstanding (000's)         111             41             20             26             --             --
 EQ/Marisco Focus
  Unit value                              $ 11.35             --             --             --             --             --
  Number of units outstanding (000's)           2             --             --             --             --             --
 EQ/MFS Emerging Growth Companies
  Unit value                              $ 14.47        $ 22.21        $ 27.70        $ 16.14        $ 12.14             --
  Number of units outstanding (000's)         147            214            227            176            149             --
 EQ/MFS Investors Trust
  Unit value                              $  8.75        $ 10.54        $ 10.74             --             --             --
  Number of units outstanding (000's)          77             42             31             --             --             --
 EQ/MFS Research
  Unit value                              $ 12.41        $ 16.07        $ 17.17        $ 14.12        $ 11.51             --
  Number of units outstanding (000's)         256            314            332            356            263             --
 EQ/Putnam Growth & Income Value
  Unit value                              $ 12.16        $ 13.21        $ 12.52        $ 12.85        $ 11.53             --
  Number of units outstanding (000's)         324            341            423            506            383             --
 EQ/Putnam International Equity
  Unit value                              $ 13.65        $ 17.60        $ 20.32        $ 12.83        $ 10.87             --
  Number of units outstanding (000's)         154            182            199            190            187             --
 EQ/Putnam Investors Growth
  Unit value                              $ 13.00        $ 17.41        $ 21.43        $ 16.65        $ 12.37             --
  Number of units outstanding (000's)         193            235            245            160            124             --
 EQ/Small Company Index
  Unit value                              $ 11.07        $ 10.99        $ 11.51        $  9.65             --             --
  Number of units outstanding (000's)          23             18             18             18             --             --


A-2 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and


o the guaranteed minimum income benefit under Living Benefit may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





------------------------------------------------------------------------------------------------------------------------------------
                                                                             Hypothetical Assumed rate to maturity on
                                                                                        February 15, 2007
                                                             -----------------------------------------------------------------------
                                                                          5.00%                                     9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,082                                 $ 119,503
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,104                                 $ 131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                           $ 12,978                                 $ (11,601)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                 $  4,504                                 $  (4,854)
------------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                 $ 45,496                                 $  54,854
------------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                    $ 85,608                                 $  76,250
------------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,091                                 $ 106,965
------------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,082                                 $  69,503
------------------------------------------------------------------------------------------------------------------------------------



You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value adjustment is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.



                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Enhanced death benefit example


--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected. The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------------------------
   End of                                                   6% roll up to age 85                  Annual ratchet to age 85
 contract                                                       enhanced                                enhanced
   year                     Account value                   death benefit(1)                          death benefit
------------------------------------------------------------------------------------------------------------------------------------
     1                       $105,000                         $  106,000(1)                           $  105,000(3)
------------------------------------------------------------------------------------------------------------------------------------
     2                       $115,500                         $  112,360(2)                           $  115,500(3)
------------------------------------------------------------------------------------------------------------------------------------
     3                       $129,360                         $  119,102(2)                           $  129,360(3)
------------------------------------------------------------------------------------------------------------------------------------
     4                       $103,488                         $  126,248(1)                           $  129,360(4)
------------------------------------------------------------------------------------------------------------------------------------
     5                       $113,837                         $  133,823(1)                           $  129,360(4)
------------------------------------------------------------------------------------------------------------------------------------
     6                       $127,497                         $  141,852(1)                           $  129,360(4)
------------------------------------------------------------------------------------------------------------------------------------
     7                       $127,497                         $  150,363(1)                           $  129,360(4)
------------------------------------------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.



                                 Appendix IV: Enhanced death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                              2
Unit Values                                                                 22
Custodian and Independent Accountants                                       23
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance
Quality Bond Option and EQ/High Yield Option                                23
Distribution of the contracts                                               25
Financial Statements                                                        25


How to Obtain an Equitable Accumulator(R) Statement of Additional Information for Separate Account No. 49


Send this request form to:
  Equitable Accumulator(R)
  P.O. Box 1547

  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
--------------------------------------------------------------------------------
Please send me an Equitable Accumulator(R) SAI for Separate Account No. 49 dated May 1, 2002.


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip







(SAI 13AMLF(5/02))


                                                          X00281/Core New Series
                                                                  2002 Portfolio

Equitable Accumulator(R) Plus(SM)
A variable deferred annuity contract



PROSPECTUS DATED MAY 1, 2002


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) PLUS(SM)?


Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all states.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Value*        o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Emerging Markets Equity
  Growth*                                 o EQ/Equity 500 Index
o AXA Premier VIP Small/Mid Cap Value*    o EQ/Evergreen Omega
o AXA Premier VIP Technology*             o EQ/FI Mid Cap
o EQ/Aggressive Stock                     o EQ/FI Small/Mid Cap Value
o EQ/Alliance Common Stock                o EQ/High Yield(1)
o EQ/Alliance Global                      o EQ/International Equity Index
o EQ/Alliance Growth and Income           o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth Investors            o EQ/Janus Large Cap Growth
o EQ/Alliance Intermediate Government     o EQ/Lazard Small Cap Value
  Securities*                             o EQ/Marsico Focus*
o EQ/Alliance International               o EQ/Mercury Basic Value Equity
o EQ/Alliance Money Market                o EQ/MFS Emerging Growth Companies
o EQ/Alliance Premier Growth              o EQ/MFS Investors Trust
o EQ/Alliance Quality Bond                o EQ/MFS Research
o EQ/Alliance Small Cap Growth            o EQ/Putnam Growth & Income Value
o EQ/Alliance Technology                  o EQ/Putnam International Equity
o EQ/AXP New Dimensions**                 o EQ/Putnam Voyager(2)
o EQ/AXP Strategy Aggressive**            o EQ/Small Company Index
--------------------------------------------------------------------------------



*   Subject to state availability

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                           X00292/Plus New Series 2002 Portfolio

Contents of this prospectus
--------------------------------------------------------------------------------




EQUITABLE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13




--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               22
Credits                                                                     23
Your benefit base                                                           24
Annuity purchase factors                                                    24
Our Living Benefit option                                                   24
Guaranteed minimum death benefit                                            25
Your right to cancel within a certain number of days                        26



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        28
--------------------------------------------------------------------------------
Your account value and cash value                                           28
Your contract's value in the variable investment options                    28
Your contract's value in the guaranteed interest option                     28
Your contract's value in the fixed maturity options                         28



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS            29
--------------------------------------------------------------------------------
Transferring your account value                                             29
Disruptive transfer activity                                                29
Rebalancing your account value                                              29


----------------------
"We," "our," and "us" refer to Equitable Life. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     31
--------------------------------------------------------------------------------
Withdrawing your account value                                              31
How withdrawals are taken from your account value                           32
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  32
Loans under rollover TSA contracts                                          32
Surrendering your contract to receive its cash value                        33
When to expect payments                                                     33
Your annuity payout options                                                 33



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     36
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         36
Charges that the Trusts deduct                                              38
Group or sponsored arrangements                                             38
Other distribution arrangements                                             38



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           39
Beneficiary continuation option                                             40



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          41
--------------------------------------------------------------------------------
Overview                                                                    41
Buying a contract to fund a retirement arrangement                          41
Transfers among variable investment options                                 41
Taxation of nonqualified annuities                                          41
Individual retirement arrangements (IRAs)                                   43
Contributions                                                               43
Withdrawals and distributions                                               44
Special rules for contracts funding qualified plans                         44
Tax Sheltered Annuity contracts (TSAs)                                      44
Federal and state income tax withholding and information
      reporting                                                             46
Impact of taxes to Equitable Life                                           47



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         48
--------------------------------------------------------------------------------
About Separate Account No. 49                                               48
About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              50
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         51
Distribution of the contracts                                               51

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   53
--------------------------------------------------------------------------------

Communicating performance data                                              55






--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         57
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Purchase considerations for QP contracts                              A-1
II -- Market value adjustment example                                      B-1
III -- Guaranteed enhanced death benefit example                           C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.





                                       Page
account value                           28
annuitant                               15
annuity payout options                  33
beneficiary                             39
benefit base                            24
business day                            50
cash value                              28
contract date                            9
contract date anniversary                9
contract year                            9
contributions to traditional IRAs       43
regular contributions                   43
rollovers and transfers                 44
credit                                  23
disruptive transfer activity            29
EQAccess                                 6
ERISA                                   32
fixed maturity options                  21
guaranteed interest option              21
guaranteed minimum death benefit        25
guaranteed minimum income benefit       24
IRA                                  cover
IRS                                     41
Living Benefit                          24


                                       Page
loan reserve account                    32
market adjusted amount                  21
market value adjustment                 21
market timing                           29
maturity value                          21
NQ                                   cover
participant                             17
portfolio                            cover
processing office                        6
QP                                   cover
rate to maturity                        21
Rollover IRA                         cover
Rollover TSA                         cover
Roth Conversion IRA                  cover
Roth IRA                                43
SAI                                  cover
SEC                                  cover
TOPS                                     6
TSA                                  cover
traditional IRA                         43
Trusts                               cover
unit                                    28
variable investment options             17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
  Prospectus                    Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.




--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (AXA Distributors only);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;


6  Who is Equitable Life?

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between variable investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  dollar cost averaging;

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Professional investment     Equitable Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.

-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o  Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            -------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o  Principal and interest guarantees.
option
                            o  Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o  On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                               contract                    payments.
                            o  On transfers inside the     No tax on transfers among variable investment options.
                               contract
                            -------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
-----------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you while the annuitant lives.
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o  Initial minimum:            $10,000

                            o  Additional minimum:         $500
                                                           $100 monthly and $300 quarterly under our automatic investment program
                                                           (NQ contracts)
                            -------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money        o  Lump sum withdrawals

                            o  Several withdrawal options on a periodic basis

                            o  Loans under Rollover TSA contracts

                            o  Contract surrender

                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options              o  Fixed annuity payout options

                            o  Variable Immediate Annuity payout options

                            o  Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Additional features    o  Guaranteed minimum death benefit options

                       o  Dollar cost averaging

                       o  Automatic investment program

                       o  Account value rebalancing (quarterly, semiannually, and annually)

                       o  Free transfers

                       o  Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o  Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.

                       o  The charges for the guaranteed minimum death benefits range from 0.0% to 0.45%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o  Annual 0.35% Protection Plus charge for this optional death benefit.

                       o  Annual 0.45% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                       o  If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o  No sales charge deducted at the time you make contributions.

                       o  During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.
                       ------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       ------------------------------------------------------------------------------------------------------------
                       o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                          Annuity payout options.

                       o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                          1.20% annually, 12b-1 fees of 0.25% annually and other expenses.
-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-80
                       QP: 20-70
-----------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.


                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.



----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                               0.90%*
Administrative                                            0.25%
Distribution                                              0.25%
                                                          -----
Total annual expenses                                     1.40%


----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(1)                                                               $   30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $    0


----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions withdrawn*               Contract year
(deducted if you surrender your contract or make certain withdrawals.       1 ......................8.00%
The withdrawal charge percentage we use is determined by the con-           2 ......................8.00%
tract year in which you make the withdrawal or surrender your               3 ......................7.00%
contract. For each contribution, we consider the contract year in which     4 ......................7.00%
we receive that contribution to be "contract year 1")(2)                    5 ......................6.00%
                                                                            6 ......................5.00%
                                                                            7 ......................4.00%
                                                                            8 ......................3.00%
                                                                            9+ .....................0.00%

Charge if you elect a Variable Immediate Annuity payout option              $  350


----------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary.)
   Standard death benefit                                                   0.00  %
   Annual Ratchet to age 85                                                 0.20% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                     0.35% of the 6% roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85              0.45% of the greater of the 6% roll-up to age 85
                                                                            benefit base or the
                                                                            Annual Ratchet to age 85 benefit base, as applicable
----------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable
benefit base. Deducted annually on each contract date anniversary.)         0.45  %
----------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary.)        0.35  %

* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.


10 Fee table

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Net
                                                                                                          total annual
                                                   Management Fees                      Other expenses   expenses (After
                                                   (After expense                       (After expense       expense
Portfolio Name                                     limitation)(3)      12b-1 Fees(4)    limitation)(5)   limitation)(6)
--------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                            0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity                   0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity                  0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                       0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                        0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth                   0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value                    0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                             0.58%              0.25%             1.02%             1.85%
--------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                    0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                               0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                                     0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                          0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                           0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities         0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                              0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                               0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                             0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                               0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                           0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                                 0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                                  0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                             0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                            0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                         0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                        0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                      0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                           0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                        0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                             0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                                    0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                                     0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                          0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                              0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                          0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                          0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                               0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                              0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                              0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                       0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                          0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                       0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                                 0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                        0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                        0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                         0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                      0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                                 0.25%              0.25%             0.35%             0.85%
--------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(3) The management fees for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.


                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.




                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
----------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond                   0.60%              0.84%
AXA Premier VIP Health Care                 1.20%              1.16%
AXA Premier VIP International
Equity                                      1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                      0.90%              0.93%
AXA Premier VIP Large Cap Growth            0.90%              0.79%
AXA Premier VIP Large Cap Value             0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                      1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                       1.10%              1.15%
AXA Premier VIP Technology                  1.20%              1.02%
----------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------
EQ/Alliance Premier Growth                  0.90%              0.06%
EQ/Alliance Technology                      0.90%              0.08%
EQ/AXP New Dimensions                       0.65%              1.06%
EQ/AXP Strategy Aggressive                  0.70%              0.77%
----------------------------------------------------------------------------

                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
----------------------------------------------------------------------------
EQ/Bernstein Diversified Value              0.65%                0.09%
EQ/Calvert Socially Responsible             0.65%                1.46%
EQ/Capital Guardian International           0.85%                0.29%
EQ/Capital Guardian Research                0.65%                0.15%
EQ/Capital Guardian U.S. Equity             0.65%                0.11%
EQ/Emerging Markets Equity                  1.15%                0.68%
EQ/Evergreen Omega                          0.65%                0.99%
EQ/FI Mid Cap                               0.70%                0.27%
EQ/FI Small/Mid Cap Value                   0.75%                0.11%
EQ/International Equity Index               0.35%                0.50%
EQ/J.P. Morgan Core Bond                    0.45%                0.11%
EQ/Janus Large Cap Growth                   0.90%                0.14%
EQ/Lazard Small Cap Value                   0.75%                0.13%
EQ/Marsico Focus                            0.90%                2.44%
EQ/MFS Investors Trust                      0.60%                0.12%
EQ/MFS Research                             0.65%                0.07%
EQ/Putnam Growth & Income Value             0.60%                0.13%
EQ/Putnam International Equity              0.85%                0.29%
EQ/Putnam Voyager                           0.65%                0.08%
----------------------------------------------------------------------------




12  Fee table

EXAMPLES
The examples below show the expenses that a hypothetical contract owner (who has elected Living Benefit, the enhanced death benefit option based on the greater of the 6% roll up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.13 per $1,000.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods (as applicable) included in the examples.

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



-----------------------------------------------------------------------------------------
                                            If you surrender your contract at the end
                                                of each period shown, the expenses
                                                            would be:
                                       --------------------------------------------------
                                            1 year      3 years      5 years     10 years
-----------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 109.62     $ 180.35     $ 254.95     $ 424.78
AXA Premier VIP Health Care             $ 119.45     $ 209.06     $ 301.41     $ 510.04
AXA Premier VIP International Equity    $ 118.90     $ 207.48     $ 298.88     $ 505.51
AXA Premier VIP Large Cap Core Equity   $ 113.99     $ 193.18     $ 275.83     $ 463.67
AXA Premier VIP Large Cap Growth        $ 113.99     $ 193.18     $ 275.83     $ 463.67
AXA Premier VIP Large Cap Value         $ 113.99     $ 193.18     $ 275.83     $ 463.67
AXA Premier VIP Small/Mid Cap Growth    $ 116.72     $ 201.14     $ 288.69     $ 487.16
AXA Premier VIP Small/Mid Cap Value     $ 116.72     $ 201.14     $ 288.69     $ 487.16
AXA Premier VIP Technology              $ 119.45     $ 209.06     $ 301.41     $ 510.04
EQ/Aggressive Stock                     $ 109.51     $ 180.03     $ 254.43     $ 423.78
EQ/Alliance Common Stock                $ 107.76     $ 174.87     $ 245.97     $ 407.75
EQ/Alliance Global                      $ 111.26     $ 185.17     $ 262.83     $ 439.56
EQ/Alliance Growth and Income           $ 108.85     $ 178.10     $ 251.26     $ 417.80
EQ/Alliance Growth Investors            $ 108.85     $ 178.10     $ 251.26     $ 417.80
EQ/Alliance Intermediate Government
 Securities                             $ 108.75     $ 177.77     $ 250.73     $ 416.80
EQ/Alliance International               $ 113.99     $ 193.18     $ 275.83     $ 463.67
EQ/Alliance Money Market                $ 106.34     $ 170.66     $ 239.05     $ 394.52
EQ/Alliance Premier Growth              $ 111.80     $ 186.78     $ 265.44     $ 444.43
EQ/Alliance Quality Bond                $ 108.53     $ 177.13     $ 249.68     $ 414.80
EQ/Alliance Small Cap Growth            $ 110.82     $ 183.89     $ 260.73     $ 435.64
EQ/Alliance Technology                  $ 111.80     $ 186.78     $ 265.44     $ 444.43
EQ/AXP New Dimensions                   $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/AXP Strategy Aggressive              $ 110.16     $ 181.96     $ 257.58     $ 429.73
EQ/Balanced                             $ 109.07     $ 178.74     $ 252.32     $ 419.80
EQ/Bernstein Diversified Value          $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/Calvert Socially Responsible         $ 110.71     $ 183.57     $ 260.21     $ 434.66
EQ/Capital Guardian International       $ 112.35     $ 188.38     $ 268.04     $ 449.28
EQ/Capital Guardian Research            $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/Capital Guardian U.S. Equity         $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/Emerging Markets Equity              $ 118.90     $ 207.48     $ 298.88     $ 505.51
EQ/Equity 500 Index                     $ 105.36     $ 167.74     $ 234.24     $ 385.26
EQ/Evergreen Omega                      $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/FI Mid Cap                           $ 110.16     $ 181.96     $ 257.58     $ 429.73
EQ/FI Small/Mid Cap Value               $ 111.26     $ 185.17     $ 262.83     $ 439.56
EQ/High Yield                           $ 109.29     $ 179.39     $ 253.37     $ 421.79
EQ/International Equity Index           $ 111.26     $ 185.17     $ 262.83     $ 439.56
EQ/J.P. Morgan Core Bond                $ 107.98     $ 175.51     $ 247.03     $ 409.77
EQ/Janus Large Cap Growth               $ 111.80     $ 186.78     $ 265.44     $ 444.43
EQ/Lazard Small Cap Value               $ 111.26     $ 185.17     $ 262.83     $ 439.56
EQ/Marsico Focus                        $ 111.80     $ 186.78     $ 265.44     $ 444.43
EQ/Mercury Basic Value Equity           $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/MFS Emerging Growth Companies        $ 109.84     $ 181.00     $ 256.01     $ 426.76
EQ/MFS Investors Trust                  $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/MFS Research                         $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/Putnam Growth & Income Value         $ 109.62     $ 180.35     $ 254.95     $ 424.78
EQ/Putnam International Equity          $ 112.89     $ 189.98     $ 270.65     $ 454.10
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
                                             If you do not surrender your contract at
                                                the end of each period shown, the
                                                        expenses would be:
                                       --------------------------------------------------
                                           1 year      3 years      5 years      10 years
-----------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 29.62     $ 110.35     $ 194.95     $ 424.78
AXA Premier VIP Health Care             $ 39.45     $ 139.06     $ 241.41     $ 510.04
AXA Premier VIP International Equity    $ 38.90     $ 137.48     $ 238.88     $ 505.51
AXA Premier VIP Large Cap Core Equity   $ 33.99     $ 123.18     $ 215.83     $ 463.67
AXA Premier VIP Large Cap Growth        $ 33.99     $ 123.18     $ 215.83     $ 463.67
AXA Premier VIP Large Cap Value         $ 33.99     $ 123.18     $ 215.83     $ 463.67
AXA Premier VIP Small/Mid Cap Growth    $ 36.72     $ 131.14     $ 228.69     $ 487.16
AXA Premier VIP Small/Mid Cap Value     $ 36.72     $ 131.14     $ 228.69     $ 487.16
AXA Premier VIP Technology              $ 39.45     $ 139.06     $ 241.41     $ 510.04
EQ/Aggressive Stock                     $ 29.51     $ 110.03     $ 194.43     $ 423.78
EQ/Alliance Common Stock                $ 27.76     $ 104.87     $ 185.97     $ 407.75
EQ/Alliance Global                      $ 31.26     $ 115.17     $ 202.83     $ 439.56
EQ/Alliance Growth and Income           $ 28.85     $ 108.10     $ 191.26     $ 417.80
EQ/Alliance Growth Investors            $ 28.85     $ 108.10     $ 191.26     $ 417.80
EQ/Alliance Intermediate Government
 Securities                             $ 28.75     $ 107.77     $ 190.73     $ 416.80
EQ/Alliance International               $ 33.99     $ 123.18     $ 215.83     $ 463.67
EQ/Alliance Money Market                $ 26.34     $ 100.66     $ 179.05     $ 394.52
EQ/Alliance Premier Growth              $ 31.80     $ 116.78     $ 205.44     $ 444.43
EQ/Alliance Quality Bond                $ 28.53     $ 107.13     $ 189.68     $ 414.80
EQ/Alliance Small Cap Growth            $ 30.82     $ 113.89     $ 200.73     $ 435.64
EQ/Alliance Technology                  $ 31.80     $ 116.78     $ 205.44     $ 444.43
EQ/AXP New Dimensions                   $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/AXP Strategy Aggressive              $ 30.16     $ 111.96     $ 197.58     $ 429.73
EQ/Balanced                             $ 29.07     $ 108.74     $ 192.32     $ 419.80
EQ/Bernstein Diversified Value          $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Calvert Socially Responsible         $ 30.71     $ 113.57     $ 200.21     $ 434.66
EQ/Capital Guardian International       $ 32.35     $ 118.38     $ 208.04     $ 449.28
EQ/Capital Guardian Research            $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Capital Guardian U.S. Equity         $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Emerging Markets Equity              $ 38.90     $ 137.48     $ 238.88     $ 505.51
EQ/Equity 500 Index                     $ 25.36     $  97.74     $ 174.24     $ 385.26
EQ/Evergreen Omega                      $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/FI Mid Cap                           $ 30.16     $ 111.96     $ 197.58     $ 429.73
EQ/FI Small/Mid Cap Value               $ 31.26     $ 115.17     $ 202.83     $ 439.56
EQ/High Yield                           $ 29.29     $ 109.39     $ 193.37     $ 421.79
EQ/International Equity Index           $ 31.26     $ 115.17     $ 202.83     $ 439.56
EQ/J.P. Morgan Core Bond                $ 27.98     $ 105.51     $ 187.03     $ 409.77
EQ/Janus Large Cap Growth               $ 31.80     $ 116.78     $ 205.44     $ 444.43
EQ/Lazard Small Cap Value               $ 31.26     $ 115.17     $ 202.83     $ 439.56
EQ/Marsico Focus                        $ 31.80     $ 116.78     $ 205.44     $ 444.43
EQ/Mercury Basic Value Equity           $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/MFS Emerging Growth Companies        $ 29.84     $ 111.00     $ 196.01     $ 426.76
EQ/MFS Investors Trust                  $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/MFS Research                         $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Putnam Growth & Income Value         $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Putnam International Equity          $ 32.89     $ 119.98     $ 210.65     $ 454.10
-----------------------------------------------------------------------------------------

                                                                      Fee table
13

----------------------------------------------------------------------------------------------------------------------------------
                             If you surrender your contract at the end              If you do not surrender your contract at
                                 of each period shown, the expenses                    the end of each period shown, the
                                             would be:                                         expenses would be:
                        ----------------------------------------------------  ----------------------------------------------------
                             1 year      3 years      5 years     10 years        1 year      3 years      5 years      10 years
----------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager        $ 109.62     $ 180.35     $ 254.95     $ 424.78       $ 29.62     $ 110.35     $ 194.95     $ 424.78
EQ/Small Company Index   $ 108.53     $ 177.13     $ 249.68     $ 414.80       $ 28.53     $ 107.13     $ 189.68     $ 414.80
----------------------------------------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.


14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT
You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                   Available
                  for annuitant                                                   Limitations on
 Contract type    issue ages       Source of contributions                       contributions
----------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 80    o After-tax money.                             o No additional contributions after age 81.
                                  o Paid to us by check or transfer of contract
                                    value in a tax-deferred exchange under
                                    Section 1035 of the Internal Revenue
                                    Code.
----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 80   o Eligible rollover distributions from TSA     o No contributions after age 81.
                                    contracts or other 403(b) arrangements,
                                    qualified plans, and governmental EDC        o Contributions after age 70-1/2 must be net of
                                    plans.                                         required minimum distributions.

                                  o Rollovers from another traditional indi-     o Although we accept regular IRA contribu-
                                    vidual retirement arrangement.                 tions (limited to $3,000 for the calendar
                                                                                   year 2002) under Rollover IRA contracts, we
                                  o Direct custodian-to-custodian transfers        intend that this contract be used primarily
                                    from another traditional individual retire-    for rollover and direct transfer contributions.
                                    ment arrangement.
                                                                                 o Additional catch-up contributions totalling
                                  o Regular IRA contributions.                     up to $500 can be made for the calendar
                                                                                   year 2002 where the owner is at least age
                                  o For the calendar year 2002 and later, addi-    50 but under age 70-1/2 at any time during
                                    tional "catch-up" contributions.               2002.

----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80   o Rollovers from another Roth IRA.             o No additional rollover or direct transfer
IRA                                                                                contributions after age 81.
                                  o Conversion rollovers from a traditional
                                  IRA.                                           o Conversion rollovers after age 70-1/2 must be
                                                                                   net of required minimum distributions for
                                  o Direct transfers from another Roth IRA.        the traditional IRA you are rolling over.

                                  o Regular Roth IRA contributions.              o You cannot roll over funds from a traditional
                                                                                   IRA if your adjusted gross income is
                                  o For the calendar year 2002 and later, addi-    $100,000 or more.
                                  tional catch-up contributions.
                                                                                 o Although we accept regular Roth IRA con-
                                                                                   tributions (limited to $3,000 for the
                                                                                   calendar year 2002 ) under the Roth IRA
                                                                                   contracts, we intend that this contract be
                                                                                   used primarily for rollover and direct trans-
                                                                                   fer contributions.
                                                                                 o Additional catch-up contributions totalling
                                                                                   up to $500 can be made for the calendar
                                                                                   year 2002 where the owner is at least age
                                                                                   50 at any time during 2002.
----------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 15

                                                                                           Available
                                                                                           for annuitant
Contract type                                                                              issue ages
----------------------------------------------------------------------------------------------------------------------------------
Rollover TSA                                                                               20 through 80




This contract may not be available in your state.

QP                                                                                         20 through 70

See Appendix I at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                       Limitations on
 Contract type    Source of contributions                             contributions
------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     o Direct transfers of pre-tax funds from another     o Additional rollover or direct transfer contribu-
                   contract or arrangement under Section 403(b)         tions may be made up to age 81.
                   of the Internal Revenue Code, complying with
                   IRS Revenue Ruling 90-24.                          o Rollover or direct transfer contributions after age
                                                                        70-1/2 must be net of any required minimum
                 o Eligible rollover distributions of pre-tax funds     distributions.
                   from other 403(b) plans, qualified plans, govern-
                   mental EDC plans and traditional IRAs.             o Ongoing payroll contributions are not permitted.

                                                                      o Employer-remitted contributions are not permitted.
------------------------------------------------------------------------------------------------------------------------------
QP               o Only transfer contributions from an existing       o Regular ongoing payroll contributions are not
                   defined contribution qualified plan trust as a       permitted.
                   change of investment vehicle under the plan.
                                                                      o Only one additional transfer contribution may be
                 o The plan must be qualified under Section 401(a)      made during a contract year.
                   of the Internal Revenue Code.
                                                                      o No additional transfer contributions after age 71.
                 o For 401(k) plans, transferred contributions may
                   only include employee pre-tax contributions.

------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R)Plus(SM) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS. Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  17

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus.(SM) These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                         Objective                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*             Seeks a balance of a high current            BlackRock Advisors, Inc.
                                       income and capital appreciation              Pacific Investment Management Company LLC
                                       consistent with a prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*           Long-term growth of capital                  AIM Capital Management, Inc.
                                                                                    Dresdner RCM Global Investors LLC
                                                                                    Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International          Long-term growth of capital                  Alliance Capital Management L.P.,
 Equity*                                                                            through its Bernstein Investment
                                                                                    Research and Management Unit
                                                                                    Bank of Ireland Asset Management (U.S.)
                                                                                    Limited
                                                                                    OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core         Long-term growth of capital                  Alliance Capital Management L.P.,
 Equity*                                                                            through its Bernstein Investment
                                                                                    Research and Management Unit
                                                                                    Janus Capital Management LLC
                                                                                    Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap              Long-term growth of capital                  Alliance Capital Management L.P.
 Growth*                                                                            Dresdner RCM Global Investors LLC
                                                                                    TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*       Long-term growth of capital                  Alliance Capital Management L.P.
                                                                                    Institutional Capital Corporation
                                                                                    MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital                  Alliance Capital Management L.P.
 Growth*                                                                            MFS Investment Management
                                                                                    RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital                  AXA Rosenberg Investment Management LLC
 Value*                                                                             The Boston Company Asset Management, LLC
                                                                                    TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*            Long-term growth of capital                  Alliance Capital Management L.P.
                                                                                    Dresdner RCM Global Investors LLC
                                                                                    Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                         Objective                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    Seeks to achieve long-term growth of         Alliance Capital Management L.P.
                                       capital                                      Marsico Capital Management, LLC
                                                                                    MFS Investment Management
                                                                                    Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock               Seeks to achieve long-term growth of         Alliance Capital Management L.P.
                                       capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                     Seeks long-term growth of capital            Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

----------------------------------------------------------------------------------------------------------
Portfolio Name                      Objective
----------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return
----------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent with
                                    the Adviser's determination of reasonable risk
----------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with
 Government Securities*             relative stability of principal
----------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income, preserve
                                    its assets and maintain liquidity
----------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent with
                                    moderate risk of capital
----------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current income is
                                    incidental to the Portfolio's objective
----------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both appreciation
                                    of capital and current income
----------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level consis-
                                    tent with that of the S&P 500 Index
----------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth
----------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-
                                    tion of current income and capital appreciation
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Portfolio Name                      Adviser(s)
----------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Alliance Capital Management L.P
----------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Alliance Capital Management L.P.
 Government Securities*
----------------------------------------------------------------------------------------------------------
EQ/Alliance International           Alliance Capital Management L.P.
                                    (including through its Bernstein Investment
                                    Research and Management Unit)
----------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               American Express Financial Corporation
----------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          American Express Financial Corporation
----------------------------------------------------------------------------------------------------------
EQ/Balanced                         Alliance Capital Management L.P.
                                    Capital Guardian Trust Company
                                    Jennison Associates LLC
                                    Prudential Investments LLC
                                    Mercury Advisors
----------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Alliance Capital Management L.P.,
                                    through its Bernstein Investment Research and
                                    Management Unit
----------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Calvert Asset Management Company, Inc.
                                    Brown Capital Management, Inc.
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Morgan Stanley Investment Management
----------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Evergreen Investment Management Company,
                                    LLC
----------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------
EQ/High Yield                       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

----------------------------------------------------------------------------------------------------------
Portfolio Name                   Objective
----------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
----------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-
                                 erate risk of capital and maintenance of liquidity
----------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital
----------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income
----------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth
 Companies
----------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary
                                 objective to seek reasonable current income
----------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future
                                 income
----------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary
 Value                           objective
----------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation
----------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased
                                 income that results from this growth
----------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index




--------------------------------------------------------------------------------
Portfolio Name                   Adviser(s)
--------------------------------------------------------------------------------
EQ/International Equity Index    Deutsche Asset Management Inc.
--------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         J.P. Morgan Investment Management, Inc.
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Janus Capital Management LLC
--------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Lazard Asset Management
--------------------------------------------------------------------------------
EQ/Marsico Focus*                Marsico Capital Management, LLC
--------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Mercury Advisors
--------------------------------------------------------------------------------
EQ/MFS Emerging Growth           MFS Investment Management
 Companies
--------------------------------------------------------------------------------
EQ/MFS Investors Trust           MFS Investment Management
--------------------------------------------------------------------------------
EQ/MFS Research                  MFS Investment Management
--------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Putnam Investment Management, LLC
 Value
--------------------------------------------------------------------------------
EQ/Putnam International Equity   Putnam Investment Management, LLC
--------------------------------------------------------------------------------
EQ/Putnam Voyager                Putnam Investment Management, LLC
--------------------------------------------------------------------------------
EQ/Small Company Index           Deutsche Asset Management Inc.
--------------------------------------------------------------------------------


* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.

20 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2002. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied the rate to maturity is 3% or less.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, from one fixed maturity option to another or for subsequent contributions to the contract.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


                                              Contract features and benefits  21
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2002 you choose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $5,802.87 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options and guaranteed interest option, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional to see if the principal assurance allocation feature is available in your state.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. Transfers may be made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.


22  Contract features and benefits

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

                       ----------------------------------

You may not elect general dollar cost averaging or the fixed-dollar option if you are participating in the rebalancing program.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

The amount of the credit will be 4%, 5% or 6% of each contribution based on the following breakpoints and rules:



----------------------------------------------------------------------
                                          Credit percentage
   First year total contributions*           applied to
            Breakpoints                     contributions
----------------------------------------------------------------------
Less than $250,000                            4%
$250,000-$999,999.99                          5%
$1 million or more                            6%
----------------------------------------------------------------------

----------------------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make a sufficient level of contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution

      Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o  No indication of intent:

   o For your initial contribution we will apply the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this prospectus)(1).

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

----------------------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.



                                              Contract features and benefits  23

YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; less

o a deduction that reflects any withdrawals you make. (See "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.)

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market) ; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of:

o  your initial contribution to the contract and any additional contributions;
   plus


o  any applicable credit;


                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday;

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our Living Benefit option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Living Benefit is currently not available in some states. Please ask your financial professional if Living Benefit is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. For contracts issued in Washington, the Income Manager payout feature is not available. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less, outstanding loan plus accrued interest


24  Contract features and benefits

(applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.




----------------------------------------------------------------
                                guaranteed minimum
      Contract date          income benefit -- annual
 anniversary at exercise     income payable for life
----------------------------------------------------------------
            10                      $12,367
            15                      $19,341
----------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii)if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (less any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount.


                                              Contract features and benefits  25

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:


6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

                       ----------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.

PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  40% of such death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation. For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return


26  Contract features and benefits
to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


                                              Contract features and benefits  27

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total value of the: (i) values you have in the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this Prospectus.


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


28  Determining your contract's value

3. Transferring your money among the variable investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option dollar cost averaging program described earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.


               Transferring your money among the variable investment options  29

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or the fixed-dollar option dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.


30  Transferring your money among the variable investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




-------------------------------------------------------------------------------
                                  Method of withdrawal
               ----------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
-------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
-------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
-------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
-------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
-------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
-------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


                                                        Accessing your money  31

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" in the SAI for your specific type of retirement arrangement.

We do not impose a withdrawal charge on minimum distribution withdrawals we calculate for you except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold, described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these


32  Accessing your money
amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under Living Benefit, your choice of payout options are those that are available under Living Benefit (see "Our Living Benefit option" earlier in this Prospectus).



----------------------------------------------------------------
Fixed annuity payout options   Life annuity
                               Life annuity with period
                                 certain
                               Life annuity with refund
                                 certain
                               Period certain annuity
----------------------------------------------------------------
Variable Immediate Annuity     Life annuity (not available
   payout options                in New York)
                               Life annuity with period
                                 certain
----------------------------------------------------------------
Income Manager payout          Life annuity with period
   options                       certain
                               Period certain annuity
----------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


                                                        Accessing your money  33

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.


For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.


For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


34  Accessing your money

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



--------------------------------------
                     Maximum
 Issue age      annuitization age
--------------------------------------
    0-75               85
     76                86
     77                87
   78-80               88
--------------------------------------

This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.


                                                        Accessing your money  35

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in


36  Charges and expenses
the contract. We determine the withdrawal charge separately for each contribution according to the following table:



-----------------------------------------------------------------------------
                                    Contract year
-----------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
-----------------------------------------------------------------------------
   Percentage of
   contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%
-----------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

    (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

    (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

    (iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

         -- its main function is to provide skilled, intermediate, or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;

         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.20% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.35% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.45% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.45% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all


                                                        Charges and expenses  37
or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions.Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


38  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually-owned IRA contracts.

For individually-owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to


                                                    Payment of death benefit  39
equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the applicable guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Plus(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be least $300.

o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary, (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis.) These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


40  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix I at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  41
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not


42  Tax information
provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Plus(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Plus(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) PLUS(SM)CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) PLUS(SM) IRA OR ACCUMULATOR(R) PLUS(SM) ROTH IRA WITH OPTIONAL PROTECTION PLUS FEATURE.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

                                                             Tax information  43

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix I at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


THE PROTECTION PLUS FEATURE IS OFFERED FOR ROLLOVER TSA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THERE IS NO



44  Tax information

ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR TSAS. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) PLUS(SM) ROLLOVER TSA CONTRACT WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this prospectus. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before your reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.

                                                             Tax information  45

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

46  Tax information

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  47

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49
Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

For example, the rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:



-------------------------------------------------------------
  Fixed maturity
   options with
   February 15th     Rate to maturity         Price
  maturity date of        as of             per $100 of
   maturity year     February 15, 2002     maturity value
-------------------------------------------------------------
        2003             3.00%               $ 97.09
        2004             3.00%               $ 94.26
        2005             3.63%               $ 89.85
        2006             4.07%               $ 85.24
        2007             4.49%               $ 80.27
        2008             4.82%               $ 75.38
-------------------------------------------------------------

48  More information

-------------------------------------------------------------
  Fixed maturity
   options with
   February 15th       Rate to maturity         Price
  maturity date of          as of            per $100 of
   maturity year      February 15, 2002     maturity value
-------------------------------------------------------------
        2009                5.08%              $ 70.67
        2010                5.29%              $ 66.19
        2011                5.47%              $ 61.90
        2012                5.59%              $ 58.03
-------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date by adjusting the rates on new fixed maturity options established on that date to reflect a similar maturity date as the fixed maturity option from which the withdrawal is being made (unless the withdrawal is being made on the anniversary of the original contribution to the fixed maturity option, in which case the amount will be based on the then current rate to maturity).

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The dis-


                                                            More information  49
closure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees;

o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a share-


50  More information
holder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well


                                                            More information  51
as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 6% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.


52  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the withdrawal charge, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  53

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:


                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
-------------------------------------------------------------------------------
EQ/Aggressive Stock                 (31.29)%       (6.33)%        ( 6.03)%
EQ/Alliance Common Stock            (16.49)%        6.99%           7.65%
EQ/Alliance Global                  (26.26)%        0.99%           1.46%
EQ/Alliance Growth Investors        (18.43)%        4.53%           4.75%
EQ/Alliance Money Market            ( 1.82)%        2.05%           1.98%
EQ/Alliance Premier Growth          (30.06)%          --          (14.96)%
EQ/Alliance Small Cap Growth        (19.05)%          --            6.59%
EQ/Alliance Technology              (30.54)%          --          (40.30)%
EQ/Bernstein Diversified Value      ( 2.30)%          --            2.80%
EQ/Capital Guardian International   (26.89)%          --          ( 7.68)%
EQ/Capital Guardian Research        ( 7.55)%          --            0.56%
EQ/Capital Guardian U.S. Equity     ( 7.54)%          --          ( 1.63)%
EQ/Emerging Markets Equity          (10.76)%          --          ( 8.87)%
EQ/Equity 500 Index                 (17.95)%        7.24%           7.90%
EQ/Evergreen Omega                  (22.92)%          --          (10.80)%
EQ/FI Mid Cap                       (19.23)%          --          (15.07)%
EQ/FI Small/Mid Cap Value           ( 1.38)%          --            4.33%
EQ/High Yield                       ( 4.77)%       (3.36)%        ( 2.79)%
EQ/International Equity Index       (31.58)%          --          ( 4.93)%
EQ/J.P. Morgan Core Bond              2.66%           --            3.56%
EQ/Janus Large Cap Growth           (29.03)%          --          (33.65)%
EQ/Lazard Small Cap Value            12.72%           --            4.05%
EQ/Mercury Basic Value Equity         0.20%           --           11.14%
EQ/MFS Emerging Growth Companies    (40.39)%          --            6.69%
EQ/MFS Investors Trust              (21.86)%          --          ( 6.75)%
EQ/MFS Research                     (27.85)%          --            3.12%
EQ/Putnam Growth & Income Value     (12.46)%          --            2.63%
EQ/Putnam International Equity      (27.55)%          --            5.32%
EQ/Putnam Voyager                   (30.55)%          --            4.15%
EQ/Small Company Index              ( 3.37)%          --            0.69%

                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (12.26)%       (6.33)%        1.64%        9.45%
EQ/Alliance Common Stock            ( 5.02)%        6.99%        10.11%       11.09%
EQ/Alliance Global                  ( 7.31)%        0.99%         6.09%        6.11%
EQ/Alliance Growth Investors        ( 2.51)%        4.53%         6.52%        9.34%
EQ/Alliance Money Market              1.52%         2.05%         2.04%        3.75%
EQ/Alliance Premier Growth              --            --            --       (14.95)%
EQ/Alliance Small Cap Growth          4.87%           --            --         6.59%
EQ/Alliance Technology                  --            --            --       (40.30)%
EQ/Bernstein Diversified Value      ( 1.86)%          --            --         2.80%
EQ/Capital Guardian International       --            --            --       ( 7.68)%
EQ/Capital Guardian Research            --            --            --         0.55%
EQ/Capital Guardian U.S. Equity         --            --            --       ( 1.63)%
EQ/Emerging Markets Equity            0.14%           --            --       (13.58)%
EQ/Equity 500 Index                 ( 5.16)%        7.24%           --        10.98%
EQ/Evergreen Omega                  (10.80)%          --            --       (10.80)%
EQ/FI Mid Cap                           --            --            --       (15.77)%
EQ/FI Small/Mid Cap Value             0.34%           --            --         0.77%
EQ/High Yield                       ( 7.72)%       (3.36)%        4.44%        4.65%
EQ/International Equity Index       (11.69)%          --            --       ( 4.92)%
EQ/J.P. Morgan Core Bond              2.57%           --            --         3.56%
EQ/Janus Large Cap Growth               --            --            --       (34.18)%
EQ/Lazard Small Cap Value             9.40%           --            --         4.05%
EQ/Mercury Basic Value Equity         8.98%           --            --        11.14%
EQ/MFS Emerging Growth Companies    ( 5.99)%          --            --         6.69%
EQ/MFS Investors Trust              ( 6.75)%          --            --       ( 6.75)%
EQ/MFS Research                     ( 6.59)%          --            --         3.12%
EQ/Putnam Growth & Income Value     ( 4.10)%          --            --         2.63%
EQ/Putnam International Equity      ( 0.01)%          --            --         5.32%
EQ/Putnam Voyager                   (10.61)%          --            --         4.15%
EQ/Small Company Index                2.78%           --            --         0.69%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1,
   1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31,
   2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



54 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
-------------------------------------------------------------------------------
     Barron's                                 Investment Management Weekly
     Morningstar's Variable Annuity           Money Management Letter
      Sourcebook                              Investment Dealers Digest
     Business Week                            National Underwriter
     Forbes                                   Pension & Investments
     Fortune                                  USA Today
     Institutional Investor                   Investor's Business Daily
     Money                                    The New York Times
     Kiplinger's Personal Finance             The Wall Street Journal
     Financial Planning                       The Los Angeles Times
     Investment Adviser                       The Chicago Tribune
-------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Plus(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Protection Plus benefit charge, the annual administrative charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  55

                      (This page intentionally left blank)

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2001 is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  57

Appendix I: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be appropriate purchase for annuitants approaching or over age 70-1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                        Appendix I: Purchase considerations for QP contracts A-1

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.



------------------------------------------------------------------------------------------------------
                                                            Hypothetical Assumed rate to maturity on
                                                                      February 15, 2007
                                                                       5.00%        9.00%
------------------------------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                         $144,082     $ 119,503
------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                          $131,104     $ 131,104
------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                      $ 12,978     $ (11,601)
------------------------------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                            $  4,504     $  (4,854)
------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]            $ 45,496     $  54,854
------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                               $ 85,608     $  76,250
------------------------------------------------------------------------------------------------------
(7) Maturity value                                                 $120,091     $ 106,965
------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                  $ 94,082     $  69,503
------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                                Appendix II: Market value adjustment example B-1

                      (This page intentionally left blank)

Appendix III: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:





-----------------------------------------------------------------------------------------------------
                                                  6% roll up to age 80       Annual ratchet to age 80
  End of contract year      Account value       enhanced death benefit(1)     enhanced death benefit
-----------------------------------------------------------------------------------------------------
            1                 $105,000              $  106,000(1)               $  105,000(3)
-----------------------------------------------------------------------------------------------------
            2                 $115,500              $  112,360(2)               $  115,500(3)
-----------------------------------------------------------------------------------------------------
            3                 $129,360              $  119,102(2)               $  129,360(3)
-----------------------------------------------------------------------------------------------------
            4                 $103,488              $  126,248(1)               $  129,360(4)
-----------------------------------------------------------------------------------------------------
            5                 $113,837              $  133,823(1)               $  129,360(4)
-----------------------------------------------------------------------------------------------------
            6                 $127,497              $  141,852(1)               $  129,360(4)
-----------------------------------------------------------------------------------------------------
            7                 $127,497              $  150,363(1)               $  129,360(4)
-----------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.



ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


                     Appendix III: Guaranteed enhanced death benefit example C-1

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

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                             2
Unit Values                                                                23
Custodian and Independent Accountants                                      23
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance
 Quality Bond Option and EQ/High Yield Option                              23
Distribution of the contracts                                              25
Financial Statements                                                       25


How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Equitable Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547




.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


Please send me an Equitable Accumulator(R) Plus(SM) SAI for Separate Account No.
                                                              49 dated May 1,
                                                              2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip

Equitable Accumulator(R) Elite(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2002


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM)?


Equitable Accumulator(R) Elite(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all states.




 Variable investment options
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                          X00294/Elite New Series 2002 Portfolio

Contents of this prospectus
--------------------------------------------------------------------------------




EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4

Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Elite(SM) at a glance -- key features               8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13

Condensed financial information                                             14



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               22
Your benefit base                                                           23
Annuity purchase factors                                                    24
Our Living Benefit option                                                   24
Guaranteed minimum death benefit                                            25
Your right to cancel within a certain number of days                        26



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27
Your contract's value in the account for special dollar cost
     averaging                                                              27



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Rebalancing your account value                                              28



----------------------
"We," "our," and "us" refer to Equitable Life.
When we use the word "contract" it also includes certificates that are issued under group contracts in some states.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30

How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                31
Loans under Rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35

Charges that the Trusts deduct                                              37
Group or sponsored arrangements                                             37
Other distribution arrangements                                             38



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39

How death benefit payment is made                                           39
Beneficiary continuation option                                             40



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          40
--------------------------------------------------------------------------------
Overview                                                                    40

Buying a contract to fund a retirement arrangement                          41
Transfers among investment options                                          41
Taxation of nonqualified annuities                                          41
Individual retirement arrangements (IRAs)                                   43
Contributions                                                               43
Special rules for contracts funding qualified plans                         44
Tax-Sheltered Annuity contracts (TSAs)                                      44
Federal and state income tax withholding and
     information reporting                                                  46
Impact of taxes to Equitable Life                                           47

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         48
--------------------------------------------------------------------------------
About Separate Account No. 49                                               48

About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              50
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          51
Distribution of the contracts                                               51



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   53
--------------------------------------------------------------------------------
Communicating performance data                                              56




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         57
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1

II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Enhanced death benefit example                                       D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                               Page in
Term                                        Prospectus
account value                                       27
annuitant                                           15
annuity payout options                              32
annuity purchase factors                            24
beneficiary                                         39
benefit base                                        23
business day                                        50
cash value                                          27
contract date                                        9
contract date anniversary                            9
contract year                                        9
contributions to Roth IRAs                          43
regular contributions                               43
rollovers and direct transfers                      43
conversion contributions                            44
contributions to traditional IRAs                   43
regular contributions                               43
rollovers and transfers                             43
disruptive transfer activity                        28
EQAccess                                             6
ERISA                                               31
fixed maturity options                              21
guaranteed interest option                          21
guaranteed minimum death benefit                    25
guaranteed minimum income benefit                   24
IRA                                              cover


                                               Page in
Term                                        Prospectus
IRS                                                 41
investment options                                  17
Living Benefit                                      24
loan reserve account                                32
market adjusted amount                              21
market timing                                       28
market value adjustment                             21
maturity value                                      21
NQ                                               cover
participant                                         17
portfolio                                        cover
processing office                                    6
QP                                               cover
rate to maturity                                    21
Rollover IRA                                     cover
Rollover TSA                                     cover
Roth Conversion IRA                              cover
Roth IRA                                            43
SAI                                              cover
SEC                                              cover
TOPS                                                 6
TSA                                                 44
traditional IRA                                     43
Trusts                                           cover
unit                                                27
variable investment options                         17

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



-----------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
-----------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014


-----------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
-----------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


-----------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
-----------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


-----------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
-----------------------------------------------------------

Equitable Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


-----------------------------------------------------------
 REPORTS WE PROVIDE:
-----------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



-----------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
-----------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



-----------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
-----------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;



6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Equitable Accumulator(R)Elite(SM)'s variable investment options invest in different portfolios managed
management                   by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o  Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o  Principal and interest guarantees.
option
                             o  Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax advantages               o  On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                                contract                    payments.
                             o  On transfers inside the     No tax on transfers among investment options.
                                contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                             Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you while the annuitant lives.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o  Initial minimum:            $10,000

                             o  Additional minimum:         $500
                                                            $100 monthly and $300 quarterly under our automatic investment program
                                                            (NQ contracts)
                             Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o  Lump sum withdrawals
                             o  Several withdrawal options on a periodic basis
                             o  Loans under Rollover TSA contracts
                             o  Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o  Fixed annuity payout options
                             o  Variable Immediate Annuity payout options
                             o  Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Elite(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features          o  Guaranteed minimum death benefit options

                             o  Dollar cost averaging

                             o  Automatic investment program

                             o  Account value rebalancing (quarterly, semiannually, and annually)

                             o  Free transfers

                             o  Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                             o  Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges             o  Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.60%.

                             o  The charges for the guaranteed minimum death benefits range from 0.0% to 0.45%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                             o  Annual 0.45% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                             o  If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.

                             o  Annual 0.35% Protection Plus charge for this optional death benefit.

                             o  No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the most recent contract date anniversary to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution.

                             -------------------------------------------------------------------------------------------------------
                             The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                             -------------------------------------------------------------------------------------------------------
                             o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                             o  We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                                Annuity payout options.

                             o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                                1.20% annually, 12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages         NQ: 0-85
                             Rollover IRA, Roth Conversion
                             IRA and Rollover TSA: 20-85
                             QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



                Equitable Accumulator(R) Elite(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.



----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                           1.10%
Administrative                                        0.25%
Distribution                                          0.25%
                                                      ----
Total annual expenses                                 1.60%


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $   50,000(1)                                                            $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $  0


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions withdrawn                 Contract
(deducted if you surrender your contract or make certain withdrawals           year
in any of the first four years after we receive a contribution. For each      1.....................8.00%
contribution, we consider the contract year in which we receive that          2.....................7.00%
contribution to be "contract year 1")(2)                                      3.....................6.00%
                                                                              4.....................5.00%
                                                                              5+....................0.00%
Charge if you elect a Variable Immediate Annuity payout option           $350


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary)
   Standard death benefit                                                    0.00%
   Annual Ratchet to age 85                                                  0.20% of the Annual Ratchet to age 85 benefit base
   6% Roll-up to age 85                                                      0.35% of the 6% Roll-up to age 85 benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85               0.45% of the greater of the 6% Roll-up to age 85
                                                                             benefit base or the
                                                                             Annual Ratchet to age 85 benefit base, as applicable
----------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable
benefit base. Deducted annually on each contract date anniversary)           0.45%
----------------------------------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)          0.35%
----------------------------------------------------------------------------------------------------------------------------------



10 Fee table

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)


---------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Net
                                                                                                                Total
                                                                                                 Other          Annual
                                                         Management                           Expenses         Expenses
                                                   Fees (After expense                     (After expense   (After expense
                                                      limitation)(3)       12b-1 Fees(4)   limitation)(5)   limitation)(6)
                                                  --------------------- ----------------- ---------------- ---------------
---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond                                 0.00%              0.25%             0.70%            0.95%
 AXA Premier VIP Health Care                               0.44%              0.25%             1.16%            1.85%
 AXA Premier VIP International Equity                      0.62%              0.25%             0.93%            1.80%
 AXA Premier VIP Large Cap Core Equity                     0.17%              0.25%             0.93%            1.35%
 AXA Premier VIP Large Cap Growth                          0.31%              0.25%             0.79%            1.35%
 AXA Premier VIP Large Cap Value                           0.08%              0.25%             1.02%            1.35%
 AXA Premier VIP Small/Mid Cap Growth                      0.42%              0.25%             0.93%            1.60%
 AXA Premier VIP Small/Mid Cap Value                       0.20%              0.25%             1.15%            1.60%
 AXA Premier VIP Technology                                0.58%              0.25%             1.02%            1.85%
---------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                                       0.61%              0.25%             0.08%            0.94%
 EQ/Alliance Common Stock                                  0.46%              0.25%             0.07%            0.78%
 EQ/Alliance Global                                        0.73%              0.25%             0.12%            1.10%
 EQ/Alliance Growth and Income                             0.57%              0.25%             0.06%            0.88%
 EQ/Alliance Growth Investors                              0.57%              0.25%             0.06%            0.88%
 EQ/Alliance Intermediate Government Securities            0.50%              0.25%             0.12%            0.87%
 EQ/Alliance International                                 0.85%              0.25%             0.25%            1.35%
 EQ/Alliance Money Market                                  0.33%              0.25%             0.07%            0.65%
 EQ/Alliance Premier Growth                                0.84%              0.25%             0.06%            1.15%
 EQ/Alliance Quality Bond                                  0.53%              0.25%             0.07%            0.85%
 EQ/Alliance Small Cap Growth                              0.75%              0.25%             0.06%            1.06%
 EQ/Alliance Technology                                    0.82%              0.25%             0.08%            1.15%
 EQ/AXP New Dimensions                                     0.00%              0.25%             0.70%            0.95%
 EQ/AXP Strategy Aggressive                                0.00%              0.25%             0.75%            1.00%
 EQ/Balanced                                               0.57%              0.25%             0.08%            0.90%
 EQ/Bernstein Diversified Value                            0.61%              0.25%             0.09%            0.95%
 EQ/Calvert Socially Responsible                           0.00%              0.25%             0.80%            1.05%
 EQ/Capital Guardian International                         0.66%              0.25%             0.29%            1.20%
 EQ/Capital Guardian Research                              0.55%              0.25%             0.15%            0.95%
 EQ/Capital Guardian U.S. Equity                           0.59%              0.25%             0.11%            0.95%
 EQ/Emerging Markets Equity                                0.87%              0.25%             0.68%            1.80%
 EQ/Equity 500 Index                                       0.25%              0.25%             0.06%            0.56%
 EQ/Evergreen Omega                                        0.00%              0.25%             0.70%            0.95%
 EQ/FI Mid Cap                                             0.48%              0.25%             0.27%            1.00%
 EQ/FI Small/Mid Cap Value                                 0.74%              0.25%             0.11%            1.10%
 EQ/High Yield                                             0.60%              0.25%             0.07%            0.92%
 EQ/International Equity Index                             0.35%              0.25%             0.50%            1.10%
 EQ/J.P. Morgan Core Bond                                  0.44%              0.25%             0.11%            0.80%
 EQ/Janus Large Cap Growth                                 0.76%              0.25%             0.14%            1.15%
 EQ/Lazard Small Cap Value                                 0.72%              0.25%             0.13%            1.10%
 EQ/Marsico Focus                                          0.00%              0.25%             0.90%            1.15%
 EQ/Mercury Basic Value Equity                             0.60%              0.25%             0.10%            0.95%
 EQ/MFS Emerging Growth Companies                          0.63%              0.25%             0.09%            0.97%
 EQ/MFS Investors Trust                                    0.58%              0.25%             0.12%            0.95%
 EQ/MFS Research                                           0.63%              0.25%             0.07%            0.95%
 EQ/Putnam Growth & Income Value                           0.57%              0.25%             0.13%            0.95%
 EQ/Putnam International Equity                            0.71%              0.25%             0.29%            1.25%
 EQ/Putnam Voyager                                         0.62%              0.25%             0.08%            0.95%
 EQ/Small Company Index                                    0.25%              0.25%             0.35%            0.85%
---------------------------------------------------------------------------------------------------------------------------


(1) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(2) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount and upon surrender of a contract.

(3) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.


                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by The Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreements information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectuses for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                    Management fees      Other expenses
                                    (before any fee    (before any fee
                                     waiver and/or      waivers and/or
                                        expense            expense
 Portfolio Name                     reimbursements)    reimbursements)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond                 0.60%              0.84%
AXA Premier VIP Health Care               1.20%              1.16%
AXA Premier VIP International
Equity                                    1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                    0.90%              0.93%
AXA Premier VIP Large Cap Growth          0.90%              0.79%
AXA Premier VIP Large Cap Value           0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                    1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                     1.10%              1.15%
AXA Premier VIP Technology                1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth                0.90%              0.06%
EQ/Alliance Technology                    0.90%              0.08%
EQ/AXP New Dimensions                     0.65%              1.06%
EQ/AXP Strategy Aggressive                0.70%              0.77%
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      Management fees      Other expenses
                                      (before any fee    (before any fee
                                       waiver and/or      waivers and/or
                                          expense            expense
 Portfolio Name                       reimbursements)    reimbursements)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value             0.65%              0.09%
EQ/Calvert Socially Responsible            0.65%              1.46%
EQ/Capital Guardian International          0.85%              0.29%
EQ/Capital Guardian Research               0.65%              0.15%
EQ/Capital Guardian U.S. Equity            0.65%              0.11%
EQ/Emerging Markets Equity                 1.15%              0.68%
EQ/Evergreen Omega                         0.65%              0.99%
EQ/FI Mid Cap                              0.70%              0.27%
EQ/FI Small/Mid Cap Value                  0.75%              0.11%
EQ/International Equity Index              0.35%              0.50%
EQ/J.P. Morgan Core Bond                   0.45%              0.11%
EQ/Janus Large Cap Growth                  0.90%              0.14%
EQ/Lazard Small Cap Value                  0.75%              0.13%
EQ/Marsico Focus                           0.90%              2.44%
EQ/MFS Investors Trust                     0.60%              0.12%
EQ/MFS Research                            0.65%              0.07%
EQ/Putnam Growth & Income Value            0.60%              0.13%
EQ/Putnam International Equity             0.85%              0.29%
EQ/Putnam Voyager                          0.65%              0.08%
--------------------------------------------------------------------------------




12  Fee table

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Living Benefit, the enhanced death benefit option based on the greater of the 6% Roll-up to age 85 or the annual ratchet to age 85 and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.13 per $1,000.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods (as applicable) included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



---------------------------------------------------------------------------------------------------
                                                 If you surrender your contract at the end of each
                                                       period shown, your expenses would be:
                                                     1 year      3 years      5 years     10 years
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 110.58     $ 172.28     $ 197.53     $ 427.33
AXA Premier VIP Health Care                      $ 120.03     $ 199.76     $ 241.81     $ 507.59
AXA Premier VIP International Equity             $ 119.50     $ 198.25     $ 239.39     $ 503.33
AXA Premier VIP Large Cap Core Equity            $ 114.78     $ 184.56     $ 217.42     $ 463.94
AXA Premier VIP Large Cap Growth                 $ 114.78     $ 184.56     $ 217.42     $ 463.94
AXA Premier VIP Large Cap Value                  $ 114.78     $ 184.56     $ 217.42     $ 463.94
AXA Premier VIP Small/Mid Cap Growth             $ 117.40     $ 192.18     $ 229.68     $ 486.06
AXA Premier VIP Small/Mid Cap Value              $ 117.40     $ 192.18     $ 229.68     $ 486.06
AXA Premier VIP Technology                       $ 120.03     $ 199.76     $ 241.81     $ 507.59
EQ/Aggressive Stock                              $ 110.47     $ 171.97     $ 197.02     $ 426.39
EQ/Alliance Common Stock                         $ 108.79     $ 167.03     $ 188.96     $ 411.29
EQ/Alliance Global                               $ 112.15     $ 176.90     $ 205.03     $ 441.24
EQ/Alliance Growth and Income                    $ 109.84     $ 170.12     $ 194.01     $ 420.76
EQ/Alliance Growth Investors                     $ 109.84     $ 170.12     $ 194.01     $ 420.76
EQ/Alliance Intermediate Government Securities   $ 109.74     $ 169.81     $ 193.50     $ 419.81
EQ/Alliance International                        $ 114.78     $ 184.56     $ 217.42     $ 463.94
EQ/Alliance Money Market                         $ 107.43     $ 163.00     $ 182.37     $ 398.83
EQ/Alliance Premier Growth                       $ 112.68     $ 178.44     $ 207.52     $ 445.83
EQ/Alliance Quality Bond                         $ 109.53     $ 169.20     $ 192.50     $ 417.93
EQ/Alliance Small Cap Growth                     $ 111.73     $ 175.67     $ 203.03     $ 437.55
EQ/Alliance Technology                           $ 112.68     $ 178.44     $ 207.52     $ 445.83
EQ/AXP New Dimensions                            $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/AXP Strategy Aggressive                       $ 111.10     $ 173.82     $ 200.03     $ 431.99
EQ/Balanced                                      $ 110.05     $ 170.74     $ 195.01     $ 422.64
EQ/Bernstein Diversified Value                   $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Calvert Socially Responsible                  $ 111.63     $ 175.36     $ 202.53     $ 436.63
EQ/Capital Guardian International                $ 113.20     $ 179.97     $ 210.00     $ 450.39
EQ/Capital Guardian Research                     $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Capital Guardian U.S. Equity                  $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Emerging Markets Equity                       $ 119.50     $ 198.25     $ 239.39     $ 503.33
EQ/Equity 500 Index                              $ 106.49     $ 160.21     $ 177.79     $ 390.11
EQ/Evergreen Omega                               $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/FI Mid Cap                                    $ 111.10     $ 173.82     $ 200.03     $ 431.99
EQ/FI Small/Mid Cap Value                        $ 112.15     $ 176.90     $ 205.03     $ 441.24
EQ/High Yield                                    $ 110.26     $ 171.36     $ 196.02     $ 424.52
EQ/International Equity Index                    $ 112.15     $ 176.90     $ 205.03     $ 441.24
EQ/J.P. Morgan Core Bond                         $ 109.00     $ 167.65     $ 189.97     $ 413.19
EQ/Janus Large Cap Growth                        $ 112.68     $ 178.44     $ 207.52     $ 445.83
EQ/Lazard Small Cap Value                        $ 112.15     $ 176.90     $ 205.03     $ 441.24
EQ/Marsico Focus                                 $ 112.68     $ 178.44     $ 207.52     $ 445.83
EQ/Mercury Basic Value Equity                    $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/MFS Emerging Growth Companies                 $ 110.79     $ 172.90     $ 198.53     $ 429.19
EQ/MFS Investors Trust                           $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/MFS Research                                  $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Putnam Growth & Income Value                  $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Putnam International Equity                   $ 113.73     $ 181.50     $ 212.48     $ 454.93
EQ/Putnam Voyager                                $ 110.58     $ 172.28     $ 197.53     $ 427.33
EQ/Small Company Index                           $ 109.53     $ 169.20     $ 192.50     $ 417.93
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end
                                                                         of
                                                     each period shown, the expenses would be:
                                                    1 year      3 years      5 years      10 years
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 30.58     $ 112.28     $ 197.53     $ 427.33
AXA Premier VIP Health Care                      $ 40.03     $ 139.76     $ 241.81     $ 507.59
AXA Premier VIP International Equity             $ 39.50     $ 138.25     $ 239.39     $ 503.33
AXA Premier VIP Large Cap Core Equity            $ 34.78     $ 124.56     $ 217.42     $ 463.94
AXA Premier VIP Large Cap Growth                 $ 34.78     $ 124.56     $ 217.42     $ 463.94
AXA Premier VIP Large Cap Value                  $ 34.78     $ 124.56     $ 217.42     $ 463.94
AXA Premier VIP Small/Mid Cap Growth             $ 37.40     $ 132.18     $ 229.68     $ 486.06
AXA Premier VIP Small/Mid Cap Value              $ 37.40     $ 132.18     $ 229.68     $ 486.06
AXA Premier VIP Technology                       $ 40.03     $ 139.76     $ 241.81     $ 507.59
EQ/Aggressive Stock                              $ 30.47     $ 111.97     $ 197.02     $ 426.39
EQ/Alliance Common Stock                         $ 28.79     $ 107.03     $ 188.96     $ 411.29
EQ/Alliance Global                               $ 32.15     $ 116.90     $ 205.03     $ 441.24
EQ/Alliance Growth and Income                    $ 29.84     $ 110.12     $ 194.01     $ 420.76
EQ/Alliance Growth Investors                     $ 29.84     $ 110.12     $ 194.01     $ 420.76
EQ/Alliance Intermediate Government Securities   $ 29.74     $ 109.81     $ 193.50     $ 419.81
EQ/Alliance International                        $ 34.78     $ 124.56     $ 217.42     $ 463.94
EQ/Alliance Money Market                         $ 27.43     $ 103.00     $ 182.37     $ 398.83
EQ/Alliance Premier Growth                       $ 32.68     $ 118.44     $ 207.52     $ 445.83
EQ/Alliance Quality Bond                         $ 29.53     $ 109.20     $ 192.50     $ 417.93
EQ/Alliance Small Cap Growth                     $ 31.73     $ 115.67     $ 203.03     $ 437.55
EQ/Alliance Technology                           $ 32.68     $ 118.44     $ 207.52     $ 445.83
EQ/AXP New Dimensions                            $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/AXP Strategy Aggressive                       $ 31.10     $ 113.82     $ 200.03     $ 431.99
EQ/Balanced                                      $ 30.05     $ 110.74     $ 195.01     $ 422.64
EQ/Bernstein Diversified Value                   $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Calvert Socially Responsible                  $ 31.63     $ 115.36     $ 202.53     $ 436.63
EQ/Capital Guardian International                $ 33.20     $ 119.97     $ 210.00     $ 450.39
EQ/Capital Guardian Research                     $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Capital Guardian U.S. Equity                  $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Emerging Markets Equity                       $ 39.50     $ 138.25     $ 239.39     $ 503.33
EQ/Equity 500 Index                              $ 26.49     $ 100.21     $ 177.79     $ 390.11
EQ/Evergreen Omega                               $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/FI Mid Cap                                    $ 31.10     $ 113.82     $ 200.03     $ 431.99
EQ/FI Small/Mid Cap Value                        $ 32.15     $ 116.90     $ 205.03     $ 441.24
EQ/High Yield                                    $ 30.26     $ 111.36     $ 196.02     $ 424.52
EQ/International Equity Index                    $ 32.15     $ 116.90     $ 205.03     $ 441.24
EQ/J.P. Morgan Core Bond                         $ 29.00     $ 107.65     $ 189.97     $ 413.19
EQ/Janus Large Cap Growth                        $ 32.68     $ 118.44     $ 207.52     $ 445.83
EQ/Lazard Small Cap Value                        $ 32.15     $ 116.90     $ 205.03     $ 441.24
EQ/Marsico Focus                                 $ 32.68     $ 118.44     $ 207.52     $ 445.83
EQ/Mercury Basic Value Equity                    $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/MFS Emerging Growth Companies                 $ 30.79     $ 112.90     $ 198.53     $ 429.19
EQ/MFS Investors Trust                           $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/MFS Research                                  $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Putnam Growth & Income Value                  $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Putnam International Equity                   $ 33.73     $ 121.50     $ 212.48     $ 454.93
EQ/Putnam Voyager                                $ 30.58     $ 112.28     $ 197.53     $ 427.33
EQ/Small Company Index                           $ 29.53     $ 109.20     $ 192.50     $ 417.93
---------------------------------------------------------------------------------------------------


                                                                    Fee table 13

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.


14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT
You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Available for
                  annuitant
 Contract type    issue ages
--------------------------------------------------------------------------------
NQ                0 through 85
--------------------------------------------------------------------------------
Rollover IRA      20 through 85
--------------------------------------------------------------------------------
Roth Conversion   20 through 85
--------------------------------------------------------------------------------
IRA



-------------------------------------------------------------------------------------------------------------------------------
                                                                         Limitations on
 Contract type     Source of contributions                               contributions
-------------------------------------------------------------------------------------------------------------------------------
NQ                o After-tax money.                                     o No additional contributions after age 87.
                  o Paid to us by check or transfer of contract value
                    in a tax-deferred exchange under Section 1035
                    of the Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      o Eligible rollover distributions from TSA contracts   o No rollover or direct transfer contributions after
                    or other 403(b) arrangements, qualified plans,         age 87.
                    and governmental EDC plans.
                                                                         o Contributions after age 70-1/2 must be net of
                  o Rollovers from another traditional individual          required minimum distributions.
                    retirement arrangement.
                                                                         o Although we accept regular IRA contributions
                  o Direct custodian-to-custodian transfers from           (limited to $3,000 for the calendar year 2002),
                    another traditional individual retirement              under the Rollover IRA contracts, we intend that
                    arrangement.                                           this contract be used primarily for rollover and
                                                                           direct transfer contributions.
                  o Regular IRA contributions.
                                                                         o Additional catch-up contributions totalling up to
                  o For the calendar year 2002 and later, additional       $500 can be made for the calendar year 2002
                    "catch-up" contributions.                              where the owner is at least age 50 but under
                                                                           age 70-1/2 at any time during 2002.
-------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another Roth IRA.                     o No additional rollover or direct transfer contribu-
IRA                                                                        tions after age 87.
                  o Conversion rollovers from a traditional IRA.
                                                                         o Conversion rollovers after age 70-1/2 must be net
                  o Direct transfers from another Roth IRA.                of required minimum distributions for the tradi-
                                                                           tional IRA you are rolling over.
                  o Regular Roth IRA contributions.
                                                                         o You cannot roll over funds from a traditional IRA
                  o For the calendar year 2002 and later, additional       if your adjusted gross income is $100,000 or more.
                    catch-up contributions.
                                                                         o Although we accept regular Roth IRA contribu-
                                                                           tions (limited to $3,000 for the calendar year
                                                                           2002) under the Roth IRA contracts, we intend
                                                                           that this contract be used primarily for rollover
                                                                           and direct transfer contributions.

                                                                         o Additional catch-up contributions totalling up to
                                                                           $500 can be made for the calendar year 2002
                                                                           where the owner is at least age 50 at any time
                                                                           during 2002.
-------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 15

--------------------------------------------------------------------------------
                  Available for
                 annuitant
 Contract type   issue ages
--------------------------------------------------------------------------------
Rollover TSA     20 through 85
--------------------------------------------------------------------------------
QP               20 through 75
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                       Limitations on
 Contract type    Source of contributions                             contributions
------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     o Direct transfers of pre-tax funds from another     o No additional rollover or direct transfer contribu-
                   contract or arrangement under Section 403(b)         tions after age 87.
                   of the Internal Revenue Code, complying with
                   IRS Revenue Ruling 90-24.                          o Rollover or direct transfer contributions after age
                                                                        70-1/2 must be net of any required minimum
                 o Eligible rollover distributions of pre-tax funds     distributions.
                   from other 403(b) plans, qualified plans, govern-
                   mental EDC plans and traditional IRAs.             o Employer-remitted contributions are not
                                                                        permitted.
------------------------------------------------------------------------------------------------------------------------------
QP               o Only transfer contributions from an existing       o Regular ongoing payroll contributions are not
                   defined contribution qualified plan trust as a       permitted.
                   change of investment vehicle under the plan.
                                                                      o Only one additional transfer contribution may be
                 o The plan must be qualified under Section 401(a)      made during a contract year.
                   of the Internal Revenue Code.
                                                                      o No additional transfer contributions after age 76.
                 o For 401(k) plans, transferred contributions may
                   only include employee pre-tax contributions.       o Contributions after age 70-1/2 must be net of any
                                                                        required minimum distributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Elite(SM) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  17

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particu- larly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.




------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                         Objective                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*             Seeks a balance of a high current            BlackRock Advisors, Inc.
                                       income and capital appreciation              Pacific Investment Management Company LLC
                                       consistent with a prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*           Long-term growth of capital                  AIM Capital Management, Inc.
                                                                                    Dresdner RCM Global Investors LLC
                                                                                    Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International          Long-term growth of capital                  Alliance Capital Management L.P.,
 Equity*                                                                            through its Bernstein Investment
                                                                                    Research and Management Unit
                                                                                    Bank of Ireland Asset Management (U.S.)
                                                                                    Limited
                                                                                    OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core         Long-term growth of capital                  Alliance Capital Management L.P.,
 Equity*                                                                            through its Bernstein Investment
                                                                                    Research and Management Unit
                                                                                    Janus Capital Management LLC
                                                                                    Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap              Long-term growth of capital                  Alliance Capital Management L.P.
 Growth*                                                                            Dresdner RCM Global Investors LLC
                                                                                    TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*       Long-term growth of capital                  Alliance Capital Management L.P.
                                                                                    Institutional Capital Corporation
                                                                                    MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital                  Alliance Capital Management L.P.
 Growth*                                                                            MFS Investment Management
                                                                                    RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap          Long-term growth of capital                  AXA Rosenberg Investment Management LLC
 Value*                                                                             The Boston Company Asset Management, LLC
                                                                                    TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*            Long-term growth of capital                  Alliance Capital Management L.P.
                                                                                    Dresdner RCM Global Investors LLC
                                                                                    Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                         Objective                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    Seeks to achieve long-term growth of         Alliance Capital Management L.P.
                                       capital                                      Marsico Capital Management, LLC
                                                                                    MFS Investment Management
                                                                                    Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock               Seeks to achieve long-term growth of         Alliance Capital Management L.P.
                                       capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                     Seeks long-term growth of capital            Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------




18 Contract features and benefits

--------------------------------------------------------------------------------------------------------
 Portfolio Name                      Objective
--------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return
--------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent with
                                    the Adviser's determination of reasonable risk
--------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with
 Government Securities*             relative stability of principal
--------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income, preserve
                                    its assets and maintain liquidity
--------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent with
                                    moderate risk of capital
--------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current income is
                                    incidental to the Portfolio's objective
--------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both appreciation
                                    of capital and current income
--------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation
--------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation
--------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level consis-
                                    tent with that of the S&P 500 Index
--------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth
--------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital
--------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation
--------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-
                                    tion of current income and capital appreciation
--------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
 Portfolio Name                      Adviser(s)
------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Alliance Capital Management L.P.
 Government Securities*
------------------------------------------------------------------------------------
EQ/Alliance International           Alliance Capital Management L.P.
                                    (including through its Bernstein Investment
                                    Research and Management Unit)
------------------------------------------------------------------------------------
EQ/Alliance Money Market            Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Alliance Technology              Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/AXP New Dimensions               American Express Financial Corporation
------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          American Express Financial Corporation
------------------------------------------------------------------------------------
EQ/Balanced                         Alliance Capital Management L.P.
                                    Capital Guardian Trust Company
                                    Jennison Associates LLC
                                    Prudential Investments LLC
                                    Mercury Advisors
------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Alliance Capital Management L.P.,
                                    through its Bernstein Investment Research and
                                    Management Unit
------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Calvert Asset Management Company, Inc.
                                    Brown Capital Management, Inc.
------------------------------------------------------------------------------------
EQ/Capital Guardian International   Capital Guardian Trust Company
------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Capital Guardian Trust Company
------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Capital Guardian Trust Company
------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Morgan Stanley Investment Management
------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Alliance Capital Management L.P.
------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Evergreen Investment Management Company,
                                    LLC
------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Fidelity Management & Research Company
------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Fidelity Management & Research Company
------------------------------------------------------------------------------------
EQ/High Yield                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------


                                               Contract features and benefits 19

-------------------------------------------------------------------------------------------------
Portfolio Name                   Objective
-------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
-------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-
                                 erate risk of capital and maintenance of liquidity
-------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital
-------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation
-------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital
-------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income
-------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth
 Companies
-------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary
                                 objective to seek reasonable current income
-------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future
                                 income
-------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary
 Value                           objective
-------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation
-------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased
                                 income that results from this growth
-------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
Portfolio Name                   Adviser(s)
------------------------------------------------------------------------------
EQ/International Equity Index    Deutsche Asset Management Inc.
------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         J.P. Morgan Investment Management, Inc.
------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Janus Capital Management LLC
------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Lazard Asset Management
------------------------------------------------------------------------------
EQ/Marsico Focus*                Marsico Capital Management, LLC
------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Mercury Advisors
------------------------------------------------------------------------------
EQ/MFS Emerging Growth           MFS Investment Management
 Companies
------------------------------------------------------------------------------
EQ/MFS Investors Trust           MFS Investment Management
------------------------------------------------------------------------------
EQ/MFS Research                  MFS Investment Management
------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Putnam Investment Management, LLC
 Value
------------------------------------------------------------------------------
EQ/Putnam International Equity   Putnam Investment Management, LLC
------------------------------------------------------------------------------
EQ/Putnam Voyager                Putnam Investment Management, LLC
------------------------------------------------------------------------------
EQ/Small Company Index           Deutsche Asset Management Inc.
------------------------------------------------------------------------------


* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.

20 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges or any withdrawal charges.

The minimum yearly guaranteed interest rate is 3% for 2002. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied the rate to maturity is 3% or less.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, from one fixed maturity option to another or for subsequent contributions to the contract.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


                                              Contract features and benefits  21
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $25,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options and guaranteed interest option, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional to see if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING

We offer three dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on contributions described in
Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of appli-


22  Contract features and benefits
cation to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. Transfers may be made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.
                      ----------------------------------
You may not elect general dollar cost averaging, special dollar cost averaging or the fixed-dollar option if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your


                                              Contract features and benefits  23
   guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the Annual ratchet to age 85, as described immediately above, on each contract anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Living Benefit is currently not available in some states. Please ask your financial professional if Living Benefit is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any outstanding loans plus accrued interest (applies to Rollover TSA only), at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


24  Contract features and benefits

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under rollover TSA contracts.




--------------------------------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
--------------------------------------------------------------------------------
            10                    $11,891
            15                    $18,597
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, less withdrawals (and any associated withdrawal charges), and any taxes that apply.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount.



OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits:


6% ROLL UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL UP TO AGE 85 AND THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.


                                              Contract features and benefits  25

The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.

                       ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.

Protection Plus

Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  40% of such death benefit less total net contributions.

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  25% of such death benefit (as described above) less total net contributions.

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


26  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the (i) values you have in the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) value in the account for special dollar cost averaging and (v) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)  mortality and expense;

(ii) administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)  increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefits Living Benefit charge and/or the Protection Plus benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


                                           Determining your contract's value  27

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:
o You may not transfer any amount to the account for special dollar cost averaging.
o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.
o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.
o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.
The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option dollar cost averaging program described earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Elite(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.


28  Transferring your money among investment options

You may not elect the rebalancing program if you are participating in the general dollar cost averaging, special dollar cost averaging or the fixed-dollar option dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the guaranteed interest option or the fixed maturity options.




                            Transferring your money among investment options  29

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.



--------------------------------------------------------------------------------
                                  Method of withdrawal
                                                                Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                Yes           Yes             Yes             No
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


30  Accessing your money

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" in the SAI for your specific type of retirement arrangement.

We do not impose a withdrawal charge on minimum distribution withdrawals we calculate for you except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

                       ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


                                                        Accessing your money  31

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Elite(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under Living Benefit, your choice of payout options are those that are available under Living Benefit (see "Our Living Benefit option" earlier in this Prospectus).



-----------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
Variable Immediate Annuity            Life annuity (not available
   payout options                       in New York)
                                      Life annuity with period
                                        certain
Income Manager payout options         Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
-----------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's


32  Accessing your money
   life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Elite(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


                                                        Accessing your money  33

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY AGE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



----------------------------------------
                        Maximum
 Issue age         annuitization age
    0-75                  85
     76                   86
     77                   87
   78-80                  88
   81-85                  90
----------------------------------------

This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.


34  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o  A mortality and expense risks charge

o  An administrative charge

o  A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:
(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or
(2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:

---------------------------------------------------------------------
                      Contract year
---------------------------------------------------------------------
                            1      2      3      4      5
---------------------------------------------------------------------
  Percentage of contri-
          bution           8 %    7 %    6 %    5 %    0 %
---------------------------------------------------------------------

                                                         Charges and expenses 35

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.

10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.

Note the following special rule for NQ contracts issued to a charitable remainder trust:

The free withdrawal amount will equal the greater of:

(1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

Disability, terminal illness or confinement to nursing home. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
       (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

       -- its main function is to provide skilled, intermediate, or custodial nursing care;

       -- it provides continuous room and board to three or more persons;

       -- it is supervised by a registered nurse or licensed practical nurse;

       -- it keeps daily medical records of each patient;

       -- it controls and records all medications dispensed; and

       -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR ALL CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



---------------------------------------------------------------------------------------

                NY Alternate Scale I                     NY Alternate Scale II
---------------------------------------------------------------------------------------
                                                              Year of transfer
                                                                within fixed
        Year of investment in fixed maturity                      maturity
                      option*                                      option*
---------------------------------------------------------------------------------------
      Within year 1         7%                                Within year 1   5%
              2             6%                                      2         4%
              3             5%                                      3         3%
              4             4%                                      4         2%
       After year 5         0%                                 After year 5   0%
---------------------------------------------------------------------------------------
Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
---------------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available


36  Charges and expenses
maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Alliance Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charge from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.20% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.35% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.45% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.45% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.

o  12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements


                                                        Charges and expenses  37
that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


38  Charges and expenses

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal


                                                    Payment of death benefit  39
your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the applicable guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Elite(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


40  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Dollar Cost Averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  41
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any


42  Tax information
assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).

Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.


PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) ELITE(SM) CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE, DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract.
There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) ELITE(SM) IRA OR ACCUMULATOR(R) ELITE(SM) ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

                                                             Tax information  43

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions for traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


THE PROTECTION PLUS FEATURE IS OFFERED FOR ROLLOVER TSA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE



44  Tax information

MEETS THE QUALIFICATION REQUIREMENTS FOR TSAS. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) ELITE(SM) ROLLOVER TSA CONTRACT WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) Rollover TSA contract:

o  a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o  you give us acceptable written documentation as to the source of the funds;
   and

o the Equitable Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.


A penalty tax of 10% of the taxable portion of the distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.

                                                             Tax information  45

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

46  Tax information

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  47

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49
Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

For example, the rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:


------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year         February 15, 2002    of maturity value
------------------------------------------------------------------------
           2003                  3.00%               $ 97.09
           2004                  3.00%               $ 94.26
           2005                  3.63%               $ 89.85
           2006                  4.07%               $ 85.24
           2007                  4.49%               $ 80.27
           2008                  4.82%               $ 75.38
           2009                  5.08%               $ 70.67
------------------------------------------------------------------------

48  More information

------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year          February 15, 2002    of maturity value
------------------------------------------------------------------------
           2010                  5.29%                $ 66.19
           2011                  5.47%                $ 61.90
           2012                  5.59%                $ 58.03
------------------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date by adjusting the rates on new fixed maturity options established on that date to reflect a similar maturity date as the fixed maturity option from which the withdrawal is being made (unless the withdrawal is being made on an anniversary of the original contribution to the fixed maturity option, in which case the amount will be based on the then current rate of maturity).

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to


                                                            More information  49
the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or

50  More information

o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities


                                                            More information  51

Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 5% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts.


52  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the withdrawal charge, the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001. and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  53

                                     TABLE
 AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                              Length of option period
                                    --------------------------------------------
                                                                   Since option
 Variable investment options             1 Year        5 Years      inception*
--------------------------------------------------------------------------------
EQ/Aggressive Stock                 (34.39)%       (5.76)%        ( 5.73)%
EQ/Alliance Common Stock            (20.19)%        6.83%           7.32%
EQ/Alliance Global                  (29.56)%        1.11%           1.38%
EQ/Alliance Growth Investors        (22.04)%        4.48%           4.53%
EQ/Alliance Money Market            ( 6.11)%        2.12%           1.87%
EQ/Alliance Premier Growth          (33.20)%          --          (16.02)%
EQ/Alliance Small Cap Growth        (22.64)%          --            6.47%
EQ/Alliance Technology              (33.67)%          --          (41.24)%
EQ/Bernstein Diversified Value      ( 6.57)%          --            1.99%
EQ/Capital Guardian International   (30.17)%          --          ( 8.91)%
EQ/Capital Guardian Research        (11.60)%          --          ( 0.84)%
EQ/Capital Guardian U.S. Equity     (11.59)%          --          ( 2.99)%
EQ/Emerging Markets Equity          (14.69)%          --          ( 9.38)%
EQ/Equity 500 Index                 (21.59)%        7.07%           7.55%
EQ/Evergreen Omega                  (26.36)%          --          (11.85)%
EQ/FI Mid Cap                       (22.81)%          --          (17.18)%
EQ/FI Small/Mid Cap Value           ( 5.68)%          --            1.59%
EQ/High Yield                       ( 8.94)%       (2.99)%        ( 2.68)%
EQ/International Equity Index       (34.67)%          --          ( 5.55)%
EQ/J.P. Morgan Core Bond            ( 1.80)%          --            2.72%
EQ/Janus Large Cap Growth           (32.21)%          --          (35.14)%
EQ/Lazard Small Cap Value             7.84%           --            3.21%
EQ/Mercury Basic Value Equity       ( 4.17)%          --           10.83%
EQ/MFS Emerging Growth Companies    (43.12)%          --            6.58%
EQ/MFS Investors Trust              (25.34)%          --          ( 7.87)%
EQ/MFS Research                     (31.09)%          --            3.17%
EQ/Putnam Growth & Income Value     (16.32)%          --            2.70%
EQ/Putnam International Equity      (30.80)%          --            5.26%
EQ/Putnam Voyager                   (33.68)%          --            4.15%
EQ/Small Company Index              ( 7.59)%          --          ( 0.07)%

                                                 Length of portfolio period
                                    -----------------------------------------------------
                                                                                  Since
                                                                               portfolio
 Variable investment options            3 Years        5 Years     10 Years   inception**
-----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (13.27)%       (5.76)%       1.03%          8.95%
EQ/Alliance Common Stock            ( 6.18)%        6.83%        9.45%         10.69%
EQ/Alliance Global                  ( 8.43)%        1.11%        5.46%          5.60%
EQ/Alliance Growth Investors        ( 3.73)%        4.48%        5.89%          8.77%
EQ/Alliance Money Market              0.23%         2.12%        1.42%          3.32%
EQ/Alliance Premier Growth              --            --           --         (16.01)%
EQ/Alliance Small Cap Growth          3.51%           --           --           6.47%
EQ/Alliance Technology                  --            --           --         (41.24)%
EQ/Bernstein Diversified Value      ( 3.09)%          --           --           1.99%
EQ/Capital Guardian International       --            --           --         ( 8.91)%
EQ/Capital Guardian Research            --            --           --         ( 0.85)%
EQ/Capital Guardian U.S. Equity         --            --           --         ( 2.99)%
EQ/Emerging Markets Equity          ( 1.13)%          --           --         (12.41)%
EQ/Equity 500 Index                 ( 6.32)%        7.07%          --          10.39%
EQ/Evergreen Omega                  (11.84)%          --           --         (11.84)%
EQ/FI Mid Cap                           --            --           --         (17.83)%
EQ/FI Small/Mid Cap Value           ( 0.93)%          --           --           0.93%
EQ/High Yield                       ( 8.83)%       (2.99)%       3.82%          4.16%
EQ/International Equity Index       (12.72)%          --           --         ( 5.54)%
EQ/J.P. Morgan Core Bond              1.26%           --           --           2.72%
EQ/Janus Large Cap Growth               --            --           --         (35.64)%
EQ/Lazard Small Cap Value             7.95%           --           --           3.20%
EQ/Mercury Basic Value Equity         7.55%           --           --          10.83%
EQ/MFS Emerging Growth Companies    ( 7.13)%          --           --           6.58%
EQ/MFS Investors Trust              ( 7.87)%          --           --         ( 7.87)%
EQ/MFS Research                     ( 7.72)%          --           --           3.17%
EQ/Putnam Growth & Income Value     ( 5.28)%          --           --           2.70%
EQ/Putnam International Equity      ( 1.28)%          --           --           5.26%
EQ/Putnam Voyager                   (11.66)%          --           --           4.15%
EQ/Small Company Index                1.46%           --           --         ( 0.07)%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1,
   1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31,
   2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



54 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


--------------------------------------------------------------------------------
Barron's                                     Investment Management Weekly
Morningstar's Variable Annuity               Money Management Letter
     Sourcebook                              Investment Dealers Digest
Business Week                                National Underwriter
Forbes                                       Pension & Investments
Fortune                                      USA Today
Institutional Investor                       Investor's Business Daily
Money                                        The New York Times
Kiplinger's Personal Finance                 The Wall Street Journal
Financial Planning                           The Los Angeles Times
Investment Adviser                           The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  55

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 2001 is considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001

-----------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               --------------------------------------------------------------
                                                                    2001        2000           1999        1998        1997
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 49.16    $  66.77       $  78.30    $  67.13    $  68.19
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)            402         420            141          16          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $203.81    $ 232.08       $ 275.01    $ 223.79    $ 176.22
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)            661         618            255          35           1
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 27.16    $  26.65       $  25.55    $  24.80    $  23.98
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         13,759       9,875          5,805         349          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.07    $   9.45       $  11.77          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         18,765      17,412          5,630          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 14.11    $  16.53       $  14.78    $  11.77    $  12.52
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,423       3,189            818         211          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  4.91    $   6.60             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          7,562       5,505             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 39.15          --             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)             97          --             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.78    $  11.61       $  12.04    $  11.81          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          6,000       3,700          1,532         315          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.62          --             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)             13          --             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.64    $  11.09       $  13.93          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          5,697       5,514          1,286          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.65    $  11.04       $  10.60          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,151       2,953            987          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.09    $  10.46       $  10.26          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          6,886       5,538          2,436          --          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.04    $   6.47       $  10.97    $   5.70          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,043       2,958            962         203          --
-----------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 23.93    $  27.69             --          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          6,601       6,057             --          --          --
-----------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                               ---------------------------------------------------------------
                                                                    2001       2000             1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.66    $  9.38          $ 10.80          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)            141         78                6          --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.51    $  9.99               --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2,644        617               --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.07    $ 10.82               --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2,090        251               --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 22.86    $ 23.07          $ 25.73     $ 27.12     $ 29.13
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          1,835      1,211              574         170           2
------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.81    $ 12.02          $ 14.82     $ 11.82          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2,518      2,531              992         248          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.10    $ 11.40          $ 10.39     $ 10.73          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         10,537      5,112            2,026         379          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.36    $  8.39               --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,856      1,315               --          --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.37    $ 10.68          $  9.15     $  9.14          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,274      2,109               98         344
------------------------------------------------------------------------------------------------------------------------------
 EQ/Marisco Focus
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.33         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)             78         --               --          --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 17.00    $ 16.37          $ 14.88     $ 12.71     $ 11.58
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          1,559      1,079              173          --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 14.20    $ 21.88          $ 27.40     $ 16.03     $ 12.11
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          5,707      5,759            1,680         200           2
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.64    $ 10.45          $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          8,655      7,052            2,906          --          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Research
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.18    $ 15.84          $ 16.99     $ 14.02     $ 11.48
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          6,188      5,917            1,725         410           1
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.94    $ 13.02          $ 12.39     $ 12.76     $ 11.50
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          4,156      1,755              978         714          17
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 13.39    $ 17.34          $ 20.10     $ 12.75     $ 10.84
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3,126      2,033              771         422           4
------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.75    $ 17.36          $ 21.20     $ 16.54     $ 12.33
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2,221      1,658              576         282          --
------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.90    $ 10.86          $ 11.42     $  9.61          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          1,535      1,382              522         211          --
------------------------------------------------------------------------------------------------------------------------------

A-2 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under Living Benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.



                                                                     Hypothetical assumed rate to maturity on February 15, 2007
                                                                                        5.00%                       9.00%
-------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
-------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                             $144,082                  $ 119,503
-------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                              $131,104                  $ 131,104
-------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                                          $ 12,978                  $ (11,601)
-------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
-------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                                                $  4,504                  $  (4,854)
-------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                                $ 45,496                  $  54,854
-------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                                   $ 85,608                  $  76,250
-------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                                     $120,091                  $ 106,965
-------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                      $ 94,082                  $  69,503
-------------------------------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------------
   End of                           6% Roll-up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
--------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-up to age 85 or the Annual ratchet to age 85.


                                 Appendix IV: Enhanced death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Tax Information                                                             2
Unit Values                                                                23
Custodian and Independent Accountants                                      24
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance
  Quality Bond Option and EQ/High Yield Option                             24
Distribution of the contracts                                              25
Financial Statements                                                       26

How to obtain an Equitable Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Equitable Accumulator(R) Elite(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


Please send me an Equitable Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2002.


--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip

Equitable Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECTSM


Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. Certain features and benefits described in this prospectus may vary in your state; all features and benefits may not be available in all states.




--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate                o EQ/Marsico Focus*
  Government Securities*                  o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*    Subject to state availability.
** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.
(1)  Formerly named, "EQ/Alliance High Yield."
(2)  Formerly named, "EQ/Putnam Investors Growth."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

GUARANTEED INTEREST OPTION. You may allocate amounts to the guaranteed interest option. This option is part of our general account and pays interest at guaranteed rates.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:


o  A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                         X00293/Select New Series 2002 Portfolio

Contents of this prospectus
--------------------------------------------------------------------

EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               22
Your benefit base                                                           23
Annuity purchase factors                                                    24
Our Living Benefit option                                                   24
Guaranteed minimum death benefit                                            25
Your right to cancel within a certain number of days                        26

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the guaranteed interest option                     27
Your contract's value in the fixed maturity options                         27

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Rebalancing your account value                                              28

----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                31
Loans under Rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     34
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         34
Charges that the Trusts deduct                                              35
Group or sponsored arrangements                                             35
Other distribution arrangements                                             35

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 36
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     36
How death benefit payment is made                                           36
Beneficiary continuation option                                             37

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          38
--------------------------------------------------------------------------------
Overview                                                                    38
Buying a contract to fund a retirement arrangement                          38
Transfers among investment options                                          38
Taxation of nonqualified annuities                                          38
Individual retirement arrangements (IRAs)                                   40
Contributions                                                               40
Withdrawals and Distributions                                               41
Tax-Sheltered Annuity contracts (TSAs)                                      41
Federal and state income tax withholding and
     information reporting                                                  43
Impact of taxes to Equitable Life                                           44

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         45
--------------------------------------------------------------------------------
About Separate Account No. 49                                               45
About the Trusts                                                            45
About our fixed maturity options                                            45
About the general account                                                   46
About other methods of payment                                              47
Dates and prices at which contract events occur                             47
About your voting rights                                                    47
About legal proceedings                                                     48
About our independent accountants                                           48
Financial statements                                                        48
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          48
Distribution of the contracts                                               48

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   50
--------------------------------------------------------------------------------
Communicating performance data                                              53

--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         54
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Market value adjustment example                                       A-1
II -- Enhanced death benefit example                                       B-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
   TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                                         PAGE IN
TERM                                                                  PROSPECTUS
account value                                                                 27
annuitant                                                                     17
annuity payout options                                                        32
annuity purchase factors                                                      24
beneficiary                                                                   36
benefit base                                                                  23
business day                                                                  47
cash value                                                                    27
contract date                                                                  9
contract date anniversary                                                      9
contract year                                                                  9
contributions to traditional IRAs                                             40
  regular contributions                                                       40
  rollovers and transfers                                                     40
disruptive transfer activity                                                  28
EQAccess                                                                       6
ERISA                                                                         31
fixed maturity options                                                        21
guaranteed interest option                                                    21
guaranteed minimum death benefit                                              25
guaranteed minimum income benefit                                             24
IRA                                                                           40


                                                                         PAGE IN
TERM                                                                  PROSPECTUS
IRS                                                                           38
investment options                                                            17
Living Benefit                                                                24
loan reserve account                                                          31
market adjusted amount                                                        21
market timing                                                                 28
market value adjustment                                                       21
maturity value                                                                21
NQ                                                                            cover
participant                                                                   17
portfolio                                                                     cover
processing office                                                              6
rate to maturity                                                              21
Rollover IRA                                                                  40
Roth IRA                                                                      40
SAI                                                                           cover
SEC                                                                           cover
TOPS                                                                           6
Trusts                                                                        cover
traditional IRA                                                               40
unit                                                                          27
variable investment options                                                   17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                              in supplemental materials)
variable investment options   Investment Funds
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation Unit
Living Benefit                Guaranteed Minimum Income Benefit
Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.


                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o  change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features

--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
MANAGEMENT                  managed by professional investment advisers.
----------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
----------------------------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST         o Principal and interest guarantees.
OPTION                      o Interest rates set periodically.
----------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            ------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
----------------------------------------------------------------------------------------------------------------------------------
LIVING BENEFIT PROTECTION   Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you while the annuitant lives.
----------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        o Initial minimum:          $25,000

                            o Additional minimum:       $500
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)

                            Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                              You may incur income tax and a tax penalty.
----------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES         o Guaranteed minimum death benefit options
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
----------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

----------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES            o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                            o The charges for the guaranteed minimum death benefits range from 0.0% to 0.45%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                            o Annual 0.45% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first.

                            o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge

                            o Annual 0.35% Protection Plus charge for this optional death benefit.

                            o No sales charge deducted at the time you make contributions and no withdrawal charge.
                              ------------------------------------------------------------------------------------------------------
                              The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                              12-month period is your "contract date anniversary."
                              ------------------------------------------------------------------------------------------------------
                            o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                            o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                            o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20%
                              annually, 12b-1 fees of 0.25% annually and other expenses.
----------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES        NQ: 0-85
                            Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
------------------------------------------------------------------------------------------------------------------------------------






THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.



For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------
The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options, guaranteed interest option and the 12-month dollar cost averaging account are not covered by the fee table and examples. However, the annual administrative charge does apply to the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
Distribution                                                                               0.35%
                                                                                           ----
Total annual expenses                                                                      1.70%
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than $50,000(1)            $ 30
   If your account value on a contract date anniversary is $50,000 or more                 $  0
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                             $350
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary.)
   Standard death benefit                                                                  0.00%
   Annual Ratchet to age 85                                                                0.20% of the Annual Ratchet to age 85
                                                                                           benefit base
   6% Roll-up to age 85                                                                    0.35% of the 6% roll-up to age 85
                                                                                           benefit base
   Greater of 6% Roll-up to age 85 or Annual Ratchet to age 85                             0.45% of the greater of the 6% roll-up
                                                                                           to age 85 benefit base or the Annual
                                                                                           Ratchet to age 85 benefit base, as
                                                                                           applicable
------------------------------------------------------------------------------------------------------------------------------------
LIVING BENEFIT CHARGE (calculated as a percentage of the applicable benefit base. Deducted
annually on each contract date anniversary.)                                               0.45%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT charge (calculated as a percentage of the account value. Deducted
annually on each contract date anniversary.)                                               0.35%
------------------------------------------------------------------------------------------------------------------------------------

10 Fee table

                                              THE TRUSTS' ANNUAL EXPENSES
                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
                                                                                                          Net
                                                                                                    total annual
                                             Management Fees                      Other expenses   expenses (After
                                             (After expense                       (After expense       expense
 Portfolio Name                              limitation)(2)      12b-1 Fees(3)    limitation)(4)   limitation)(5)
------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.08%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------


Notes:

(1) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (5) for any expense limitation agreement information.


                                                                    Fee table 11

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (5) for any expense limitation agreement information.

(5) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





                                   Management       Other expenses
                                Fees (before any   (before any fee
                                  fee waivers       waivers and/or
                                and/or expense         expense
 Portfolio Name                 reimbursements)    reimbursements)
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
----------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%


                                     Management       Other expenses
                                  Fees (before any   (before any fee
                                    fee waivers       waivers and/or
                                  and/or expense         expense
 Portfolio Name                   reimbursements)    reimbursements)
----------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
----------------------------------------------------------------------------




12  Fee table

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Living Benefit, the enhanced death benefit option based on the greater of the 6% roll up to age 85 or the annual ratchet to age 85 and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.05 per $1,000.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods (as applicable) included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

                                              At the end of each period shown,
                                                    the expenses would be:
                                         1 year      3 years      5 years      10 years
                                         ------      -------      -------      --------
AXA Premier VIP Core Bond               $ 31.55     $ 115.13     $ 202.16     $ 435.92
AXA Premier VIP Health Care             $ 41.00     $ 142.56     $ 246.26     $ 515.41
AXA Premier VIP International Equity    $ 40.47     $ 141.05     $ 243.86     $ 511.20
AXA Premier VIP Large Cap Core Equity   $ 35.75     $ 127.39     $ 221.97     $ 472.19
AXA Premier VIP Large Cap Growth        $ 35.75     $ 127.39     $ 221.97     $ 472.19
AXA Premier VIP Large Cap Value         $ 35.75     $ 127.39     $ 221.97     $ 472.19
AXA Premier VIP Small/Mid Cap Growth    $ 38.37     $ 134.99     $ 234.19     $ 494.09
AXA Premier VIP Small/Mid Cap Value     $ 38.37     $ 134.99     $ 234.19     $ 494.09
AXA Premier VIP Technology              $ 41.00     $ 142.56     $ 246.26     $ 515.41
EQ/Aggressive Stock                     $ 31.44     $ 114.82     $ 201.66     $ 435.00
EQ/Alliance Common Stock                $ 29.76     $ 109.89     $ 193.63     $ 420.04
EQ/Alliance Global                      $ 33.12     $ 119.74     $ 209.63     $ 449.70
EQ/Alliance Growth and Income           $ 30.81     $ 112.97     $ 198.65     $ 429.42
EQ/Alliance Growth Investors            $ 30.81     $ 112.97     $ 198.65     $ 429.42
EQ/Alliance Intermediate Government
 Securities                             $ 30.71     $ 112.67     $ 198.15     $ 428.49
EQ/Alliance International               $ 35.75     $ 127.39     $ 221.97     $ 472.19
EQ/Alliance Money Market                $ 28.40     $ 105.87     $ 187.06     $ 407.70
EQ/Alliance Premier Growth              $ 33.65     $ 121.27     $ 212.11     $ 454.25
EQ/Alliance Quality Bond                $ 30.50     $ 112.05     $ 197.15     $ 426.62
EQ/Alliance Small Cap Growth            $ 32.70     $ 118.51     $ 207.64     $ 446.05
EQ/Alliance Technology                  $ 33.65     $ 121.27     $ 212.11     $ 454.25
EQ/AXP New Dimensions                   $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/AXP Strategy Aggressive              $ 32.07     $ 116.67     $ 204.65     $ 440.54
EQ/Balanced                             $ 31.02     $ 113.59     $ 199.65     $ 431.28
EQ/Bernstein Diversified Value          $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Calvert Socially Responsible         $ 32.60     $ 118.20     $ 207.14     $ 445.14
EQ/Capital Guardian International       $ 34.17     $ 122.80     $ 214.58     $ 458.77
EQ/Capital Guardian Research            $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Capital Guardian U.S. Equity         $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Emerging Markets Equity              $ 40.47     $ 141.05     $ 243.86     $ 511.20
EQ/Equity 500 Index                     $ 27.46     $ 103.08     $ 182.49     $ 399.06
EQ/Evergreen Omega                      $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/FI Mid Cap                           $ 32.07     $ 116.67     $ 204.65     $ 440.54
EQ/FI Small/Mid Cap Value               $ 33.12     $ 119.74     $ 209.63     $ 449.70
EQ/High Yield                           $ 31.23     $ 114.21     $ 200.65     $ 433.14
EQ/International Equity Index           $ 33.12     $ 119.74     $ 209.63     $ 449.70
EQ/J.P. Morgan Core Bond                $ 29.97     $ 110.51     $ 194.63     $ 421.93
EQ/Janus Large Cap Growth               $ 33.65     $ 121.27     $ 212.11     $ 454.25
EQ/Lazard Small Cap Value               $ 33.12     $ 119.74     $ 209.63     $ 449.70
EQ/Marsico Focus                        $ 33.65     $ 121.27     $ 212.11     $ 454.25
EQ/Mercury Basic Value Equity           $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/MFS Emerging Growth Companies        $ 31.76     $ 115.75     $ 203.15     $ 437.77
EQ/MFS Investors Trust                  $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/MFS Research                         $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Putnam Growth & Income Value         $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Putnam International Equity          $ 34.70     $ 124.33     $ 217.05     $ 463.27

                                                                    Fee table 13

                                  At the end of each period shown,
                                      the expenses would be:
                          1 year      3 years      5 years      10 years
                          ------      -------      -------      --------
EQ/Putnam Voyager        $ 31.55     $ 115.13     $ 202.16     $ 435.92
EQ/Small Company Index   $ 30.50     $ 112.05     $ 197.15     $ 426.62


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money," later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses," later in this Prospectus.


14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $500 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

                  Available
Contract          for annuitant                                                         Limitations on
type              issue ages         Source of contributions                            contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 85       o After-tax money.                                 o No additional contributions after age 86.

                                     o Paid to us by check or transfer of contract
                                       value in a tax-deferred exchange under
                                       Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------

Rollover IRA      20 through 85      o Eligible rollover distributions from TSA con-    o No rollover or direct transfer
                                       tracts or other 403(b) arrangements, qualified     contributions after age 86.
                                       plans, and governmental EDC plans.



                                     o Rollovers from another traditional               o Contributions after age 70-1/2 must
                                       individual retirement arrangement.                 be net of required minimum distributions.

                                     o Direct custodian-to-custodian transfers
                                       from another traditional individual              o Although we accept regular IRA
                                       retirement arrangement.                            contributions (limited to $3,000 for
                                                                                          calendar year 2002) under the Rollover
                                     o Regular IRA contributions.                         IRA contracts, we intend that this
                                                                                          contract be used primarily for rollover
                                     o For the calendar year 2002 and later, addi-        and direct transfer contributions.
                                       tional "catch-up" contributions.
                                                                                        o Additional catch-up contributions
                                                                                          totalling up to $500 can be made for
                                                                                          calendar year 2002 where the owner is at
                                                                                          least age 50 but under age 70-1/2 at any
                                                                                          time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85      o Rollovers from another Roth IRA.                 o No additional rollover or direct
IRA                                                                                       transfer con-tributions after age 86.

                                                                                        o Conversion rollovers after age
                                     o Conversion rollovers from a traditional            70-1/2 must be net of required
                                       IRA.                                               minimum distributions for the
                                                                                          traditional IRA you are rolling
                                     o Direct transfers from another Roth IRA.            over.

                                     o Regular Roth IRA contributions.                  o You cannot roll over funds from a
                                                                                          traditional IRA if your adjusted
                                     o For the calendar year 2002 and later, addi-        gross income is $100,000 or more.
                                       tional catch-up contributions.
                                                                                        o Although we accept regular Roth IRA
                                                                                          contributions (limited to $3,000
                                                                                          for the calendar year 2002) under
                                                                                          the Roth IRA contracts, we intend
                                                                                          that this contract be used primarily
                                                                                          for rollover and direct transfer
                                                                                          contributions.

                                                                                        o Additional catch-up contributions
                                                                                          totalling up to $500 can be made for
                                                                                          the calendar year 2002 where the
                                                                                          owner is at least age 50 at any time
                                                                                          during 2002.
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 15

                  Available
Contract          for annuitant                                                         Limitations on
type              issue ages         Source of contributions                            contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85      o Direct transfers of pre-tax                      o No additional rollover or direct
                                       funds from another contract or                     transfer contributions after age 86.
                                       arrangement under Section
                                       403(b) of the Internal Revenue                   o Rollover or direct transfer
                                       Code, complying with IRS Revenue Ruling            contributions after age 70-1/2
                                       90-24.                                             must be net of any required
                                                                                          mini- mum distributions.
                                     o Eligible rollover distributions of pre-tax
                                       funds from other 403(b) plans, qualified         o Employer-remitted contributions are not
                                       plans, governmental EDC plans and tradi-           permitted.
                                       tional IRAs.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Select(SM)contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be owners/joint owners. Non-natural owners include but are not limited to trusts, partnerships, corporations and foundations.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.
--------------------------------------------------------------------------------

                                              Contract features and benefits  17

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                    Objective                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*        Seeks a balance of a high                 BlackRock Advisors, Inc.
                                  current income and capital                Pacific Investment Management Company LLC
                                  appreciation consistent with a
                                  prudent level of risk
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*      Long-term growth of capital               AIM Capital Management, Inc.
                                                                            Dresdner RCM Global Investors LLC
                                                                            Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International     Long-term growth of capital               Alliance Capital Management L.P., through its
Equity*                                                                     Bernstein Investment Research and
                                                                            Management Unit
                                                                            Bank of Ireland Asset Management (U.S.)
                                                                            OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core    Long-term growth of capital               Alliance Capital Management L.P., through its
Equity*                                                                     Bernstein Investment Research and
                                                                            Management Unit
                                                                            Janus Capital Management LLC
                                                                            Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap         Long-term growth of capital               Alliance Capital Management L.P.
Growth*                                                                     Dresdner RCM Global Investors LLC
                                                                            TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*  Long-term growth of capital               Alliance Capital Management L.P.
                                                                            Institutional Capital Corporation
                                                                            MFS Investment Management
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap     Long-term growth of capital               Alliance Capital Management L.P.
Growth*                                                                     MFS Investment Management
                                                                            RS Investment Management L.P.
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap     Long-term growth of capital               AXA Rosenberg Investment Management LLC
Value*                                                                      The Boston Company Asset Management, LLC
                                                                            TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*       Long-term growth of capital               Alliance Capital Management L.P.
                                                                            Dresdner RCM Global Investors LLC
                                                                            Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                    Objective                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock               Seeks to achieve long-term growth         Alliance Capital Management L.P.
                                  of capital                                Marsico Capital Management, LLC
                                                                            MFS Investment Management
                                                                            Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock          Seeks to achieve long-term growth         Alliance Capital Management L.P.
                                  of capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                Seeks long-term growth of capital         Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income     Seeks to provide a high total return      Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------

18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                    Objective                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors      Seeks to achieve the highest total        Alliance Capital Management L.P.
                                  return consistent with the
                                  Adviser's determination of
                                  reasonable risk

------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate          Seeks to achieve high current             Alliance Capital Management L.P.
Government Securities*            income consistent with relative
                                  stability of principal

------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International         Seeks long-term growth of capital         Alliance Capital Management L.P.
                                                                            (including through its Bernstein Investment
                                                                            Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market          Seeks to obtain a high level of           Alliance Capital Management L.P.
                                  current income, preserve its
                                  assets and maintain liquidity

------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth        Seeks long-term growth of capital         Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond          Seeks to achieve high current             Alliance Capital Management L.P.
                                  income consistent with moderate
                                  risk of capital

------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth      Seeks to achieve long-term growth of      Alliance Capital Management L.P.
                                  capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology            Seeks to achieve growth of                Alliance Capital Management L.P.
                                  capital. Current income is
                                  incidental to the Portfolio's
                                  objective

------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions             Seeks long-term growth of capital         American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive        Seeks long-term growth of capital         American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       Seeks to achieve a high return            Alliance Capital Management L.P.
                                  through both appreciation of              Capital Guardian Trust Company
                                  capital and current income                Jennison Associates, LLC
                                                                            Prudential Investments LLC
                                                                            Mercury Advisors

------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Seeks capital appreciation                Alliance Capital Management L.P.,
                                                                            through its Bernstein Investment Research and
                                                                            Management Unit

------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*  Seeks long-term capital appreciation      Calvert Asset Management Company, Inc.
                                                                            Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International Seeks long-term growth of capital         Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Seeks long-term growth of capital         Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Seeks long-term growth of capital         Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity        Seeks long-term capital appreciation      Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Seeks a total return before               Alliance Capital Management L.P.
                                  expenses that approximates the
                                  total return performance of the
                                  S&P 500 Index, including
                                  reinvestment of dividends, at a
                                  risk level consistent with that of
                                  the S&P 500 Index

------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Seeks long-term capital growth            Evergreen Investment Management Company,
                                                                            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Seeks long-term growth of capital         Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Seeks long-term capital appreciation      Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                     Seeks to achieve a high total             Alliance Capital Management L.P.
                                  return through a combination of
                                  current income and capital
                                  appreciation

------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Seeks to replicate as closely as          Deutsche Asset Management Inc.
                                  possible (before deduction of Portfolio
                                  expenses) the total return of the MSCI
                                  EAFE Index
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                    Objective                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond          Seeks to provide a high total             J.P. Morgan Investment Management, Inc.
                                  return consistent with moderate
                                  risk of capital and maintenance of
                                  liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Seeks long-term growth of capital         Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Seeks capital appreciation                Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                 Seeks to achieve long-term growth of      Marsico Capital Management, LLC
                                  capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Seeks capital appreciation and            Mercury Advisors
                                  secondarily, income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Seeks to provide long-term capital        MFS Investment Management
Companies                         growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Seeks long-term growth of capital with a  MFS Investment Management secondary objective to seek reasonable
                                  current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Seeks to provide long-term growth of      MFS Investment Management
                                  capital and future income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income         Seeks capital growth. Current income is   Putnam Investment Management, LLC
Value                              a secondary objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Seeks capital appreciation                Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                 Seeks long-term growth of capital         Putnam Investment Management, LLC
                                  and any increased income that
                                  results from this growth

------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Seeks to replicate as closely as          Deutsche Asset Management Inc.
                                  possible (before deduction of
                                  Portfolio expenses) the total
                                  return of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------------


* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.

20 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period.

Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges.

The minimum yearly guaranteed interest rate is 3% for 2002. The yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied the rate to maturity is 3% or less.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, from one fixed maturity option to another or for subsequent contributions to the contract.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it


                                               Contract features and benefits 21
is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix I at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options and guaranteed interest option however you choose.

For example, if your initial contribution is $25,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of the variable investment options and guaranteed interest option. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options and guaranteed interest option, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.


Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.

DOLLAR COST AVERAGING

We offer three dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may not make transfers to the guaranteed interest option. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Alliance Money Market option.

You may not transfer amounts to the EQ/Alliance Money Market option established for this program that are not part of the 12 month


22  Contract features and benefits
dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Alliance Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice on a monthly basis. You can specify the number of monthly transfers or instruct us to continue to make monthly transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. Transfers may be made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.
                      ----------------------------------

You may not elect general dollar cost averaging, 12 month dollar cost averaging or the fixed-dollar option if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus.


YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit as described in this section. Your benefit base is not an account value or a cash value. See also "Our Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

6% ROLL UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The effective annual interest rate credited to this benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market) and monies allocated to the 12 month dollar cost averaging program; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities and EQ/Alliance Money Market, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


No interest is credited to the benefit base after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday,

                                   each less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


                                              Contract features and benefits  23

GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll up to age 85 or the Annual ratchet to age 85, as described immediately above, on each contract anniversary.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our Living Benefit option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR LIVING BENEFIT OPTION

The Living Benefit option offers you a guaranteed minimum income benefit. The Living Benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Living Benefit which is described under "Living Benefit charge" in "Charges and expenses" later in this Prospectus. Living Benefit is currently not available in some states. Please ask your financial professional if Living Benefit is available in your state.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base less, outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect Living Benefit, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account.



------------------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
------------------------------------------------------------------
            10                        $11,891
            15                        $18,597
------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed


24 Contract features and benefits
   minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and



(iv) for Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions (less any withdrawals and any withdrawal charges, and any taxes that apply).

If you elect one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, less any subsequent withdrawals, withdrawal charges and taxes that apply, whichever provides the highest amount.



OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; AND 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.


Subject to state availability, you may elect one of the following enhanced death benefits:

6% ROLL UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Once you have made your enhanced death benefit election, you may not change it.

The standard death benefit is the only death benefit available for annuitants age 85 at issue of NQ, Rollover IRA, Roth Conversion IRA and Rollover TSA contracts.
                      ----------------------------------
Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.


See Appendix II at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ, IRA or Rollover TSA contract.

If the annuitant is 70 or younger when we issue your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o    40% of such death benefit less total net contributions.

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


                                              Contract features and benefits  25

If the annuitant is age 71 through 79 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o 25% of such death benefit (as described above) less total net contributions.

The value of the Protection Plus death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


26  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge; and
(ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or the Protection Plus benefit charges the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


                                           Determining your contract's value  27

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option dollar cost averaging program described earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.


28  Transferring your money among investment options

You may not elect the rebalancing program if you are participating in the general dollar cost averaging, 12 month dollar cost averaging or the fixed-dollar option dollar cost averaging program. Rebalancing is not available for amounts you have allocated to the guaranteed interest option or the fixed maturity options.


                            Transferring your money among investment options  29

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.


--------------------------------------------------------------------------
                                    Method of withdrawal
--------------------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
Rollover IRA          Yes          Yes             Yes            Yes
Roth
 Conversion IRA       Yes          Yes             Yes            No
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS


(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum

30  Accessing your money
distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.
                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


                                                        Accessing your money  31

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under Living Benefit, your choice of payout options are those that are available under Living Benefit (see "Our Living Benefit option" earlier in this Prospectus).


------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     (not available in New York)
                                      Life annuity with period certain
------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


32  Accessing your money

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. For contracts issued in New York, the maturity date is the contract date that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:

-------------------------------------
                  Maximum
 Issue age   annuitization age
-------------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-85            90
-------------------------------------

This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager payout option is chosen.


                                                        Accessing your money  33

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary -- a charge if you elect a death benefit (other than the Standard death benefit).

o On each contract date anniversary -- a charge for the Living Benefit, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o On each contract date anniversary -- a charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.



GUARANTEED MINIMUM DEATH BENEFIT CHARGE

Annual ratchet to age 85. If you elect the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.20% of the Annual ratchet to age 85 benefit base.

6% Roll up to age 85. If you elect the 6% Roll up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.35% of the 6% Roll up to age 85 benefit base.

Greater of 6% Roll up to age 85 or Annual ratchet to age 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.45% of the greater of the 6% Roll up to age 85 or the Annual ratchet to age 85 benefit base.

There is no additional charge for the Standard death benefit.

LIVING BENEFIT CHARGE

If you elect the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you


34  Charges and expenses
exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.45% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for 12 month dollar cost averaging.

PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for 12 month dollar cost averaging.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.20%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  35

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. The death benefit will be less a deduction for any outstanding loan plus accrued interest on the date that the death benefit payment is made (applies to Rollover TSA only).


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your


36  Payment of death benefit
death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.


We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the applicable guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Select(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


                                                    Payment of death benefit  37

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse); and

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multi-


38  Tax information
plying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


                                                             Tax information  39

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.



PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) SELECT(SM) CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) SELECT(SM) IRA OR ACCUMULATOR(R) SELECT(SM) ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CONTRIBUTIONS


Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).


40  Tax information

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer related to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time home buyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.


A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


PROTECTION PLUS FEATURE


THE PROTECTION PLUS FEATURE IS OFFERED FOR ROLLOVER TSA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE QUALIFICATION REQUIREMENTS FOR TSAS. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus benefit is not part of the contract, in such a case, the charges for the Protection Plus rider could


                                                              Tax information 41
be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) SELECT(SM) ROLLOVER TSA CONTRACT WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Select(SM) Rollover TSA contract:

o    a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

Contributions to TSAs are discussed in greater detail in the SAI.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.


Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.


42  Tax information

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


                                                             Tax information  43

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


44  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to Equitable Life's other operations.

The Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Account.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Account; and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to Class IB shares, and other aspects of its operations, appears in the prospectuses for each Trust which are attached at the end of this prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

For example the rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:



----------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of            Price per $100 of
      maturity year        February 15, 2002      maturity value
----------------------------------------------------------------------
           2003                   3.00%                $ 97.09
           2004                   3.00%                $ 94.26
           2005                   3.63%                $ 89.85
           2006                   4.07%                $ 85.24
           2007                   4.49%                $ 80.27
           2008                   4.82%                $ 75.38
           2009                   5.08%                $ 70.67
           2010                   5.29%                $ 66.19
----------------------------------------------------------------------

                                                             More information 45

-----------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of            Price per $100 of
      maturity year        February 15, 2002      maturity value
-----------------------------------------------------------------------
           2011                    5.47%                $ 61.90
           2012                    5.59%                $ 58.03
-----------------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date by adjusting rates on new fixed maturity options established on that date to reflect a similar maturity date as the fixed maturity option from which the withdrawal is being made (unless the withdrawal is being made on an anniversary of the original contribution to the fixed maturity option, in which case the amount will be based on the then current rate to maturity).

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix I at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


46  More information

ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form. Until we receive the signed application or the signed Acknowledgement of Receipt form, your ability to perform financial transactions may be limited.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We


                                                            More information  47
will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS

The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.




DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). Both AXA Advisors and AXA Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of Equitable Life, and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker dealers who have entered into selling agreements with AXA Distributors.


48  More information

We pay broker-dealer sales compensation that will generally not exceed an amount equal to 2.0% annually of the account value on a contract date anniversary. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professionals as commissions related to sales of the contracts.


                                                            More information  49

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the highest optional enhanced death benefit charge, the optional Living Benefit charge, the charge for Protection Plus and the annual administrative charge, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the EQ/"Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. The results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


50  Investment performance

                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
-------------------------------------------------------------------------------
EQ/Aggressive Stock                 (26.45)%       (5.85)%        ( 2.53)%
EQ/Alliance Common Stock            (12.28)%        6.73%          10.30%
EQ/Alliance Global                  (21.64)%        1.02%           3.01%
EQ/Alliance Growth Investors        (14.12)%        4.38%           5.94%
EQ/Alliance Money Market              1.80%         2.01%           2.28%
EQ/Alliance Premier Growth          (25.26)%          --          (13.17)%
EQ/Alliance Small Cap Growth        (14.73)%          --            6.37%
EQ/Alliance Technology              (25.73)%          --          (35.49)%
EQ/Bernstein Diversified Value        1.33%           --          ( 1.69)%
EQ/Capital Guardian International   (22.25)%          --          ( 1.01)%
EQ/Capital Guardian Research        ( 3.70)%          --            1.30%
EQ/Capital Guardian U.S. Equity     ( 3.69)%          --          ( 0.76)%
EQ/Emerging Markets Equity          ( 6.79)%          --          ( 7.83)%
EQ/Equity 500 Index                 (13.66)%        6.97%          10.22%
EQ/Evergreen Omega                  (18.44)%          --          ( 9.43)%
EQ/FI Mid Cap                       (14.90)%          --          (11.69)%
EQ/FI Small/Mid Cap Value             2.21%           --            3.24%
EQ/High Yield                       ( 1.03)%       (3.08)%          0.34%
EQ/International Equity Index       (26.75)%          --          ( 4.19)%
EQ/J.P. Morgan Core Bond              6.10%           --          ( 1.04)%
EQ/Janus Large Cap Growth           (24.29)%          --          (29.20)%
EQ/Lazard Small Cap Value            15.72%           --          ( 1.04)%
EQ/Mercury Basic Value Equity         3.73%           --           10.73%
EQ/MFS Emerging Growth Companies    (35.19)%          --            6.47%
EQ/MFS Investors Trust              (17.43)%          --          ( 5.67)%
EQ/MFS Research                     (23.17)%          --            3.07%
EQ/Putnam Growth & Income Value     ( 8.40)%          --            2.60%
EQ/Putnam International Equity      (22.88)%          --          ( 1.22)%
EQ/Putnam Voyager                   (25.75)%          --          ( 1.22)%
EQ/Small Company Index                0.30%           --            1.06%

                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (10.77)%       (5.85)%       0.94%         8.84%
EQ/Alliance Common Stock            ( 4.05)%        6.73%        9.35%        10.58%
EQ/Alliance Global                  ( 6.19)%        1.02%        5.36%         5.50%
EQ/Alliance Growth Investors        ( 1.71)%        4.38%        5.79%         8.66%
EQ/Alliance Money Market              2.08%         2.01%        1.32%         3.21%
EQ/Alliance Premier Growth              --            --           --        (13.17)%
EQ/Alliance Small Cap Growth          5.24%           --           --          6.37%
EQ/Alliance Technology                  --            --           --        (35.49)%
EQ/Bernstein Diversified Value      ( 1.10)%          --           --          3.05%
EQ/Capital Guardian International       --            --           --        ( 6.44)%
EQ/Capital Guardian Research            --            --           --          1.29%
EQ/Capital Guardian U.S. Equity         --            --           --        ( 0.77)%
EQ/Emerging Markets Equity            0.78%           --           --        (12.49)%
EQ/Equity 500 Index                 ( 4.19)%        6.97%          --         10.28%
EQ/Evergreen Omega                  ( 9.42)%          --           --        ( 9.42)%
EQ/FI Mid Cap                           --            --           --        (12.37)%
EQ/FI Small/Mid Cap Value             0.97%           --           --          0.83%
EQ/High Yield                       ( 6.57)%       (3.08)%       3.72%         4.06%
EQ/International Equity Index       (10.25)%          --           --        ( 4.19)%
EQ/J.P. Morgan Core Bond              3.07%           --           --          3.76%
EQ/Janus Large Cap Growth               --            --           --        (29.71)%
EQ/Lazard Small Cap Value             9.54%           --           --          4.22%
EQ/Mercury Basic Value Equity         9.14%           --           --         10.73%
EQ/MFS Emerging Growth Companies    ( 4.96)%          --           --          6.47%
EQ/MFS Investors Trust              ( 5.67)%          --           --        ( 5.67)%
EQ/MFS Research                     ( 5.51)%          --           --          3.07%
EQ/Putnam Growth & Income Value     ( 3.19)%          --           --          2.60%
EQ/Putnam International Equity        0.64%           --           --          5.16%
EQ/Putnam Voyager                   ( 9.25)%          --           --          4.05%
EQ/Small Company Index                3.27%           --           --          1.06%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1,
   1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New



                                                       Investment performance 51

 Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


52 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------

Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commissions or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Select(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:

o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION

Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses, the optional enhanced death benefit charge, the optional Living Benefit charge, the optional Protection Plus benefit charge, the annual administrative charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.


                                                      Investment performance  53

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


54  Incorporation of certain documents by reference

Appendix I: Market value adjustment example


--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.



--------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                             rate to maturity on
                                                             -------------------
                                                             February 15, 2007
                                                             5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
(1) Market adjusted amount                                 $144,082    $ 119,503
(2) Fixed maturity amount                                  $131,104    $ 131,104
(3) Market value adjustment:
  (1) - (2)                                                $ 12,978    $ (11,601)
--------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
    withdrawal:
  (3) x [$50,000/(1)]                                      $  4,504    $  (4,854)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496    $  54,854
(6) Fixed maturity amount: (2) - (5)                       $ 85,608    $  76,250
(7) Maturity value                                         $120,091    $ 106,965
(8) Market adjusted amount of (7)                          $ 94,082    $  69,503
--------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized. The market value is computed differently if you withdraw amounts on a date other than the anniversary of the establishment of the fixed maturity option.


                                 Appendix I: Market value adjustment example A-1

                      (This page intentionally left blank)

Appendix II: Enhanced death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




------------------------------------------------------------------------------------
   End of
 contract                        6% roll up to age 85       Annual ratchet to age 85
   year         Account value   enhanced death benefit(1)     enhanced death benefit
------------------------------------------------------------------------------------
     1           $105,000              $  106,000(1)               $  105,000(3)
     2           $115,500              $  112,360(2)               $  115,500(3)
     3           $129,360              $  119,102(2)               $  129,360(3)
     4           $103,488              $  126,248(1)               $  129,360(4)
     5           $113,837              $  133,823(1)               $  129,360(4)
     6           $127,497              $  141,852(1)               $  129,360(4)
     7           $127,497              $  150,363(1)               $  129,360(4)
------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% roll-up to age 85 or the Annual ratchet to age 85.


                                 Appendix II: Enhanced death benefit example B-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Tax Information                                                             2
Unit Values                                                                23
Custodian and Independent Accountants                                      24
Yield Information for the EQ/Alliance Money Market Option,
  EQ/Alliance Quality Bond Option and EQ/High Yield Option                 24
Distribution of the contracts                                              26
Financial Statements                                                       26


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) SELECT(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
 Equitable Accumulator(R) Select(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547



Please send me an Equitable Accumulator(R) Select(SM) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2002.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip







(SAI 4ACS(5/02))







                                         X00293/Select New Series 2002 Portfolio

Equitable Accumulator(R) Advisor(SM)


A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR(R) ADVISOR(SM)

Equitable Accumulator(R) Advisor(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.





--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager (2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*    Subject to state availability.


** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.


(1)  Formerly named, "EQ/Alliance High Yield."

(2)  Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.




THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00289

Contents of this prospectus

--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R) ADVISOR(SM)

--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Equitable Accumulator(R) Advisor(SM) at a glance -- key features             8


--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Examples                                                                    13
Condensed financial information                                             14


--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your right to cancel within a certain number of days                        22




--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        23
--------------------------------------------------------------------------------
Your account value and cash value                                           23
Your contract's value in the variable investment options                    23
Your contract's value in the fixed maturity options                         23




--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         24
--------------------------------------------------------------------------------
Transferring your account value                                             24
Disruptive transfer activity                                                24
Dollar cost averaging                                                       24
Rebalancing your account value                                              24


"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     26
--------------------------------------------------------------------------------
Withdrawing your account value                                              26
How withdrawals are taken from your account value                           27
How withdrawals affect your minimum death benefit                           27
Surrendering your contract to receive its cash value                        27
When to expect payments                                                     27
Annuity purchase factors                                                    27
Your annuity payout options                                                 27




--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     30
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         30
Charges that the Trusts deduct                                              30
Group or sponsored arrangements                                             30
Other distribution arrangements                                             30




--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 31
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     31
How death benefit payment is made                                           31
Beneficiary continuation option                                             32




--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          34
--------------------------------------------------------------------------------
Overview                                                                    34
Buying a contract to fund a retirement arrangement                          34
Transfers among investment options                                          34
Taxation of nonqualified annuities                                          34
Individual retirement arrangements (IRAs)                                   36
Special rules for contracts funding qualified plans                         37
Federal and state income tax withholding and
     information reporting                                                  37
Impact of taxes to Equitable Life                                           38


--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         39
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   39
About the Trusts                                                            39
About our fixed maturity options                                            39
About the general account                                                   40
About other methods of payment                                              41
Dates and prices at which contract events occur                             41
About your voting rights                                                    41
About legal proceedings                                                     42
About our independent accountants                                           42
Financial statements                                                        42
Transfers of ownership, collateral assignments,
     loans and borrowing                                                    42
Distribution of the contracts                                               42




--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   44
--------------------------------------------------------------------------------
Communicating performance data                                              47





--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           48

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I--Condensed financial information                                         A-1
II--Purchase considerations for QP contracts                               B-1
III--Market value adjustment example                                       C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                         Page
   account value                           23
   annuitant                               15
   annuity payout options                  27
   beneficiary                             32
   business day                            41
   cash value                              23
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions to Roth IRAs              36
      regular contributions                36
      rollovers and direct transfers       36
      conversion contributions             36
   contributions to traditional IRAs       36
      regular contributions                36
      rollovers and transfers              36
   disruptive transfer activity            24
   EQAccess                                 6
   fixed maturity amount                   21
   fixed maturity options                  21
   IRA                                     36
   IRS                                     34


                                         Page
   investment options                      17
   market adjusted amount                  21
   market timing                           24
   market value adjustment                 21
   maturity value                          21
   minimum death benefit                   32
   NQ                                   cover
   portfolio                            cover
   processing office                        6
   QP                                   cover
   rate to maturity                        21
   Rollover IRA                         cover
   Roth Conversion IRA                  cover
   Roth IRA                                36
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   traditional IRA                         36
   Trusts                               cover
   unit                                    23
   variable investment options             17



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




--------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options          Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
variable investment options     Investment Funds
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
unit                            Accumulation Unit
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


 -------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
 -------------------------------------------------------


Equitable Accumulator(R) Advisor(SM)
P.O. Box 13014
Newark, NJ 07188-0014



 -------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
 -------------------------------------------------------


Equitable Accumulator(R) Advisor(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


 -------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
 -------------------------------------------------------


Equitable Accumulator(R) Advisor(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


 -------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
 -------------------------------------------------------


Equitable Accumulator(R) Advisor(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


 -------------------------------------------------------
 REPORTS WE PROVIDE:
 -------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

 -------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
 -------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Website at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus)


 -------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
 -------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2)  conversion of a traditional IRA contract to a Roth Conversion IRA;

(3)  election of the rebalancing program;

(4)  tax withholding elections;

(5)  election of the beneficiary continuation option;

6  Who is Equitable Life?

(6)  IRA contribution recharacterizations;

(7)  certain section 1035 exchanges; and

(8)  direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  dollar cost averaging;

(2)  rebalancing;

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Advisor(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator(R) Advisor(SM) variable investment options invest in different portfolios managed by
MANAGEMENT                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                  payments.

                          o On transfers inside the   No tax on transfers among variable investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000

                          o Additional minimum:       $ 1,000
                                                      Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Contract surrender

                          You may incur income tax and a tax penalty for certain withdrawals.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o Dollar cost averaging

                          o Account value rebalancing (quarterly, semiannually and annually)

                          o Free transfers
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Advisor(SM) at a glance -- key features

FEES AND CHARGES          o    Daily charges on amounts invested in variable investment
                               options for mortality and expense risks charge and
                               administrative charge at an annual rate of up to 0.50%.
                          -----------------------------------------------------------------

                          The "contract date" is the effective date of a contract.
                          This usually is the business day we receive the properly
                          completed and signed application, along with any other
                          required documents, and your initial contribution. Your
                          contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month
                          period after that date is a "contract year." The end of each
                          12-month period is your "contract date anniversary."

                          -----------------------------------------------------------------

                          o    We deduct a charge designed to approximate certain
                               taxes that may be imposed on us, such as premium taxes in
                               your state. This charge is generally deducted from the
                               amount applied to an annuity payout option.

                          o    Annual expenses of the Trusts' portfolios are
                               calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually, 12b-1 fees of 0.25%
                               annually and other expenses.
--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES      NQ: 0-83
                          Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
--------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

CURRENTLY, YOU MAY PURCHASE A CONTRACT ONLY IF YOU ARE A PARTICIPANT IN AN ACCOUNT ESTABLISHED UNDER A FEE-BASED PROGRAM SPONSORED AND MAINTAINED BY A REGISTERED BROKER-DEALER OR OTHER FINANCIAL INTERMEDIARY WE APPROVE (INCLUDING AXA ADVISORS, LLC, ONE OF THE DISTRIBUTORS OF THE CONTRACTS AND AN AFFILIATE OF EQUITABLE LIFE). WE MAY, IN THE FUTURE, OFFER THIS CONTRACT THROUGH OTHER MEANS. THE FEES AND EXPENSES OF A FEE-BASED PROGRAM ARE SEPARATE FROM AND IN ADDITION TO THE FEES AND EXPENSES OF THE CONTRACT AND GENERALLY PROVIDE FOR VARIOUS BROKERAGE SERVICES. IF YOU PURCHASE THIS CONTRACT THROUGH A FEE-BASED ARRANGEMENT AND LATER TERMINATE THE ARRANGEMENT, YOUR CONTRACT WILL CONTINUE IN FORCE. THERE MAY BE CHARGES ASSOCIATED WITH THE FEE-BASED ARRANGEMENT SHOULD YOU DECIDE TO NO LONGER PARTICIPATE IN THE ARRANGEMENT. PLEASE CONSULT WITH YOUR PROGRAM SPONSOR FOR MORE DETAILS ABOUT YOUR FEE-BASED PROGRAM.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



              Equitable Accumulator(R) Advisor(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectuses for each Trust. The table does not reflect any fees and charges imposed by your fee-based program.


The fixed maturity options are not covered by the fee table and examples. However, a market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)          0.50%
Total annual expenses                                                    0.50%
--------------------------------------------------------------------------------




10 Fee table

                                            THE TRUSTS' ANNUAL EXPENSES
                          (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------------------
                                                                                                  Net Total
                                                Management                          Other          Annual
                                                  Fees                            Expenses        Expenses
                                             (After expense                    (After expense   (After expense
                                             limitation)(2)   12b-1 Fees(3)     limitation)(4)  limitation)(5)
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%            0.25%             0.70%            0.95%
AXA Premier VIP Health Care                      0.44%            0.25%             1.16%            1.85%
AXA Premier VIP International Equity             0.62%            0.25%             0.93%            1.80%
AXA Premier VIP Large Cap Core Equity            0.17%            0.25%             0.93%            1.35%
AXA Premier VIP Large Cap Growth                 0.31%            0.25%             0.79%            1.35%
AXA Premier VIP Large Cap Value                  0.08%            0.25%             1.02%            1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%            0.25%             0.93%            1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%            0.25%             1.15%            1.60%
AXA Premier VIP Technology                       0.58%            0.25%             1.02%            1.85%
-----------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%            0.25%             0.08%            0.94%
EQ/Alliance Common Stock                         0.46%            0.25%             0.07%            0.78%
EQ/Alliance Global                               0.73%            0.25%             0.12%            1.10%
EQ/Alliance Growth and Income                    0.57%            0.25%             0.06%            0.88%
EQ/Alliance Growth Investors                     0.57%            0.25%             0.06%            0.88%
EQ/Alliance Intermediate Government Securities   0.50%            0.25%             0.12%            0.87%
EQ/Alliance International                        0.85%            0.25%             0.25%            1.35%
EQ/Alliance Money Market                         0.33%            0.25%             0.07%            0.65%
EQ/Alliance Premier Growth                       0.84%            0.25%             0.06%            1.15%
EQ/Alliance Quality Bond                         0.53%            0.25%             0.07%            0.85%
EQ/Alliance Small Cap Growth                     0.75%            0.25%             0.06%            1.06%
EQ/Alliance Technology                           0.82%            0.25%             0.08%            1.15%
EQ/AXP New Dimensions                            0.00%            0.25%             0.70%            0.95%
EQ/AXP Strategy Aggressive                       0.00%            0.25%             0.75%            1.00%
EQ/Balanced                                      0.57%            0.25%             0.08%            0.90%
EQ/Bernstein Diversified Value                   0.61%            0.25%             0.09%            0.95%
EQ/Calvert Socially Responsible                  0.00%            0.25%             0.80%            1.05%
EQ/Capital Guardian International                0.66%            0.25%             0.29%            1.20%
EQ/Capital Guardian Research                     0.55%            0.25%             0.15%            0.95%
EQ/Capital Guardian U.S. Equity                  0.59%            0.25%             0.11%            0.95%
EQ/Emerging Markets Equity                       0.87%            0.25%             0.68%            1.80%
EQ/Equity 500 Index                              0.25%            0.25%             0.06%            0.56%
EQ/Evergreen Omega                               0.00%            0.25%             0.70%            0.95%
EQ/FI Mid Cap                                    0.48%            0.25%             0.27%            1.00%
EQ/FI Small/Mid Cap Value                        0.74%            0.25%             0.11%            1.10%
EQ/High Yield                                    0.60%            0.25%             0.07%            0.92%
EQ/International Equity Index                    0.35%            0.25%             0.50%            1.10%
EQ/J.P. Morgan Core Bond                         0.44%            0.25%             0.11%            0.80%
EQ/Janus Large Cap Growth                        0.76%            0.25%             0.14%            1.15%
EQ/Lazard Small Cap Value                        0.72%            0.25%             0.13%            1.10%
EQ/Marsico Focus                                 0.00%            0.25%             0.90%            1.15%
EQ/Mercury Basic Value Equity                    0.60%            0.25%             0.10%            0.95%
EQ/MFS Emerging Growth Companies                 0.63%            0.25%             0.09%            0.97%
EQ/MFS Investors Trust                           0.58%            0.25%             0.12%            0.95%
EQ/MFS Research                                  0.63%            0.25%             0.07%            0.95%
EQ/Putnam Growth & Income Value                  0.57%            0.25%             0.13%            0.95%
EQ/Putnam International Equity                   0.71%            0.25%             0.29%            1.25%
EQ/Putnam Voyager                                0.62%            0.25%             0.08%            0.95%
EQ/Small Company Index                           0.25%            0.25%             0.35%            0.85%
-----------------------------------------------------------------------------------------------------------------



Notes:


(1) A portion of this charge is for providing the guaranteed minimum death benefit.


(2) The management fees for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (5) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.



                                                                    Fee table 11

(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus "Other Expenses" shown are estimated. See footnote (5) for any expense limitation agreement information.

(5) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.




----------------------------------------------------------------------------
                                    Management       Other expenses
                                 Fees (before any   (before any fee
                                   fee waivers       waivers and/or
                                 and/or expense         expense
 Portfolio Name                  reimbursements)    reimbursements)
----------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
----------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                       Management       Other expenses
                                    Fees (before any   (before any fee
                                      fee waivers       waivers and/or
                                    and/or expense         expense
 Portfolio Name                     reimbursements)    reimbursements)
----------------------------------------------------------------------------

EQ/Bernstein Diversified Value           0.65%              0.09%
EQ/Calvert Socially Responsible          0.65%              1.46%
EQ/Capital Guardian International        0.85%              0.29%
EQ/Capital Guardian Research             0.65%              0.15%
EQ/Capital Guardian U.S. Equity          0.65%              0.11%
EQ/Emerging Markets Equity               1.15%              0.68%
EQ/Evergreen Omega                       0.65%              0.99%
EQ/FI Mid Cap                            0.70%              0.27%
EQ/FI Small/Mid Cap Value                0.75%              0.11%
EQ/International Equity Index            0.35%              0.50%
EQ/J.P. Morgan Core Bond                 0.45%              0.11%
EQ/Janus Large Cap Growth                0.90%              0.14%
EQ/Lazard Small Cap Value                0.75%              0.13%
EQ/Marsico Focus                         0.90%              2.44%
EQ/MFS Investors Trust                   0.60%              0.12%
EQ/MFS Research                          0.65%              0.07%
EQ/Putnam Growth & Income Value          0.60%              0.13%
EQ/Putnam International Equity           0.85%              0.29%
EQ/Putnam Voyager                        0.65%              0.08%
----------------------------------------------------------------------------






12  Fee table

EXAMPLES



The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)


The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





--------------------------------------------------------------------------------------
                                                    At the end of each period
                                                  shown, the expenses would be:
--------------------------------------------------------------------------------------
                                         1 year     3 years       5 years     10 years
--------------------------------------------------------------------------------------

AXA Premier VIP Core Bond               $ 15.22     $ 47.28      $  81.61     $ 178.42
AXA Premier VIP Health Care             $ 24.68     $ 75.92      $ 129.78     $ 276.86
AXA Premier VIP International Equity    $ 24.15     $ 74.34      $ 127.16     $ 271.62
AXA Premier VIP Large Cap Core Equity   $ 19.43     $ 60.07      $ 103.25     $ 223.28
AXA Premier VIP Large Cap Growth        $ 19.43     $ 60.07      $ 103.25     $ 223.28
AXA Premier VIP Large Cap Value         $ 19.43     $ 60.07      $ 103.25     $ 223.28
AXA Premier VIP Small/Mid Cap Growth    $ 22.05     $ 68.02      $ 116.59     $ 250.41
AXA Premier VIP Small/Mid Cap Value     $ 22.05     $ 68.02      $ 116.59     $ 250.41
AXA Premier VIP Technology              $ 24.68     $ 75.92      $ 129.78     $ 276.86
EQ/Aggressive Stock                     $ 15.12     $ 46.96      $  81.06     $ 177.28
EQ/Alliance Common Stock                $ 13.44     $ 41.81      $  72.30     $ 158.81
EQ/Alliance Global                      $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/Alliance Growth and Income           $ 14.49     $ 45.03      $  77.78     $ 170.39
EQ/Alliance Growth Investors            $ 14.49     $ 45.03      $  77.78     $ 170.39
EQ/Alliance Intermediate Government
 Securities                             $ 14.39     $ 44.71      $  77.23     $ 169.24
EQ/Alliance International               $ 19.43     $ 60.07      $ 103.25     $ 223.28
EQ/Alliance Money Market                $ 12.08     $ 37.62      $  65.13     $ 143.59
EQ/Alliance Premier Growth              $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Alliance Quality Bond                $ 14.18     $ 44.07      $  76.14     $ 166.93
EQ/Alliance Small Cap Growth            $ 16.38     $ 50.81      $  87.60     $ 190.94
EQ/Alliance Technology                  $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/AXP New Dimensions                   $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/AXP Strategy Aggressive              $ 15.75     $ 48.89      $  84.33     $ 184.13
EQ/Balanced                             $ 14.70     $ 45.68      $  78.88     $ 172.69
EQ/Bernstein Diversified Value          $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Calvert Socially Responsible         $ 16.27     $ 50.49      $  87.05     $ 189.81
EQ/Capital Guardian International       $ 17.85     $ 55.29      $  95.18     $ 206.67
EQ/Capital Guardian Research            $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Capital Guardian U.S. Equity         $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Emerging Markets Equity              $ 24.15     $ 74.34      $ 127.16     $ 271.62
EQ/Equity 500 Index                     $ 11.13     $ 34.70      $  60.15     $ 132.93
EQ/Evergreen Omega                      $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/FI Mid Cap                           $ 15.75     $ 48.89      $  84.33     $ 184.13
EQ/FI Small/Mid Cap Value               $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/High Yield                           $ 14.91     $ 46.32      $  79.97     $ 174.99
EQ/International Equity Index           $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/J.P. Morgan Core Bond                $ 13.65     $ 42.46      $  73.40     $ 161.14
EQ/Janus Large Cap Growth               $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Lazard Small Cap Value               $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/Marsico Focus                        $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Mercury Basic Value Equity           $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Emerging Growth Companies        $ 15.43     $ 47.92      $  82.70     $ 180.71
EQ/MFS Investors Trust                  $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Research                         $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Putnam Growth & Income Value         $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Putnam International Equity          $ 18.38     $ 56.89      $  97.87     $ 212.23
EQ/Putnam Voyager                       $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Small Company Index                  $ 14.18     $ 44.07      $  76.14     $ 166.93
--------------------------------------------------------------------------------------




(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the example. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



                                                                    Fee table 13

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                  FOR ANNUITANT                                                   LIMITATIONS ON
 CONTRACT TYPE    ISSUE AGES       SOURCE OF CONTRIBUTIONS                       CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 83    o After-tax money.                             o No additional contributions after age 84.

                                  o Paid to us by check or transfer of contract
                                    value in a tax-deferred exchange under
                                    Section 1035 of the Internal Revenue
                                    Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 83   o Eligible rollover distributions from TSA     o No rollover or direct transfer contributions
                                    contracts or other 403(b) arrangements,        after age 84.
                                    qualified plans, and governmental EDC
                                    plans.                                       o Contributions after age 70-1/2 must be net of
                                                                                   required minimum distributions.

                                  o Rollovers from another traditional indi-     o Although we accept regular IRA contribu-
                                    vidual retirement arrangement.                 tions (limited to $3,000 for the calendar
                                                                                   year 2002) under Rollover IRA contracts, we
                                                                                   intend that this contract be used primarily
                                                                                   for rollover and direct transfer contributions.
                                  o Direct custodian-to-custodian transfers
                                    from another traditional individual retire-  o Additional catch-up contributions totalling
                                    ment arrangement.                              up to $500 can be made for the calendar
                                                                                   year ending 2002 where the owner is at least age
                                  o Regular IRA contributions.                     50 but under age 70-1/2 at any time during
                                                                                   2002.
                                  o For the calendar year 2002 and later, addi-
                                    tional "catch-up" contributions.

------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 83   o Rollovers from another Roth IRA.             o No rollover or direct transfer
IRA                                                                                contributions after age 84.
                                  o Conversion rollovers from a traditional
                                    IRA.                                         o Conversion rollovers after age 70-1/2 must be
                                                                                   net of required minimum distributions for
                                  o Direct transfers from another Roth IRA.        the traditional IRA you are rolling over.

                                  o Regular Roth IRA contributions.              o You cannot roll over funds from a traditional
                                                                                   IRA if your adjusted gross income is
                                  o For the calendar year 2002 and later, addi-    $100,000 or more.
                                    tional catch-up contributions.
                                                                                 o Although we accept regular Roth IRA con-
                                                                                   tributions (limited to $3,000 for the
                                                                                   calendar year 2002) under Roth IRA con-
                                                                                   tracts, we intend that this contract be used
                                                                                   primarily for rollover and direct transfer
                                                                                   contributions.

                                                                                 o Additional catch-up contributions totalling
                                                                                   up to $500 can be made for the calendar
                                                                                   year 2002 where the owner is at least age
                                                                                   50 at any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15


------------------------------------------------------------------------------------------------------------------------------------
            Available
Contract    for annuitant                                                    Limitations on
type        issue ages       Source of contributions                         contributions
------------------------------------------------------------------------------------------------------------------------------------
QP          20 through 75    o Only transfer contributions from an exist-    o Regular ongoing payroll contributions are
                               ing qualified plan trust as a change of         not permitted.
                               investment vehicle under the plan.
                                                                             o Only one additional transfer contribution
                             o The plan must be qualified under Section        may be made during a contract year.
                               401(a) of the Internal Revenue Code.
                                                                             o No additional transfer contributions after
                             o For 401(k) plans, transferred contributions     age 76.
                               may only include employee pre-tax
                               contributions.                                o For defined benefit plans, employee contri-
                                                                               butions are not permitted and we will not
                                                                               accept contributions that fund more than
                                                                               80% of the actuarial value of the plan
                                                                               participant/employee's normal retirement
                                                                               benefit.

                                                                             o Contributions after age 70-1/2 must be net of any
                                                                               any required minimum distributions.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information," later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Advisor(SM) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.

--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among variable investment options and the fixed maturity options.

--------------------------------------------------------------------------------




                                              Contract features and benefits  17

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R)
Advisor(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time.
Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


----------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                          OBJECTIVE                               ADVISER(S)
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*              Seeks a balance of a high current       BlackRock Advisors, Inc.
                                        income and capital                      Pacific Investment Management Company LLP
                                        appreciation consistent with a
                                        prudent level of risk
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*            Long-term growth of capital             AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International           Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Bank of Ireland Asset Management (U.S.)
                                                                                Limited
                                                                                OppenheimerFunds, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core          Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap               Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*        Long-term growth of capital             Alliance Capital management L.P.
                                                                                Institutional Capital Corporation
                                                                                MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        MFS Investment Management
                                                                                RS Investment Management, L.P.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             AXA Rosenberg Investment Management LLC
 Value*                                                                         The Boston Company Asset Management LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*             Long-term growth of capital             Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                          OBJECTIVE                              ADVISER(S)
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital                                 Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital and
                                        increased income
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                      Seeks long-term growth of capital       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Growth and Income       Seeks to provide a high total return                    Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent    Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent         Alliance Capital Management L.P.
 Government Securities*             with relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                       Alliance Capital Management L.P.
                                                                                            (including through its Bernstein
                                                                                            Investment Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,         Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent          Alliance Capital Management L.P.
                                    with moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital             Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current              Alliance Capital Management L.P.
                                    income is incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both              Alliance Capital Management L.P.
                                    appreciation of capital and current income               Capital Guardian Trust Company
                                                                                             Jennison Associates LLC
                                                                                             Prudential Investments LLC
                                                                                             Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                               Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation                     Calvert Asset Management Company, Inc.
                                                                                             Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                     Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates   Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                           Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-  Alliance Capital Management L.P.
                                    tion of current income and capital appreciation

------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

PORTFOLIOS OF THE TRUSTS (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o  the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the


                                              Contract features and benefits  21
portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.84% on February 15, 2002, we would have allocated $5,667.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA or QP contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.


22  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of (i) the values you have in the variable investment options and (ii) the market adjusted amounts in the fixed maturity options. These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal; and/or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


                                           Determining your contract's value  23

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Advisor(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).



24  Transferring your money among investment options

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options. There is no charge for the rebalancing feature.


                            Transferring your money among investment options  25

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




--------------------------------------------------------------------------------
                         Method of withdrawal
--------------------------------------------------------------------------------
                                                             Lifetime
                                                             required
                                               Substan-      minimum
      Contract     Lump sum    Systematic   tially equal   distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes            No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes            Yes           Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes            Yes            No
--------------------------------------------------------------------------------
QP                   Yes           No            No            Yes
--------------------------------------------------------------------------------


We impose no withdrawal charge for withdrawals from the Equitable Accumulator(R) Advisor(SM) variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information" later in this Prospectus and in the SAI. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, or amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its



26  Accessing your money
cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

--------------------------------------------------------------------------------
For Rollover IRA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.



HOW WITHDRAWALS AFFECT YOUR MINIMUM DEATH BENEFIT

Withdrawals will reduce your minimum death benefit on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Advisor(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


                                                        Accessing your money  27

--------------------------------------------------------------------
Fixed annuity payout options    Life annuity
                                Life annuity with period
                                 certain
                                Life annuity with refund
                                 certain
                                Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity      Life annuity (not
   payout options                available in New York)
                                Life annuity with period
                                 certain
--------------------------------------------------------------------
Income Manager payout options     Life annuity with a
(available for annuitants         period certain
 age 83 or less at                Period certain annuity
 contract issue)
--------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


You may choose to apply only part of the account value of your Equitable Accumulator(R) Advisor(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Advisor(SM) contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.


28  Accessing your money

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Advisor(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.


In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





----------------------------------
                  Maximum
 Issue age   annuitization age
----------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-83            90
----------------------------------



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  29

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS


MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed by us varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o  Management fees ranging from 0.25% to 1.20%.


o  12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o  Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge or change the minimum contribution requirements. We also may offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as



30  Charges and expenses
sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



                                                        Charges and expenses  31

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. See "How withdrawals affect your minimum death benefit" earlier in this Prospectus. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.


For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner can change after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.



HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit as of the date of your death if such death benefit is greater than such account value (adjusted for any subsequent withdrawals). The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum



32  Payment of death benefit
death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the minimum death benefit as of the date of your death, if such death benefit is greater than such account value (adjusted for any subsequent withdrawals). The beneficiary continuation option is available if we have received regulatory approval in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Advisor(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.



Under the beneficiary continuation option:

o  The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The death benefit (including the minimum death benefit) provisions will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st on the 5th calendar year after your death.


                                                    Payment of death benefit  33

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Advisor(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. More information on IRAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator(R) Advisor(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts at the end of this Prospectus.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.


34  Tax information

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.


o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Advisor(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Equitable Accumulator(R) Advisor(SM) contract.

The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Equitable Accumulator(R) Advisor(SM) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of


                                                             Tax information  35
amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Advisor(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Advisor(SM) traditional IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to



36  Tax information
another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



                                                             Tax information  37

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan. If a non-periodic distribution from a qualified plan is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another eligible retirement plan. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o  hardship withdrawals; or


o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE


The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.



38  Tax information

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premium VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
   Fixed maturity
   options with
   February 15th       Rate to maturity      Price
  maturity date of          as of          per $100 of
   maturity year     February 15, 2002    maturity value
--------------------------------------------------------------------------------
        2003               3.00%               $ 97.09
        2004               3.16%               $ 93.97
        2005               3.88%               $ 89.20
        2006               4.32%               $ 84.43
        2007               4.74%               $ 79.32
        2008               5.07%               $ 74.31
--------------------------------------------------------------------------------


                                                             More information 39

--------------------------------------------------------------------------------
   Fixed maturity
   options with
   February 15th       Rate to maturity      Price
  maturity date of          as of          per $100 of
   maturity year     February 15, 2002    maturity value
--------------------------------------------------------------------------------
        2009       5.33%                 $ 69.50
        2010       5.54%                 $ 64.94
        2011       5.72%                 $ 60.60
        2012       5.84%                 $ 56.67
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of


40  More information
the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:


o  the election of trustees;


o  the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We


                                                            More information  41
will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account
No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45 and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing



42  More information
functions for contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services, under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



                                                            More information  43

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, but does not reflect the charges for any applicable taxes such as premium taxes or the applicable annuity administrative fee, if any. Any fees and expenses associated with the fee-based program are also not included. If the charges were reflected they would effectively reduce the rates of return shown.


The results shown are based on the actual historical investment experience of the variable investment options under "length of option period" since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this Prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



44  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                              Length of option period
                                    -------------------------------------------
                                                                Since option
Variable investment options         1 Year         5 Years       inception*
---------------------------         ------         -------       ----------
EQ/Aggressive Stock                 (25.55)%       (3.68)%         (3.40)%
EQ/Alliance Common Stock            (11.19)%        9.17%           9.89%
EQ/Alliance Global                  (20.66)%        3.34%           3.83%
EQ/Alliance Growth Investors        (13.07)%        6.75%           7.02%
EQ/Alliance Money Market              3.05%         4.38%           4.39%
EQ/Alliance Premier Growth          (24.34)%          --          (11.18)%
EQ/Alliance Small Cap Growth        (13.67)%          --            8.86%
EQ/Alliance Technology              (24.82)%          --          (33.99)%
EQ/Bernstein Diversified Value        2.58%           --            5.35%
EQ/Capital Guardian International   (21.28)%          --           (4.28)%
EQ/Capital Guardian Research         (2.51)%          --            3.52%
EQ/Capital Guardian U.S. Equity      (2.50)%          --            1.45%
EQ/Emerging Markets Equity           (5.63)%          --           (5.54)%
EQ/Equity 500 Index                 (12.60)%        9.40%          10.12%
EQ/Evergreen Omega                  (17.43)%          --           (7.49)%
EQ/FI Mid Cap                       (13.85)%          --           (9.72)%
EQ/FI Small/Mid Cap Value             3.48%           --            9.04%
EQ/High Yield                         0.18%        (0.72)%         (0.20)%
EQ/International Equity Index       (25.84)%          --           (2.03)%
EQ/J.P. Morgan Core Bond              7.40%           --            6.07%
EQ/Janus Large Cap Growth           (23.35)%          --          (27.52)%
EQ/Lazard Small Cap Value            17.15%           --            6.64%
EQ/Mercury Basic Value Equity         5.00%           --           13.28%
EQ/MFS Emerging Growth Companies    (34.38)%          --            9.00%
EQ/MFS Investors Trust              (16.40)%          --           (3.68)%
EQ/MFS Research                     (22.21)%          --            5.48%
EQ/Putnam Growth & Income Value      (7.28)%          --            5.02%
EQ/Putnam International Equity      (21.92)%          --            7.64%
EQ/Putnam Voyager                   (24.84)%          --            6.52%
EQ/Small Company Index                1.55%           --            3.32%
--------------------------------------------------------------------------------


                                                Length of portfolio period
                                    ------------------------------------------------
                                                                            Since
                                                                          portfolio
Variable investment options         3 Years       5 Years     10 Years    inception**
---------------------------         -------       -------     --------   -----------
EQ/Aggressive Stock                 (8.85)%       (3.68)%        3.40%       11.53%
EQ/Alliance Common Stock            (1.98)%        9.17%        11.98%       13.34%
EQ/Alliance Global                  (4.15)%        3.34%         7.90%        8.19%
EQ/Alliance Growth Investors         0.38%         6.75%         8.33%       11.38%
EQ/Alliance Money Market             4.23%         4.38%         3.96%        5.98%
EQ/Alliance Premier Growth             --            --            --       (11.18)%
EQ/Alliance Small Cap Growth         7.43%           --            --         8.86%
EQ/Alliance Technology                 --            --            --       (33.99)%
EQ/Bernstein Diversified Value       1.02%           --            --         5.34%
EQ/Capital Guardian International      --            --            --        (4.28)%
EQ/Capital Guardian Research           --            --            --         3.52%
EQ/Capital Guardian U.S. Equity        --            --            --         1.44%
EQ/Emerging Markets Equity           3.12%           --            --        (9.91)%
EQ/Equity 500 Index                 (2.14)%        9.40%           --        12.92%
EQ/Evergreen Omega                  (7.48)%          --            --        (7.48)%
EQ/FI Mid Cap                          --            --            --       (10.42)%
EQ/FI Small/Mid Cap Value            3.12%           --            --         3.34%
EQ/High Yield                       (4.49)%       (0.72)%        6.29%        6.67%
EQ/International Equity Index       (8.30)%          --            --        (2.03)%
EQ/J.P. Morgan Core Bond             5.27%           --            --         6.06%
EQ/Janus Large Cap Growth              --            --            --       (28.04)%
EQ/Lazard Small Cap Value           11.83%           --            --         6.64%
EQ/Mercury Basic Value Equity       11.40%           --            --        13.28%
EQ/MFS Emerging Growth Companies    (2.89)%          --            --         9.00%
EQ/MFS Investors Trust              (3.68)%          --            --        (3.68)%
EQ/MFS Research                     (3.51)%          --            --         5.48%
EQ/Putnam Growth & Income Value     (1.12)%          --            --         5.02%
EQ/Putnam International Equity       2.80%           --            --         7.64%
EQ/Putnam Voyager                   (7.28)%          --            --         6.52%
EQ/Small Company Index               5.45%           --            --         3.32
------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16,
   1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 45

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                                           Length of option period
                                                 -----------------------------------------
                                                                              Since option
Variable investment options                       1 Year        5 Years       inception*
---------------------------                       ------        -------       ----------
EQ/Aggressive Stock                              (25.55)%       (3.68)%          3.40%
EQ/Alliance Common Stock                         (11.19)%        9.17%          13.55%
EQ/Alliance Global                               (20.66)%        3.34%           6.67%
EQ/Alliance Growth and Income                    ( 2.04)%       13.49%          15.41%
EQ/Alliance Growth Investors                     (13.07)%        6.75%           9.45%
EQ/Alliance Intermediate Government Securities     7.35%         5.65%           5.84%
EQ/Alliance International                        (23.69)%       (3.37)%          0.05%
EQ/Alliance Money Market                           3.05%         4.38%           4.45%
EQ/Alliance Premier Growth                       (24.34)%          --          (11.18)%
EQ/Alliance Small Cap Growth                     (13.67)%          --            8.86%
EQ/Alliance Technology                           (24.82)%          --          (33.99)%
EQ/AXP New Dimensions                            (15.94)%          --          (22.83)%
EQ/AXP Strategy Aggressive                       (33.80)%          --          (47.82)%
EQ/Capital Guardian Research                      (2.51)%          --            3.52%
EQ/Capital Guardian U.S. Equity                   (2.50)%          --            1.45%
EQ/Emerging Markets Equity                        (5.63)%          --           (8.41)%
EQ/Equity 500 Index                              (12.60)%        9.40%          13.27%
EQ/Evergreen Omega                               (17.43)%          --           (7.49)%
EQ/FI Mid Cap                                    (13.85)%          --           (9.72)%
EQ/FI Small/Mid Cap Value                          3.48%           --            3.34%
EQ/High Yield                                      0.18%        (0.72)%          4.03%
EQ/International Equity Index                    (25.84)%          --           (2.03)%
EQ/Janus Large Cap Growth                        (23.35)%          --          (27.52)%
EQ/Mercury Basic Value Equity                      5.00%           --           13.28%
EQ/MFS Emerging Growth Companies                 (34.38)%          --            9.00%
EQ/MFS Investors Trust                           (16.40)%          --           (3.68)%
EQ/MFS Research                                  (22.21)%          --            5.48%
EQ/Putnam Growth & Income Value                   (7.28)%          --            5.02%
EQ/Small Company Index                             1.55%           --            3.32%
------------------------------------------------------------------------------------------

                                                             Length of portfolio period
                                                 ---------------------------------------------------
                                                                                           Since
                                                                                          portfolio
Variable investment options                      3 Years       5 Years      10 Years     inception**
---------------------------                      -------       -------      --------     -----------
EQ/Aggressive Stock                              (8.85)%       (3.68)%        3.40%       11.53%
EQ/Alliance Common Stock                         (1.98)%        9.17%        11.98%       13.34%
EQ/Alliance Global                               (4.15)%        3.34%         7.90%        8.19%
EQ/Alliance Growth and Income                     7.66%        13.49%           --        12.87%
EQ/Alliance Growth Investors                      0.38%         6.75%         8.33%       11.38%
EQ/Alliance Intermediate Government Securities    4.95%         5.65%         5.23%        5.93%
EQ/Alliance International                        (7.25)%       (3.37)%          --         0.24%
EQ/Alliance Money Market                          4.23%         4.38%         3.96%        5.98%
EQ/Alliance Premier Growth                          --            --            --       (11.18)%
EQ/Alliance Small Cap Growth                      7.43%           --            --         8.86%
EQ/Alliance Technology                              --            --            --       (33.99)%
EQ/AXP New Dimensions                               --            --            --       (23.62)%
EQ/AXP Strategy Aggressive                          --            --            --       (48.59)%
EQ/Capital Guardian Research                        --            --            --         3.52%
EQ/Capital Guardian U.S. Equity                     --            --            --         1.44%
EQ/Emerging Markets Equity                        3.12%           --            --        (9.91)%
EQ/Equity 500 Index                              (2.14)%        9.40%           --        12.92%
EQ/Evergreen Omega                               (7.48)%          --            --        (7.48)%
EQ/FI Mid Cap                                       --            --            --       (10.42)%
EQ/FI Small/Mid Cap Value                         3.12%           --            --         3.34%
EQ/High Yield                                    (4.49)%       (0.72)%        6.29%        6.67%
EQ/International Equity Index                    (8.30)%          --            --        (2.03)%
EQ/Janus Large Cap Growth                           --            --            --       (28.04)%
EQ/Mercury Basic Value Equity                    11.40%           --            --        13.28%
EQ/MFS Emerging Growth Companies                 (2.89)%          --            --         9.00%
EQ/MFS Investors Trust                           (3.68)%          --            --        (3.68)%
EQ/MFS Research                                  (3.51)%          --            --         5.48%
EQ/Putnam Growth & Income Value                  (1.12)%          --            --         5.02%
EQ/Small Company Index                            5.45%           --            --         3.32%



* The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


46 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------
Barron's
Morningstar's Variable Annuity
 Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------

From time to time we may also use different measurements the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provides a more accurate picture than market benchmarks of the Equitable Accumulator(R) Adviser(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all contract charges and expenses other than any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



                                                      Investment performance  47

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


48  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001

                                                             For the years ending
                                                                  December 31,
                                                             --------------------
                                                                2001        2000
                                                                ----        ----
 EQ/Aggressive Stock
  Unit value                                                 $  58.69    $  78.83
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                 $ 271.84    $ 306.09
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Global
  Unit value                                                 $  31.62          --
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                 $  27.40          --
  Separate Account 45 number of units outstanding (000's)           4          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Growth Investors
  Unit value                                                 $  38.15          --
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                 $  18.84          --
  Separate Account 45 number of units outstanding (000's)           8          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                 $  10.22          --
  Separate Account 45 number of units outstanding (000's)           3          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Money Market
  Unit value                                                 $  34.09    $  33.08
  Separate Account 45 number of units outstanding (000's)          19          --
  Separate Account 49 number of units outstanding (000's)         124          --
----------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                 $   7.29    $   9.63
  Separate Account 45 number of units outstanding (000's)           3          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                 $  14.86    $  17.22
  Separate Account 45 number of units outstanding (000's)           4          --
  Separate Account 49 number of units outstanding (000's)          --          --


                                 Appendix I: Condensed financial information A-1


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

                                                               For the years
                                                            ending December 31,
                                                            -------------------
                                                               2001       2000
                                                               ----       ----
 EQ/Alliance Technology
  Unit value                                                $  5.00    $  6.65
  Separate Account 45 number of units outstanding (000's)         9         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/AXP New Dimensions
  Unit value                                                $  6.99         --
  Separate Account 45 number of units outstanding (000's)        --         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/AXP Strategy Aggressive
  Unit value                                                $  4.12         --
  Separate Account 45 number of units outstanding (000's)         4         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                $ 46.74         --
  Separate Account 45 number of units outstanding (000's)         3         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                $ 12.31    $ 12.01
  Separate Account 45 number of units outstanding (000's)        10         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                $  8.85         --
  Separate Account 45 number of units outstanding (000's)        --         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                $  8.90    $ 11.30
  Separate Account 45 number of units outstanding (000's)        --         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                $ 10.97    $ 11.25
  Separate Account 45 number of units outstanding (000's)        --         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                $ 10.39    $ 10.66
  Separate Account 45 number of units outstanding (000's)         1         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                $  6.34    $  6.72
  Separate Account 45 number of units outstanding (000's)         2         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                $ 26.11    $ 29.88
  Separate Account 45 number of units outstanding (000's)         1         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                $  7.92         --
  Separate Account 45 number of units outstanding (000's)        --         --
  Separate Account 49 number of units outstanding (000's)        --         --
----------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

                                                               For the years
                                                             ending December 31,
                                                             -------------------
                                                              2001        2000
                                                              ----        ----
 EQ/FI Mid Cap
  Unit value                                                $  8.64     $ 10.03
  Separate Account 45 number of units outstanding (000's)         6          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                $ 11.66     $ 11.27
  Separate Account 45 number of units outstanding (000's)        13          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                $ 27.00     $ 26.95
  Separate Account 45 number of units outstanding (000's)         2          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                $  9.21     $ 12.42
  Separate Account 45 number of units outstanding (000's)         5          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                $ 12.65     $ 11.78
  Separate Account 45 number of units outstanding (000's)        --          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                $  6.45     $  8.42
  Separate Account 45 number of units outstanding (000's)        10          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                $ 12.93     $ 11.04
  Separate Account 45 number of units outstanding (000's)        --          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                $ 11.37          --
  Separate Account 45 number of units outstanding (000's)        --          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                $ 17.90          --
  Separate Account 45 number of units outstanding (000's)         1          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                $ 14.96     $ 22.79
  Separate Account 45 number of units outstanding (000's)        --          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                $  8.94     $ 10.69
  Separate Account 45 number of units outstanding (000's)         2          --
  Separate Account 49 number of units outstanding (000's)        --          --
----------------------------------------------------------------------------------
 EQ/MFS Research
  Unit value                                                $ 12.83     $ 16.49
  Separate Account 45 number of units outstanding (000's)        --          --
  Separate Account 49 number of units outstanding (000's)        --          --


                                 Appendix I: Condensed financial information A-3


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

                                                             For the years ending
                                                                  December 31,
                                                                  ------------
                                                                 2001        2000
                                                                 ----        ----
 EQ/Putnam Growth & Income Value
  Unit value                                                  $ 12.57     $ 13.56
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                  $ 14.10     $ 18.06
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
  Unit value                                                  $ 13.43     $ 17.87
  Separate Account 45 number of units outstanding (000's)          --          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                  $ 11.40     $ 11.22
  Separate Account 45 number of units outstanding (000's)           1          --
  Separate Account 49 number of units outstanding (000's)          --          --
----------------------------------------------------------------------------------
 EQ/T.Rowe Price International Stock
  Unit value                                                  $  9.17          --
  Separate Account 45 number of units outstanding (000's)           1          --
  Separate Account 49 number of units outstanding (000's)          --          --


A-4 Appendix I: Condensed financial information

                           Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Advisor(SM) QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Advisor(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Advisor(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.



                                                                 Hypothetical assumed rate to maturity
                                                                        on February 15, 2007
                                                                 -------------------------------------
                                                                       5.00%        9.00%
------------------------------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $ 144,048   $ 119,487
------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $ 131,080   $ 131,080
------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $  12,968   $ (11,593)
------------------------------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $   4,501   $  (4,851)
------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                                  $  45,499   $  54,851
------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $  85,581   $  76,229
------------------------------------------------------------------------------------------------------
(7) Maturity value                                                   $ 120,032   $ 106,915
------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $  94,048   $  69,487


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                 Page
Tax Information                                                                   2
Unit Values                                                                      16
Custodian and Independent Accountants                                            17
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality
 Bond Option and EQ/High Yield Option                                            17
Distribution of the contracts                                                    18
Financial Statements                                                             18


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) ADVISOR(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Send this request form to:

     Equitable Accumulator(R) Advisor(SM)
     P.O. Box 1547

     Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator(R) Advisor(SM) SAI dated May 1, 2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip






(SAI 9AMLF (5/02))

Equitable Accumulator(R)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------



WHAT IS THE EQUITABLE ACCUMULATOR(R)?

Equitable Accumulator(R) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.




--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.


(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.


We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").


A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X00274

                                                                  2000 Portfolio

Contents of this prospectus

--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R)
--------------------------------------------------------------------------------

Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Equitable Accumulator(R) at a glance -- key features                         8


--------------------------------------------------------------------------------

FEE TABLE                                                                   11

--------------------------------------------------------------------------------
Examples                                                                    14

Condensed Financial Information                                             15




--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           16

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               24
Your benefit base                                                           26
Annuity purchase factors                                                    26
Our baseBUILDER option                                                      26
Guaranteed minimum death benefit                                            27
Your right to cancel within a certain number of days                        28




--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        30

--------------------------------------------------------------------------------

Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the fixed maturity options                         30
Your contract's value in the account for special dollar
  cost averaging                                                            30




----------------------
"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


2  Contents of this prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         31

--------------------------------------------------------------------------------

Transferring your account value                                             31
Disruptive transfer activity                                                31
Rebalancing your account value                                              31




--------------------------------------------------------------------------------

4. ACCESSING YOUR MONEY                                                     32

--------------------------------------------------------------------------------

Withdrawing your account value                                              32
How withdrawals are taken from your account value                           33
How withdrawals affect your guaranteed minimum income benefit
  and guaranteed minimum death benefit                                      33
Loans under Rollover TSA contracts                                          33
Surrendering your contract to receive its cash value                        34
When to expect payments                                                     34
Your annuity payout options                                                 34




--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     37

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         37
Charges that the Trusts deduct                                              39
Group or sponsored arrangements                                             39
Other distribution arrangements                                             39




--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 40

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     40
How death benefit payment is made                                           40
Beneficiary continuation option                                             41




--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          42

--------------------------------------------------------------------------------

Overview                                                                    42
Buying a contract to fund a retirement arrangement                          42
Transfers among investment options                                          42
Taxation of nonqualified annuities                                          42
Individual retirement arrangements (IRAs)                                   44
Special rules for contracts funding qualified plans                         45
Tax-Sheltered Annuity contracts (TSAs)                                      45
Federal and state income tax withholding and
  information reporting                                                     46
Impact of taxes to Equitable Life                                           47


--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         48

--------------------------------------------------------------------------------

About Separate Account No. 45 and Separate Account No. 49                   48
About the Trusts                                                            48
About our fixed maturity options                                            48
About the general account                                                   49
About other methods of payment                                              50
Dates and prices at which contract events occur                             50
About your voting rights                                                    50
About legal proceedings                                                     51
About our independent accountants                                           51
Financial statements                                                        51
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             51
Distribution of the contracts                                               51




--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   53

--------------------------------------------------------------------------------

Communicating performance data                                              56





--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           57

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                 Page

   account for special dollar cost averaging       24
   account value                                   30
   annuitant                                       16
   annuity payout options                          34
   baseBUILDER                                     26
   beneficiary                                     40
   benefit base                                    26
   business day                                    50
   cash value                                      30
   contract date                                    9
   contract date anniversary                        9
   contract year                                    9
   contributions to Roth IRAs                      44
      regular contributions   44
      rollover and direct transfers                45
      conversion contributions                     45
   contributions to traditional IRAs               44
      regular contributions                        44
      rollovers and transfers   45
   disruptive transfer activity                    31
   EQAccess                                         6
   ERISA                                           33
   fixed maturity options                          24
   Flexible Premium IRA                         cover
   Flexible Premium Roth IRA                    cover
   guaranteed minimum death benefit                27
   guaranteed minimum income benefit               26


                                                 Page
   IRA                                          cover
   IRS                                             42
   investment options                              20
   loan reserve account                            34
   market adjusted amount                          24
   market value adjustment                         24
   market timing                                   31
   maturity value                                  24
   NQ                                           cover
   participant                                     20
   portfolio                                    cover
   processing office                                6
   QP                                           cover
   rate to maturity                                24
   Rollover IRA                                 cover
   Rollover TSA                                 cover
   Roth Conversion IRA                          cover
   Roth IRA                                        44
   SAI                                          cover
   SEC                                          cover
   TOPS                                             6
   TSA                                          cover
   traditional IRA                                 44
   Trusts                                       cover
   unit                                            30
   variable investment options                     20



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481 .0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------


Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;


(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals and;

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) at a glance -- key features


--------------------------------------------------------------------------------



PROFESSIONAL INVESTMENT      Equitable Accumulator(R)'s variable investment options invest in different portfolios managed by
MANAGEMENT                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                               (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
COST AVERAGING
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES               o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                             contract                    payments.
                             o On transfers inside the   No tax on transfers among investment options.
                             contract
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                             later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION    baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS         o NQ, Rollover IRA, Roth Conversion IRA, QP and Rollover TSA contracts
                                 o Initial minimum:      $5,000
                                 o Additional minimum:   $1,000
                                                         $100 monthly and $300 quarterly under our automatic investment program
                                                         (NQ contracts)
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                                 o Initial minimum:      $2,000
                                 o Additional minimum:   $50
                             Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------






8 Equitable Accumulator(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Lump sum withdrawals
                       o Several withdrawal options on a periodic basis
                       o Loans under Rollover TSA contracts
                       o Contract surrender
                         You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT ALTERNATIVE     o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBuilder
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 1.55%.
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in
                         "Contract features and benefits" later in this Prospectus. If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.
                       o Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.
                       o Annual 0.20% Protection Plus charge for this optional death benefit.
                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15%
                         amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate
                         Annuity payout options.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------


                          Equitable Accumulator(R) at a glance -- key features 9

------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA and Rollover TSA: 20-90
                       Flexible Premium IRA: 20-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



10 Equitable Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.





------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                           1.10%
Administrative                                                                           0.25%
Distribution                                                                             0.20%
                                                                                         ----
Total annual expenses                                                                    1.55%
------------------------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
    If your account value on a contract date anniversary is less than
    $25,000(2)                                                                           $30
    If your account value on a contract date anniversary is $25,000
    or more                                                                              $0
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you                      Contract
surrender your contract or make certain withdrawals. The withdrawal                       year
charge percentage we use is determined by the contract year in which                       1 ................................. 7.00%
you make the withdrawal or surrender your contract. For each contri-                       2 ................................. 6.00%
bution, we consider the contract year in which we receive that                             3 ................................. 5.00%
contribution to be "contract year 1")(3)                                                   4 ................................. 4.00%
                                                                                           5 ................................. 3.00%
                                                                                           6 ................................. 2.00%
                                                                                           7 ................................. 1.00%
                                                                                           8+ ................................ 0.00%
Charge if you elect a Variable Immediate Annuity payout option                           $350
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the
benefit base. Deducted annually on each contract date anniversary)(4)                    0.30%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)                      0.20%
------------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 11

                                              THE TRUSTS' ANNUAL EXPENSES
                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                NET
                                                                                                          TOTAL ANNUAL
                                                   MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                                   (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
 PORTFOLIO NAME                                    LIMITATION)(5)      12B-1 FEES(6)    LIMITATION)(7)   LIMITATION)(8)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                              0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                            0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity                   0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity                  0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                       0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                        0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth                   0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value                    0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                             0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                    0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                               0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                                     0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                          0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                           0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities         0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                              0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                               0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                             0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                               0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                           0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                                 0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                                  0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                             0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                            0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                         0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                        0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                      0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                           0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                        0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                             0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                                    0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                                     0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                          0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                              0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                          0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                          0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                               0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                              0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                              0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                       0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                          0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                       0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                                 0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                        0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                        0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                         0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                      0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                                 0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

12 Fee table

(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.


(5) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                           MANAGEMENT        OTHER EXPENSES
                                       FEES (BEFORE ANY    (BEFORE ANY FEE
                                          FEE WAIVERS       WAIVERS AND/OR
                                        AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond                    0.60%              0.84%
AXA Premier VIP Health Care                  1.20%              1.16%
AXA Premier VIP International
Equity                                       1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                       0.90%              0.93%
AXA Premier VIP Large Cap Growth             0.90%              0.79%
AXA Premier VIP Large Cap Value              0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                       1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                        1.10%              1.15%
AXA Premier VIP Technology                   1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth                   0.90%              0.06%
EQ/Alliance Technology                       0.90%              0.08%
EQ/AXP New Dimensions                        0.65%              1.06%
EQ/AXP Strategy Aggressive                   0.70%              0.77%


--------------------------------------------------------------------------------
                                           MANAGEMENT        OTHER EXPENSES
                                       FEES (BEFORE ANY    (BEFORE ANY FEE
                                          FEE WAIVERS       WAIVERS AND/OR
                                        AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value               0.65%              0.09%
EQ/Calvert Socially Responsible              0.65%              1.46%
EQ/Capital Guardian International            0.85%              0.29%
EQ/Capital Guardian Research                 0.65%              0.15%
EQ/Capital Guardian U.S. Equity              0.65%              0.11%
EQ/Emerging Markets Equity                   1.15%              0.68%
EQ/Evergreen Omega                           0.65%              0.99%
EQ/FI Mid Cap                                0.70%              0.27%
EQ/FI Small/Mid Cap Value                    0.75%              0.11%
EQ/International Equity Index                0.35%              0.50%
EQ/J.P. Morgan Core Bond                     0.45%              0.11%
EQ/Janus Large Cap Growth                    0.90%              0.14%
EQ/Lazard Small Cap Value                    0.75%              0.13%
EQ/Marsico Focus                             0.90%              2.44%
EQ/MFS Investors Trust                       0.60%              0.12%
EQ/MFS Research                              0.65%              0.07%
EQ/Putnam Growth & Income Value              0.60%              0.13%
EQ/Putnam International Equity               0.85%              0.29%
EQ/Putnam Voyager                            0.65%              0.08%
--------------------------------------------------------------------------------




                                                                   Fee table  13

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. Since the annual administrative charge and the Protection Plus feature only apply under certain contracts, expenses would be lower for contracts that do not have such charges or features.


The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.





------------------------------------------------------------------------------------------------
                                                 IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                    OF EACH PERIOD SHOWN, THE EXPENSES
                                                                 WOULD BE:
                                                ------------------------------------------------
                                                 1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $  99.41    $ 146.22     $ 195.80     $ 352.56
AXA Premier VIP Health Care                      $ 108.86    $ 173.96     $ 240.94     $ 436.87
AXA Premier VIP International Equity             $ 108.33    $ 172.43     $ 238.48     $ 432.39
AXA Premier VIP Large Cap Core Equity            $ 103.61    $ 158.62     $ 216.08     $ 391.01
AXA Premier VIP Large Cap Growth                 $ 103.61    $ 158.62     $ 216.08     $ 391.01
AXA Premier VIP Large Cap Value                  $ 103.61    $ 158.62     $ 216.08     $ 391.01
AXA Premier VIP Small/Mid Cap Growth             $ 106.23    $ 166.31     $ 228.58     $ 414.24
AXA Premier VIP Small/Mid Cap Value              $ 106.23    $ 166.31     $ 228.58     $ 414.24
AXA Premier VIP Technology                       $ 108.86    $ 173.96     $ 240.94     $ 436.87
EQ/Aggressive Stock                              $  99.30    $ 145.91     $ 195.29     $ 351.58
EQ/Alliance Common Stock                         $  97.62    $ 140.92     $ 187.07     $ 335.73
EQ/Alliance Global                               $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/Alliance Growth and Income                    $  98.67    $ 144.04     $ 192.21     $ 345.67
EQ/Alliance Growth Investors                     $  98.67    $ 144.04     $ 192.21     $ 345.67
EQ/Alliance Intermediate Government Securities   $  98.57    $ 143.73     $ 191.70     $ 344.68
EQ/Alliance International                        $ 103.61    $ 158.62     $ 216.08     $ 391.01
EQ/Alliance Money Market                         $  96.26    $ 136.86     $ 180.35     $ 322.66
EQ/Alliance Premier Growth                       $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/Alliance Quality Bond                         $  98.36    $ 143.11     $ 190.67     $ 342.70
EQ/Alliance Small Cap Growth                     $ 100.56    $ 149.64     $ 201.41     $ 363.29
EQ/Alliance Technology                           $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/AXP New Dimensions                            $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/AXP Strategy Aggressive                       $  99.93    $ 147.78     $ 198.35     $ 357.45
EQ/Balanced                                      $  98.88    $ 144.67     $ 193.24     $ 347.64
EQ/Bernstein Diversified Value                   $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Calvert Socially Responsible                  $ 100.46    $ 149.33     $ 200.90     $ 362.32
EQ/Capital Guardian International                $ 102.03    $ 153.98     $ 208.52     $ 376.77
EQ/Capital Guardian Research                     $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Capital Guardian U.S. Equity                  $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Emerging Markets Equity                       $ 108.33    $ 172.43     $ 238.48     $ 432.39
EQ/Equity 500 Index                              $  95.31    $ 134.04     $ 175.68     $ 313.52
EQ/Evergreen Omega                               $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/FI Mid Cap                                    $  99.93    $ 147.78     $ 198.35     $ 357.45
EQ/FI Small/Mid Cap Value                        $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/High Yield                                    $  99.09    $ 145.29     $ 194.26     $ 349.61
EQ/International Equity Index                    $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/J.P. Morgan Core Bond                         $  97.83    $ 141.55     $ 188.10     $ 337.73
EQ/Janus Large Cap Growth                        $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/Lazard Small Cap Value                        $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/Marsico Focus                                 $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/Mercury Basic Value Equity                    $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/MFS Emerging Growth Companies                 $  99.62    $ 146.85     $ 196.82     $ 354.52
EQ/MFS Investors Trust                           $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/MFS Research                                  $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Putnam Growth & Income Value                  $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Putnam International Equity                   $ 102.56    $ 155.53     $ 211.04     $ 381.54
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                                 -----------------------------------------------
                                                  1 YEAR     3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 29.41     $  96.22     $ 165.80     $ 352.56
AXA Premier VIP Health Care                      $ 38.86     $ 123.96     $ 210.94     $ 436.87
AXA Premier VIP International Equity             $ 38.33     $ 122.43     $ 208.48     $ 432.39
AXA Premier VIP Large Cap Core Equity            $ 33.61     $ 108.62     $ 186.08     $ 391.01
AXA Premier VIP Large Cap Growth                 $ 33.61     $ 108.62     $ 186.08     $ 391.01
AXA Premier VIP Large Cap Value                  $ 33.61     $ 108.62     $ 186.08     $ 391.01
AXA Premier VIP Small/Mid Cap Growth             $ 36.23     $ 116.31     $ 198.58     $ 414.24
AXA Premier VIP Small/Mid Cap Value              $ 36.23     $ 116.31     $ 198.58     $ 414.24
AXA Premier VIP Technology                       $ 38.86     $ 123.96     $ 210.94     $ 436.87
EQ/Aggressive Stock                              $ 29.30     $  95.91     $ 165.29     $ 351.58
EQ/Alliance Common Stock                         $ 27.62     $  90.92     $ 157.07     $ 335.73
EQ/Alliance Global                               $ 30.98     $ 100.88     $ 173.45     $ 367.16
EQ/Alliance Growth and Income                    $ 28.67     $  94.04     $ 162.21     $ 345.67
EQ/Alliance Growth Investors                     $ 28.67     $  94.04     $ 162.21     $ 345.67
EQ/Alliance Intermediate Government Securities   $ 28.57     $  93.73     $ 161.70     $ 344.68
EQ/Alliance International                        $ 33.61     $ 108.62     $ 186.08     $ 391.01
EQ/Alliance Money Market                         $ 26.26     $  86.86     $ 150.35     $ 322.66
EQ/Alliance Premier Growth                       $ 31.51     $ 102.43     $ 175.98     $ 371.98
EQ/Alliance Quality Bond                         $ 28.36     $  93.11     $ 160.67     $ 342.70
EQ/Alliance Small Cap Growth                     $ 30.56     $  99.64     $ 171.41     $ 363.29
EQ/Alliance Technology                           $ 31.51     $ 102.43     $ 175.98     $ 371.98
EQ/AXP New Dimensions                            $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/AXP Strategy Aggressive                       $ 29.93     $  97.78     $ 168.35     $ 357.45
EQ/Balanced                                      $ 28.88     $  94.67     $ 163.24     $ 347.64
EQ/Bernstein Diversified Value                   $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/Calvert Socially Responsible                  $ 30.46     $  99.33     $ 170.90     $ 362.32
EQ/Capital Guardian International                $ 32.03     $ 103.98     $ 178.52     $ 376.77
EQ/Capital Guardian Research                     $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/Capital Guardian U.S. Equity                  $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/Emerging Markets Equity                       $ 38.33     $ 122.43     $ 208.48     $ 432.39
EQ/Equity 500 Index                              $ 25.31     $  84.04     $ 145.68     $ 313.52
EQ/Evergreen Omega                               $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/FI Mid Cap                                    $ 29.93     $  97.78     $ 168.35     $ 357.45
EQ/FI Small/Mid Cap Value                        $ 30.98     $ 100.88     $ 173.45     $ 367.16
EQ/High Yield                                    $ 29.09     $  95.29     $ 164.26     $ 349.61
EQ/International Equity Index                    $ 30.98     $ 100.88     $ 173.45     $ 367.16
EQ/J.P. Morgan Core Bond                         $ 27.83     $  91.55     $ 158.10     $ 337.73
EQ/Janus Large Cap Growth                        $ 31.51     $ 102.43     $ 175.98     $ 371.98
EQ/Lazard Small Cap Value                        $ 30.98     $ 100.88     $ 173.45     $ 367.16
EQ/Marsico Focus                                 $ 31.51     $ 102.43     $ 175.98     $ 371.98
EQ/Mercury Basic Value Equity                    $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/MFS Emerging Growth Companies                 $ 29.62     $  96.85     $ 166.82     $ 354.52
EQ/MFS Investors Trust                           $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/MFS Research                                  $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/Putnam Growth & Income Value                  $ 29.41     $  96.22     $ 165.80     $ 352.56
EQ/Putnam International Equity                   $ 32.56     $ 105.53     $ 181.04     $ 381.54
------------------------------------------------------------------------------------------------


14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                 IF YOU SURRENDER YOUR CONTRACT AT THE END         IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                    OF EACH PERIOD SHOWN, THE EXPENSES                THE END OF EACH PERIOD SHOWN, THE
                                                 WOULD BE:                                    EXPENSES WOULD BE:
                             -------------------------------------------------------------------------------------------------------
                             1 YEAR      3 YEARS      5 YEARS      10 YEARS     1 YEAR     3 YEARS    5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager            $ 99.41     $ 146.22     $ 195.80     $ 352.56    $ 29.41     $ 96.22    $ 165.80     $ 352.56
EQ/Small Company Index       $ 98.36     $ 143.11     $ 190.67     $ 342.70    $ 28.36     $ 93.11    $ 160.67     $ 342.70
------------------------------------------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



                                                                    Fee table 15

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE
                 FOR ANNUITANT               MINIMUM
 CONTRACT TYPE   ISSUE AGES                  CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ
                 o through 90                o $5,000 (initial)      o After-tax money.             o For annuitants up to age 83
                                                                                                      at contract issue, additional
                 o through 85 in New York    o $1,000 (additional)   o Paid to us by check or         contributions may be made
                   and Pennsylvania                                    transfer of contract value in  up to age 84.
                                                                       a tax-deferred exchange
                                                                       under Section 1035 of the    o For annuitants age 84 and
                                                                       Internal Revenue Code.         older at contract issue
                                                                                                      additional contributions may
                                                                                                      be made up to one year
                                                                                                      beyond the annuitant's issue
                                                                                                      age.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA
                 20 through 90               o $5,000 (initial)      o Eligible rollover distribu-  o For annuitants up to age 83
                                                                       tions from TSA contracts or    at contract issue, additional
                 20 through 85 in New York   o $1,000 (additional)     other 403(b) arrangements,     contributions may be made
                 and Pennsylvania                                      qualified plans, and govern-   up to age 84.
                                                                       mental EDC plans.
                                                                                                    o For annuitants age 84 and
                                                                     o Rollovers from another         older at contract issue addi-
                                                                       traditional individual         tional contributions may be
                                                                       retirement ment arrangement.   made up to one year beyond
                                                                                                      your issue age.
                                                                     o Direct custodian-to-
                                                                       custodian transfers from     o Contributions after age 70-1/2
                                                                       another traditional indi-      must be net of required
                                                                       vidual retirement              minimum distributions.
                                                                       arrangement.
                                                                                                    o Although we accept regular
                                                                     o Regular IRA contributions.     IRA contributions (limited to
                                                                                                      $3,000 for the calendar year
                                                                     o For the calendar year 2002     2002) under rollover IRA
                                                                       and later, additional          contracts, we intend that
                                                                       "catuch-up" contributions.     this contract be used prima-
                                                                                                      rily for rollover and direct
                                                                                                      transfer contributions.

                                                                                                    o Additional catch-up contri-
                                                                                                      butions totalling up to $500
                                                                                                      can be made for the calen-
                                                                                                      dar year 2002 where the
                                                                                                      owner is at least age 50 but
                                                                                                      under age 70-1/2 at any time
                                                                                                      during 2002.
------------------------------------------------------------------------------------------------------------------------------------


16 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                 FOR ANNUITANT                MINIMUM
 CONTRACT TYPE   ISSUE AGES                  CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion
IRA              20 through 90               o $5,000 (initial)      o Rollovers from another       o For annuitants up to age 83
                                                                       Roth IRA.                      at contract issue, additional
                 20 through 85 in New York   o $1,000 (additional)                                    contributions may be made
                 and Pennsylvania                                    o Conversion rollovers from a    up to age 84.
                                                                       traditional IRA.
                                                                                                    o For annuitants age 84 and
                                                                     o Direct transfers from          older at contract issue addi-
                                                                       another Roth IRA.              tional contributions may be
                                                                                                      made up to one year beyond
                                                                     o Regular Roth IRA               your issue age.
                                                                       contributions.
                                                                                                    o Conversion rollovers after
                                                                     o For the calendar year 2002     age 70-1/2 must be net of
                                                                       and later, additional          required minimum distribu-
                                                                       catch-up contributions.        tions for the traditional IRA
                                                                                                      you are rolling over.

                                                                                                    o You cannot roll over funds
                                                                                                      from a traditional IRA if your
                                                                                                      adjusted gross income is
                                                                                                      $100,000 or more.

                                                                                                    o Although we accept regular
                                                                                                      Roth IRA contributions (lim-
                                                                                                      ited to $3,000 for the
                                                                                                      calendar year 2002) under
                                                                                                      Roth IRA contracts, we
                                                                                                      intend that this contract be
                                                                                                      used primarily for rollover
                                                                                                      and direct transfer
                                                                                                      contributions.

                                                                                                    o Additional catch-up contri-
                                                                                                      butions totalling up to $500
                                                                                                      can be made for the calen-
                                                                                                      dar year 2002 where the
                                                                                                      owner is at least age 50 at
                                                                                                      any time during 2002.

------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA
                 20 through 90               o $5,000 (initial)      o Direct transfers of pretax   o For annuitants up to age 83
                                                                       funds from another contract    at contract issue, additional
                 20 through 85 in New York   o $1,000 (additional)     or arrangement under Sec-      contributions may be made
                 and Pennsylvania                                      tion 403(b) of the Internal    up to age 84.
                                                                       Revenue Code, complying
                                                                       with IRS Revenue Ruling      o For annuitants age 84 and
                                                                       90-24.                         older at contract issue addi-
                                                                                                      tional contributions may be
                                                                     o Eligible rollover distribu-    made up to one year beyond
                                                                       tions from other 403(b)        your issue age.
                                                                       plans, qualified plans, gov-
                                                                       ernmental EDC plans and      o Rollover or direct transfer
                                                                       Traditional IRAs.              contributions after age 70-1/2
                                                                                                      must be net of any required
                                                                                                      minimum distributions.

                                                                                                    o Employer-remitted contribu-
                                                                                                      tions are not permitted.
This contract may not be available in your state.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                 FOR ANNUITANT                MINIMUM
 CONTRACT TYPE   ISSUE AGES                  CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
QP
                 20 through 75               o $5,000 (initial)      o Only transfer contributions  o Regular ongoing payroll
                                                                       from an existing qualified     contributions are not
                                             o $1,000 (additional)     plan trust as a change of      permitted.
                                                                       investment vehicle under
                                                                       the plan.                    o Only one additional transfer
                                                                                                      contribution may be made
                                                                     o The plan must be qualified     during a contract year.
                                                                       under Section 401(a) of the
                                                                       Internal Revenue Code.       o No additional transfer con-
                                                                                                      tributions after age 76.
                                                                     o For 401(k) plans, trans-
                                                                       ferred contributions may     o For defined benefit plans,
                                                                       only include employee pre-     employee contributions are
                                                                       tax contributions.             not permitted and will not
                                                                                                      accept contributions that
                                                                                                      fund more than 80% of the
                                                                                                      actuarial value of the plan
                                                                                                      participant/employee's nor-
                                                                                                      mal retirement benefit.

                                                                                                    o Contributions after age 70-1/2
                                                                                                      must be net of any required
                                                                                                      minimum distributions.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium
IRA              20 through 70               o $2,000 (initial)      o Regular traditional IRA      o No regular IRA contributions
                                                                       contributions.                 in the calendar year you turn
                                             o $50 (additional                                        age 70-1/2 and thereafter.
                                               after the first       o For the calendar year 2002
                                               contract year)          and later, additional        o Total regular contributions
                                                                       catch-up contributions.        may not exceed $3,000 for
                                                                                                      the calendar year 2002.
                                                                     o Eligible rollover distribu-
                                                                       tions from TSA contracts or  o Rollover and direct transfer
                                                                       other 403(b) arrangements,     contributions after age 70-1/2
                                                                       qualified plans, and govern-   must be net of required
                                                                       mental EDC plans.              minimum distributions.

                                                                     o Rollovers from another       o Although we accept rollover
                                                                       traditional individual         and direct transfer contribu-
                                                                       retirement arrangement.        tions under the Flexible
                                                                                                      Premium IRA contract, we
                                                                     o Direct custodian-              intend that this contract be
                                                                       to-custodian transfers from    used for ongoing regular
                                                                       another traditional indi-      contributions.
                                                                       vidual retirement
                                                                       arrangement.                 o Additional catch-up contri-
                                                                                                      butions totalling up to $500
                                                                                                      can be made for the calen-
                                                                                                      dar year 2002 where the
                                                                                                      owner is at least age 50 but
                                                                                                      under age 70-1/2 at any time
                                                                                                      during 2002.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                 FOR ANNUITANT                MINIMUM
 CONTRACT TYPE   ISSUE AGES                  CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS        LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium
Roth IRA         20 through 90               o $2,000 (initial)      o Regular after-tax            o For annuitants up to age 83
                                                                       contributions.                 at contract issue, additional
                 20 through 85 in New York   o $50 (additional                                        contributions may be made
                 and Pennsylvania              after the first       o For the calendar year 2002     up to age 84.
                                               contract year)          and later, additional
                                                                       catch-up contributions.      o For annuitants age 84 and
                                                                                                      older at contract issue addi-
                                                                     o Rollovers from another         tional contributions may be
                                                                       Roth IRA.                      made up to one year beyond
                                                                                                      your issue age.
                                                                     o Conversion rollovers from a
                                                                       traditional IRA.             o Total regular contributions
                                                                                                      may not exceed $3,000 for
                                                                     o Direct transfers from          the calendar year 2002.
                                                                       another Roth IRA.
                                                                                                    o Contributions are subject to
                                                                                                      income limits and other tax
                                                                                                      rules.

                                                                                                    o Although we accept rollover
                                                                                                      and direct transfer contribu-
                                                                                                      tions under the Flexible
                                                                                                      Premium Roth IRA contract,
                                                                                                      we intend that this contract
                                                                                                      be used for ongoing regular
                                                                                                      Roth IRA contributions.

                                                                                                    o Additional catch-up contri-
                                                                                                      butions totalling up to $500
                                                                                                      can be made for the calen-
                                                                                                      dar year 2002 where the
                                                                                                      owner is at least age 50 at
                                                                                                      any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



                                               Contract features and benefits 19

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------



20  Contract features and benefits

PORTFOLIOS OF THE TRUSTS
You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
 PORTFOLIO NAME                    OBJECTIVE                                               ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*         Seeks a balance of a high current income and capital    BlackRock Advisors, Inc.
                                   appreciation consistent with a prudent level of risk    Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*       Long-term growth of capital                             AIM Capital Management, Inc.
                                                                                           Dresdner RCM Global Investors LLC
                                                                                           Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International      Long-term growth of capital                             Alliance Capital Management L.P. through
  Equity*                                                                                  its Bernstein Investment Research and
                                                                                           Management Unit
                                                                                           Bank of Ireland Asset Management (U.S.)
                                                                                           Limited
                                                                                           OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core     Long-term growth of capital                             Alliance Capital Management L.P. through
  Equity*                                                                                  its Bernstein Investment Research and
                                                                                           Management Unit
                                                                                           Janus Capital Management LLC
                                                                                           Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap          Long-term growth of capital                             Alliance Capital Management L.P.
  Growth*                                                                                  Dresdner RCM Global Investors LLC
                                                                                           TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*   Long-term growth of capital                             Alliance Capital Management L.P.
                                                                                           Institutional Capital Corporation
                                                                                           MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap      Long-term growth of capital                             Alliance Capital Management L.P.
  Growth*                                                                                  MFS Investment Management
                                                                                           RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap      Long-term growth of capital                             AXA Rosenberg Investment Management LLC
  Value*                                                                                   The Boston Company Asset Management, LLC
                                                                                           TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*        Long-term growth of capital                             Alliance Capital Management L.P.
                                                                                           Dresdner RCM Global Investors LLC
                                                                                           Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                    OBJECTIVE                                               ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                Seeks to achieve long-term growth of capital            Alliance Capital Management L.P.
                                                                                           Marsico Capital Management LLC
                                                                                           MFS Investment Management
                                                                                           Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock           Seeks to achieve long-term growth of capital and        Alliance Capital Management L.P.
                                   increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                 Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

PORTFOLIOS OF THE TRUSTS (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                               ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income      Seeks to provide a high total return                    Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors       Seeks to achieve the highest total return consistent    Alliance Capital Management L.P.
                                   with the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate           Seeks to achieve high current income consistent with    Alliance Capital Management L.P.
  Government Securities*            relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International          Seeks long-term growth of capital                       Alliance Capital Management L.P.
                                                                                           (including through its Bernstein
                                                                                           Investment Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market           Seeks to obtain a high level of current income,         Alliance Capital Management L.P.
                                   preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth         Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond           Seeks to achieve high current income consistent with    Alliance Capital Management L.P.
                                   moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth       Seeks to achieve long-term growth of capital            Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology             Seeks to achieve growth of capital. Current income is   Alliance Capital Management L.P.
                                   incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions              Seeks long-term growth of capital                       American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive         Seeks long-term growth of capital                       American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                        Seeks to achieve a high return through both             Alliance Capital Management L.P.
                                   appreciation of capital and current income              Capital Guardian Trust Company
                                                                                           Jennison Associates LLC
                                                                                           Prudential Investments LLC
                                                                                           Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     Seeks capital appreciation                              Alliance Capital Management L.P.,
                                                                                           through its Bernstein Investment Research
                                                                                           and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*   Seeks long-term capital appreciation                    Calvert Asset Management Company, Inc.
                                                                                           Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International  Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research       Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity    Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity         Seeks long-term capital appreciation                    Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                Seeks a total return before expenses that approximates  Alliance Capital Management L.P.
                                   the total return performance of the S&P 500 Index,
                                   including reinvestment of dividends, at a risk level consis-
                                   tent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                 Seeks long-term capital growth                          Evergreen Investment Management Company,
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                      Seeks long-term growth of capital                       Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value          Seeks long-term capital appreciation                    Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                      Seeks to achieve a high total return through a          Alliance Capital Management L.P.
                                   combination of current income and capital appreciation
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                                 ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
  Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
  Value                           objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


                                               Contract features and benefits 23

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------


The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS


You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.



24  Contract features and benefits

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $5,802.87 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on contributions described in
Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."


You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6, 12, or 18 months. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 90 day rate lock will apply from the date of application. Any contribution(s) received during this 90 day period will be credited with the interest rate offered on the date of application for the remainder of time period selected at application. Any contribution(s) received after the 90 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any


                                              Contract features and benefits  25
other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.
                      ----------------------------------

You may not elect general dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE


The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
    plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington for purposes of calculating the guaranteed minimum death benefit only) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance
  Intermediate Government Securities, EQ/Alliance Money Market and
  EQ/Alliance Quality Bond options) and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option subject to state availability. For contracts issued in Washington, the income manager payout feature is not available. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity pay-


26  Contract features and benefits
out option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.




--------------------------------------------------------------------------------
                                                   GUARANTEED MINIMUM
      CONTRACT DATE                             INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE                         INCOME PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                                      $10,816
            15                                      $16,132
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.



GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either: the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.



                                              Contract features and benefits  27

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.



GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 90 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA AND ROLLOVER TSA CONTRACTS.


On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.
                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:


o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.



28  Contract features and benefits

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.



                                              Contract features and benefits  29

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE


Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
(iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER and/or Protection Plus benefit charge, the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


30  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.


o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------


You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or special dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



                            Transferring your money among investment options  31

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE


You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




--------------------------------------------------------------------------------
                                    METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                LIFETIME
                                                                REQUIRED
                                              SUBSTANTIALLY     MINIMUM
 CONTRACT           LUMP SUM    SYSTEMATIC        EQUAL       DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes             Yes            No
--------------------------------------------------------------------------------
QP                    Yes          No              No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" later in the Prospectus.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and all IRA contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the



32  Accessing your money
payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI.)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT


Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold, described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 90 -- If your contract was issued when the annuitant was between ages 80 and 90, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.
                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the


                                                        Accessing your money  33
federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.


34  Accessing your money

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed if you select a period certain annuity.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


                                                        Accessing your money  35

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally as follows:

(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;

(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;

(iii) if the annuitant was age 89 or 90 when the contract was issued, age
      95; and

(iv)  for contracts issued in New York, by the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:



--------------------------------------------------------------------------------
                                                MAXIMUM
 ISSUE AGE                                ANNUITIZATION AGE
--------------------------------------------------------------------------------
    0-75                                        85
     76                                         86
     77                                         87
   78-80                                        88
   81-85                                        90
--------------------------------------------------------------------------------



The above may be different in some states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



36  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE


We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.



DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first, and then, from the account for special dollar cost averaging. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                         CONTRACT YEAR
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution    7%    6%    5%    4%    3%    2%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1."


                                                        Charges and expenses  37

Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.



Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.

The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED. The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


Note the following special rule for NQ contracts issued to a charitable remainder trust:

The free withdrawal amount will equal the greater of:

(1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.


DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or


(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate or custodial nursing care;

- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.



BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first, and then, from the account for special dollar cost averaging. A market value adjustment may apply.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an


38  Charges and expenses
annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.20%.


o 12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.



OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  39

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant, can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" later in this Prospectus.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal



40  Payment of death benefit
your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st on the 5th calendar year after your death.



                                                    Payment of death benefit  41

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became to be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001, will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and baseBUILDER guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying


42  Tax information
taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.


Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.



PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.


o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.



SURRENDERS


If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.



DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance


                                                             Tax information  43
as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.

PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH OPTIONAL PROTECTION PLUS FEATURE.

CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or


44  Tax information

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator(R) Rollover TSA contract:



                                                             Tax information  45

o a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the Equitable Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Rollover TSA; or


o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or


o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation from service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding


46  Tax information
in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o hardship withdrawals; or


o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE


The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.



                                                             Tax information  47

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and in Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts; and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appear in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2002, and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
    FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH                 RATE TO MATURITY          PRICE
 MATURITY DATE OF                      AS OF           PER $100 OF
   MATURITY YEAR                 FEBRUARY 15, 2002    MATURITY VALUE
--------------------------------------------------------------------------------
        2003                         3.00%                 $97.09
        2004                         3.00%                 $94.26
        2005                         3.63%                 $89.85
        2006                         4.07%                 $85.24
--------------------------------------------------------------------------------


48  More information

--------------------------------------------------------------------------------
    FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH                 RATE TO MATURITY          PRICE
 MATURITY DATE OF                      AS OF           PER $100 OF
   MATURITY YEAR                 FEBRUARY 15, 2002    MATURITY VALUE
--------------------------------------------------------------------------------
        2007                         4.49%                 $80.27
        2008                         4.82%                 $75.38
        2009                         5.08%                 $70.67
        2010                         5.29%                 $66.19
        2011                         5.47%                 $61.90
        2012                         5.59%                 $58.03
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


                                                            More information  49

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees;

50  More information

o the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus and in the SAI.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for



                                                            More information  51
sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also act as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290
Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC (AXA Distributors), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



52  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, the charge for Protection Plus and the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2000.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



                                                      Investment performance  53

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                                           Length of option period
                                                 -------------------------------------------
                                                                               Since option
Variable investment options                          1 Year        5 Years      inception*
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (33.34)%       (5.84)%          1.78%
EQ/Alliance Common Stock                         (19.13)%        7.21%          11.88%
EQ/Alliance Global                               (28.51)%        1.32%           5.02%
EQ/Alliance Growth and Income                    (10.08)%       11.53%          13.70%
EQ/Alliance Growth Investors                     (20.99)%        4.75%           7.78%
EQ/Alliance Intermediate Government Securities   ( 0.79)%        3.60%           4.13%
EQ/Alliance International                        (31.50)%       (5.52)%        ( 1.61)%
EQ/Alliance Money Market                         ( 5.05)%        2.31%           2.73%
EQ/Alliance Premier Growth                       (32.15)%          --          (14.85)%
EQ/Alliance Small Cap Growth                     (21.59)%          --            6.80%
EQ/Alliance Technology                           (32.62)%          --          (39.87)%
EQ/AXP New Dimensions                            (23.83)%          --          (28.99)%
EQ/AXP Strategy Aggressive                       (41.50)%          --          (54.38)%
EQ/Capital Guardian Research                     (10.54)%          --            0.21%
EQ/Capital Guardian U.S. Equity                  (10.53)%          --          ( 1.91)%
EQ/Emerging Markets Equity                       (13.63)%          --          (10.91)%
EQ/Equity 500 Index                              (20.53)%        7.45%          11.60%
EQ/Evergreen Omega                               (25.30)%          --          (10.83)%
EQ/FI Mid Cap                                    (21.76)%          --          (15.78)%
EQ/FI Small/Mid Cap Value                        ( 4.62)%          --            1.19%
EQ/High Yield                                    ( 7.88)%       (2.85)%          2.36%
EQ/International Equity Index                    (33.63)%          --          ( 4.53)%
EQ/Janus Large Cap Growth                        (31.16)%          --          (33.71)%
EQ/Mercury Basic Value Equity                    ( 3.11)%          --           11.23%
EQ/MFS Emerging Growth Companies                 (42.08)%          --            6.99%
EQ/MFS Investors Trust                           (24.29)%          --          ( 6.90)%
EQ/MFS Research                                  (30.04)%          --            3.41%
EQ/Putnam Growth & Income Value                  (15.26)%          --            2.92%
EQ/Small Company Index                           ( 6.53)%          --            0.88%

                                                              Length of portfolio period
                                                 ----------------------------------------------------
                                                                                             Since
                                                                                           portfolio
Variable investment options                          3 Years       5 Years     10 Years   inception**
-----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (12.23)%       (5.84)%        1.86%       10.00%
EQ/Alliance Common Stock                         ( 5.15)%        7.21%        10.39%       11.77%
EQ/Alliance Global                               ( 7.36)%        1.32%         6.34%        6.57%
EQ/Alliance Growth and Income                      4.68%        11.53%           --        11.19%
EQ/Alliance Growth Investors                     ( 2.73)%        4.75%         6.74%        9.77%
EQ/Alliance Intermediate Government Securities     1.90%         3.60%         3.62%        4.32%
EQ/Alliance International                        (10.56)%       (5.52)%          --       ( 1.41)%
EQ/Alliance Money Market                           1.18%         2.31%         2.35%        4.36%
EQ/Alliance Premier Growth                           --            --            --       (14.84)%
EQ/Alliance Small Cap Growth                       4.47%           --            --         6.80%
EQ/Alliance Technology                               --            --            --       (39.87)%
EQ/AXP New Dimensions                                --            --            --       (29.76)%
EQ/AXP Strategy Aggressive                           --            --            --       (55.16)%
EQ/Capital Guardian Research                         --            --            --         0.21%
EQ/Capital Guardian U.S. Equity                      --            --            --       ( 1.92)%
EQ/Emerging Markets Equity                         0.10%           --            --       (12.46)%
EQ/Equity 500 Index                              ( 5.32)%        7.45%           --        11.32%
EQ/Evergreen Omega                               (10.82)%          --            --       (10.82)%
EQ/FI Mid Cap                                        --            --            --       (16.45)%
EQ/FI Small/Mid Cap Value                          0.04%           --            --         1.19%
EQ/High Yield                                    ( 7.77)%       (2.85)%        4.74%        5.09%
EQ/International Equity Index                    (11.65)%          --            --       ( 4.53)%
EQ/Janus Large Cap Growth                            --            --            --       (34.22)%
EQ/Mercury Basic Value Equity                      8.49%           --            --        11.23%
EQ/MFS Emerging Growth Companies                 ( 6.03)%          --            --         6.99%
EQ/MFS Investors Trust                           ( 6.90)%          --            --       ( 6.90)%
EQ/MFS Research                                  ( 6.71)%          --            --         3.41%
EQ/Putnam Growth & Income Value                  ( 4.29)%          --            --         2.92%
EQ/Small Company Index                             2.44%           --            --         0.88%



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16,
   1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



54 Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
-------------------------------------------------------------------------------
EQ/Aggressive Stock                 (33.34)%       (5.84)%        ( 5.38)%
EQ/Alliance Common Stock            (19.13)%        7.21%           8.00%
EQ/Alliance Global                  (28.51)%        1.32%           1.92%
EQ/Alliance Growth Investors        (20.99)%        4.75%           5.11%
EQ/Alliance Money Market            ( 5.05)%        2.31%           2.42%
EQ/Alliance Premier Growth          (32.15)%          --          (14.85)%
EQ/Alliance Small Cap Growth        (21.59)%          --            6.80%
EQ/Alliance Technology              (32.62)%          --          (39.87)%
EQ/Bernstein Diversified Value      ( 5.51)%          --            2.95%
EQ/Capital Guardian International   (29.12)%          --          ( 7.73)%
EQ/Capital Guardian Research        (10.54)%          --            0.21%
EQ/Capital Guardian U.S. Equity     (10.53)%          --          ( 1.91)%
EQ/Emerging Markets Equity          (13.63)%          --          ( 8.20)%
EQ/Equity 500 Index                 (20.53)%        7.45%           8.23%
EQ/Evergreen Omega                  (25.30)%          --          (10.83)%
EQ/FI Mid Cap                       (21.76)%          --          (15.78)%
EQ/FI Small/Mid Cap Value           ( 4.62)%          --            3.02%
EQ/High Yield                       ( 7.88)%       (2.85)%        ( 2.18)%
EQ/International Equity Index       (33.63)%          --          ( 4.53)%
EQ/J.P. Morgan Core Bond            ( 0.74)%          --            3.66%
EQ/Janus Large Cap Growth           (31.16)%          --          (33.71)%
EQ/Lazard Small Cap Value             8.91%           --            4.21%
EQ/Mercury Basic Value Equity       ( 3.11)%          --           11.23%
EQ/MFS Emerging Growth Companies    (42.08)%          --            6.99%
EQ/MFS Investors Trust              (24.29)%          --          ( 6.90)%
EQ/MFS Research                     (30.04)%          --            3.41%
EQ/Putnam Growth & Income Value     (15.26)%          --            2.92%
EQ/Putnam International Equity      (29.75)%          --            5.58%
EQ/Putnam Voyager                   (32.64)%          --            4.48%
EQ/Small Company Index              ( 6.53)%          --            0.88%

                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (12.23)%       (5.84)%        1.86%       10.00%
EQ/Alliance Common Stock            ( 5.15)%        7.21%        10.39%       11.77%
EQ/Alliance Global                  ( 7.36)%        1.32%         6.34%        6.57%
EQ/Alliance Growth Investors        ( 2.73)%        4.75%         6.74%        9.77%
EQ/Alliance Money Market              1.18%         2.31%         2.35%        4.36%
EQ/Alliance Premier Growth              --            --            --       (14.84)%
EQ/Alliance Small Cap Growth          4.47%           --            --         6.80%
EQ/Alliance Technology                  --            --            --       (39.87)%
EQ/Bernstein Diversified Value      ( 2.11)%          --            --         2.95%
EQ/Capital Guardian International       --            --            --       ( 7.73)%
EQ/Capital Guardian Research            --            --            --         0.21%
EQ/Capital Guardian U.S. Equity         --            --            --       ( 1.92)%
EQ/Emerging Markets Equity            0.10%           --            --       (12.46)%
EQ/Equity 500 Index                 ( 5.32)%        7.45%           --        11.32%
EQ/Evergreen Omega                  (10.82)%          --            --       (10.82)%
EQ/FI Mid Cap                           --            --            --       (16.45)%
EQ/FI Small/Mid Cap Value             0.04%           --            --         1.19%
EQ/High Yield                       ( 7.77)%       (2.85)%        4.74%        5.09%
EQ/International Equity Index       (11.65)%          --            --       ( 4.53)%
EQ/J.P. Morgan Core Bond              2.23%           --            --         3.66%
EQ/Janus Large Cap Growth               --            --            --       (34.22)%
EQ/Lazard Small Cap Value             8.89%           --            --         4.21%
EQ/Mercury Basic Value Equity         8.49%           --            --        11.23%
EQ/MFS Emerging Growth Companies    ( 6.03)%          --            --         6.99%
EQ/MFS Investors Trust              ( 6.90)%          --            --       ( 6.90)%
EQ/MFS Research                     ( 6.71)%          --            --         3.41%
EQ/Putnam Growth & Income Value     ( 4.29)%          --            --         2.92%
EQ/Putnam International Equity      ( 0.22)%          --            --         5.58%
EQ/Putnam Voyager                   (10.60)%          --            --         4.48%
EQ/Small Company Index                2.44%           --            --         0.88%



* The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 55

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:


o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;


o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                   Investment Management Weekly Money
Morningstar's Variable Annuity             Management Letter
 Sourcebook                                Investment Dealers Digest
Business Week                              National Underwriter
Forbes                                     Pension & Investments
Fortune                                    USA Today
Institutional Investor                     Investor's Business Daily
Money                                      The New York Times
Kiplinger's Personal Finance               The Wall Street Journal
Financial Planning                         The Los Angeles Times
Investment Adviser                         The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



56  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2001 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  57

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the daily asset charge of 1.55%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                                                      ----------------------------------
                                                                                       2000                        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                                           $ 67.28                     $ 49.56
  Separate Account 45 number of units outstanding (000's)                                   36                         118
  Separate Account 49 number of units outstanding (000's)                                  106                         249
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                                           $235.03                     $206.51
  Separate Account 45 number of units outstanding (000's)                                  217                         468
  Separate Account 49 number of units outstanding (000's)                                  204                         499
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Global
  Unit value                                                                           $ 34.60                     $ 27.16
  Separate Account 45 number of units outstanding (000's)                                  443                       1,072
  Separate Account 49 number of units outstanding (000's)                                   --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                                           $ 25.90                     $ 25.10
  Separate Account 45 number of units outstanding (000's)                                1,223                       4,363
  Separate Account 49 number of units outstanding (000's)                                   --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth Investors
  Unit value                                                                           $ 38.95                     $ 33.50
  Separate Account 45 number of units outstanding (000's)                                  625                       1,374
  Separate Account 49 number of units outstanding (000's)                                   --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                                           $ 15.83                     $ 16.81
  Separate Account 45 number of units outstanding (000's)                                  269                       2,919
  Separate Account 49 number of units outstanding (000's)                                   --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                                           $ 12.60                     $  9.51
  Separate Account 45 number of units outstanding (000's)                                  389                         702
  Separate Account 49 number of units outstanding (000's)                                   --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
  Unit value                                                                           $ 26.91                     $ 27.44
  Separate Account 45 number of units outstanding (000's)                                  571                       2,060
  Separate Account 49 number of units outstanding (000's)                                  826                       4,110
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                                           $  9.46                     $  7.08
  Separate Account 45 number of units outstanding (000's)                                3,355                       6,887
  Separate Account 49 number of units outstanding (000's)                                6,200                      14,217
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                                           $ 16.56                     $ 14.14
  Separate Account 45 number of units outstanding (000's)                                  825                       2,681
  Separate Account 49 number of units outstanding (000's)                                1,248                       2,971
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                                            $  6.61                    $  4.91
  Separate Account 45 number of units outstanding (000's)                                 1,600                      4,587
  Separate Account 49 number of units outstanding (000's)                                 4,225                      9,666
------------------------------------------------------------------------------------------------------------------------------------



                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                                                      ----------------------------------
                                                                                       2000                        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP New Dimensions
  Unit value                                                                           $ 8.28                      $ 6.89
  Separate Account 45 number of units outstanding (000's)                                  49                         310
  Separate Account 49 number of units outstanding (000's)                                  --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP Strategy Aggressive
  Unit value                                                                           $ 6.21                      $ 4.07
  Separate Account 45 number of units outstanding (000's)                                  52                         485
  Separate Account 49 number of units outstanding (000's)                                  --                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                                               --                      $39.47
  Separate Account 45 number of units outstanding (000's)                                  --                       1,417
  Separate Account 49 number of units outstanding (000's)                                  --                         110
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                                           $11.63                      $11.80
  Separate Account 45 number of units outstanding (000's)                                  --                       1,416
  Separate Account 49 number of units outstanding (000's)                               1,119                       4,851
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                                               --                      $ 8.63
  Separate Account 45 number of units outstanding (000's)                                  --                           3
  Separate Account 49 number of units outstanding (000's)                                  --                          19
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                                           $11.10                      $ 8.65
  Separate Account 45 number of units outstanding (000's)                                  --                          --
  Separate Account 49 number of units outstanding (000's)                               1,050                       2,530
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                                           $11.05                      $10.66
  Separate Account 45 number of units outstanding (000's)                                 110                         283
  Separate Account 49 number of units outstanding (000's)                                 628                       2,052
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                                           $10.47                      $10.10
  Separate Account 45 number of units outstanding (000's)                                 110                         339
  Separate Account 49 number of units outstanding (000's)                               1,311                       3,790
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                                           $ 6.49                      $ 6.06
  Separate Account 45 number of units outstanding (000's)                                 541                       1,014
  Separate Account 49 number of units outstanding (000's)                                 881                       1,482
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                                           $27.79                      $24.03
  Separate Account 45 number of units outstanding (000's)                                 421                       1,082
  Separate Account 49 number of units outstanding (000's)                               1,524                       4,534
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                                           $ 9.39                      $ 7.67
  Separate Account 45 number of units outstanding (000's)                                  39                         233
  Separate Account 49 number of units outstanding (000's)                                  47                         182
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                                           $ 9.99                      $ 8.52
  Separate Account 45 number of units outstanding (000's)                                  58                       1,550
  Separate Account 49 number of units outstanding (000's)                                 609                       4,418
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                                           $10.84                      $11.09
  Separate Account 45 number of units outstanding (000's)                                  70                       2,457
  Separate Account 49 number of units outstanding (000's)                                 198                       3,015
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                                                      ----------------------------------
                                                                                       2000                        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                                           $23.23                      $23.03
  Separate Account 45 number of units outstanding (000's)                                 145                         696
  Separate Account 49 number of units outstanding (000's)                                 432                       1,632
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                                           $12.04                      $ 8.83
  Separate Account 45 number of units outstanding (000's)                                 111                         353
  Separate Account 49 number of units outstanding (000's)                                 425                       1,164
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                                           $11.41                      $12.13
  Separate Account 45 number of units outstanding (000's)                                  --                          --
  Separate Account 49 number of units outstanding (000's)                               1,427                       8,943
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                                           $ 8.39                      $ 6.36
  Separate Account 45 number of units outstanding (000's)                                 182                       1,651
  Separate Account 49 number of units outstanding (000's)                               1,134                       7,216
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                                           $10.69                      $12.39
  Separate Account 45 number of units outstanding (000's)                                  --                          --
  Separate Account 49 number of units outstanding (000's)                                 588                       2,447
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marisco Focus
  Unit value                                                                               --                      $11.33
  Separate Account 45 number of units outstanding (000's)                                  --                          32
  Separate Account 49 number of units outstanding (000's)                                  --                          89
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                                           $16.40                      $17.04
  Separate Account 45 number of units outstanding (000's)                                 275                       1,793
  Separate Account 49 number of units outstanding (000's)                                 299                       1,071
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                                           $21.92                      $14.23
  Separate Account 45 number of units outstanding (000's)                               1,301                       2,260
  Separate Account 49 number of units outstanding (000's)                               2,112                       4,345
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                                           $10.47                      $ 8.66
  Separate Account 45 number of units outstanding (000's)                                 298                         584
  Separate Account 49 number of units outstanding (000's)                               2,262                       7,160
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Research
  Unit value                                                                           $15.87                      $12.21
  Separate Account 45 number of units outstanding (000's)                                 551                       1,157
  Separate Account 49 number of units outstanding (000's)                               2,075                       5,117
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                                           $13.04                      $11.97
  Separate Account 45 number of units outstanding (000's)                                  80                         398
  Separate Account 49 number of units outstanding (000's)                               1,419                       6,123
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                                           $17.37                      $13.42
  Separate Account 45 number of units outstanding (000's)                                  --                          --
  Separate Account 49 number of units outstanding (000's)                               2,110                       4,268
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
  Unit value                                                                           $17.19                      $12.78
  Separate Account 45 number of units outstanding (000's)                                  --                          --
  Separate Account 49 number of units outstanding (000's)                               1,902                       4,051
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                                                      ----------------------------------
                                                                                       2000                        2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                                           $10.87                      $10.92
  Separate Account 45 number of units outstanding (000's)                                 106                         361
  Separate Account 49 number of units outstanding (000's)                                 270                         825
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price International Stock
  Unit value                                                                           $11.34                      $ 8.73
  Separate Account 45 number of units outstanding (000's)                                 462                       1,269
  Separate Account 49 number of units outstanding (000's)                                  --                          --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





--------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED
                                                             RATE TO MATURITY ON
                                                              FEBRUARY 15, 2007
                                                            --------------------
                                                            5.00%        9.00%
--------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2007 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $119,487
(2) Fixed maturity amount                                  $131,080    $131,080
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968    $(11,593)
--------------------------------------------------------------------------------
 ON FEBRUARY 15, 2007 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501    $ (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499    $ 54,851
(6) Fixed maturity amount: (2) - (5)                       $ 85,581    $ 76,229
(7) Maturity value                                         $120,032    $106,915
(8) Market adjusted amount of (7)                          $ 94,048    $ 69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




------------------------------------------------------------------------------------
   END OF                         5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM          GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)              DEATH BENEFIT
------------------------------------------------------------------------------------
     1           $105,000             $105,000 (1)              $105,000 (3)
     2           $115,500             $110,250 (2)              $115,500 (3)
     3           $129,360             $115,763 (2)              $129,360 (3)
     4           $103,488             $121,551 (1)              $129,360 (4)
     5           $113,837             $127,628 (1)              $129,360 (4)
     6           $127,497             $134,010 (1)              $129,360 (4)
     7           $127,497             $140,710 (1)              $129,360 (4)
------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.


----------

* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page


Tax Information                                                             2
Unit Values                                                                22
Custodian and Independent Accountants                                      23
Yield Information for the EQ/Alliance Money Market Option,
   EQ/Alliance Quality Bond Option and EQ/High Yield Option                23
Distribution of the contracts                                              25
Financial Statements                                                       25


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Send this request form to:

  Equitable Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator(R) SAI dated May 1, 2002.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------

City           State    Zip






(SAI 13AMLF(5/02))

Equitable Accumulator(R) Plus(SM)

A variable deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR(R) Plus(SM)?

Equitable Accumulator(R) Plus(SM) is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.





--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.




The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X00287

Contents of this prospectus
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) Plus(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Plus(SM) at a glance -- key features                8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13

Condensed financial information                                             14



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your variable investment options under the contract?               17
Allocating your contributions                                               21
Credits                                                                     21
Guaranteed minimum death benefit                                            21
Your right to cancel within a certain number of days                        23



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        24
--------------------------------------------------------------------------------
Your account value and cash value                                           24
Your contract's value in the variable investment options                    24



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS            25
--------------------------------------------------------------------------------
Transferring your account value                                             25
Disruptive transfer activity                                                25
Dollar cost averaging your account value                                    25
Rebalancing your account value                                              25





----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     27
--------------------------------------------------------------------------------
Withdrawing your account value                                              27
How withdrawals are taken from your account value                           28
How withdrawals affect your guaranteed minimum death benefit                28
Loans under rollover TSA contracts                                          28
Surrendering your contract to receive its cash value                        29
When to expect payments                                                     29
Your annuity payout options                                                 29


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges that the Trusts deduct                                              33
Group or sponsored arrangements                                             33
Other distribution arrangements                                             34



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 35
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     35
How death benefit payment is made                                           35
Beneficiary continuation option                                             36



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          37
--------------------------------------------------------------------------------
Overview                                                                    37
Buying a contract to fund a retirement arrangement                          37
Transfers among investment options                                          37
Taxation of nonqualified annuities                                          37
Individual retirement arrangements (IRAs)                                   39
Special rules for contracts funding qualified plans                         40
Tax- Sheltered Annuity contracts (TSAs)                                     40
Federal and state income tax withholding and information
      reporting                                                             41
Impact of taxes to Equitable Life                                           42



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         43
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   43
About the Trusts                                                            43
About the general account                                                   43
About other methods of payment                                              43
Dates and prices at which contract events occur                             44
About your voting rights                                                    44
About legal proceedings                                                     45
About our independent accountants                                           45
Financial statements                                                        45
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         45
Distribution of the contracts                                               45

--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   47
--------------------------------------------------------------------------------
Communicating performance data                                              50



--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Guaranteed minimum death benefit example                            C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                         PAGE

   account value                           24
   annuitant                               15
   annuity payout options                  29
   beneficiary                             35
   business day                            44
   cash value                              24
   contract date                            9
   contract date anniversary                9
   contract year                            9
   contributions to Roth IRAs   `          39
      regular contributions                39
      rollover and direct transfers        40
      conversion contributions             40
   contributions to traditional IRAs       39
      regular contributions                39
      rollovers and transfers              40
   credit                                  21
   disruptive transfer activity            25
   EQAccess                                 6
   ERISA                                   28
   guaranteed minimum death benefit        21


                                         PAGE
   IRA                                  cover
   IRS                                     37
   market timing                           25
   NQ                                   cover
   participant                             17
   portfolio                            cover
   processing office                        6
   QP                                   cover
   Rollover IRA                         cover
   Rollover TSA                         cover
   Roth Conversion IRA                  cover
   Roth IRA                                39
   SAI                                  cover
   SEC                                  cover
   TOPS                                     6
   TSA                                     40
   traditional IRA                         39
   Trusts                               cover
   unit                                    24
   variable investment options             17



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.




-------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-------------------------------------------------------------------------------
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  unit                          Accumulation Unit
-------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;


(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Plus(SM) at a glance -- key features


--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator(R) Plus' variable investment options invest in different portfolios managed by
MANAGEMENT                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                  payments.

                          o On transfers inside the   No tax on transfers among variable investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), Tax Sheltered
                          Annuity (TSA)or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                          Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000

                          o Additional minimum:       $ 1,000
                                                      $100 monthly and $300 quarterly under our automatic investment program
                                                      (NQ contracts)
                          ----------------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Loans under Rollover TSA contracts

                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o Guaranteed minimum death benefit

                          o Dollar cost averaging

                          o Automatic investment program

                          o Account value rebalancing (quarterly, semiannually and annually)

                          o Free transfers

                          o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home

                          o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Plus(SM) at a glance -- key features

FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative and distribution charges at a current annual rate of 1.60%.

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions and no annual contract fee.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution. It declines by 1% each year in the third to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                         -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA Rollover TSA: 20-78
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



                 Equitable Accumulator(R) Plus(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.





----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
----------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                          1.10%*
Administrative                                                          0.25%
Distribution                                                            0.25%
                                                                       ------
Total annual expenses                                                   1.60%
----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions* (deducted if you   Contract year
surrender your contract or make certain withdrawals. The withdrawal    1............................. 8.00%
charge percentage we use is determined by the contract year in which   2..............................8.00%
you make the withdrawal or surrender your contract. For each contri-   3..............................7.00%
bution, we consider the contract year in which we receive that         4..............................6.00%
contribution to be "contract year 1")(2)                               5..............................5.00%
                                                                       6..............................4.00%
                                                                       7..............................3.00%
                                                                       8..............................2.00%
                                                                       9+.............................0.00%

Charge if you elect a Variable Immediate Annuity payout option         $350
----------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
----------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)    0.20  %
----------------------------------------------------------------------------------------------------------



* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.



10 Fee table

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                NET
                                                                                                          TOTAL ANNUAL
                                                   MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                                   (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
 PORTFOLIO NAME                                    LIMITATION)(3)      12B-1 FEES(4)    LIMITATION)(5)   LIMITATION)(6)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
-----------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
-----------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.


(3) The management fees for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.



                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.







--------------------------------------------------------------------------------
                                           MANAGEMENT        OTHER EXPENSES
                                       FEES (BEFORE ANY    (BEFORE ANY FEE
                                          FEE WAIVERS       WAIVERS AND/OR
                                        AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                           MANAGEMENT        OTHER EXPENSES
                                       FEES (BEFORE ANY    (BEFORE ANY FEE
                                          FEE WAIVERS       WAIVERS AND/OR
                                        AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------


12  Fee table

EXAMPLES
The examples below show the expenses that a hypothetical contract owner (who has elected Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have this feature.


The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the




---------------------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
                                                ---------------------------------------------------------
                                                     1 YEAR      3 YEARS      5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 111.12     $ 165.25     $ 211.98     $ 340.89
AXA Premier VIP Health Care                      $ 120.95     $ 194.16     $ 259.15     $ 429.64
AXA Premier VIP International Equity             $ 120.40     $ 192.57     $ 256.58     $ 424.93
AXA Premier VIP Large Cap Core Equity            $ 115.49     $ 178.17     $ 233.17     $ 381.36
AXA Premier VIP Large Cap Growth                 $ 115.49     $ 178.17     $ 233.17     $ 381.36
AXA Premier VIP Large Cap Value                  $ 115.49     $ 178.17     $ 233.17     $ 381.36
AXA Premier VIP Small/Mid Cap Growth             $ 118.22     $ 186.19     $ 246.23     $ 405.81
AXA Premier VIP Small/Mid Cap Value              $ 118.22     $ 186.19     $ 246.23     $ 405.81
AXA Premier VIP Technology                       $ 120.95     $ 194.16     $ 259.15     $ 429.64
EQ/Aggressive Stock                              $ 111.01     $ 164.93     $ 211.45     $ 339.86
EQ/Alliance Common Stock                         $ 109.27     $ 159.73     $ 202.87     $ 323.19
EQ/Alliance Global                               $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Alliance Growth and Income                    $ 110.36     $ 162.98     $ 208.24     $ 333.64
EQ/Alliance Growth Investors                     $ 110.36     $ 162.98     $ 208.24     $ 333.64
EQ/Alliance Intermediate Government Securities   $ 110.25     $ 162.66     $ 207.70     $ 332.60
EQ/Alliance International                        $ 115.49     $ 178.17     $ 233.17     $ 381.36
EQ/Alliance Money Market                         $ 107.85     $ 155.49     $ 195.85     $ 309.44
EQ/Alliance Premier Growth                       $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Alliance Quality Bond                         $ 110.03     $ 162.01     $ 206.63     $ 330.52
EQ/Alliance Small Cap Growth                     $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Technology                           $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/AXP New Dimensions                            $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/AXP Strategy Aggressive                       $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/Balanced                                      $ 110.58     $ 163.63     $ 209.31     $ 335.72
EQ/Bernstein Diversified Value                   $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Calvert Socially Responsible                  $ 112.21     $ 168.49     $ 217.32     $ 351.17
EQ/Capital Guardian International                $ 113.85     $ 173.34     $ 225.27     $ 366.38
EQ/Capital Guardian Research                     $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian U.S. Equity                  $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Emerging Markets Equity                       $ 120.40     $ 192.57     $ 256.58     $ 424.93
EQ/Equity 500 Index                              $ 106.86     $ 152.55     $ 190.97     $ 299.81
EQ/Evergreen Omega                               $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/FI Mid Cap                                    $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/FI Small/Mid Cap Value                        $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/High Yield                                    $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/International Equity Index                    $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/J.P. Morgan Core Bond                         $ 109.48     $ 160.38     $ 203.94     $ 325.29
EQ/Janus Large Cap Growth                        $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Lazard Small Cap Value                        $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Marsico Focus                                 $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Mercury Basic Value Equity                    $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Emerging Growth Companies                 $ 111.34     $ 165.90     $ 213.05     $ 342.96
EQ/MFS Investors Trust                           $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Research                                  $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Putnam Growth & Income Value                  $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Putnam International Equity                   $ 114.40     $ 174.95     $ 227.91     $ 371.40
EQ/Putnam Voyager                                $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Small Company Index                           $ 110.03     $ 162.01     $ 206.63     $ 330.52
---------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                                     IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                        THE END OF EACH PERIOD SHOWN, THE
                                                                EXPENSES WOULD BE:
                                                ---------------------------------------------------------
                                                    1 YEAR     3 YEARS     5 YEARS      10 YEARS
---------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.12     $  95.25   $ 161.98     $ 340.89
AXA Premier VIP Health Care                      $ 40.95     $ 124.16   $ 209.15     $ 429.64
AXA Premier VIP International Equity             $ 40.40     $ 122.57   $ 206.58     $ 424.93
AXA Premier VIP Large Cap Core Equity            $ 35.49     $ 108.17   $ 183.17     $ 381.36
AXA Premier VIP Large Cap Growth                 $ 35.49     $ 108.17   $ 183.17     $ 381.36
AXA Premier VIP Large Cap Value                  $ 35.49     $ 108.17   $ 183.17     $ 381.36
AXA Premier VIP Small/Mid Cap Growth             $ 38.22     $ 116.19   $ 196.23     $ 405.81
AXA Premier VIP Small/Mid Cap Value              $ 38.22     $ 116.19   $ 196.23     $ 405.81
AXA Premier VIP Technology                       $ 40.95     $ 124.16   $ 209.15     $ 429.64
EQ/Aggressive Stock                              $ 31.01     $  94.93   $ 161.45     $ 339.86
EQ/Alliance Common Stock                         $ 29.27     $  89.73   $ 152.87     $ 323.19
EQ/Alliance Global                               $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Alliance Growth and Income                    $ 30.36     $  92.98   $ 158.24     $ 333.64
EQ/Alliance Growth Investors                     $ 30.36     $  92.98   $ 158.24     $ 333.64
EQ/Alliance Intermediate Government Securities   $ 30.25     $  92.66   $ 157.70     $ 332.60
EQ/Alliance International                        $ 35.49     $ 108.17   $ 183.17     $ 381.36
EQ/Alliance Money Market                         $ 27.85     $  85.49   $ 145.85     $ 309.44
EQ/Alliance Premier Growth                       $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Alliance Quality Bond                         $ 30.03     $  92.01   $ 156.63     $ 330.52
EQ/Alliance Small Cap Growth                     $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Technology                           $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/AXP New Dimensions                            $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/AXP Strategy Aggressive                       $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/Balanced                                      $ 30.58     $  93.63   $ 159.31     $ 335.72
EQ/Bernstein Diversified Value                   $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Calvert Socially Responsible                  $ 32.21     $  98.49   $ 167.32     $ 351.17
EQ/Capital Guardian International                $ 33.85     $ 103.34   $ 175.27     $ 366.38
EQ/Capital Guardian Research                     $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian U.S. Equity                  $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Emerging Markets Equity                       $ 40.40     $ 122.57   $ 206.58     $ 424.93
EQ/Equity 500 Index                              $ 26.86     $  82.55   $ 140.97     $ 299.81
EQ/Evergreen Omega                               $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/FI Mid Cap                                    $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/FI Small/Mid Cap Value                        $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/High Yield                                    $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/International Equity Index                    $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/J.P. Morgan Core Bond                         $ 29.48     $  90.38   $ 153.94     $ 325.29
EQ/Janus Large Cap Growth                        $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Lazard Small Cap Value                        $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Marsico Focus                                 $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Mercury Basic Value Equity                    $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Emerging Growth Companies                 $ 31.34     $  95.90   $ 163.05     $ 342.96
EQ/MFS Investors Trust                           $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Research                                  $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Putnam Growth & Income Value                  $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Putnam International Equity                   $ 34.40     $ 104.95   $ 177.91     $ 371.40
EQ/Putnam Voyager                                $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Small Company Index                           $ 30.03     $  92.01   $ 156.63     $ 330.52
---------------------------------------------------------------------------------------------------------


                                                                      Fee table
13

(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                  FOR ANNUITANT                                                   LIMITATIONS ON
 CONTRACT TYPE    ISSUE AGES       SOURCE OF CONTRIBUTIONS                       CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 80    o After-tax money.                             o No additional contributions after age 81.

                                  o Paid to us by check or transfer of contract
                                    value in a tax-deferred exchange under
                                    Section 1035 of the Internal Revenue
                                    Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 78   o Eligible rollover distributions from TSA     o No contributions after age 79.
                                    contracts or other 403(b) arrangements,
                                    qualified plans, and governmental EDC        o Contributions after age 70-1/2 must be net of
                                    plans.                                         required minimum distributions.

                                  o Rollovers from another traditional indi-     o Although we accept regular IRA contribu-
                                    tions (limited to $3,000 for the calendar      year 2002) under Rollover IRA contracts, we
                                    vidual retirement arrangement.                 intend that this contract be used primarily
                                                                                   for rollover and direct transfer contributions.
                                  o Direct custodian-to-custodian transfers
                                    from another traditional individual retire-  o Additional catch-up contributions totaling
                                    ment arrangement.                              up to $500 can be made for the calendar
                                                                                   year 2002 where the owner is at least age
                                  o Regular IRA contributions.                     50 but under age 70-1/2 at any time during
                                                                                   2002.
                                  o For the calendar year 2002 and later, addi-
                                    tional "catch-up" contributions.

------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 78   o Rollovers from another Roth IRA.             o No additional rollover or direct transfer
IRA                                                                                contributions after age 79.
                                  o Conversion rollovers from a traditional
                                    IRA.                                         o Conversion rollovers after age 70-1/2 must be
                                                                                   net of required minimum distributions for
                                  o Direct transfers from another Roth IRA.        the traditional IRA you are rolling over.

                                  o Regular Roth IRA contributions.              o You cannot roll over funds from a traditional
                                                                                   IRA if your adjusted gross income is
                                  o For the calendar year 2002 and later, addi-    $100,000 or more.
                                    tional catch-up contributions.
                                                                                 o Although we accept regular Roth IRA con-
                                                                                   tributions (limited to $3,000 for the
                                                                                   calendar year 2002) under Roth IRA con-
                                                                                   tracts, we intend that this contract be used
                                                                                   primarily for rollover and direct transfer
                                                                                   contributions.

                                                                                 o Additional catch-up contributions totalling
                                                                                   up to $500 can be made for the calendar
                                                                                   year 2002 where the owner is at least age
                                                                                   50 at any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE
                 FOR ANNUITANT                                                         LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES              SOURCE OF CONTRIBUTIONS                        CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 78     o Direct transfers of pre-tax funds from      o Additional rollover or direct transfer contri-
                                     another contract or arrangement under         butions may be made up to age 79.
                                     Section 403(b) of the Internal Revenue
                                     Code, complying with IRS Revenue Ruling     o Rollover or direct transfer contributions
                                     90-24.                                        age 70-1/2 must be net of any required mini-
                                                                                   mum distributions.
                                  o Eligible rollover distributions of pre-tax
                                    funds from other 403(b) plans, qualified     o Employer-remitted contributions are not
                                    plans, governmental EDC plans and tradi-       permitted.
                                    tional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 70    o Only transfer contributions from an exist-   o Regular ongoing payroll contributions are
                                    ing qualified plan trust as a change of        not permitted.
                                    investment vehicle under the plan.
                                                                                 o Only one additional transfer contribution
                                  o The plan must be qualified under Section       may be made during a contract year.
                                    401(a) of the Internal Revenue Code.
                                                                                 o No additional transfer contributions after
                                  o For 401(k) plans, transferred contributions    age 71.
                                    may only include employee pre-tax
                                    contributions.                               o For defined benefit plans, employee contri-
                                                                                   butions are not permitted and we will not
                                                                                   accept contributions that fund more than
                                                                                   80% of the actuarial value of the plan
                                                                                   participant/employee's normal retirement
                                                                                   benefit.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Plus(SM) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------



                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus.SM These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
PORTFOLIO NAME                          OBJECTIVE                               ADVISER(S)
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*              Seeks a balance of a high current       BlackRock Advisors, Inc.
                                        income and capital                      Pacific Investment Management Company LLC
                                        appreciation consistent with a
                                        prudent level of risk
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*            Long-term growth of capital             AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International           Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Bank of Ireland Asset Management (U.S.)
                                                                                Limited
                                                                                OppenheimerFunds, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core          Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap               Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*        Long-term growth of capital             Alliance Capital management L.P.
                                                                                Institutional Capital Corporation
                                                                                MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        MFS Investment Management
                                                                                RS Investment Management, L.P.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             AXA Rosenberg Investment Management LLC
 Value*                                                                         The Boston Company Asset Management LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*             Long-term growth of capital             Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                          OBJECTIVE                              ADVISER(S)
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital                                 Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital and
                                        increased income
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                      Seeks long-term growth of capital       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Growth and Income       Seeks to provide a high total return                    Alliance Capital Management L.P
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent    Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent         Alliance Capital Management L.P.
 Government Securities*             with relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                       Alliance Capital Management L.P.
                                                                                            (including through its Bernstein
                                                                                            Investment Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,         Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent          Alliance Capital Management L.P.
                                    with moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital             Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current              Alliance Capital Management L.P.
                                    income is incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both              Alliance Capital Management L.P.
                                    appreciation of capital and current income               Capital Guardian Trust Company
                                                                                             Jennison Associates LLC
                                                                                             Prudential Investments LLC
                                                                                             Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                               Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation                     Calvert Asset Management Company, Inc.
                                                                                             Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                     Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates   Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                           Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-  Alliance Capital Management L.P.
                                    tion of current income and capital appreciation

------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 19

PORTFOLIOS OF THE TRUSTS (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 5% or 6% of each contribution based on the following breakpoints and rules:




-------------------------------------------------------------------------
                                          CREDIT PERCENTAGE
   FIRST YEAR TOTAL CONTRIBUTIONS*         APPLIED TO
            BREAKPOINTS                  CONTRIBUTIONS
-------------------------------------------------------------------------
Less than $250,000                            4%
-------------------------------------------------------------------------
$250,000-$999,999.99                          5%
-------------------------------------------------------------------------
$1 million or more                            6%
-------------------------------------------------------------------------

----------------------
* First year total contributions means your total contributions made in the first contract year.


The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make a sufficient level of contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

  o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.


o No indication of intent:

   o For your initial contribution we will apply the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:


o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus).

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.


o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.


We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. Under certain circumstances, the charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.



GUARANTEED MINIMUM DEATH BENEFIT

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.


You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract.

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the contract date anniversary following the annuitant's 80th birthday. The effective annual interest rate is 5% except for amounts invested in the AXA Premier VIP



                                              Contract features and benefits  21

Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the above listed options and in the loan reserve account will be credited with interest at a 3% effective annual rate.

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.


If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.


The 5% roll up to age 80 guaranteed minimum death benefit is not available in all states.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.

On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions plus the credit. We will adjust your guaranteed minimum death benefit if you take any withdrawals.
                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS


Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus and in the SAI for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

22  Contract features and benefits

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions


Protection Plus must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.



                                              Contract features and benefits  23

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charge and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense risks;


(ii)   administrative; and


(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)    increased to reflect additional contributions plus the credit;


(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or


(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


Also, when we deduct the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


24  Determining your contract's value

3. Transferring your money among the variable investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Plus(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


DOLLAR COST AVERAGING YOUR ACCOUNT VALUE

Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

--------------------------------------------------------------------------------

Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:


(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your



               Transferring your money among the variable investment options 25 account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program.


26  Transferring your money among the variable investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




--------------------------------------------------------------------------------
                                  METHOD OF WITHDRAWAL
                  --------------------------------------------------------------
                                                                LIFETIME
                                                               REQUIRED
                                             SUBSTANTIALLY   MINIMUM DIS-
    CONTRACT      LUMP SUM     SYSTEMATIC        EQUAL        TRIBUTION
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.




LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA and Roth Conversion IRA contracts only)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



                                                        Accessing your money  27

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue age 80 -- If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.
                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI, for general rules applicable to loans.



We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


28  Accessing your money

LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Plus(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



--------------------------------------------------------------------------------
Fixed annuity payout options   Life annuity
                               Life annuity with period
                                 certain
                               Life annuity with refund
                                 certain
                               Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity     Life annuity (not available
   payout options                in New York)
                               Life annuity with period
                                 certain
--------------------------------------------------------------------------------
Income Manager payout          Life annuity with period
   options                       certain
                               Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and


                                                        Accessing your money  29
survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Plus(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult you tax adviser. The Income Manager payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.


For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.
ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.



30  Accessing your money

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





----------------------------------------------------------
                  MAXIMUM
 ISSUE AGE   ANNUITIZATION AGE
----------------------------------------------------------
    0-75            85
      76            86
      77            87
   78-80            88
----------------------------------------------------------



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  31

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.



MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.



DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE


A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
--------------------------------------------------------------------------------
   Percentage of
   contribution   8%    8%    7%    6%    5%    4%    3%    2%    0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.


32  Charges and expenses

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:


(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


-- its main function is to provide skilled, intermediate or custodial nursing care;


--   it provides continuous room and board to three or more persons;

--   it is supervised by a registered nurse or licensed practical nurse;

--   it keeps daily medical records of each patient;

--   it controls and records all medications dispensed; and

--   its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) and (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.20%.


o    12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

                                                        Charges and expenses  33

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



34  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually-owned IRA contracts.


For individually-owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any


                                                    Payment of death benefit  35
amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months days following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Plus(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The death benefit (including any guaranteed minimum death benefit) provision will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st on the 5th calendar year after your death.


36  Payment of death benefit

7.  Tax information


--------------------------------------------------------------------------------


OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Plus(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM) choice of death benefits dollar cost averaging, selection of investment funds and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  37
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Plus(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance



38  Tax information
as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Plus(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Plus(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such such formal approval, Equitable intends to comply with such requirement during 2002.


PROTECTION Plus(SM) FEATURE

The Protection Plus feature is offered for IRA contracts, subject to state and contract availability. The IRS approval of the Accumulator(R) Plus(SM) contract as a traditional IRA and Roth IRA, respectively, noted in the paragraph above does not include this optional Protection Plus feature. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. There is no assurance that the contract with the Protection Plus feature meets the IRS qualification requirements for IRAs. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus feature.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or


                                                             Tax information  39

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator(R) Plus(SM) Rollover TSA contract:



40  Tax information

o    a rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available..

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator(R) Plus(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Plus(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

You may also need spousal consent for certain transactions and payments.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Plus(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Plus(SM) TSA.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this Prospectus. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding



                                                             Tax information  41
in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.



42  Tax information

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;


(2)  to combine any two or more variable investment options;


(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to the Separate Accounts; and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares, and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAI's which are available upon request.



ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be


                                                            More information  43
accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.



CONTRIBUTIONS, CREDITS AND TRANSFERS


o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o    the election of trustees;


o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor



44  More information
events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.



                                                            More information  45

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



46  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.


The table takes into account all current fees and charges under the contract, including the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



                                                      Investment performance  47

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options         1 Year         5 Years         inception*
---------------------------         ------         -------         ----------
EQ/Aggressive Stock                 (31.44)%       (5.36)%         (4.86)%
EQ/Alliance Common Stock            (16.67)%        7.92%           8.75%
EQ/Alliance Global                  (26.41)%        1.93%           2.58%
EQ/Alliance Growth Investors        (18.59)%        5.43%           5.83%
EQ/Alliance Money Market             (2.02)%        3.00%           3.16%
EQ/Alliance Premier Growth          (30.20)%          --          (14.28)%
EQ/Alliance Small Cap Growth        (19.21)%          --            7.57%
EQ/Alliance Technology              (30.69)%          --          (39.74)%
EQ/Bernstein Diversified Value       (2.50)%          --            3.73%
EQ/Capital Guardian International   (27.05)%          --           (6.97)%
EQ/Capital Guardian Research         (7.73)%          --            1.23%
EQ/Capital Guardian U.S. Equity      (7.72)%          --           (0.95)%
EQ/Emerging Markets Equity          (10.95)%          --           (7.65)%
EQ/Equity 500 Index                 (18.12)%        8.15%           8.98%
EQ/Evergreen Omega                  (23.08)%          --          (10.24)%
EQ/FI Mid Cap                       (19.39)%          --          (14.46)%
EQ/FI Small/Mid Cap Value            (1.58)%          --            5.01%
EQ/High Yield                        (4.97)%       (2.28)%         (1.56)%
EQ/International Equity Index       (31.73)%          --           (3.96)%
EQ/J.P. Morgan Core Bond              2.46%           --            4.48%
EQ/Janus Large Cap Growth           (29.17)%          --          (33.05)%
EQ/Lazard Small Cap Value            12.48%           --            5.07%
EQ/Mercury Basic Value Equity        (0.01)%          --           12.09%
EQ/MFS Emerging Growth Companies    (40.51)%          --            7.72%
EQ/MFS Investors Trust              (22.02)%          --           (6.20)%
EQ/MFS Research                     (28.00)%          --            4.11%
EQ/Putnam Growth & Income Value     (12.64)%          --            3.63%
EQ/Putnam International Equity      (27.70)%          --            6.32%
EQ/Putnam Voyager                   (30.70)%          --            5.17%
EQ/Small Company Index               (3.56)%          --            1.64%



                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                               Since
                                                                             portfolio
Variable investment options         3 Years        5 Years      10 Years     inception**
---------------------------         -------        -------      --------     -----------
EQ/Aggressive Stock                 (11.69)%       (5.36)%        2.47%       10.36%
EQ/Alliance Common Stock             (4.41)%        7.92%        10.98%       12.04%
EQ/Alliance Global                   (6.70)%        1.93%         6.93%        7.08%
EQ/Alliance Growth Investors         (1.93)%        5.43%         7.35%       10.28%
EQ/Alliance Money Market              2.11%         3.00%         3.03%        4.80%
EQ/Alliance Premier Growth              --            --            --       (14.28)%
EQ/Alliance Small Cap Growth          5.43%           --            --         7.57%
EQ/Alliance Technology                  --            --            --       (39.74)%
EQ/Bernstein Diversified Value       (1.25)%          --            --         3.73%
EQ/Capital Guardian International       --            --            --        (6.97)%
EQ/Capital Guardian Research            --            --            --         1.21%
EQ/Capital Guardian U.S. Equity         --            --            --        (0.95)%
EQ/Emerging Markets Equity            0.94%           --            --       (11.96)%
EQ/Equity 500 Index                  (4.58)%        8.15%           --        11.91%
EQ/Evergreen Omega                  (10.23)%          --            --       (10.23)%
EQ/FI Mid Cap                           --            --            --       (15.16)%
EQ/FI Small/Mid Cap Value             0.94%           --            --         1.90%
EQ/High Yield                        (7.06)%       (2.28)%        5.34%        5.57%
EQ/International Equity Index       (11.10)%          --            --        (3.95)%
EQ/J.P. Morgan Core Bond              3.19%           --            --         4.47%
EQ/Janus Large Cap Growth               --            --            --       (33.59)%
EQ/Lazard Small Cap Value            10.00%           --            --         5.07%
EQ/Mercury Basic Value Equity         9.56%           --            --        12.09%
EQ/MFS Emerging Growth Companies     (5.37)%          --            --         7.72%
EQ/MFS Investors Trust               (6.20)%          --            --        (6.20)%
EQ/MFS Research                      (6.02)%          --            --         4.11%
EQ/Putnam Growth & Income Value      (3.50)%          --            --         3.63%
EQ/Putnam International Equity        0.61%           --            --         6.32%
EQ/Putnam Voyager                   (10.02)%          --            --         5.17%
EQ/Small Company Index                3.38%           --            --         1.63%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager
   (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein
   Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


48 Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                                           Length of option period
                                                 -------------------------------------------
                                                                           Since option
Variable investment options                      1 Year        5 Years      inception*
---------------------------                      ------        -------      ----------
EQ/Aggressive Stock                              (31.44)%       (5.36)%          2.29%
EQ/Alliance Common Stock                         (16.67)%        7.92%          12.53%
EQ/Alliance Global                               (26.41)%        1.93%           5.60%
EQ/Alliance Growth and Income                     (7.26)%       12.32%          14.39%
EQ/Alliance Growth Investors                     (18.59)%        5.43%           8.40%
EQ/Alliance Intermediate Government Securities     2.40%         4.31%           4.76%
EQ/Alliance International                        (29.52)%       (5.04)%         (1.12)%
EQ/Alliance Money Market                          (2.02)%        3.00%           3.35%
EQ/Alliance Premier Growth                       (30.20)%          --          (14.28)%
EQ/Alliance Small Cap Growth                     (19.21)%          --            7.57%
EQ/Alliance Technology                           (30.69)%          --          (39.74)%
EQ/AXP New Dimensions                            (21.55)%          --          (28.14)%
EQ/AXP Strategy Aggressive                       (39.92)%          --          (54.53)%
EQ/Capital Guardian Research                      (7.73)%          --            1.23%
EQ/Capital Guardian U.S. Equity                   (7.72)%          --           (0.95)%
EQ/Emerging Markets Equity                       (10.95)%          --          (10.38)%
EQ/Equity 500 Index                              (18.12)%        8.15%          12.24%
EQ/Evergreen Omega                               (23.08)%          --          (10.24)%
EQ/FI Mid Cap                                    (19.39)%          --          (14.46)%
EQ/FI Small/Mid Cap Value                         (1.58)%          --            1.90%
EQ/High Yield                                     (4.97)%       (2.28)%          2.92%
EQ/International Equity Index                    (31.73)%          --           (3.96)%
EQ/Janus Large Cap Growth                        (29.17)%          --          (33.05)%
EQ/Mercury Basic Value Equity                     (0.01)%          --           12.09%
EQ/MFS Emerging Growth Companies                 (40.51)%          --            7.72%
EQ/MFS Investors Trust                           (22.02)%          --           (6.20)%
EQ/MFS Research                                  (28.00)%          --            4.11%
EQ/Putnam Growth & Income Value                  (12.64)%          --            3.63%
EQ/Small Company Index                            (3.56)%          --            1.64%



                                                              Length of portfolio period
                                                 ----------------------------------------------------
                                                                                          Since
                                                                                        portfolio
Variable investment options                      3 Years        5 Years      10 Years   inception**
---------------------------                      -------        -------      --------   -----------
EQ/Aggressive Stock                              (11.69)%       (5.36)%        2.47%       10.36%
EQ/Alliance Common Stock                          (4.41)%        7.92%        10.98%       12.04%
EQ/Alliance Global                                (6.70)%        1.93%         6.93%        7.08%
EQ/Alliance Growth and Income                      5.67%        12.32%           --        11.94%
EQ/Alliance Growth Investors                      (1.93)%        5.43%         7.35%       10.28%
EQ/Alliance Intermediate Government Securities     2.86%         4.31%         4.28%        4.95%
EQ/Alliance International                         (9.98)%       (5.04)%          --        (0.93)%
EQ/Alliance Money Market                           2.11%         3.00%         3.03%        4.80%
EQ/Alliance Premier Growth                           --            --            --       (14.28)%
EQ/Alliance Small Cap Growth                       5.43%           --            --         7.57%
EQ/Alliance Technology                               --            --            --       (39.74)%
EQ/AXP New Dimensions                                --            --            --       (28.95)%
EQ/AXP Strategy Aggressive                           --            --            --       (55.35)%
EQ/Capital Guardian Research                         --            --            --         1.21%
EQ/Capital Guardian U.S. Equity                      --            --            --        (0.95)%
EQ/Emerging Markets Equity                         0.94%           --            --       (11.96)%
EQ/Equity 500 Index                               (4.58)%        8.15%           --        11.91%
EQ/Evergreen Omega                               (10.23)%          --            --       (10.23)%
EQ/FI Mid Cap                                        --            --            --       (15.16)%
EQ/FI Small/Mid Cap Value                          0.94%           --            --         1.90%
EQ/High Yield                                     (7.06)%       (2.28)%        5.34%        5.57%
EQ/International Equity Index                    (11.10)%          --            --        (3.95)%
EQ/Janus Large Cap Growth                            --            --            --       (33.59)%
EQ/Mercury Basic Value Equity                      9.56%           --            --        12.09%
EQ/MFS Emerging Growth Companies                  (5.37)%          --            --         7.72%
EQ/MFS Investors Trust                            (6.20)%          --            --        (6.20)%
EQ/MFS Research                                   (6.02)%          --            --         4.11%
EQ/Putnam Growth & Income Value                   (3.50)%          --            --         3.63%
EQ/Small Company Index                             3.38%           --            --         1.63



 * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14,
   2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 49

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------

Barron's

Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------
From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Plus(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional Protection Plus benefit charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



50  Investment performance

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts No. 45 and No. 49 with the same daily asset charges of 1.60%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001

                                                                       For the years ending December 31,
                                                                       ---------------------------------
                                                                2001        2000        1999        1998        1997
                                                                ----        ----        ----        ----        ----
 EQ/Aggressive Stock
  Unit value                                                  $ 49.16    $  66.77    $  78.30    $  67.13    $  68.19
  Separate Account 45 number of units outstanding (000's)          73          65          16          --          --
  Separate Account 49 number of units outstanding (000's)         402         420         141          16          --
 EQ/Alliance Common Stock
  Unit value                                                  $203.81    $ 232.08    $ 275.01    $ 223.79    $ 176.22
  Separate Account 45 number of units outstanding (000's)         380         310          66          --          --
  Separate Account 49 number of units outstanding (000's)         661         618         255          35           1
 EQ/Alliance Global
  Unit value                                                  $ 26.96    $  34.37    $  43.04          --          --
  Separate Account 45 number of units outstanding (000's)         726         602          97          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
 EQ/Alliance Growth and Income
  Unit value                                                  $ 25.00    $  25.80    $  24.13          --          --
  Separate Account 45 number of units outstanding (000's)       3,407       1,662         342          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
 EQ/Alliance Growth Investors
  Unit value                                                  $ 33.29    $  38.72    $  42.29          --          --
  Separate Account 45 number of units outstanding (000's)         933         792         149          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $ 16.72    $  15.75    $  14.70          --          --
  Separate Account 45 number of units outstanding (000's)       2,545         486          59          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
 EQ/Alliance International
  Unit value                                                  $  9.48    $  12.56    $  16.61          --          --
  Separate Account 45 number of units outstanding (000's)         404         302          38          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
 EQ/Alliance Money Market
  Unit value                                                  $ 27.16    $  26.65    $  25.55    $  24.80    $  23.98
  Separate Account 45 number of units outstanding (000's)       3,954       1,882         549          --          --
  Separate Account 49 number of units outstanding (000's)      13,759       9,875       5,805         349          --
 EQ/Alliance Premier Growth
  Unit value                                                  $  7.07    $   9.45    $  11.77          --          --
  Separate Account 45 number of units outstanding (000's)       5,608       4,909       1,112          --          --
  Separate Account 49 number of units outstanding (000's)      18,765      17,412       5,630          --          --
 EQ/Alliance Small Cap Growth
  Unit value                                                  $ 14.11    $  16.53    $  14.78    $  11.77    $  12.52
  Separate Account 45 number of units outstanding (000's)       1,276         718          30          --          --
  Separate Account 49 number of units outstanding (000's)       3,423       3,189         818         211          --
 EQ/Alliance Technology
  Unit value                                                  $  4.91    $   6.60          --          --          --
  Separate Account 45 number of units outstanding (000's)       3,001       1,672          --          --          --
  Separate Account 49 number of units outstanding (000's)       7,562       5,505          --          --          --


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)


                                                                      For the years ending December 31,
                                                                      ---------------------------------
                                                                2001       2000        1999        1998      1997
                                                                ----       ----        ----        ----      ----
 EQ/AXP New Dimensions
  Unit value                                                  $ 6.88    $  8.28          --          --      --
  Separate Account 45 number of units outstanding (000's)        213         29          --          --      --
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
 EQ/AXP Strategy Aggressive
  Unit value                                                  $ 4.06    $  6.21          --          --      --
  Separate Account 45 number of units outstanding (000's)        252         66          --          --      --
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
 EQ/Balanced
  Unit value                                                  $39.15         --          --          --      --
  Separate Account 45 number of units outstanding (000's)      1,005         --          --          --      --
  Separate Account 49 number of units outstanding (000's)         97         --          --          --      --
 EQ/Bernstein Diversified Value
  Unit value                                                  $11.78    $ 11.61     $ 12.04     $ 11.81      --
  Separate Account 45 number of units outstanding (000's)      1,138         --          --          --      --
  Separate Account 49 number of units outstanding (000's)      6,000      3,700       1,532         315      --
 EQ/Calvert Socially Responsible
  Unit value                                                  $ 8.62         --          --          --      --
  Separate Account 45 number of units outstanding (000's)          6         --          --          --      --
  Separate Account 49 number of units outstanding (000's)         13         --          --          --      --
 EQ/Capital Guardian International
  Unit value                                                  $ 8.64    $ 11.09     $ 13.93          --      --
  Separate Account 45 number of units outstanding (000's)         --         --          --          --      --
  Separate Account 49 number of units outstanding (000's)      5,697      5,514       1,286          --      --
 EQ/Capital Guardian Research
  Unit value                                                  $10.65    $ 11.04     $ 10.60          --      --
  Separate Account 45 number of units outstanding (000's)        166        112          13          --      --
  Separate Account 49 number of units outstanding (000's)      3,151      2,953         987          --      --
 EQ/Capital Guardian U. S. Equity
  Unit value                                                  $10.09    $ 10.46     $ 10.26          --      --
  Separate Account 45 number of units outstanding (000's)        337        155          31          --      --
  Separate Account 49 number of units outstanding (000's)      6,886      5,538       2,436          --      --
 EQ/Emerging Markets Equity
  Unit value                                                  $ 6.04    $  6.47     $ 10.97     $  5.70      --
  Separate Account 45 number of units outstanding (000's)        821        715         126          --      --
  Separate Account 49 number of units outstanding (000's)      3,043      2,958         962         203      --
 EQ/Equity 500 Index
  Unit value                                                  $23.93    $ 27.69          --          --      --
  Separate Account 45 number of units outstanding (000's)      1,038        734          --          --      --
  Separate Account 49 number of units outstanding (000's)      6,601      6,057          --          --      --
 EQ/Evergreen Omega
  Unit value                                                  $ 7.66    $  9.38     $ 10.80          --      --
  Separate Account 45 number of units outstanding (000's)         90         17           8          --      --
  Separate Account 49 number of units outstanding (000's)        141         78           6          --      --
 EQ/FI Mid Cap
  Unit value                                                  $ 8.51    $  9.99     $ 10.45          --      --
  Separate Account 45 number of units outstanding (000's)        932        126          --          --      --
  Separate Account 49 number of units outstanding (000's)      2,644        617          --          --      --
 EQ/FI Small/Mid Cap Value
  Unit value                                                  $11.07    $ 10.82     $ 10.45          --      --
  Separate Account 45 number of units outstanding (000's)      1,487         87          18          --      --
  Separate Account 49 number of units outstanding (000's)      2,090        251          --          --      --


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

                                                                         For the years ending December 31,
                                                                         ---------------------------------
                                                                 2001        2000        1999        1998        1997
                                                                 ----        ----        ----        ----        ----
 EQ/High Yield
  Unit value                                                 $  22.86     $ 23.07     $ 25.73     $ 27.12     $ 29.13
  Separate Account 45 number of units outstanding (000's)         500         219          35          --          --
  Separate Account 49 number of units outstanding (000's)       1,835       1,211         574         170           2
 EQ/International Equity Index
  Unit value                                                 $   8.81     $ 12.02     $ 14.82     $ 11.82          --
  Separate Account 45 number of units outstanding (000's)         254         147          33          --          --
  Separate Account 49 number of units outstanding (000's)       2,518       2,531         992         248          --
 EQ/J.P. Morgan Core Bond
  Unit value                                                 $  12.10     $ 11.40     $ 10.39     $ 10.73          --
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)      10,537       5,112       2,026         379          --
 EQ/Janus Large Cap Growth
  Unit value                                                 $   6.36     $  8.39          --          --          --
  Separate Account 45 number of units outstanding (000's)       1,187         295          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,856       1,315          --          --          --
 EQ/Lazard Small Cap Value
  Unit value                                                 $  12.37     $ 10.68     $  9.15     $  9.14          --
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,274       2,109          98         344          --
 EQ/Marsico Focus
  Unit value                                                 $  11.33          --          --          --          --
  Separate Account 45 number of units outstanding (000's)          24          --          --          --          --
  Separate Account 49 number of units outstanding (000's)          78          --          --          --          --
 EQ/Mercury Basic Value Equity
  Unit value                                                 $  17.00     $ 16.37     $ 14.88     $ 12.71     $ 11.58
  Separate Account 45 number of units outstanding (000's)       1,305         431         163          --          --
  Separate Account 49 number of units outstanding (000's)       1,559       1,079         173          --          --
 EQ/MFS Emerging Growth Companies
  Unit value                                                 $  14.20     $ 21.88     $ 27.40     $ 16.03     $ 12.11
  Separate Account 45 number of units outstanding (000's)       1,966       1,834         383          --          --
  Separate Account 49 number of units outstanding (000's)       5,707       5,759       1,680         200           2
 EQ/MFS Investors Trust
  Unit value                                                 $   8.64     $ 10.45     $ 10.70          --          --
  Separate Account 45 number of units outstanding (000's)         543         359         103          --          --
  Separate Account 49 number of units outstanding (000's)       8,655       7,052       2,906          --          --
 EQ/MFS Research
  Unit value                                                 $  12.18     $ 15.84     $ 16.99     $ 14.02     $ 11.48
  Separate Account 45 number of units outstanding (000's)         860         712          71          --          --
  Separate Account 49 number of units outstanding (000's)       6,188       5,917       1,725         410           1
 EQ/Putnam Growth & Income Value
  Unit value                                                 $  11.94     $ 13.02     $ 12.39     $ 12.76     $ 11.50
  Separate Account 45 number of units outstanding (000's)         287         124          12          --          --
  Separate Account 49 number of units outstanding (000's)       4,156       1,755         978         714          17
 EQ/Putnam International Equity
  Unit value                                                 $  13.39     $ 17.34     $ 20.10     $ 12.75     $ 10.84
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,126       2,033         771         422           4
 EQ/Putnam Investors Growth
  Unit value                                                 $  12.75     $ 17.16     $ 21.20     $ 16.54     $ 12.33
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       2,221       1,658         576         282          --


                                 Appendix I: Condensed financial information A-3

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
                                                                                                 For the years
                                                                                              ending December 31,
                                                                                              -------------------
                                                                                                2001        2000
                                                                                                ----        ----
 EQ/Small Company Index
  Unit value                                                                                 $ 10.90     $ 10.86
  Separate Account 45 number of units outstanding (000's)                                        239         113
  Separate Account 49 number of units outstanding (000's)                                      1,535       1,382
 EQ/T. Rowe Price International Stock
  Unit value                                                                                 $  8.71     $ 11.32
  Separate Account 45 number of units outstanding (000's)                                        614         368
  Separate Account 49 number of units outstanding (000's)                                         --          --



                                                                                                    For the years
                                                                                                 ending December 31,
                                                                                                 -------------------
                                                                                               1999       1998      1997
                                                                                               ----       ----      ----
 EQ/Small Company Index
  Unit value                                                                                 $ 11.42     $ 9.61      --
  Separate Account 45 number of units outstanding (000's)                                         23         --      --
  Separate Account 49 number of units outstanding (000's)                                        522        211      --
 EQ/T. Rowe Price International Stock
  Unit value                                                                                 $ 14.15         --      --
  Separate Account 45 number of units outstanding (000's)                                         37         --      --
  Separate Account 49 number of units outstanding (000's)                                         --         --      --


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be appropriate purchase for annuitants approaching or over age 70-1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



                                               5% roll up to age 80 guaranteed     Annual ratchet to age 80 guaranteed
  End of contract year       Account value        minimum death benefit(1)               minimum death benefit
  --------------------       -------------        ------------------------               ---------------------
            1                 $105,000                  $  105,000(1)                        $  105,000(3)
            2                 $115,500                  $  110,250(2)                        $  115,500(3)
            3                 $129,360                  $  115,763(2)                        $  129,360(3)
            4                 $103,488                  $  121,551(1)                        $  129,360(4)
            5                 $113,837                  $  127,628(1)                        $  129,360(4)
            6                 $127,497                  $  134,010(1)                        $  129,360(4)
            7                 $127,497                  $  140,710(1)                        $  129,360(4)

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.




----------

* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


                      Appendix III: Guaranteed minimum death benefit example C-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                             2
Unit Values                                                                22
Custodian and Independent Accountants                                      22
Yield Information for the EQ/Alliance Money Market
 Option, EQ/Alliance Quality Bond Option and EQ/High
 Yield Option                                                              22
Distribution of the contracts                                              24
Financial Statements                                                       24


How to obtain an Equitable Accumulator(R) Plus(SM) Statement of Additional Information for
Separate Account No. 45 or Separate Account No. 49


Send this request form to:

 Equitable Accumulator(R) Plus(SM)
     P.O. Box 1547

     Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator(R) Plus(SM) SAI dated May 1, 2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip






(SAI 10AMLF(05/02))

Equitable Accumulator(R) Elite(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM)?

Equitable Accumulator(R) Elite(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00291

Contents of this prospectus
--------------------------------------------------------------------------------





EQUITABLE ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Equitable Accumulator(R) Elite(SM) at a glance -- key features               8


--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13

Condensed financial information                                             14




--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           22
Annuity purchase factors                                                    22
Our baseBUILDER option                                                      22
Guaranteed minimum death benefit                                            23
Your right to cancel within a certain number of days                        24




--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG

   INVESTMENT OPTIONS                                                       27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging                                                       27
Rebalancing your account value                                              27



"We," "our," and "us" refer to Equitable Life.


When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30

How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death

benefit                                                                     30
Loans under Rollover TSA contracts                                          30
Surrendering your contract to receive its cash value                        31
When to expect payments                                                     31
Your annuity payout options                                                 31



--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     34
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         34
Charges that the Trusts deduct                                              35
Group or sponsored arrangements                                             35
Other distribution arrangements                                             36



--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 37
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     37
How death benefit payment is made                                           37
Beneficiary continuation option                                             38



--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          39
--------------------------------------------------------------------------------
Overview                                                                    39
Buying a contract to fund a retirement arrangement                          39
Transfers among investment options                                          39
Taxation of nonqualified annuities                                          39
Individual retirement arrangements (IRAs)                                   41
Special rules for contracts funding qualified plans                         42
Tax-Sheltered Annuity contracts (TSAs)                                      42

Federal and state income tax withholding and

information reporting                                                       43
Impact of taxes to Equitable Life                                           44



--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         45
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   45
About the Trusts                                                            45
About our fixed maturity options                                            45
About the general account                                                   46
About other methods of payment                                              47
Dates and prices at which contract events occur                             47
About your voting rights                                                    47
About legal proceedings                                                     48
About our independent accountants                                           48
Financial statements                                                        48
Transfers of ownership, collateral assignments, loans
and borrowing                                                               48
Distribution of the contracts                                               48



--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   50
--------------------------------------------------------------------------------
Communicating performance data                                              53



--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         54

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                                      Page in
Term                                                 Prospectus
account value                                            26
annuitant                                                15
annuity payout options                                   31
annuity purchase factors                                 22
baseBUILDER                                              22
beneficiary                                              37
benefit base                                             22
business day                                             47
cash value                                               26
contract date                                             9
contract date anniversary                                 9
contract year                                             9
contributions to Roth IRAs                               41
regular contributions                                    41
rollovers and direct transfers                           41
conversion contributions                                 42
contributions to traditional IRAs                        41
regular contributions                                    41
rollovers and transfers                                  41
disruptive transfer activity                             27
EQAccess                                                  6
ERISA                                                    30
fixed maturity options                                   21
guaranteed minimum death benefit                         23
guaranteed minimum income benefit                        22
IRA                                                   cover
IRS                                                      39
investment options                                       17
loan reserve account                                     31
market adjusted amount                                   21
market timing                                            27
market value adjustment                                  21
maturity value                                           21
NQ                                                    cover
participant                                              17
portfolio                                             cover
processing office                                         6
QP                                                    cover
rate to maturity                                         21
Rollover IRA                                          cover
Rollover TSA                                          cover
Roth Conversion IRA                                   cover
Roth IRA                                                 41
SAI                                                   cover
SEC                                                   cover
TOPS                                                      6
TSA                                                      42
traditional IRA                                          41
Trusts                                                cover
unit                                                     26
variable investment options                              17



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.




  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



FOR CONTRIBUTIONS SENT BY REGULAR MAIL


Equitable Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014




FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY


Equitable Accumulator(R) Elite(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094




FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
MAIL


Equitable Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547




FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY


Equitable Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094




REPORTS WE PROVIDE:

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;


(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) at a glance -- key features


--------------------------------------------------------------------------------



PROFESSIONAL INVESTMENT     Equitable Accumulator(R) Elite(SM)'s variable investment options invest in different portfolios managed
MANAGEMENT                  by  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES              o On earnings inside the      No tax until you make withdrawals from your contract or receive annuity
                              contract                    payments.
                            o On transfers inside the     No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should  the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        o Initial minimum:          $10,000
                            o Additional minimum:       $ 1,000
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                            Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Elite(SM) at a glance -- key features

FEES AND CHARGES     o Daily charges on amounts
                       invested in the variable
                       investment options for
                       mortality and expense risks,
                       administrative charges and
                       distribution charges at an
                       annual rate of 1.60%.

                     o Annual 0.30% benefit base
                       charge for the optional
                       baseBUILDER benefit until you
                       exercise your guaranteed
                       minimum income benefit, elect
                       another annuity payout option
                       or the contract date
                       anniversary after the
                       annuitant reaches age 85 (age
                       83 in Oregon), whichever occurs
                       first. The benefit base is
                       described under
                       "Your benefit base" in
                       "Contract features and
                       benefits" later in this
                       Prospectus. If you don't elect
                       baseBUILDER, you still receive
                       a guaranteed minimum death
                       benefit under your contract at
                       no additional
                       charge.

                     o Annual 0.20% Protection Plus
                       charge for this optional death
                       benefit.

                     o No sales charge deducted at
                       the time you make
                       contributions. During the first
                       three contract years following
                       a
                       contribution, a charge will be
                       deducted from amounts that you
                       withdraw that exceed 10% of
                       your account
                       value. We use the account value
                       on the most recent contract
                       date anniversary to calculate
                       the 10% amount
                       available. The charge is 8%.
                       There is no withdrawal charge
                       in the fourth and later
                       contract years following a
                       contribution.

                       -------------------------------
                       The "contract date" is the
                       effective date of a contract.
                       This usually is the business
                       day we receive the properly
                       completed and signed
                       application, along with any
                       other required documents, and
                       your initial contribution. Your
                       contract date will be shown in
                       your
                       contract. The 12-month period
                       beginning on your contract date
                       and each 12-month period after
                       that date is a "contract year."
                       The
                       end of each 12-month period is
                       your "contract date
                       anniversary."
                       -------------------------------

                     o We deduct a charge designed
                       to approximate certain taxes
                       that may be imposed on us, such
                       as premium
                       taxes in your state. This
                       charge is generally deducted
                       from the amount applied to an
                       annuity payout option.
                       o We deduct a $350 annuity
                       administrative fee from amounts
                       applied to the Variable
                       Immediate Annuity
                       payout options.

                     o Annual expenses of the
                       Trust's portfolios are
                       calculated as a percentage of
                       the average daily net assets
                       invested in each portfolio.
                       These expenses include
                       management fees ranging from
                       0.25% to 1.20% annually,
                       12b-1 fees of 0.25% annually
                       and other expenses.

--------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       QP: 20-75
--------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



                Equitable Accumulator(R) Elite(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options are not covered by the fee table and examples. However, the withdrawal charge does apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                            1.10%
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                          -----
Total annual expenses                                                     1.60%
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you       Contract
surrender your contract or make certain withdrawals in any of the first    year
three years after we receive a contribution. For each contribution, we     1       8.00%
consider the contract year in which we receive that contribution to be     2       8.00%
"contract year 1")(2)                                                      3       8.00%
                                                                           4+      0.00%

Charge if you elect a Variable Immediate Annuity payout option            $350
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
-------------------------------------------------------------------------------------------------------------------
baseBUILDER BENEFIT CHARGE (calculated as a percentage of the
benefit base. Deducted annually on each contract date anniversary)(3)     0.30%
-------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)       0.20%
-------------------------------------------------------------------------------------------------------------------






10 Fee table

                                              THE TRUSTS' ANNUAL EXPENSES
                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          Net
                                                                                                      Total Annual
                                               Management Fees                      Other Expenses   Expenses (After
                                               (After Expense                       (After Expense       Expense
 Portfolio Name                                Limitation)(4)      12B-1 Fees(5)    Limitation)(6)   Limitation)(7)
-----------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
-----------------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount and upon surrender of a contract.


(3) The benefit base is described under "Contract features and benefits -- Your guaranteed minimum income benefit under baseBUILDER" later in this Prospectus.


                                                                    Fee table 11

(4) The management fees for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (7) for any expense limitation agreements information.

(7) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.



                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
----------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
----------------------------------------------------------------------------

                                    Management        Other expenses
                                 Fees (before any    (before any fee
                                    fee waivers       waivers and/or
                                   and/or expense         expense
 Portfolio Name                   reimbursements)    reimbursements)
 --------------                   ---------------    ---------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------






12  Fee table

EXAMPLES


The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





                                            If you surrender your contract at the end
                                                of each period shown, the expenses
                                                            would be:
                                         ----------------------------------------------
                                         1 year       3 years     5 years      10 years
                                         ------       -------     -------      --------
AXA Premier VIP Core Bond               $ 108.88     $ 174.65     $ 163.21     $ 347.58
AXA Premier VIP Health Care             $ 118.33     $ 202.41     $ 208.45     $ 432.34
AXA Premier VIP International Equity    $ 117.80     $ 200.88     $ 205.98     $ 427.84
AXA Premier VIP Large Cap Core Equity   $ 113.08     $ 187.05     $ 183.53     $ 386.23
AXA Premier VIP Large Cap Growth        $ 113.08     $ 187.05     $ 183.53     $ 386.23
AXA Premier VIP Large Cap Value         $ 113.08     $ 187.05     $ 183.53     $ 386.23
AXA Premier VIP Small/Mid Cap Growth    $ 115.70     $ 194.75     $ 196.06     $ 409.59
AXA Premier VIP Small/Mid Cap Value     $ 115.70     $ 194.75     $ 196.06     $ 409.59
AXA Premier VIP Technology              $ 118.33     $ 202.41     $ 208.45     $ 432.34
EQ/Aggressive Stock                     $ 108.77     $ 174.34     $ 162.70     $ 346.60
EQ/Alliance Common Stock                $ 107.09     $ 169.34     $ 154.46     $ 330.67
EQ/Alliance Global                      $ 110.45     $ 179.31     $ 170.87     $ 362.26
EQ/Alliance Growth and Income           $ 108.14     $ 172.47     $ 159.62     $ 340.65
EQ/Alliance Growth Investors            $ 108.14     $ 172.47     $ 159.62     $ 340.65
EQ/Alliance Intermediate Government
 Securities                             $ 108.04     $ 172.15     $ 159.10     $ 339.66
EQ/Alliance International               $ 113.08     $ 187.05     $ 183.53     $ 386.23
EQ/Alliance Money Market                $ 105.73     $ 165.27     $ 147.73     $ 317.53
EQ/Alliance Premier Growth              $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Alliance Quality Bond                $ 107.83     $ 171.53     $ 158.07     $ 337.67
EQ/Alliance Small Cap Growth            $ 110.03     $ 178.07     $ 168.83     $ 358.37
EQ/Alliance Technology                  $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/AXP New Dimensions                   $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/AXP Strategy Aggressive              $ 109.40     $ 176.20     $ 165.77     $ 352.50
EQ/Balanced                             $ 108.35     $ 173.09     $ 160.64     $ 342.64
EQ/Bernstein Diversified Value          $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/Calvert Socially Responsible         $ 109.93     $ 177.76     $ 168.32     $ 357.40
EQ/Capital Guardian International       $ 111.50     $ 182.41     $ 175.95     $ 371.93
EQ/Capital Guardian Research            $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/Capital Guardian U.S. Equity         $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/Emerging Markets Equity              $ 117.80     $ 200.88     $ 205.98     $ 427.84
EQ/Equity 500 Index                     $ 104.78     $ 162.45     $ 143.05     $ 308.34
EQ/Evergreen Omega                      $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/FI Mid Cap                           $ 109.40     $ 176.20     $ 165.77     $ 352.50
EQ/FI Small/Mid Cap Value               $ 110.45     $ 179.31     $ 170.87     $ 362.26
EQ/High Yield                           $ 108.56     $ 173.71     $ 161.67     $ 344.62
EQ/International Equity Index           $ 110.45     $ 179.31     $ 170.87     $ 362.26
EQ/J.P. Morgan Core Bond                $ 107.30     $ 169.97     $ 155.49     $ 332.67
EQ/Janus Large Cap Growth               $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Lazard Small Cap Value               $ 110.45     $ 179.31     $ 170.87     $ 362.26
EQ/Marsico Focus                        $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Mercury Basic Value Equity           $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/MFS Emerging Growth Companies        $ 109.09     $ 175.27     $ 164.23     $ 349.55
EQ/MFS Investors Trust                  $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/MFS Research                         $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/Putnam Growth & Income Value         $ 108.88     $ 174.65     $ 163.21     $ 347.58
-----------------------------------------------------------------------------------------


                                            If you do not surrender your contract at
                                                the end of each period shown,
                                                     the expenses would be:
                                         -------------------------------------------
                                         1 year      3 years    5 years     10 years
                                         ------      -------    -------     --------
AXA Premier VIP Core Bond               $ 28.88     $  94.65   $ 163.21     $ 347.58
AXA Premier VIP Health Care             $ 38.32     $ 122.41   $ 208.45     $ 432.34
AXA Premier VIP International Equity    $ 37.80     $ 120.88   $ 205.98     $ 427.84
AXA Premier VIP Large Cap Core Equity   $ 33.07     $ 107.05   $ 183.53     $ 386.23
AXA Premier VIP Large Cap Growth        $ 33.07     $ 107.05   $ 183.53     $ 386.23
AXA Premier VIP Large Cap Value         $ 33.07     $ 107.05   $ 183.53     $ 386.23
AXA Premier VIP Small/Mid Cap Growth    $ 35.70     $ 114.75   $ 196.06     $ 409.59
AXA Premier VIP Small/Mid Cap Value     $ 35.70     $ 114.75   $ 196.06     $ 409.59
AXA Premier VIP Technology              $ 38.32     $ 122.41   $ 208.45     $ 432.34
EQ/Aggressive Stock                     $ 28.77     $  94.34   $ 162.70     $ 346.60
EQ/Alliance Common Stock                $ 27.09     $  89.34   $ 154.46     $ 330.67
EQ/Alliance Global                      $ 30.45     $  99.31   $ 170.87     $ 362.26
EQ/Alliance Growth and Income           $ 28.14     $  92.47   $ 159.62     $ 340.65
EQ/Alliance Growth Investors            $ 28.14     $  92.47   $ 159.62     $ 340.65
EQ/Alliance Intermediate Government
 Securities                             $ 28.04     $  92.15   $ 159.10     $ 339.66
EQ/Alliance International               $ 33.07     $ 107.05   $ 183.53     $ 386.23
EQ/Alliance Money Market                $ 25.72     $  85.27   $ 147.73     $ 317.53
EQ/Alliance Premier Growth              $ 30.98     $ 100.86   $ 173.42     $ 367.11
EQ/Alliance Quality Bond                $ 27.82     $  91.53   $ 158.07     $ 337.67
EQ/Alliance Small Cap Growth            $ 30.03     $  98.07   $ 168.83     $ 358.37
EQ/Alliance Technology                  $ 30.98     $ 100.86   $ 173.42     $ 367.11
EQ/AXP New Dimensions                   $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/AXP Strategy Aggressive              $ 29.40     $  96.20   $ 165.77     $ 352.50
EQ/Balanced                             $ 28.35     $  93.09   $ 160.64     $ 342.64
EQ/Bernstein Diversified Value          $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/Calvert Socially Responsible         $ 29.93     $  97.76   $ 168.32     $ 357.40
EQ/Capital Guardian International       $ 31.50     $ 102.41   $ 175.95     $ 371.93
EQ/Capital Guardian Research            $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/Capital Guardian U.S. Equity         $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/Emerging Markets Equity              $ 37.80     $ 120.88   $ 205.98     $ 427.84
EQ/Equity 500 Index                     $ 24.78     $  82.45   $ 143.05     $ 308.34
EQ/Evergreen Omega                      $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/FI Mid Cap                           $ 29.40     $  96.20   $ 165.77     $ 352.50
EQ/FI Small/Mid Cap Value               $ 30.45     $  99.31   $ 170.87     $ 362.26
EQ/High Yield                           $ 28.56     $  93.71   $ 161.67     $ 344.62
EQ/International Equity Index           $ 30.45     $  99.31   $ 170.87     $ 362.26
EQ/J.P. Morgan Core Bond                $ 27.30     $  89.97   $ 155.49     $ 332.67
EQ/Janus Large Cap Growth               $ 30.98     $ 100.86   $ 173.42     $ 367.11
EQ/Lazard Small Cap Value               $ 30.45     $  99.31   $ 170.87     $ 362.26
EQ/Marsico Focus                        $ 30.98     $ 100.86   $ 173.42     $ 367.11
EQ/Mercury Basic Value Equity           $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/MFS Emerging Growth Companies        $ 29.09     $  95.27   $ 164.23     $ 349.55
EQ/MFS Investors Trust                  $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/MFS Research                         $ 28.88     $  94.65   $ 163.21     $ 347.58
EQ/Putnam Growth & Income Value         $ 28.88     $  94.65   $ 163.21     $ 347.58
-----------------------------------------------------------------------------------------


                                                                    13 Fee table

                                     If you surrender your contract at the end
                                         of each period shown, the expenses
                                  ----------------------------------------------
                                                     would be:
                                  1 year      3 years       5 years     10 years
                                  ------      -------       -------     --------
EQ/Putnam International Equity   $ 112.03     $ 183.96     $ 178.49     $ 376.72
EQ/Putnam Voyager                $ 108.88     $ 174.65     $ 163.21     $ 347.58
EQ/Small Company Index           $ 107.83     $ 171.53     $ 158.07     $ 337.67
--------------------------------------------------------------------------------


                                      If you do not surrender your contract at
                                           the end of each period shown,
                                               the expenses would be:
                                  ----------------------------------------------
                                  1 year      3 years      5 years      10 years
                                  ------      -------      -------      --------
EQ/Putnam International Equity   $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Putnam Voyager                $ 28.88     $  94.65     $ 163.21     $ 347.58
EQ/Small Company Index           $ 27.82     $  91.53     $ 158.07     $ 337.67
--------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  Available for
                  annuitant
 Contract type    issue ages
--------------------------------------------------------------------------------
NQ                0 through 85
--------------------------------------------------------------------------------
Rollover IRA      20 through 85
--------------------------------------------------------------------------------
Roth Conversion   20 through 85
IRA
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                         Limitations on
 Contract type     Source of contributions                               contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ                o After-tax money.                                     o No additional contributions after age 88.

                  o Paid to us by check or transfer of contract
                    value in a tax-deferred exchange under
                    Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      o Eligible rollover distributions from TSA contracts   o No rollover or direct transfer contributions after
                    or other 403(b) arrangements, qualified plans,         age 88.
                    and governmental EDC plans.
                                                                         o Contributions after age 70-1/2 must be net of
                  o Rollovers from another traditional individual          required minimum distributions.
                    retirement arrangement.
                                                                         o Although we accept IRA regular contributions
                  o Direct custodian-to-custodian transfers from           (limited to $3,000 for the calendar year 2002)
                    another traditional individual retirement              under Rollover IRA contracts, we intend that this
                    arrangement.                                           contract be used primarily for rollover and direct
                                                                           transfer contributions.
                  o Regular IRA contributions.
                                                                         o Additional catch-up contributions totaling up to
                  o For the calendar year 2002 and later, additional       $500 can be made for the calendar year 2002
                    "catch-up" contributions.                              where the owner is at least age 50 but under
                                                                           age 70-1/2 at any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another Roth IRA.                     o No additional rollover or direct transfer contribu-
IRA                                                                        tions after age 88.
                  o Conversion rollovers from a traditional IRA.
                                                                         o Conversion rollovers after age 70-1/2 must be net
                  o Direct transfers from another Roth IRA.                of required minimum distributions for the tradi-
        `                                                                  tional IRA you are rolling over.
                  o Regular Roth IRA contributions.
                                                                         o You cannot roll over funds from a traditional IRA
                  o For the calendar year 2002 and later, additional       if your adjusted gross income is $100,000 or
                    catch-up contributions.                                more.

                                                                         o Although we accept regular Roth IRA contribu-
                                                                           tions (limited to $3,000 for the calendar year
                                                                           2002) under Roth IRA contracts, we intend that
                                                                           this contract be used primarily for rollover and
                                                                           direct transfer contributions.

                                                                         o Additional catch-up contributions totalling up to
                                                                           $500 can be made for the calendar year 2002
                                                                           where the owner is at least age 50 at any time
                                                                           during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15

--------------------------------------------------------------------------------
                 Available for
                 annuitant
 Contract type   issue ages
--------------------------------------------------------------------------------
Rollover TSA     20 through 85
--------------------------------------------------------------------------------
QP               20 through 75
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                      Limitations on
 Contract type    Source of contributions                             contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     o Direct transfers of pre-tax funds from another     o No additional rollover or direct transfer contribu-
                   contract or arrangement under Section 403(b)         tions after age 88.
                   of the Internal Revenue Code, complying with
                   IRS Revenue Ruling 90-24.                          o Rollover or direct transfer contributions after age
                                                                        70-1/2 must be net of any required minimum
                 o Eligible rollover distributions of pre-tax funds     distributions.
                   from other 403(b) plans, qualified plans, govern-
                   mental EDC plans and Traditional IRAs.             o Employer-remitted contributions are not
                                                                        permitted.
------------------------------------------------------------------------------------------------------------------------------------
QP               o Only transfer contributions from an existing       o Regular ongoing payroll contributions are not
                   qualified plan trust as a change of investment       permitted.
                   vehicle under the plan.
                                                                      o Only one additional transfer contribution may be
                 o The plan must be qualified under Section 401(a)      made during a contract year.
                   of the Internal Revenue Code.
                                                                      o No additional transfer contributions after age 76.
                 o For 401(k) plans, transferred contributions may
                   only include employee pre-tax contributions.       o For defined benefit plans, employee contributions
                                                                        are not permitted, and we will not accept contri-
                                                                        butions that fund more than 80% of the
                                                                        actuarial value of the plan participation/
                                                                        employee's normal retirement benefit.

                                                                      o Contributions after age 70-1/2 must be net of any
                                                                        required minimum distributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Elite(SM) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options and the fixed maturity options.

--------------------------------------------------------------------------------

                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R)
Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales;
differences in fund cash flows; and specific strategies employed by the portfolio manager. Objective

-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                          Objective                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*              Seeks a balance of a high current         BlackRock Advisors, Inc.
                                        income and capital appreciation           Pacific Investment Management Company LLC
                                        consistent with a prudent level of risk
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Health Care*            Long-term growth of capital               AIM Capital Management, Inc.
                                                                                  Dresdner RCM Global Investors LLC
                                                                                  Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP International           Long-term growth of capital               Alliance Capital Management L.P.,
 Equity*                                                                          through its Bernstein Investment
                                                                                  Research and Management Unit
                                                                                  Bank of Ireland Asset Management (U.S.)
                                                                                  Limited
                                                                                  OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Large Cap Core          Long-term growth of capital               Alliance Capital Management L.P.,
 Equity*                                                                          through its Bernstein Investment
                                                                                  Research and Management Unit
                                                                                  Janus Capital Management LLC
                                                                                  Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Large Cap               Long-term growth of capital               Alliance Capital Management L.P.
 Growth*                                                                          Dresdner RCM Global Investors LLC
                                                                                  TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Large Cap Value*        Long-term growth of capital               Alliance Capital Management L.P.
                                                                                  Institutional Capital Corporation
                                                                                  MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Small/Mid Cap           Long-term growth of capital               Alliance Capital Management L.P.
 Growth*                                                                          MFS Investment Management
                                                                                  RS Investment Management, L.P.
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Small/Mid Cap           Long-term growth of capital               AXA Rosenberg Investment Management LLC
 Value*                                                                           The Boston Company Asset Management, LLC
                                                                                  TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------

AXA Premier VIP Technology*             Long-term growth of capital               Alliance Capital Management L.P.
                                                                                  Dresdner RCM Global Investors LLC
                                                                                  Firsthand Capital Management, Inc.

-----------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                          Objective                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Aggressive Stock                     Seeks to achieve long-term growth of      Alliance Capital Management L.P.
                                        capital                                   Marsico Capital Management, LLC
                                                                                  MFS Investment Management
                                                                                  Provident Investment Counsel, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Common Stock                Seeks to achieve long-term growth of      Alliance Capital Management L.P.
                                        capital and increased income
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Global                      Seeks long-term growth of capital         Alliance Capital Management L.P.
-----------------------------------------------------------------------------------------------------------------------------------




18 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)
-----------------------------------------------------------------------------------------------------------------------------------

Portfolio Name                          Objective                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income           Seeks to provide a high total return      Alliance Capital Management L.P
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Growth Investors            Seeks to achieve the highest total return Alliance Capital Management L.P consistent with the Adviser's
                                        determination of reasonable risk
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Intermediate                Seeks to achieve high current income      Alliance Capital Management L.P
 Government Securities*                 consistent with relative stability of
                                        principal
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance International               Seeks long-term growth of capital         Alliance Capital Management L.P
                                                                                  (including through its Bernstein Investment
                                                                                  Research and Management Unit)
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Money Market                Seeks to obtain a high level of current   Alliance Capital Management L.P
                                        income, preserve its assets and
                                        maintain liquidity
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Premier Growth              Seeks long-term growth of capital         Alliance Capital Management L.P
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Quality Bond                Seeks to achieve high current income      Alliance Capital Management L.P
                                        consistent with moderate risk of capital
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Small Cap Growth            Seeks to achieve long-term growth of      Alliance Capital Management L.P
                                        capital
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Technology                  Seeks to achieve growth of capital.       Alliance Capital Management L.P
                                        Current income is incidental to the
                                        Portfolio's objective
-----------------------------------------------------------------------------------------------------------------------------------

EQ/AXP New Dimensions                   Seeks long-term growth of capital         American Express Financial Corporation
-----------------------------------------------------------------------------------------------------------------------------------

EQ/AXP Strategy Aggressive              Seeks long-term growth of capital         American Express Financial Corporation
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Balanced                             Seeks to achieve a high return through    Alliance Capital Management L.P.
                                        both appreciation of capital and          Capital Guardian Trust Company
                                        current income                            Jennison Associates LLC
                                                                                  Prudential Investments LLC
                                                                                  Mercury Advisors
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Bernstein Diversified Value          Seeks capital appreciation                Alliance Capital Management L.P.,
                                                                                  through its Bernstein Investment Research and
                                                                                  Management Unit
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Calvert Socially Responsible*        Seeks long-term capital appreciation      Calvert Asset Management Company, Inc.
                                                                                  Brown Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Capital Guardian International       Seeks long-term growth of capital         Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Capital Guardian Research            Seeks long-term growth of capital         Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Capital Guardian U.S. Equity         Seeks long-term growth of capital         Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Emerging Markets Equity              Seeks long-term capital appreciation      Morgan Stanley Investment Management
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Equity 500 Index                     Seeks a total return before expenses      Alliance Capital Management L.P.
                                        that approximates the total return
                                        performance of the S&P 500 Index,
                                        including reinvestment of dividends,
                                        at a risk level consistent with that
                                        of the S&P 500 Index
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Evergreen Omega                      Seeks long-term capital growth            Evergreen Investment Management Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------

EQ/FI Mid Cap                           Seeks long-term growth of capital         Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------

EQ/FI Small/Mid Cap Value               Seeks long-term capital appreciation      Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------

EQ/High Yield                           Seeks to achieve a high total return      Alliance Capital Management L.P.
                                        through a combination of current
                                        income and capital appreciation
-----------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 19

PORTFOLIOS OF THE TRUSTS (CONTINUED)

-----------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                          Objective                                 Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index           Seeks to replicate as closely as possible Deutsche Asset Management Inc.
                                        (before deduction of Portfolio expenses)
                                        the total return of the MSCI EAFE Index
-----------------------------------------------------------------------------------------------------------------------------------

EQ/J.P. Morgan Core Bond                Seeks to provide a high total return      J.P. Morgan Investment Management, Inc.
                                        consistent with moderate risk of capital
                                        and maintenance of liquidity
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Janus Large Cap Growth               Seeks long-term growth of capital         Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Lazard Small Cap Value               Seeks capital appreciation                Lazard Asset Management
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Marsico Focus*                       Seeks to achieve long-term growth of      Marsico Capital Management, LLC
                                        capital
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Mercury Basic Value Equity           Seeks capital appreciation and            Mercury Advisors
                                        secondarily, income
-----------------------------------------------------------------------------------------------------------------------------------

EQ/MFS Emerging Growth                  Seeks to provide long-term capital growth MFS Investment Management
 Companies
-----------------------------------------------------------------------------------------------------------------------------------

EQ/MFS Investors Trust                  Seeks long-term growth of capital with    MFS Investment Management
                                        a secondary objective to seek reasonable
                                        current income
-----------------------------------------------------------------------------------------------------------------------------------

EQ/MFS Research                         Seeks to provide long-term growth of      MFS Investment Management
                                        capital and future income
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Putnam Growth & Income               Seeks capital growth. Current income is   Putnam Investment Management, LLC
 Value                                  a secondary objective
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Putnam International Equity          Seeks capital appreciation                Putnam Investment Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Putnam Voyager                       Seeks long-term growth of capital and     Putnam Investment Management, LLC
                                        any increased income that results
                                        from this growth
-----------------------------------------------------------------------------------------------------------------------------------

EQ/Small Company Index                  Seeks to replicate as closely as          Deutsche Asset Management Inc.
                                        possible (before deduction of Portfolio
                                        expenses) the total return of the Russell
                                        2000 Index
-----------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o   the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III of at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS


You may choose from among two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally


                                              Contract features and benefits  21
may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000, and on February 15, 2002, you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state.



YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o   your initial contribution and any additional contributions to the contract;
    plus

o   daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington for purposes of calculating the guaranteed minimum death benefit only) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options); and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. For contracts issued in Oregon, only the Income Manager life with a period certain payout annuity contract is available. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the


22  Contract features and benefits
annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.



--------------------------------------------------------------------------------
                                          Guaranteed minimum income
      Contract date                      benefit -- annual income
 anniversary at exercise                     payable for life
--------------------------------------------------------------------------------
            10                                   $10,816

            15                                   $16,132
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary (in Oregon, the first and second contract date anniversary) that it becomes available;



(iii) if the annuitant was older than age 60 (age 63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT


A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death


                                              Contract features and benefits  23
benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.
                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.



Protection Plus


Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit


Increased by:

40% of the lesser of:

o   the total net contributions or

o   the death benefit less total net contributions


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:


the greater of:

o   the account value or

o   any applicable guaranteed minimum death benefit


Increased by:

25% of the lesser of:

o   the total net contributions (as described above) or

o   the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct) and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o   you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA


24  Contract features and benefits
contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.



                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Elite(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).



                            Transferring your money among investment options  27

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.





--------------------------------------------------------------------------------
                                  Method of withdrawal
--------------------------------------------------------------------------------
                                                               Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                Yes           Yes             Yes             No
--------------------------------------------------------------------------------
QP                  Yes           No              No             Yes
Rollover
--------------------------------------------------------------------------------
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.




LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

Lump sum withdrawals in excess of the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus) will be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



                                                        Accessing your money  29

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


30  Accessing your money

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Elite(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                       New York)
                                      Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recov-


                                                        Accessing your money  31
    ered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your contract.


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Elite(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin



32  Accessing your money
anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.


In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





--------------------------------------------------------------------------------
                                        Maximum
         Issue age                 annuitization age
--------------------------------------------------------------------------------
            0-75                          85

             76                           86

             77                           87

           78-80                          88

           81-85                          90
--------------------------------------------------------------------------------



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  33

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o   A mortality and expense risks charge

o   An administrative charge

o   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o   A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o   A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:
(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first three years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                  Contract year
--------------------------------------------------------------------------------
                                   1           2           3           4
--------------------------------------------------------------------------------
Percentage of contribution         8 %         8 %         8 %         0 %
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.


Note the following special rule for NQ contracts issued to a charitable remainder trust:



34  Charges and expenses

The free withdrawal amount will equal the greater of: (1) the current account value, less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.



DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
       (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


      -- its main function is to provide skilled, intermediate or custodial nursing care;


      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) and (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.



BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o   Management fees ranging from 0.25% to 1.20%.


o   12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o   Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.



                                                        Charges and expenses  35

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



36  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" later in this Prospectus.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor



                                                    Payment of death benefit  37
owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of the your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Elite(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o   The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



38  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  39
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any


40  Tax information
assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Elite(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.

PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) ELITE(SM) CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE, DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract.
There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) ELITE(SM) IRA OR ACCUMULATOR(R) ELITE(SM) ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o   regular contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or


                                                             Tax information  41

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements-- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) Rollover TSA contract:

o   a rollover from another eligible retirement plan, or


42  Tax information

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o   you give us acceptable written documentation as to the source of the funds;
    and


o the Equitable Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) Rollover TSA; or


o   you reach age 59-1/2; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).


The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.



REQUIRED MINIMUM DISTRIBUTIONS


TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type


                                                             Tax information  43
of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o   hardship withdrawals; or


o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE


The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.



44  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts; and



(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year          February 15, 2002   of maturity value
--------------------------------------------------------------------------------
           2003                  3.00%                $ 97.09
           2004                  3.00%                $ 94.26
           2005                  3.63%                $ 89.85
           2006                  4.07%                $ 85.24
           2007                  4.49%                $ 80.27
           2008                  4.82%                $ 75.38
--------------------------------------------------------------------------------


                                                             More information 45

--------------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of             Price per $100
      maturity year          February 15, 2002   of maturity value
--------------------------------------------------------------------------------
           2009                  5.08%                $ 70.67
           2010                  5.29%                $ 66.19
           2011                  5.47%                $ 61.90
           2012                  5.59%                $ 58.03
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to


46  More information
the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or


o   the formal approval of independent auditors selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We


                                                            More information  47
will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 or Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.



48  More information

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



                                                            More information  49

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of portfolio period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2001.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


50  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




--------------------------------------------------------------------------------
                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
--------------------------------------------------------------------------------
EQ/Aggressive Stock                 (34.38)%       (5.13)%        ( 4.95)%
--------------------------------------------------------------------------------
EQ/Alliance Common Stock            (20.18)%        7.61%           8.22%
--------------------------------------------------------------------------------
EQ/Alliance Global                  (29.55)%        1.83%           2.22%
--------------------------------------------------------------------------------
EQ/Alliance Growth Investors        (22.03)%        5.19%           5.36%
--------------------------------------------------------------------------------
EQ/Alliance Money Market            ( 6.10)%        2.80%           2.72%
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth          (33.19)%          --          (16.39)%
--------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        (22.63)%          --            7.24%
--------------------------------------------------------------------------------
EQ/Alliance Technology              (33.66)%          --          (41.61)%
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      ( 6.56)%          --            3.81%
--------------------------------------------------------------------------------
EQ/Capital Guardian International   (30.16)%          --          ( 9.08)%
--------------------------------------------------------------------------------
EQ/Capital Guardian Research        (11.59)%          --          ( 0.97)%
--------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     (11.58)%          --          ( 3.14)%
--------------------------------------------------------------------------------
EQ/Emerging Markets Equity          (14.68)%          --          ( 6.98)%
--------------------------------------------------------------------------------
EQ/Equity 500 Index                 (21.58)%        7.84%           8.45%
--------------------------------------------------------------------------------
EQ/Evergreen Omega                  (26.35)%          --          (12.16)%
--------------------------------------------------------------------------------
EQ/FI Mid Cap                       (22.80)%          --          (17.43)%
--------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           ( 5.67)%          --            1.47%
--------------------------------------------------------------------------------
EQ/High Yield                       ( 8.93)%       (2.24)%        ( 1.81)%
--------------------------------------------------------------------------------
EQ/International Equity Index       (34.66)%          --          ( 3.45)%
--------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond            ( 1.79)%          --            4.49%
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth           (32.20)%          --          (35.49)%
--------------------------------------------------------------------------------
EQ/Lazard Small Cap Value             7.85%           --            5.03%
--------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity       ( 4.16)%          --           11.60%
--------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies    (43.11)%          --            7.44%
--------------------------------------------------------------------------------
EQ/MFS Investors Trust              (25.33)%          --          ( 8.12)%
--------------------------------------------------------------------------------
EQ/MFS Research                     (31.08)%          --            3.92%
--------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value     (16.31)%          --            3.44%
--------------------------------------------------------------------------------
EQ/Putnam International Equity      (30.79)%          --            6.05%
--------------------------------------------------------------------------------
EQ/Putnam Voyager                   (33.67)%          --            4.97%
--------------------------------------------------------------------------------
EQ/Small Company Index              ( 7.58)%          --            1.79%
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------
                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (13.60)%       (5.13)%        1.81%        9.95%
----------------------------------------------------------------------------------------
EQ/Alliance Common Stock            ( 6.33)%        7.61%        10.33%       11.71%
----------------------------------------------------------------------------------------
EQ/Alliance Global                  ( 8.59)%        1.83%         6.29%        6.51%
----------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        ( 3.85)%        5.19%         6.69%        9.71%
----------------------------------------------------------------------------------------
EQ/Alliance Money Market              0.14%         2.80%         2.30%        4.30%
----------------------------------------------------------------------------------------
EQ/Alliance Premier Growth              --            --            --       (16.38)%
----------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth          3.49%           --            --         7.24%
----------------------------------------------------------------------------------------
EQ/Alliance Technology                  --            --            --       (41.61)%
----------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      ( 3.21)%          --            --         3.80%
----------------------------------------------------------------------------------------
EQ/Capital Guardian International       --            --            --       ( 9.08)%
----------------------------------------------------------------------------------------
EQ/Capital Guardian Research            --            --            --       ( 0.98)%
----------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity         --            --            --       ( 3.14)%
----------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          ( 0.96)%          --            --       (11.45)%
----------------------------------------------------------------------------------------
EQ/Equity 500 Index                 ( 6.50)%        7.84%           --        11.27%
----------------------------------------------------------------------------------------
EQ/Evergreen Omega                  (12.15)%          --            --       (12.15)%
----------------------------------------------------------------------------------------
EQ/FI Mid Cap                           --            --            --       (18.08)%
----------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           ( 1.03)%          --            --         1.74%
----------------------------------------------------------------------------------------
EQ/High Yield                       ( 9.02)%       (2.24)%        4.69%        5.04%
----------------------------------------------------------------------------------------
EQ/International Equity Index       (13.00)%          --            --       ( 3.45)%
----------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond              1.21%           --            --         4.49%
----------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               --            --            --       (35.99)%
----------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value             7.98%           --            --         5.03%
----------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity         7.57%           --            --        11.60%
----------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies    ( 7.23)%          --            --         7.44%
----------------------------------------------------------------------------------------
EQ/MFS Investors Trust              ( 8.12)%          --            --       ( 8.12)%
----------------------------------------------------------------------------------------
EQ/MFS Research                     ( 7.93)%          --            --         3.92%
----------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value     ( 5.45)%          --            --         3.44%
----------------------------------------------------------------------------------------
EQ/Putnam International Equity      ( 1.29)%          --            --         6.05%
----------------------------------------------------------------------------------------
EQ/Putnam Voyager                   (11.91)%          --            --         4.97%
----------------------------------------------------------------------------------------
EQ/Small Company Index                1.42%           --            --         1.79%
----------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16,
    1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
    EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31,
    2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 51

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




--------------------------------------------------------------------------------------------
                                                           Length of option period
                                                 -------------------------------------------
                                                                               Since option
Variable investment options                          1 Year        5 Years      inception*
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (34.38)%       (5.13)%          1.86%
--------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (20.18)%        7.61%          11.91%
--------------------------------------------------------------------------------------------
EQ/Alliance Global                               (29.55)%        1.83%           5.08%
--------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    (11.13)%       11.86%          13.71%
--------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (22.03)%        5.19%           7.82%
--------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities   ( 1.85)%        4.06%           4.19%
--------------------------------------------------------------------------------------------
EQ/Alliance International                        (32.54)%       (4.83)%        ( 1.50)%
--------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         ( 6.10)%        2.80%           2.81%
--------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (33.19)%          --          (16.39)%
--------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (22.63)%          --            7.24%
--------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (33.66)%          --          (41.61)%
--------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (24.87)%          --          (30.72)%
--------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (42.54)%          --          (56.37)%
--------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     (11.59)%          --          ( 0.97)%
--------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  (11.58)%          --          ( 3.14)%
--------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       (14.68)%          --          ( 9.96)%
--------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (21.58)%        7.84%          11.62%
--------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (26.35)%          --          (12.16)%
--------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (22.80)%          --          (17.43)%
--------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 5.67)%          --            1.74%
--------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 8.93)%       (2.24)%          2.44%
--------------------------------------------------------------------------------------------
EQ/International Equity Index                    (34.66)%          --          ( 3.45)%
--------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (32.20)%          --          (35.49)%
--------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                    ( 4.16)%          --           11.60%
--------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (43.11)%          --            7.44%
--------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (25.33)%          --          ( 8.12)%
--------------------------------------------------------------------------------------------
EQ/MFS Research                                  (31.08)%          --            3.92%
--------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  (16.31)%          --            3.44%
--------------------------------------------------------------------------------------------
EQ/Small Company Index                           ( 7.58)%          --            1.79%
--------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                              Length of portfolio period
                                                 ----------------------------------------------------
                                                                                             Since
                                                                                           portfolio
Variable investment options                          3 Years       5 Years     10 Years   inception**
-----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.60)%       (5.13)%        1.81%        9.95%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         ( 6.33)%        7.61%        10.33%       11.71%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Global                               ( 8.59)%        1.83%         6.29%        6.51%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      3.71%        11.86%           --        11.13%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 3.85)%        5.19%         6.69%        9.71%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     0.88%         4.06%         3.57%        4.27%
-----------------------------------------------------------------------------------------------------
EQ/Alliance International                        (11.87)%       (4.83)%          --       ( 1.30)%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           0.14%         2.80%         2.30%        4.30%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --            --       (16.38)%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       3.49%           --            --         7.24%
-----------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --            --       (41.61)%
-----------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --            --       (31.49)%
-----------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --            --       (57.16)%
-----------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --            --       ( 0.98)%
-----------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --            --       ( 3.14)%
-----------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       ( 0.96)%          --            --       (11.45)%
-----------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              ( 6.50)%        7.84%           --        11.27%
-----------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (12.15)%          --            --       (12.15)%
-----------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --            --       (18.08)%
-----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                        ( 1.03)%          --            --         1.74%
-----------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 9.02)%       (2.24)%        4.69%        5.04%
-----------------------------------------------------------------------------------------------------
EQ/International Equity Index                    (13.00)%          --            --       ( 3.45)%
-----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --            --       (35.99)%
-----------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      7.57%           --            --        11.60%
-----------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 ( 7.23)%          --            --         7.44%
-----------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           ( 8.12)%          --            --       ( 8.12)%
-----------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 7.93)%          --            --         3.92%
-----------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 5.45)%          --            --         3.44%
-----------------------------------------------------------------------------------------------------
EQ/Small Company Index                             1.42%           --            --         1.79%
-----------------------------------------------------------------------------------------------------



* The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1,
    1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
    EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31,
    2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


52 Investment performance

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o   data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


--------------------------------------------------------------------------------
Barron's                                Investment Management Weekly
Morningstar's Variable Annuity          Money Management Letter
     Sourcebook                         Investment Dealers Digest
Business Week                           National Underwriter
Forbes                                  Pension & Investments
Fortune                                 USA Today
Institutional Investor                  Investor's Business Daily
Money                                   The New York Times
Kiplinger's Personal Finance            The Wall Street Journal
Financial Planning                      The Los Angeles Times
Investment Adviser                      The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Elite(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge, the Protection Plus charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



                                                      Investment performance  53

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because they are incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


54  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and No. 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS
BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                            ------------------------------------------------------------
                                                                 2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                  $ 49.16    $  66.77    $  78.30    $  67.13    $  68.19
  Separate Account 45 number of units outstanding (000's)          73          65          16          --          --
  Separate Account 49 number of units outstanding (000's)         402         420         141          16          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
  Unit value                                                  $203.81    $ 232.08    $ 275.01    $ 223.79    $ 176.22
  Separate Account 45 number of units outstanding (000's)         380         310          66          --          --
  Separate Account 49 number of units outstanding (000's)         661         618         255          35           1
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Global
  Unit value                                                  $ 26.96    $  34.37    $  43.04          --          --
  Separate Account 45 number of units outstanding (000's)         726         602          97          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
  Unit value                                                  $ 25.00    $  25.80    $  24.13          --          --
  Separate Account 45 number of units outstanding (000's)       3,407       1,662         342          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth Investors
  Unit value                                                  $ 33.29    $  38.72    $  42.29          --          --
  Separate Account 45 number of units outstanding (000's)         933         792         149          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $ 16.72    $  15.75    $  14.70          --          --
  Separate Account 45 number of units outstanding (000's)       2,545         486          59          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
  Unit value                                                  $  9.48    $  12.56    $  16.61          --          --
  Separate Account 45 number of units outstanding (000's)         404         302          38          --          --
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
  Unit value                                                  $ 27.16    $  26.65    $  25.55    $  24.80    $  23.98
  Separate Account 45 number of units outstanding (000's)       3,954       1,882         549          --          --
  Separate Account 49 number of units outstanding (000's)      13,759       9,875       5,805         349          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                  $  7.07    $   9.45    $  11.77          --          --
  Separate Account 45 number of units outstanding (000's)       5,608       4,909       1,112          --          --
  Separate Account 49 number of units outstanding (000's)      18,765      17,412       5,630          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                  $ 14.11    $  16.53    $  14.78    $  11.77    $  12.52
  Separate Account 45 number of units outstanding (000's)       1,276         718          30          --          --
  Separate Account 49 number of units outstanding (000's)       3,423       3,189         818         211          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                  $  4.91    $   6.60          --          --          --
  Separate Account 45 number of units outstanding (000's)       3,001       1,672          --          --          --
  Separate Account 49 number of units outstanding (000's)       7,562       5,505          --          --          --
------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------
                                                                      For the years ending December 31,
                                                            ------------------------------------------------------------
                                                                2001       2000        1999        1998      1997
------------------------------------------------------------------------------------------------------------------------
 EQ/AXP New Dimensions
  Unit value                                                  $ 6.88    $  8.28          --          --      --
  Separate Account 45 number of units outstanding (000's)        213         29          --          --      --
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/AXP Strategy Aggressive
  Unit value                                                  $ 4.06    $  6.21          --          --      --
  Separate Account 45 number of units outstanding (000's)        252         66          --          --      --
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                  $39.15         --          --          --      --
  Separate Account 45 number of units outstanding (000's)      1,005         --          --          --      --
  Separate Account 49 number of units outstanding (000's)         97         --          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                  $11.78    $ 11.61     $ 12.04     $ 11.81      --
  Separate Account 45 number of units outstanding (000's)      1,138         --          --          --      --
  Separate Account 49 number of units outstanding (000's)      6,000      3,700       1,532         315      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                  $ 8.62         --          --          --      --
  Separate Account 45 number of units outstanding (000's)          6         --          --          --      --
  Separate Account 49 number of units outstanding (000's)         13         --          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                  $ 8.64    $ 11.09     $ 13.93          --      --
  Separate Account 45 number of units outstanding (000's)         --         --          --          --      --
  Separate Account 49 number of units outstanding (000's)      5,697      5,514       1,286          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                  $10.65    $ 11.04     $ 10.60          --      --
  Separate Account 45 number of units outstanding (000's)        166        112          13          --      --
  Separate Account 49 number of units outstanding (000's)      3,151      2,953         987          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                  $10.09    $ 10.46     $ 10.26          --      --
  Separate Account 45 number of units outstanding (000's)        337        155          31          --      --
  Separate Account 49 number of units outstanding (000's)      6,886      5,538       2,436          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                  $ 6.04    $  6.47     $ 10.97     $  5.70      --
  Separate Account 45 number of units outstanding (000's)        821        715         126          --      --
  Separate Account 49 number of units outstanding (000's)      3,043      2,958         962         203      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                  $23.93    $ 27.69          --          --      --
  Separate Account 45 number of units outstanding (000's)      1,038        734          --          --      --
  Separate Account 49 number of units outstanding (000's)      6,601      6,057          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                  $ 7.66    $  9.38     $ 10.80          --      --
  Separate Account 45 number of units outstanding (000's)         90         17           8          --      --
  Separate Account 49 number of units outstanding (000's)        141         78           6          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                  $ 8.51    $  9.99     $ 10.45          --      --
  Separate Account 45 number of units outstanding (000's)        932        126          --          --      --
  Separate Account 49 number of units outstanding (000's)      2,644        617          --          --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                  $11.07    $ 10.82     $ 10.45          --      --
  Separate Account 45 number of units outstanding (000's)      1,487         87          18          --      --
  Separate Account 49 number of units outstanding (000's)      2,090        251          --          --      --
------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

------------------------------------------------------------------------------------------------------------------------
UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                            ------------------------------------------------------------
                                                                 2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                 $  22.86     $ 23.07     $ 25.73     $ 27.12     $ 29.13
  Separate Account 45 number of units outstanding (000's)         500         219          35          --          --
  Separate Account 49 number of units outstanding (000's)       1,835       1,211         574         170           2
------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                 $   8.81     $ 12.02     $ 14.82     $ 11.82          --
  Separate Account 45 number of units outstanding (000's)         254         147          33          --          --
  Separate Account 49 number of units outstanding (000's)       2,518       2,531         992         248          --
------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                 $  12.10     $ 11.40     $ 10.39     $ 10.73          --
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)      10,537       5,112       2,026         379          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                 $   6.36     $  8.39          --          --          --
  Separate Account 45 number of units outstanding (000's)       1,187         295          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,856       1,315          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                 $  12.37     $ 10.68     $  9.15     $  9.14          --
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,274       2,109          98         344          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                 $  11.33          --          --          --          --
  Separate Account 45 number of units outstanding (000's)          24          --          --          --          --
  Separate Account 49 number of units outstanding (000's)          78          --          --          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                 $  17.00     $ 16.37     $ 14.88     $ 12.71     $ 11.58
  Separate Account 45 number of units outstanding (000's)       1,305         431         163          --          --
  Separate Account 49 number of units outstanding (000's)       1,559       1,079         173          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                 $  14.20     $ 21.88     $ 27.40     $ 16.03     $ 12.11
  Separate Account 45 number of units outstanding (000's)       1,966       1,834         383          --          --
  Separate Account 49 number of units outstanding (000's)       5,707       5,759       1,680         200           2
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                 $   8.64     $ 10.45     $ 10.70          --          --
  Separate Account 45 number of units outstanding (000's)         543         359         103          --          --
  Separate Account 49 number of units outstanding (000's)       8,655       7,052       2,906          --          --
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Research
  Unit value                                                 $  12.18     $ 15.84     $ 16.99     $ 14.02     $ 11.48
  Separate Account 45 number of units outstanding (000's)         860         712          71          --          --
  Separate Account 49 number of units outstanding (000's)       6,188       5,917       1,725         410           1
------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                 $  11.94     $ 13.02     $ 12.39     $ 12.76     $ 11.50
  Separate Account 45 number of units outstanding (000's)         287         124          12          --          --
  Separate Account 49 number of units outstanding (000's)       4,156       1,755         978         714          17
------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                 $  13.39     $ 17.34     $ 20.10     $ 12.75     $ 10.84
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       3,126       2,033         771         422           4
------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
  Unit value                                                 $  12.75     $ 17.16     $ 21.20     $ 16.54     $ 12.33
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
  Separate Account 49 number of units outstanding (000's)       2,221       1,658         576         282          --
------------------------------------------------------------------------------------------------------------------------


                                            Appendix I: Condensed financial
information A-3

------------------------------------------------------------------------------------------------------------------------
  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                                2001        2000     1999       1998      1997
------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                 $ 10.90     $ 10.86    $ 11.42     $ 9.61      --
  Separate Account 45 number of units outstanding (000's)        239         113         23         --      --
  Separate Account 49 number of units outstanding (000's)      1,535       1,382        522        211      --
------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price International Stock
  Unit value                                                 $  8.71     $ 11.32    $ 14.15         --      --
  Separate Account 45 number of units outstanding (000's)        614         368         37         --      --
  Separate Account 49 number of units outstanding (000's)         --          --         --         --      --
------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





--------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                            rate to maturity on
                                                             February 15, 2007
                                                          ----------------------
                                                               5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080    $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968    $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501    $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499    $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581    $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                                         $120,032    $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048    $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------
   End of                     5% roll up to age 80   Annual ratchet to age 80
 contract                    guaranteed minimum       guaranteed minimum
   year      Account value    death benefit(1)           death benefit
--------------------------------------------------------------------------------
     1       $105,000          $  105,000(1)            $  105,000(3)
--------------------------------------------------------------------------------
     2       $115,500          $  110,250(2)            $  115,500(3)
--------------------------------------------------------------------------------
     3       $129,360          $  115,763(2)            $  129,360(3)
--------------------------------------------------------------------------------
     4       $103,488          $  121,551(1)            $  129,360(4)
--------------------------------------------------------------------------------
     5       $113,837          $  127,628(1)            $  129,360(4)
--------------------------------------------------------------------------------
     6       $127,497          $  134,010(1)            $  129,360(4)
--------------------------------------------------------------------------------
     7       $127,497          $  140,710(1)            $  129,360(4)
--------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

----------
* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                             2
Unit Values                                                                22
Custodian and Independent Accountants                                      23
Yield Information for the EQ/Alliance Money Market Option,
EQ/Alliance Quality Bond Option and EQ/High Yield Option                   23
Distribution of the contracts                                              24
Financial Statements                                                       24


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) ELITE(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Send this request form to:
 Equitable Accumulator(R) Elite(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator(R) Elite(SM) SAI dated May 1, 2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip

Equitable Accumulator(R) Elite(SM) II
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.



--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR(R) ELITE(SM) II?

Equitable Accumulator(R) Elite(SM) II is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). This contract may not currently be available in all states.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*    Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1)  Formerly named, "EQ/Alliance High Yield."

(2)  Formerly named, "EQ/Putnam Investors Growth."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00285

Contents of this prospectus
--------------------------------------------------------------------------------
EQUITABLE ACCUMULATOR(R) ELITE(SM) II
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Equitable Accumulator(R) Elite(SM) II at a glance -- key features            8


--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Examples                                                                    13

Condensed financial information                                             14




--------------------------------------------------------------------------------

1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           22
Annuity purchase factors                                                    22
Our baseBUILDER option                                                      22
Guaranteed minimum death benefit                                            23
Your right to cancel within a certain number of days                        24




--------------------------------------------------------------------------------

2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG

     INVESTMENT OPTIONS                                                     27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging                                                       27
Rebalancing your account value                                              27



----------------------
"We," "our," and "us" refer to Equitable Life. When we use the word "contract" it also includes certificates that are When we address the reader of this prospectus with words such as issued under group contracts in some states. "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.



2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30

How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death

     benefit                                                                30
Loans under Rollover TSA contracts                                          30
Surrendering your contract to receive its cash value                        31
When to expect payments                                                     31
Your annuity payout options                                                 31

--------------------------------------------------------------------------------

5. CHARGES AND EXPENSES                                                     34
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         34
Charges that the Trusts deduct                                              35
Group or sponsored arrangements                                             35
Other distribution arrangements                                             36

--------------------------------------------------------------------------------

6. PAYMENT OF DEATH BENEFIT                                                 37
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     37
How death benefit payment is made                                           37
Beneficiary continuation option                                             38

--------------------------------------------------------------------------------

7. TAX INFORMATION                                                          39
--------------------------------------------------------------------------------
Overview                                                                    39
Buying a contract to fund a retirement arrangement                          39
Transfers among investment options                                          39
Taxation of nonqualified annuities                                          39
Individual retirement arrangements (IRAs)                                   41
Special rules for contracts funding qualified plans                         42
Tax-Sheltered Annuity contracts (TSAs)                                      42

Federal and state income tax withholding and

     information reporting                                                  43
Impact of taxes to Equitable Life                                           44


--------------------------------------------------------------------------------

8. MORE INFORMATION                                                         45
--------------------------------------------------------------------------------
About Separate Account No. 49                                               45
About the Trusts                                                            45
About our fixed maturity options                                            45
About the general account                                                   46
About other methods of payment                                              46
Dates and prices at which contract events occur                             47
About your voting rights                                                    47
About legal proceedings                                                     48
About our independent accountants                                           48
Financial statements                                                        48
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          48
Distribution of the contracts                                               48




--------------------------------------------------------------------------------

9. INVESTMENT PERFORMANCE                                                   50
--------------------------------------------------------------------------------
Communicating performance data                                              52

--------------------------------------------------------------------------------

10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         53

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                                         PAGE IN
TERM                                                                  PROSPECTUS
account value                                                                 26
annuitant                                                                     15
annuity payout options                                                        31
annuity purchase factors                                                      22
baseBUILDER                                                                   22
beneficiary                                                                   37
benefit base                                                                  22
business day                                                                  47
cash value                                                                    26
contract date                                                                  9
contract date anniversary                                                      9
contract year                                                                  9
contributions to Roth IRAs                                                    41
regular contributions                                                         41
rollovers and direct transfers                                                41
conversion contributions                                                      42
contributions to traditional IRAs                                             41
regular contributions                                                         41
rollovers and transfers                                                       41
disruptive transfer activity                                                  27
EQAccess                                                                       6
ERISA                                                                         30
fixed maturity options                                                        21
guaranteed minimum death benefit                                              23
guaranteed minimum income benefit                                             22
IRA                                                                        cover


                                                                         PAGE IN
TERM                                                                  PROSPECTUS
IRS                                                                           39
investment options                                                            17
loan reserve account                                                          31
market adjusted amount                                                        21
market timing                                                                 27
market value adjustment                                                       21
maturity value                                                                21
NQ                                                                         cover
participant                                                                   17
portfolio                                                                  cover
processing office                                                              6
QP                                                                         cover
rate to maturity                                                              21
Rollover IRA                                                               cover
Rollover TSA                                                               cover
Roth Conversion IRA                                                        cover
Roth IRA                                                                      41
SAI                                                                        cover
SEC                                                                        cover
TOPS                                                                           6
TSA                                                                           42
traditional IRA                                                               41
Trusts                                                                     cover
unit                                                                          26
variable investment options                                                   17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.



 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.




--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------


Equitable Accumulator(R) Elite(SM) II
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM) II
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM) II
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator(R) Elite(SM) II
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options later in this Prospectus").




--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your registered representative (available to clients of AXA Distributors only);


(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;


(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Elite(SM) II at a glance -- key features

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Equitable Accumulator(R)Elite(SM) II's variable investment options invest in different portfolios managed by management professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that
                            fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.
                            o On transfers inside the   No tax on transfers among investment options.
                              contract

                            If you are purchasing an annuity contract as an Individual Retirement Annuity
                            (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this
                            Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        o Initial minimum:          $10,000
                            o Additional minimum:       $ 1,000
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                            Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Elite(SM) II at a glance -- key features


FEES AND CHARGES       o Daily charges on amounts invested in the variable
                         investment options for mortality and expense risks,
                         administrative charges and distribution charges at an
                         annual rate of 1.80%.




                       o Annual 0.30% benefit base charge for the optional
                         baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional
                         death benefit.

                       o No sales charge deducted at the time you make
                         contributions. During the first three contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the most recent contract date anniversary to calculate the 10% amount available. The charge is 8%. There is no withdrawal charge in the fourth and later contract years following a contribution.


                       ---------------------------------------------------------
                         The "contract date" is the effective date of a
                         contract. This usually is the business day we receive
                         the properly completed and signed application, along
                         with any other required documents, and your initial
                         contribution. Your contract date will be shown in your
                         contract. The 12-month period beginning on your
                         contract date and each 12-month period after that date
                         is a "contract year." The end of each 12-month period
                         is your "contract date anniversary."
                       ---------------------------------------------------------

                       o We deduct a charge designed to approximate certain
                         taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.



                       o We deduct a $350 annuity administrative fee from
                         amounts applied to the Variable Immediate Annuity payout options.


                       o Annual expenses of the Trusts' portfolios are
                         calculated as a percentage of the average daily net
                         assets invested in each portfolio. These expenses
                         include management fees ranging from 0.25% to 1.20%
                         annually, 12b-1 fees of 0.25% annually and other
                         expenses.
--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA,
                       Roth Conversion IRA and Rollover TSA: 20-85 QP: 20-75
--------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



          Equitable Accumulator(R) Elite(SM) II at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options are not covered by the fee table and examples. However, the withdrawal charge does apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




-------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------
Mortality and expense risks(1)               1.10%
Administrative                               0.25%
Distribution                                 0.45%
                                             ----
Total annual expenses                        1.80%
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------


Withdrawal charge as a percentage of contributions (deducted if you             Contract
surrender your contract or make certain withdrawals in any of the first           year
three years after we receive a contribution. For each contribution, we          1 ............................8.00%
consider the contract year in which we receive that contribution to be          2 ............................8.00%
"contract year 1")(2)                                                           3 ............................8.00%
                                                                                4+ ...........................0.00%

Charge if you elect a Variable Immediate Annuity payout option            $350
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the
benefit base. Deducted annually on each contract date anniversary)(3)     0.30%
--------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)       0.20%



Fee table 10

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              NET
                                                                                                          TOTAL ANNUAL
                                                   MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                                   (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
 PORTFOLIO NAME                                    LIMITATION)(4)      12B-1 FEES(5)    LIMITATION)(6)   LIMITATION)(7)
-------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
-------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
-------------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount and upon surrender of a contract.


(3) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER" in "Contract features and benefits" later in this Prospectus.


                                                                    11 Fee table

(4) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (7) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by The Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(6) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (7) for any expense limitation agreements information.

(7) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.



--------------------------------------------------------------------------------
                                           MANAGEMENT        OTHER EXPENSES
                                       FEES (BEFORE ANY    (BEFORE ANY FEE
                                          FEE WAIVERS       WAIVERS AND/OR
                                        AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                         REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond                  0.60%              0.84%
AXA Premier VIP Health Care                1.20%              1.16%
AXA Premier VIP International
Equity                                     1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                     0.90%              0.93%
AXA Premier VIP Large Cap Growth           0.90%              0.79%
AXA Premier VIP Large Cap Value            0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                     1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                      1.10%              1.15%
AXA Premier VIP Technology                 1.20%              1.02%

--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth                 0.90%              0.06%
EQ/Alliance Technology                     0.90%              0.08%
EQ/AXP New Dimensions                      0.65%              1.06%
EQ/AXP Strategy Aggressive                 0.70%              0.77%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                MANAGEMENT        OTHER EXPENSES
                                            FEES (BEFORE ANY    (BEFORE ANY FEE
                                               FEE WAIVERS       WAIVERS AND/OR
                                             AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                              REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value             0.65%              0.09%
EQ/Calvert Socially Responsible            0.65%              1.46%
EQ/Capital Guardian International          0.85%              0.29%
EQ/Capital Guardian Research               0.65%              0.15%
EQ/Capital Guardian U.S. Equity            0.65%              0.11%
EQ/Emerging Markets Equity                 1.15%              0.68%
EQ/Evergreen Omega                         0.65%              0.99%
EQ/FI Mid Cap                              0.70%              0.27%
EQ/FI Small/Mid Cap Value                  0.75%              0.11%
EQ/International Equity Index              0.35%              0.50%
EQ/J.P. Morgan Core Bond                   0.45%              0.11%
EQ/Janus Large Cap Growth                  0.90%              0.14%
EQ/Lazard Small Cap Value                  0.75%              0.13%
EQ/Marsico Focus                           0.90%              2.44%
EQ/MFS Investors Trust                     0.60%              0.12%
EQ/MFS Research                            0.65%              0.07%
EQ/Putnam Growth & Income Value            0.60%              0.13%
EQ/Putnam International Equity             0.85%              0.29%
EQ/Putnam Voyager                          0.65%              0.08%
--------------------------------------------------------------------------------


Fee table  12

EXAMPLES


The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



--------------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                                     WOULD BE:
                                                     1 YEAR      3 YEARS      5 YEARS     10 YEARS
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 110.98     $ 180.86     $ 173.42     $ 367.11
AXA Premier VIP Health Care                      $ 120.43     $ 208.51     $ 218.26     $ 450.12
AXA Premier VIP International Equity             $ 119.90     $ 206.99     $ 215.82     $ 445.71
AXA Premier VIP Large Cap Core Equity            $ 115.18     $ 193.22     $ 193.57     $ 404.96
AXA Premier VIP Large Cap Growth                 $ 115.18     $ 193.22     $ 193.57     $ 404.96
AXA Premier VIP Large Cap Value                  $ 115.18     $ 193.22     $ 193.57     $ 404.96
AXA Premier VIP Small/Mid Cap Growth             $ 117.80     $ 200.88     $ 205.98     $ 427.84
AXA Premier VIP Small/Mid Cap Value              $ 117.80     $ 200.88     $ 205.98     $ 427.84
AXA Premier VIP Technology                       $ 120.43     $ 208.51     $ 218.26     $ 450.12
EQ/Aggressive Stock                              $ 110.87     $ 180.55     $ 172.91     $ 366.14
EQ/Alliance Common Stock                         $ 109.19     $ 175.58     $ 164.75     $ 350.54
EQ/Alliance Global                               $ 112.55     $ 185.51     $ 181.01     $ 381.49
EQ/Alliance Growth and Income                    $ 110.24     $ 178.69     $ 169.85     $ 360.32
EQ/Alliance Growth Investors                     $ 110.24     $ 178.69     $ 169.85     $ 360.32
EQ/Alliance Intermediate Government Securities   $ 110.14     $ 178.38     $ 169.34     $ 359.35
EQ/Alliance International                        $ 115.18     $ 193.22     $ 193.57     $ 404.96
EQ/Alliance Money Market                         $ 107.83     $ 171.53     $ 158.07     $ 337.67
EQ/Alliance Premier Growth                       $ 113.08     $ 187.05     $ 183.53     $ 386.23
EQ/Alliance Quality Bond                         $ 109.93     $ 177.76     $ 168.32     $ 357.40
EQ/Alliance Small Cap Growth                     $ 112.13     $ 184.27     $ 178.99     $ 377.67
EQ/Alliance Technology                           $ 113.08     $ 187.05     $ 183.53     $ 386.23
EQ/AXP New Dimensions                            $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/AXP Strategy Aggressive                       $ 111.50     $ 182.41     $ 175.95     $ 371.93
EQ/Balanced                                      $ 110.45     $ 179.31     $ 170.87     $ 362.26
EQ/Bernstein Diversified Value                   $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Calvert Socially Responsible                  $ 112.03     $ 183.96     $ 178.49     $ 376.72
EQ/Capital Guardian International                $ 113.60     $ 188.60     $ 186.05     $ 390.95
EQ/Capital Guardian Research                     $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Capital Guardian U.S. Equity                  $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Emerging Markets Equity                       $ 119.90     $ 206.99     $ 215.82     $ 445.71
EQ/Equity 500 Index                              $ 106.88     $ 168.72     $ 153.43     $ 328.66
EQ/Evergreen Omega                               $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/FI Mid Cap                                    $ 111.50     $ 182.41     $ 175.95     $ 371.93
EQ/FI Small/Mid Cap Value                        $ 112.55     $ 185.51     $ 181.01     $ 381.49
EQ/High Yield                                    $ 110.66     $ 179.93     $ 171.89     $ 364.20
EQ/International Equity Index                    $ 112.55     $ 185.51     $ 181.01     $ 381.49
EQ/J.P. Morgan Core Bond                         $ 109.40     $ 176.20     $ 165.77     $ 352.50
EQ/Janus Large Cap Growth                        $ 113.08     $ 187.05     $ 183.53     $ 386.23
EQ/Lazard Small Cap Value                        $ 112.55     $ 185.51     $ 181.01     $ 381.49
EQ/Marsico Focus                                 $ 113.08     $ 187.05     $ 183.53     $ 386.23
EQ/Mercury Basic Value Equity                    $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/MFS Emerging Growth Companies                 $ 111.19     $ 181.48     $ 174.43     $ 369.04
EQ/MFS Investors Trust                           $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/MFS Research                                  $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Putnam Growth & Income Value                  $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Putnam International Equity                   $ 114.13     $ 190.14     $ 188.56     $ 395.65
EQ/Putnam Voyager                                $ 110.98     $ 180.86     $ 173.42     $ 367.11
EQ/Small Company Index                           $ 109.93     $ 177.76     $ 168.32     $ 357.40
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                         THE END OF EACH PERIOD SHOWN, THE
                                                                 EXPENSES WOULD BE:
                                                    1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 30.98     $ 100.86     $ 173.42     $ 367.11
AXA Premier VIP Health Care                      $ 40.43     $ 128.51     $ 218.26     $ 450.12
AXA Premier VIP International Equity             $ 39.90     $ 126.99     $ 215.82     $ 445.71
AXA Premier VIP Large Cap Core Equity            $ 35.18     $ 113.22     $ 193.57     $ 404.96
AXA Premier VIP Large Cap Growth                 $ 35.18     $ 113.22     $ 193.57     $ 404.96
AXA Premier VIP Large Cap Value                  $ 35.18     $ 113.22     $ 193.57     $ 404.96
AXA Premier VIP Small/Mid Cap Growth             $ 37.80     $ 120.88     $ 205.98     $ 427.84
AXA Premier VIP Small/Mid Cap Value              $ 37.80     $ 120.88     $ 205.98     $ 427.84
AXA Premier VIP Technology                       $ 40.43     $ 128.51     $ 218.26     $ 450.12
EQ/Aggressive Stock                              $ 30.87     $ 100.55     $ 172.91     $ 366.14
EQ/Alliance Common Stock                         $ 29.19     $  95.58     $ 164.75     $ 350.54
EQ/Alliance Global                               $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/Alliance Growth and Income                    $ 30.24     $  98.69     $ 169.85     $ 360.32
EQ/Alliance Growth Investors                     $ 30.24     $  98.69     $ 169.85     $ 360.32
EQ/Alliance Intermediate Government Securities   $ 30.14     $  98.38     $ 169.34     $ 359.35
EQ/Alliance International                        $ 35.18     $ 113.22     $ 193.57     $ 404.96
EQ/Alliance Money Market                         $ 27.82     $  91.53     $ 158.07     $ 337.67
EQ/Alliance Premier Growth                       $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/Alliance Quality Bond                         $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Alliance Small Cap Growth                     $ 32.13     $ 104.27     $ 178.99     $ 377.67
EQ/Alliance Technology                           $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/AXP New Dimensions                            $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/AXP Strategy Aggressive                       $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/Balanced                                      $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/Bernstein Diversified Value                   $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Calvert Socially Responsible                  $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Capital Guardian International                $ 33.60     $ 108.60     $ 186.05     $ 390.95
EQ/Capital Guardian Research                     $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Capital Guardian U.S. Equity                  $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Emerging Markets Equity                       $ 39.90     $ 126.99     $ 215.82     $ 445.71
EQ/Equity 500 Index                              $ 26.88     $  88.72     $ 153.43     $ 328.66
EQ/Evergreen Omega                               $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/FI Mid Cap                                    $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/FI Small/Mid Cap Value                        $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/High Yield                                    $ 30.66     $  99.93     $ 171.89     $ 364.20
EQ/International Equity Index                    $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/J.P. Morgan Core Bond                         $ 29.40     $  96.20     $ 165.77     $ 352.50
EQ/Janus Large Cap Growth                        $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/Lazard Small Cap Value                        $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/Marsico Focus                                 $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/Mercury Basic Value Equity                    $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/MFS Emerging Growth Companies                 $ 31.19     $ 101.48     $ 174.43     $ 369.04
EQ/MFS Investors Trust                           $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/MFS Research                                  $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Putnam Growth & Income Value                  $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Putnam International Equity                   $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/Putnam Voyager                                $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Small Company Index                           $ 29.93     $  97.76     $ 168.32     $ 357.40
--------------------------------------------------------------------------------------------------


                                                                    13 Fee table

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



Fee table 14

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT
You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
                     ANNUITANT                                                 LIMITATIONS ON
 CONTRACT TYPE       ISSUE AGES         SOURCE OF CONTRIBUTIONS                CONTRIBUTONS
--------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 85          o After-tax money.                     o No additional contributions after age 88.

                                        o Paid to us by check or transfer of
                                          contract value in a tax-deferred
                                          exchange under Section 1035 of the
                                          Internal Revenue Code.
--------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 85         o Eligible rollover distributions      o No rollover or direct transfer contributions
                                          from TSA contracts or other 403(b)     after age 88.
                                          arrangements, qualified plans, and
                                          governmental EDC plans.              o Contributions after age 70-1/2 must be net of
                                                                                 required minimum distributions.
                                        o Rollovers from another traditional
                                          individual retirement arrangement.   o Although we accept regular IRA contributions
                                                                                 (limited to $3,000 for the calendar year 2002)
                                        o Direct custodian-to-custodian          under Rollover IRA contracts, we intend that
                                          transfers from another traditional     this contract be used primarily for
                                          individual retirement arrangement.     rollover and direct transfer contributions.

                                        o Regular IRA contributions.           o Additional catch-up contributions totalling up
                                                                                 to $500 can be made for the calendar year 2002
                                        o For the calendar year 2002 and later,  where the owner is at least age 50 but under
                                          additional "catch-up" contributions.   age 70-1/2 at any time during 2002.
--------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85         o Rollovers from another Roth IRA.     o No additional rollover or direct transfer
IRA                                                                              contributions after age 88.

                                        o Conversion rollovers from a          o Conversion rollovers after age 70-1/2 must be
                                          traditional IRA.                       net of required minimum distributions for the
                                                                                 traditional IRA you are rolling over.
                                        o Direct transfers from another Roth
                                          IRA.                                 o You cannot roll over funds from a traditional
                                                                                 IRA if your adjusted gross income is $100,000
                                        o Regular Roth IRA contributions.        or more.

                                        o For the calendar year 2002 and       o Although we accept regular Roth IRA contribu-
                                          later, additional catch-up             tions (limited to $3,000 for the calendar year
                                          contributions.                         2002) under Roth IRA contracts, we intend that
                                                                                 this contract be used primarily for rollover and
                                                                                 direct transfer contributions.

                                                                               o Additional catch-up contributions totalling up
                                                                                 to $500 can be made for the calendar year 2002
                                                                                 where the owner is at least age 50 at any time
                                                                                 during 2002.
--------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15

--------------------------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
                     ANNUITANT                                                 LIMITATIONS ON
 CONTRACT TYPE       ISSUE AGES         SOURCE OF CONTRIBUTIONS                CONTRIBUTONS
--------------------------------------------------------------------------------------------------------------------------------
Rollover TSA         20 through 85      o Direct transfers of pre-tax          o No additional rollover or direct transfer
                                          funds from anothercontract or         contributions after age 88.
                                          arrangement under Section 403(b)
                                          of the Internal Revenue Code,        o Rollover or direct transfer contributions
                                          complying with IRS Revenue             after age 70-1/2 must be net of any
                                          Ruling 90-24.                          required minimum distributions.

                                        o Eligible rollover distributions of   o Employer-remitted contributions are not
                                          pre-tax funds from other 403(b)        permitted.
                                          plans, qualified plans, govern-
                                          mental EDC plans and Traditional
                                          IRAs.
--------------------------------------------------------------------------------------------------------------------------------
QP                   20 through 75      o Only transfer contributions from     o Regular ongoing payroll contributions are not
                                          qualified plan trust as a change       permitted.
                                          of investment vehicle under the
                                          plan.                                o Only one additional transfer contribution
                                                                                 may be made during a contract year.
                                         o The plan must be qualified under
                                           Section 401(a) of the Internal      o No additional transfer contributions after
                                           Revenue Code.                         age 76.

                                         o For 401(k) plans, transferred       o For defined benefit plans, employee
                                           contributions may only include        contributions are not permitted, and we will
                                           employee pre-tax contributions.       not accept contributions that fund more than
                                                                                 80% of the actuarial value of the plan parti
                                                                                 normal retirement benefit.

                                                                               o Contributions after age 70-1/2 must be net of
                                                                                 any required minimum distributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Elite(SM) II contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options and the fixed maturity options.

--------------------------------------------------------------------------------

                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) II contracts. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


---------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                             OBJECTIVE                                 ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                Seeks a balance of a high current          BlackRock Advisors Inc.
                                          income and capital appreciation            Pacific Investment Mangement Company LLC
                                          consistent with a prudent level of
                                          risk
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*              Long-term growth of capital                AIM Capital Management Inc.
                                                                                     Dresdner RCM Global Investors LLC
                                                                                     Wellington Management Company LLP
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International             Long-term growth of capital                Alliance Capital Manangement, Inc.
 Equity*                                                                             through its Bernstein Investment Research
                                                                                     and Management Unit
                                                                                     Bank of Ireland Asset Management (U.S.)
                                                                                     Limited
                                                                                     Oppenheimer Funds Inc.
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core            Long-term growth of capital                Alliance Capital Manangement, Inc.
 Equity*                                                                             through its Bernstein Investment Research
                                                                                     and Management Unit
AXA Premier VIP Large Cap                 Long-term growth of capital                Janus Capital Management LLC
 Growth*                                                                             Thornburg Investment Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*          Long-term growth of capital                Alliance Capital Management LP
                                                                                     Institutional Capital Corporation
                                                                                     MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap             Long-term growth of capital                Alliance Capital Management LP
 Growth*                                                                             Dresdner RCM Global Investors LLC
                                                                                     TCW Investment Management Company
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap             Long-term growth of capital                Alliance Capital Management LP
 Value*                                                                              The Boston Company Asset Management, LLC
                                                                                     TCW Investment Management Company
-------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*               Long-term growth of capital                Alliance Capital Management LP
                                                                                     Dresdner RCM Global Investors LLC
                                                                                     Firsthand Capital Management, Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
Portfolio Name                            Objective                                  Adviser(s)
---------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       Seeks to achieve long-term growth          Alliance Capital Management L.P.
                                          of capital                                 Marsico Capital Management, LLC
                                                                                     MFS Investment Management
                                                                                     Provident Investment Counsel, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                  Seeks to achieve long-term growth of       Alliance Capital Management L.P.
                                          capital and increased income
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                        Seeks long-term growth of capital          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------------



18 Contract features and benefits

PORTFOLIOS OF THE TRUSTS (CONTINUED)
-------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
PORTFOLIO NAME                            OBJECTIVE                                  ADVISER(S)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income             Seeks to provide a high total return            Alliance Capital Management L.P
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors              Seeks to achieve the highest total return       Alliance Capital Management L.P
                                          consistent with the Adviser's
                                          determination of reasonable risk
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate                  Seeks to achieve high current income            Alliance Capital Management L.P
 Government Securities*                   consistent with relative stability

-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                 Seeks long-term growth of capital               Alliance Capital Management L.P
                                                                                          (including through its Bernstein
                                                                                          Investment Research and
                                                                                          Management Unit)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                  Seeks to obtain a high level of current         Alliance Capital Management L.P
                                          income, preserve its assets and
                                          maintain liquidity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                Seeks long-term growth of capital               Alliance Capital Management L.P

-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                  Seeks to achieve high current income            Alliance Capital Management L.P
                                          consistent with moderate risk of
                                          capital
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth              Seeks to achieve long-term growth of            Alliance Capital Management L.P
                                          capital
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                    Seeks to achieve growth of capital.             Alliance Capital Management L.P
                                          Current income is incidental to the
                                          Portfolio's objective
-------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                     Seeks long-term growth of capital               American Express Financial Corporation
-------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                Seeks long-term growth of capital               American Express Financial Corporation
-------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                               Seeks to achieve a high return through          Alliance Capital Management L.P
                                          both appreciation of capital and                Capital Guardian Trust Company
                                          current income                                  Jennison Associates LLC
                                                                                          Prudential Investments LLC
                                                                                          Mercury Advisors
-------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value            Seeks capital appreciation                      Alliance Capital Management L.P.,
                                                                                          through its Bernstein Investment Research
                                                                                          Management Unit
-------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*          Seeks long-term capital appreciation            Calvert Asset Management Company, Inc.
                                                                                          Brown Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International         Seeks long-term growth of capital               Capital Guardian Trust Company

-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research              Seeks long-term growth of capital               Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity           Seeks long-term growth of capital               Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                Seeks long-term capital appreciation            Morgan Stanley Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                       Seeks a total return before expenses            Alliance Capital Management L.P.,
                                          that approximates the total return
                                          performance of the S&P 500 Index,
                                          including reinvestment of dividends,
                                          at a risk level consistent with that
                                          of the S&P 500 Index
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                        Seeks long-term capital growth                  Evergreen Investment Management Company,
                                                                                          LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                             Seeks long-term growth of capital               Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                 Seeks long-term capital appreciation            Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                             Seeks to achieve a high total return            Alliance Capital Management L.P.,
                                          through a combination of current
                                          income and capital appreciation
-------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

Portfolios of the Trusts (continued)
---------------------------------------------------------------------------------------------------------------------------
Portfolio Name                            Objective                                  Adviser(s)
---------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index             Seeks to replicate as closely as           Deutsche Asset Management Inc.
                                          possible (before deduction of
                                          Portfolio expenses) the total return
                                          of the MSCI EAFE Index
-------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                  Seeks to provide a high total return       J.P. Morgan Investment Management, Inc.
                                          consistent with moderate risk of
                                          capital and maintenance of liquidity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                 Seeks long-term growth of capital          Janus Capital Management LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                 Seeks capital appreciation                 Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                         Seeks to achieve long-term growth of       Marsico Capital Management, LLC
                                          capital
-------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity             Seeks capital appreciation and             Mercury Advisors
                                          secondarily, income
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth                    Seeks to provide long-term capital         MFS Investment Management
 Companies                                growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                    Seeks long-term growth of capital          MFS Investment Management
                                          with a secondary objective to seek
                                          reasonable current income
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                           Seeks to provide long-term growth of       MFS Investment Management
                                          capital and future income
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income                 Seeks capital growth. Current income       Putnam Investment Management, LLC.
 Value                                    is a secondary objective
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity            Seeks capital appreciation                 Putnam Investment Management, LLC.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                         Seeks long-term growth of capital          Putnam Investment Management, LLC.
                                          and any increased income that results
                                          from this growth
-------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                    Seeks to replicate as closely as           Deutsche Asset Management, Inc.
                                          possible (before deduction of
                                          Portfolio expenses) the total return
                                          of the Russell 2000 Index
-------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.


Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.

20 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your registered representative to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.


In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed


                                              Contract features and benefits  21
maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000, and on February 15, 2002, you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your registered representative if the principal assurance allocation feature is available in your state.



YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington for purposes of calculating the guaranteed minimum death benefit only) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options); and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities. EQ/Alliance Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. For contracts issued in Oregon, only the Income Manager life with a period certain payout annuity contract is available. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will


22  Contract features and benefits
begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market, EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.




--------------------------------------------------------------------------------
                                   GUARANTEED MINIMUM INCOME
      CONTRACT DATE                BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT EXERCISE                PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10                     $10,816
            15                     $16,132
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary (in Oregon, the first and second contract date anniversary) that it becomes available;



(iii) if the annuitant was older than age 60 (age 63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed mini-


                                              Contract features and benefits  23
mum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.



PROTECTION PLUS


Subject to state and contract availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus and in the SAI for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions


For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:


the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your registered representative if this feature is available in your state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct) and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

24  Contract features and benefits

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your registered representative, can provide you with the cancellation instructions.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)  mortality and expense;

(ii) administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)  increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Elite(SM) II contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).



                            Transferring your money among investment options  27

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.


--------------------------------------------------------------------------------

Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative before electing the program.

--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



28  Transferring your money among investment options

4. Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.





--------------------------------------------------------------------------------
                                  METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                     LIFETIME
                                                                     REQUIRED
                                             SUBSTANTIALLY            MINIMUM
    CONTRACT      LUMP SUM     SYSTEMATIC        EQUAL           DISTRIBUTION
--------------------------------------------------------------------------------
NQ                  Yes           Yes             No             No
Rollover IRA        Yes           Yes             Yes            Yes
Roth
 Conversion
 IRA                Yes           Yes             Yes            No
QP                  Yes           No              No             Yes
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.




LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.) Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



                                                        Accessing your money  29

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


30  Accessing your money

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Elite(SM) II offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).





--------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period
                                        certain
--------------------------------------------------------------------------
Income Manager payout options         Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recov-


                                                        Accessing your money  31
   ered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.



FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your contract.


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Elite(SM) II contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Elite(SM) II, and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. The year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Elite(SM) II contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each



32  Accessing your money
month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





-------------------------------------
                  MAXIMUM
 ISSUE AGE   ANNUITIZATION AGE
-------------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-85            90
-------------------------------------



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  33

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o    A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o    A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your registered representative for more information.



MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.45% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:


(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or

(2) if you surrender your contract to receive its cash value.


The withdrawal charge equals a percentage of the contributions withdrawn in any of the first three years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:




--------------------------------------------------------------------
                       CONTRACT YEAR
--------------------------------------------------------------------
                                   1       2       3       4
--------------------------------------------------------------------
  Percentage of contribution       8%     8%      8%       0%
--------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus and in the SAI.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.



10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.



34  Charges and expenses

Note the following special rule for NQ contracts issued to a charitable remainder trust:

The free withdrawal amount will equal the greater of:

(1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.



DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


     -- its main function is to provide skilled, intermediate or custodial nursing care;


     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) and (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.



BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o    Management fees ranging from 0.25% to 1.20%.


o    12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o    Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA



                                                        Charges and expenses  35
and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



36  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals (and any associated withdrawal charges). Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" later in this Prospectus.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor



                                                    Payment of death benefit  37
owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Elite(SM) II individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



38  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) II contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b)
Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM) II's Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  39
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE


In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Elite(SM) II NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Elite(SM) II NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any


40  Tax information
assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).

Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


The Equitable Accumulator(R) Elite(SM) II traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Elite(SM) II traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.

PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) ELITE(SM) II CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE, DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) ELITE(SM) II IRA OR ACCUMULATOR(R) ELITE(SM) II ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.

CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o    regular contributions out of earned income or compensation; or


                                                             Tax information  41

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally there are two types of funding vehicles available for 403(b) arrangements-- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator(R) Elite(SM) II Rollover TSA contract:



42  Tax information

o    a rollover from another eligible retirement plan; or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o    you give us acceptable written documentation as to the source of the funds;
     and


o the Equitable Accumulator(R) Elite(SM) II contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Elite(SM) II Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Elite(SM) II Rollover TSA; or


o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or


o    you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Elite(SM) II TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.


LOANS FROM TSAS

Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding


                                                             Tax information  43
in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o    hardship withdrawals; or


o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


44  Tax information

8. More information
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your registered representative.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
   WITH FEBRUARY 15TH        RATE TO MATURITY
    MATURITY DATE OF             AS OF             PRICE PER $100
      MATURITY YEAR        FEBRUARY 15, 2002   OF MATURITY VALUE
--------------------------------------------------------------------------
           2003                  3.00%                $ 97.09
           2004                  3.00%                $ 94.26
           2005                  3.63%                $ 89.85
           2006                  4.07%                $ 85.24
           2007                  4.49%                $ 80.27
           2008                  4.82%                $ 75.38
           2009                  5.08%                $ 70.67
           2010                  5.29%                $ 66.19
           2011                  5.47%                $ 61.90
           2012                  5.59%                $ 58.03
--------------------------------------------------------------------------


                                                            More information  45

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be


46  More information
accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o    the election of trustees; or


o    the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of



                                                            More information  47
the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by registered representatives who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.



48  More information

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by registered representatives of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representative as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



                                                            More information  49

9. Investment performance
--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.


The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.


AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


50  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                              LENGTH OF OPTION PERIOD
                                    -------------------------------------------
                                                                  SINCE OPTION
VARIABLE INVESTMENT OPTIONS             1 YEAR        5 YEARS      INCEPTION*
--------------------------------------------------------------------------------
EQ/Aggressive Stock                 (34.53)%       (5.33)%         (5.15)%
EQ/Alliance Common Stock            (20.36)%        7.39%           8.00%
EQ/Alliance Global                  (29.71)%        1.62%           2.01%
EQ/Alliance Growth Investors        (22.21)%        4.97%           5.15%
EQ/Alliance Money Market             (6.31)%        2.59%           2.51%
EQ/Alliance Premier Growth          (33.34)%          --          (16.58)%
EQ/Alliance Small Cap Growth        (22.81)%          --            7.02%
EQ/Alliance Technology              (33.81)%          --          (41.75)%
EQ/Bernstein Diversified Value       (6.77)%          --            3.59%
EQ/Capital Guardian International   (30.32)%          --           (9.28)%
EQ/Capital Guardian Research        (11.79)%          --           (1.19)%
EQ/Capital Guardian U.S. Equity     (11.78)%          --           (3.35)%
EQ/Emerging Markets Equity          (14.87)%          --           (7.17)%
EQ/Equity 500 Index                 (21.75)%        7.62%           8.23%
EQ/Evergreen Omega                  (26.51)%          --          (12.35)%
EQ/FI Mid Cap                       (22.98)%          --          (17.62)%
EQ/FI Small/Mid Cap Value            (5.88)%          --            1.24%
EQ/High Yield                        (9.13)%       (2.44)%         (2.01)%
EQ/International Equity Index       (34.81)%          --           (3.64)%
EQ/J.P. Morgan Core Bond             (2.01)%          --            4.28%
EQ/Janus Large Cap Growth           (32.36)%          --          (35.64)%
EQ/Lazard Small Cap Value             7.61%           --            4.82%
EQ/Mercury Basic Value Equity        (4.38)%          --           11.37%
EQ/MFS Emerging Growth Companies    (43.25)%          --            7.22%
EQ/MFS Investors Trust              (25.50)%          --           (8.33)%
EQ/MFS Research                     (31.23)%          --            3.71%
EQ/Putnam Growth & Income Value     (16.50)%          --            3.23%
EQ/Putnam International Equity      (30.94)%          --            5.84%
EQ/Putnam Voyager                   (33.83)%          --            4.76%
EQ/Small Company Index               (7.79)%          --            1.58%
--------------------------------------------------------------------------------


                                                 LENGTH OF PORTFOLIO PERIOD
                                    ----------------------------------------------------
                                                                                SINCE
                                                                              PORTFOLIO
VARIABLE INVESTMENT OPTIONS             3 YEARS       5 YEARS     10 YEARS   INCEPTION**
----------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (13.80)%       (5.33)%        1.60%        9.72%
EQ/Alliance Common Stock            ( 6.54)%        7.39%        10.11%       11.48%
EQ/Alliance Global                  ( 8.80)%        1.62%         6.07%        6.29%
EQ/Alliance Growth Investors        ( 4.06)%        4.97%         6.47%        9.49%
EQ/Alliance Money Market            ( 0.08)%        2.59%         2.09%        4.09%
EQ/Alliance Premier Growth              --            --            --       (16.57)%
EQ/Alliance Small Cap Growth          3.26%           --            --         7.02%
EQ/Alliance Technology                  --            --            --       (41.75)%
EQ/Bernstein Diversified Value      ( 3.43)%          --            --         3.59%
EQ/Capital Guardian International       --            --            --       ( 9.28)%
EQ/Capital Guardian Research            --            --            --       ( 1.20)%
EQ/Capital Guardian U.S. Equity         --            --            --       ( 3.36)%
EQ/Emerging Markets Equity          ( 1.18)%          --            --       (11.63)%
EQ/Equity 500 Index                 ( 6.70)%        7.62%           --        11.04%
EQ/Evergreen Omega                  (12.35)%          --            --       (12.35)%
EQ/FI Mid Cap                           --            --            --       (18.27)%
EQ/FI Small/Mid Cap Value           ( 1.24)%          --            --         1.54%
EQ/High Yield                       ( 9.22)%       (2.44)%        4.47%        4.82%
EQ/International Equity Index       (13.20)%          --            --       ( 3.64)%
EQ/J.P. Morgan Core Bond              0.98%           --            --         4.28%
EQ/Janus Large Cap Growth               --            --            --       (36.14)%
EQ/Lazard Small Cap Value             7.75%           --            --         4.81%
EQ/Mercury Basic Value Equity         7.34%           --            --        11.37%
EQ/MFS Emerging Growth Companies    ( 7.44)%          --            --         7.22%
EQ/MFS Investors Trust              ( 8.33)%          --            --       ( 8.33)%
EQ/MFS Research                     ( 8.13)%          --            --         3.71%
EQ/Putnam Growth & Income Value     ( 5.65)%          --            --         3.23%
EQ/Putnam International Equity      ( 1.51)%          --            --         5.84%
EQ/Putnam Voyager                   (12.11)%          --            --         4.76%
EQ/Small Company Index                1.20%           --            --         1.58%
----------------------------------------------------------------------------------------



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager
   (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income. EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May
   1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 51

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

----------------------------------------------------------
Barron's
Morningstar's Variable Annuity
     Sourcebook

Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
----------------------------------------------------------
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
----------------------------------------------------------
From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefit charge, the optional Protection Plus charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



52  Investment performance

10. Incorporation of certain documents by reference
--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001 is considered to be a part of this prospectus because they are incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  53

                      (This page intentionally left blank)

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.80%.





         UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                                OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001
-----------------------------------------------------------------------------------------------------------------------
                                                                                      FOR THE YEAR ENDING DECEMBER 31,
                                                                                                    2001
-----------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
  Unit value                                                                                     $  47.59
  Number of units outstanding (000's)                                                                   1
----------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
  Unit value                                                                                     $ 193.35
  Number of units outstanding (000's)                                                                   1
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
  Unit value                                                                                     $  26.05
  Number of units outstanding (000's)                                                                  82
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
  Unit value                                                                                     $   7.03
  Number of units outstanding (000's)                                                                  81
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
  Unit value                                                                                     $  13.98
  Number of units outstanding (000's)                                                                   6
----------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
  Unit value                                                                                     $   4.89
  Number of units outstanding (000's)                                                                  27
----------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
  Unit value                                                                                     $  37.90
  Number of units outstanding (000's)                                                                   7
----------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
  Unit value                                                                                     $  11.68
  Number of units outstanding (000's)                                                                  46
----------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
  Unit value                                                                                     $   8.58
  Number of units outstanding (000's)                                                                  --
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
  Unit value                                                                                     $   8.59
  Number of units outstanding (000's)                                                                  10
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
  Unit value                                                                                     $  10.59
  Number of units outstanding (000's)                                                                  18
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
  Unit value                                                                                     $  10.03
  Number of units outstanding (000's)                                                                  21
----------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
  Unit value                                                                                     $   5.99
  Number of units outstanding (000's)                                                                   1
----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
  Unit value                                                                                     $  23.56
  Number of units outstanding (000's)                                                                  57
----------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

         UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                          OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)
----------------------------------------------------------------------------------------------------------------------
                                                                                     FOR THE YEAR ENDING DECEMBER 31,
                                                                                                    2001
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
  Unit value                                                                                      $  7.61
  Number of units outstanding (000's)                                                                   1
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
  Unit value                                                                                      $  8.49
  Number of units outstanding (000's)                                                                  35
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
  Unit value                                                                                      $ 10.96
  Number of units outstanding (000's)                                                                  31
----------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
  Unit value                                                                                      $ 22.17
  Number of units outstanding (000's)                                                                  --
----------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
  Unit value                                                                                      $  8.74
  Number of units outstanding (000's)                                                                   5
----------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
  Unit value                                                                                      $ 12.00
  Number of units outstanding (000's)                                                                  78
----------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
  Unit value                                                                                      $  6.34
  Number of units outstanding (000's)                                                                  24
----------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
  Unit value                                                                                      $ 12.27
  Number of units outstanding (000's)                                                                  27
----------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
  Unit value                                                                                      $ 11.32
  Number of units outstanding (000's)                                                                   1
----------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
  Unit value                                                                                      $ 16.84
  Number of units outstanding (000's)                                                                  20
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
  Unit value                                                                                      $ 14.07
  Number of units outstanding (000's)                                                                  --
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
  Unit value                                                                                      $  8.59
  Number of units outstanding (000's)                                                                  33
----------------------------------------------------------------------------------------------------------------------
 EQ/MFS Research
  Unit value                                                                                      $ 12.07
  Number of units outstanding (000's)                                                                  13
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
  Unit value                                                                                      $ 11.82
  Number of units outstanding (000's)                                                                  32
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
  Unit value                                                                                      $ 13.26
  Number of units outstanding (000's)                                                                   9
----------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
  Unit value                                                                                      $ 12.63
  Number of units outstanding (000's)                                                                  11
----------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
  Unit value                                                                                      $ 10.81
  Number of units outstanding (000's)                                                                  10
----------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Elite(SM) II QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Elite(SM) II QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Elite(SM) II QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





---------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED
                                                            RATE TO MATURITY ON
                                                             FEBRUARY 15, 2007
                                                           ----------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
---------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $ 119,487
(2) Fixed maturity amount                                  $131,080    $ 131,080
(3) Market value adjustment:
    (1)-(2)                                                $ 12,968    $ (11,593)
---------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
---------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501    $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000-(4)]      $ 45,499    $  54,851
(6) Fixed maturity amount: (2)-(5)                         $ 85,581    $  76,229
(7) Maturity value                                         $120,032    $ 106,915
(8) Market adjusted amount of (7)                          $ 94,048    $  69,487
---------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example


--------------------------------------------------------------------------------


* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





   END OF                           5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM          GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)              DEATH BENEFIT
---------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
     2           $115,500             $  110,250(2)               $  115,500(3)
     3           $129,360             $  115,763(2)               $  129,360(3)
     4           $103,488             $  121,551(1)               $  129,360(4)
     5           $113,837             $  127,628(1)               $  129,360(4)
     6           $127,497             $  134,010(1)               $  129,360(4)
     7           $127,497             $  140,710(1)               $  129,360(4)
---------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value. 1



                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                              2
Unit Values                                                                 22
Custodian and Independent Accountants                                       23
Yield Information for the EQ/Alliance Money Market Option,
EQ/Alliance Quality Bond Option and EQ/High
 Yield Option                                                               23
Distribution of the contracts                                               24
Financial Statements                                                        24


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) ELITE(SM) II STATEMENT OF ADDITIONAL INFORMATION FOR

SEPARATE ACCOUNT NO. 49

Send this request form to:
 Equitable Accumulator(R) Elite(SM) II
 P.O. Box 1547 Secaucus, NJ 07096-1547



Please send me an Equitable Accumulator(R) Elite(SM) II SAI dated May, 1, 2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip

Equitable Accumulator(R) Select(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.


--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM)?

Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract may not currently be available in all states.



--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities*                             o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager (2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."

You may allocate to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                       X00290/ML

Contents of this prospectus
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13

Condensed financial information                                             14


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           23
Annuity purchase factors                                                    23
Our baseBUILDER option                                                      23
Guaranteed minimum death benefit                                            24
Your right to cancel within a certain number of days                        25


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Rebalancing your account value                                              27



----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     28
--------------------------------------------------------------------------------
Withdrawing your account value                                              28
How withdrawals are taken from your account value                           29
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                29
Loans under Rollover TSA contracts                                          29
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Your annuity payout options                                                 30


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         33
Charges that the Trusts deduct                                              34
Group or sponsored arrangements                                             34


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 35
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     35
How death benefit payment is made                                           35
Beneficiary continuation option                                             36


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          37
--------------------------------------------------------------------------------
Overview                                                                    37
Buying a contract to fund a retirement arrangement                          37
Transfers among investment options                                          37
Taxation of nonqualified annuities                                          37
Individual retirement arrangements (IRAs)                                   39
Special rules for contracts funding qualified plans                         40
Tax-Sheltered Annuity contracts (TSAs)                                      40
Federal and state income tax withholding
     and information reporting                                              41
Impact of taxes to Equitable Life                                           42


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         43
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   43
About the Trusts                                                            43
About our fixed maturity options                                            43
About the general account                                                   44
About other methods of payment                                              45
Dates and prices at which contract events occur                             45
About your voting rights                                                    45
About legal proceedings                                                     46
About our independent accountants                                           46
Financial statements                                                        46
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          46
Distribution of the contracts                                               46


--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   48
--------------------------------------------------------------------------------
Communicating performance data                                              52



--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         53

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases


--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                   PAGE IN
TERM                                            PROSPECTUS
account value                                           26
annuitant                                               15
annuity payout options                                  30
annuity purchase factors                                23
baseBUILDER                                             23
beneficiary                                             35
benefit base                                            23
business day                                            45
cash value                                              26
contract date                                            9
contract date anniversary                                9
contract year                                            9
contributions                                           39
  regular contributions                                 39
  rollovers and direct transfers                        39
  conversion contributions                              40
disruptive transfer activity                            27
EQAccess                                                 6
ERISA                                                   29
fixed maturity options                                  21
guaranteed minimum death benefit                        24
guaranteed minimum income benefit                       23
IRA                                                  cover
IRS                                                     37


                                                   PAGE IN
TERM                                            PROSPECTUS
investment options                                      17
loan reserve account                                    29
market adjusted amount                                  21
market timing                                           27
market value adjustment                                 21
maturity value                                          21
NQ                                                   cover
participant                                             17
portfolio                                            cover
processing office                                        6
QP                                                   cover
rate to maturity                                        21
Rollover IRA                                         cover
Rollover TSA                                         cover
Roth Conversion IRA                                  cover
Roth IRA                                                39
SAI                                                  cover
SEC                                                  cover
TOPS                                                     6
Trusts                                               cover
TSA                                                     40
traditional IRA                                         39
unit                                                    26
variable investment options                             17



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.




-----------------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
-----------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your financial professional (available to clients of AXA Distributors only);


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;


(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;


(4) 12 month dollar cost averaging;


(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.



                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
MANAGEMENT                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities, compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this Prospectus and in the SAI).
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        o Initial minimum:          $25,000

                            o Additional minimum:       $ 1,000
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)

                            Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        o Lump sum withdrawals

                            o Several withdrawal options on a periodic basis

                            o Loans under Rollover TSA contracts

                            o Contract surrender

                            You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS              o Fixed annuity payout options

                            o Variable Immediate Annuity payout options

                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES         o Guaranteed minimum death benefit even if you do not elect baseBUILDER

                            o Dollar cost averaging

                            o Automatic investment program

                            o Account value rebalancing (quarterly, semiannually and annually)

                            o Free transfers

                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.60%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first. The benefit base is described under
                         "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you don't elect
                         baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional death benefit

                       o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trust's portfolios are calculated as a percentage of the average daily net assets invested in each portfolio.  These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options and the 12 month dollar cost averaging account are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.





------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                                  1.10%
Administrative                                                                                  0.25%
Distribution                                                                                    0.25%
                                                                                                ----
Total annual expenses                                                                           1.60%
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                                  $350
------------------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER benefit charge (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(2)                                         0.30%
------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the account value.
Deducted annually on each contract date anniversary)                                            0.20%
------------------------------------------------------------------------------------------------------------------------------------



10 Fee table

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         NET
                                                                                                     TOTAL ANNUAL
                                              MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                              (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
 PORTFOLIO NAME                               LIMITATION)(3)      12B-1 FEES(4)    LIMITATION)(5)   LIMITATION)(6)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------------------



Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER" in "Contract features" and benefits later in this Prospectus.

(3) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.



                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreements information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                      MANAGEMENT        OTHER EXPENSES
                                  FEES (BEFORE ANY    (BEFORE ANY FEE
                                     FEE WAIVERS       WAIVERS AND/OR
                                   AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                    REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      MANAGEMENT        OTHER EXPENSES
                                  FEES (BEFORE ANY    (BEFORE ANY FEE
                                     FEE WAIVERS       WAIVERS AND/OR
                                   AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                    REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------



12  Fee table

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts expenses would be lower for contracts that do not have this feature.


The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




---------------------------------------------------------------------------------------------------
                                                        AT THE END OF EACH PERIOD SHOWN,
                                                             THE EXPENSES WOULD BE:
                                                ----------------------------------------------------
                                                    1 YEAR     3 YEARS     5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        $ 29.93    $  97.76    $ 168.32    $ 357.40
AXA Premier VIP Health Care                      $ 39.38    $ 125.46    $ 213.37    $ 441.28
AXA Premier VIP International Equity             $ 38.85    $ 123.94    $ 210.91    $ 436.82
AXA Premier VIP Large Cap Core Equity            $ 34.13    $ 110.14    $ 188.56    $ 395.65
AXA Premier VIP Large Cap Growth                 $ 34.13    $ 110.14    $ 188.56    $ 395.65
AXA Premier VIP Large Cap Value                  $ 34.13    $ 110.14    $ 188.56    $ 395.65
AXA Premier VIP Small/Mid Cap Growth             $ 36.75    $ 117.82    $ 201.03    $ 418.76
AXA Premier VIP Small/Mid Cap Value              $ 36.75    $ 117.82    $ 201.03    $ 418.76
AXA Premier VIP Technology                       $ 39.38    $ 125.46    $ 213.37    $ 441.28
EQ/Aggressive Stock                              $ 29.82    $  97.45    $ 167.81    $ 356.42
EQ/Alliance Common Stock                         $ 28.14    $  92.47    $ 159.62    $ 340.65
EQ/Alliance Global                               $ 31.50    $ 102.41    $ 175.95    $ 371.93
EQ/Alliance Growth and Income                    $ 29.19    $  95.58    $ 164.75    $ 350.54
EQ/Alliance Growth Investors                     $ 29.19    $  95.58    $ 164.75    $ 350.54
EQ/Alliance Intermediate Government Securities   $ 29.09    $  95.27    $ 164.23    $ 349.55
EQ/Alliance International                        $ 34.13    $ 110.14    $ 188.56    $ 395.65
EQ/Alliance Money Market                         $ 26.78    $  88.41    $ 152.91    $ 327.65
EQ/Alliance Premier Growth                       $ 32.03    $ 103.96    $ 178.49    $ 376.72
EQ/Alliance Quality Bond                         $ 28.88    $  94.65    $ 163.21    $ 347.58
EQ/Alliance Small Cap Growth                     $ 31.08    $ 101.17    $ 173.92    $ 368.07
EQ/Alliance Technology                           $ 32.03    $ 103.96    $ 178.49    $ 376.72
EQ/AXP New Dimensions                            $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/AXP Strategy Aggressive                       $ 30.45    $  99.31    $ 170.87    $ 362.26
EQ/Balanced                                      $ 29.40    $  96.20    $ 165.77    $ 352.50
EQ/Bernstein Diversified Value                   $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/Calvert Socially Responsible                  $ 30.98    $ 100.86    $ 173.42    $ 367.11
EQ/Capital Guardian International                $ 32.55    $ 105.51    $ 181.01    $ 381.49
EQ/Capital Guardian Research                     $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/Capital Guardian U.S. Equity                  $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/Emerging Markets Equity                       $ 38.85    $ 123.94    $ 210.91    $ 436.82
EQ/Equity 500 Index                              $ 25.83    $  85.59    $ 148.25    $ 318.55
EQ/Evergreen Omega                               $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/FI Mid Cap                                    $ 30.45    $  99.31    $ 170.87    $ 362.26
EQ/FI Small/Mid Cap Value                        $ 31.50    $ 102.41    $ 175.95    $ 371.93
EQ/High Yield                                    $ 29.61    $  96.83    $ 166.79    $ 354.46
EQ/International Equity Index                    $ 31.50    $ 102.41    $ 175.95    $ 371.93
EQ/J.P. Morgan Core Bond                         $ 28.35    $  93.09    $ 160.64    $ 342.64
EQ/Janus Large Cap Growth                        $ 32.03    $ 103.96    $ 178.49    $ 376.72
EQ/Lazard Small Cap Value                        $ 31.50    $ 102.41    $ 175.95    $ 371.93
EQ/Marsico Focus                                 $ 32.03    $ 103.96    $ 178.49    $ 376.72
EQ/Mercury Basic Value Equity                    $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/MFS Emerging Growth Companies                 $ 30.14    $  98.38    $ 169.34    $ 359.35
EQ/MFS Investors Trust                           $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/MFS Research                                  $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/Putnam Growth & Income Value                  $ 29.93    $  97.76    $ 168.32    $ 357.40
EQ/Putnam International Equity                   $ 33.07    $ 107.05    $ 183.53    $ 386.23
EQ/Putnam Voyager                                $ 29.93    $  97.76    $ 168.32    $ 357.40
---------------------------------------------------------------------------------------------------


                                                                    Fee table 13

---------------------------------------------------------------------------------------------------
                                AT THE END OF EACH PERIOD SHOWN,
                                     THE EXPENSES WOULD BE:
                        ---------------------------------------------------------------------------
                            1 YEAR     3 YEARS     5 YEARS     10 YEARS
---------------------------------------------------------------------------------------------------
EQ/Small Company Index   $ 28.88    $ 94.65     $ 163.21    $ 347.58
---------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE FOR ANNUITANT                                                  LIMITATIONS ON
CONTRACT TYPE  ISSUE AGES               SOURCE OF CONTRIBUTIONS                         CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 85          o After-tax money.                              o No additional contributions after age 86.

                                        o Paid to us by check or transfer of contract
                                          value in a tax-deferred exchange under
                                          Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85            o Eligible rollover distributions from TSA      o No rollover or direct transfer
                                          contracts or other 403(b) arrangements,         contributions after age 86.
                                          qualified plans, and governmental EDC
                                          plans.                                        o Contributions after age 70-1/2 must be net
                                                                                          of required minimum distributions.
                                        o Rollovers from another traditional
                                          individual retirement arrangement.            o Although we accept regular IRA contribu-
                                                                                          tions (limited to $3,000 for the calendar
                                        o Direct custodian-to-custodian transfers         year 2002) under Rollover IRA contracts,
                                          from another traditional individual             we intend that this contract be used pri-
                                          retirement arrangement.                         marily for rollover and direct transfer
                                                                                          contributions.
                                        o Regular IRA contributions.
                                                                                        o Additional catch-up contributions
                                        o For the calendar year 2002 and later,           totalling up to $500 can be made for the
                                          additional "catch-up" contributions.            calendar year 2002 where the owner is at
                                                                                          least age 50 but under age 70-1/2 at any
                                                                                          time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85          o Rollovers from another Roth IRA.              o No additional rollover or direct transfer
IRA                                                                                       contributions after age 86.
                                        o Conversion rollovers from a traditional
                                          IRA.                                          o Conversion rollovers after age 70-1/2 must
                                                                                          be net of required minimum distributions
                                        o Direct transfers from another Roth IRA.         for the traditional IRA you are rolling
                                                                                          over.
                                        o Regular Roth IRA contributions.
                                                                                        o You cannot roll over funds from a tradi-
                                        o For the calendar year 2002 and later,           tional IRA if your adjusted gross income
                                          additional catch-up contributions.              is $100,000 or more.

                                                                                        o Although we accept regular Roth IRA
                                                                                          contributions (limited to $3,000 for the
                                                                                          calendar year 2002) under Roth IRA con-
                                                                                          tracts, we intend that this contract be
                                                                                          used primarily for rollover and direct
                                                                                          transfer contributions.

                                                                                        o Additional catch-up contributions totall
                                                                                          up to $500 can be made for the calendar
                                                                                          year 2002 where the owner is at least age
                                                                                          50 at any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
               AVAILABLE FOR ANNUITANT                                                  LIMITATIONS ON
CONTRACT TYPE  ISSUE AGES               SOURCE OF CONTRIBUTIONS                         CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85         o Direct transfers of pre-tax funds from        o No additional rollover or direct transfer
                                         another contract or arrangement under           contributions after age 86.
                                         Section 403(b) of the Internal Revenue
                                         Code, complying with IRS Revenue Ruling       o Rollover or direct transfer contributions
                                         90-24.                                          after age 70-1/2 must be net of any
                                                                                         required minimum distributions.
                                       o Eligible rollover distributions of pre-tax
                                         funds from other 403(b) plans, qualified      o Employer-remitted contributions are not
                                         plans, governmental EDC plans and tradi-        permitted.
                                         tional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP              20 through 75          o Only transfer contributions from an existing o Regular ongoing payroll contributions are
                                         qualified plan trust as a change of invest-    not permitted.
                                         ment vehicle under the plan.
                                                                                      o Only one additional transfer contribution
                                       o The plan must be qualified under Section       may be made during a contract year.
                                         401(a) of the Internal Revenue Code.
                                                                                      o No additional transfer contributions after
                                       o For 401(k) plans, transferred contributions    age 76.
                                         may only include employee pre-tax
                                         contributions.                               o For defined benefit plans, employee con-
                                                                                        tributions are not permitted, and we will
                                                                                        not accept contributions that fund more
                                                                                        than 80% of the actuarial value of the
                                                                                        plan participant/employee's normal retire-
                                                                                        ment benefit.

                                                                                      o Contributions after age 70-1/2 must be net
                                                                                        of any required minimum distributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Select(SM) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------


                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                                   OBJECTIVE                             ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                       Seeks a balance of a high current     BlackRock Advisors, Inc.
                                                 income and capital                    Pacific Investment Management Company LLC
                                                 appreciation consistent with a
                                                 prudent level of risk
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*                     Long-term growth of capital           AIM Capital Management, Inc.
                                                                                       Dresdner RCM Global Investors LLC
                                                                                       Wellington Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International                    Long-term growth of capital           Alliance Capital Management L.P., through its
 Equity*                                                                               Bernstein Investment Research and
                                                                                       Management Unit
                                                                                       Bank of Ireland Asset Management (U.S.)
                                                                                       Limited
                                                                                       OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core                   Long-term growth of capital           Alliance Capital Management L.P., through its
 Equity*                                                                               Bernstein Investment Research and
                                                                                       Management Unit
                                                                                       Janus Capital Management LLC
                                                                                       Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap                        Long-term growth of capital           Alliance Capital Management L.P.
 Growth*                                                                               Dresdner RCM Global Investors LLC
                                                                                       TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*                 Long-term growth of capital           Alliance Capital management L.P.
                                                                                       Institutional Capital Corporation
                                                                                       MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap                    Long-term growth of capital           Alliance Capital Management L.P.
 Growth*                                                                               MFS Investment Management
                                                                                       RS Investment Management, L.P.
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap                    Long-term growth of capital           AXA Rosenberg Investment Management LLC
 Value*                                                                                The Boston Company Asset Management LLC
                                                                                       TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*                      Long-term growth of capital           Alliance Capital Management L.P.
                                                                                       Dresdner RCM Global Investors LLC
                                                                                       Firsthand Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
PORTFOLIO NAME                                   OBJECTIVE                             ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              Seeks to achieve long-term growth of  Alliance Capital Management L.P.
                                                 capital                               Marsico Capital Management, LLC
                                                                                       MFS Investment Management
                                                                                       Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         Seeks to achieve long-term growth of  Alliance Capital Management L.P.
                                                 capital and increased income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               Seeks long-term growth of capital     Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                       OBJECTIVE                                              ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return                    Alliance Capital Management L.P
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent    Alliance Capital Management L.P
                                    with the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with    Alliance Capital Management L.P
 Government Securities*             relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                       Alliance Capital Management L.P.
                                                                                            (including through its Bernstein
                                                                                            Investment Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,         Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent with    Alliance Capital Management L.P.
                                    moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital            Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current income is   Alliance Capital Management L.P.
                                    incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                       American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                       American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both             Alliance Capital Management L.P.
                                    appreciation of capital and current income              Capital Guardian Trust Company
                                                                                            Jennison Associates LLC
                                                                                            Prudential Investments LLC
                                                                                            Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                              Alliance Capital Management L.P.,
                                                                                            through its Bernstein Investment
                                                                                            Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation                    Calvert Asset Management Company, Inc.
                                                                                            Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                       Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                    Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates  Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                          Evergreen Investment Management
                                                                                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                       Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                    Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a          Alliance Capital Management L.P.
                                    combination of current income and capital
                                    appreciation
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                   OBJECTIVE                                                   ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------


* Subject to state availability.


Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS


You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance or dollar cost averaging.



SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value


                                              Contract features and benefits  21
to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000, and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.




DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the EQ/Alliance Money Market option.

You may not transfer amounts to the EQ/Alliance Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Alliance Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus.



22  Contract features and benefits

YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington for purposes of calculating the guaranteed minimum death benefit only) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance
  Intermediate Government Securities, EQ/Alliance Money Market and
  EQ/Alliance Quality Bond options), and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. For contracts issued in Oregon, only the income manager life with a period certain payout annuity contract is available. For contracts issued in Washington, the income manager payout feature is not available. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity pur-



                                              Contract features and benefits  23
chase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, Alliance Money Market or EQ/Alliance
Quality Bond options, the fixed maturity options or the loan reserve account.





--------------------------------------------------------------------------------
                             GUARANTEED MINIMUM INCOME
      CONTRACT DATE         BENEFIT -- ANNUAL INCOME
 ANNIVERSARY AT EXERCISE        PAYABLE FOR LIFE
--------------------------------------------------------------------------------
            10            $10,816
            15            $16,132
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first (in Oregon, the first and second contract date anniversary) contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 (63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and

(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base," and is subject to state availability.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.



24  Contract features and benefits

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.



PROTECTION PLUS


Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:


the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.



                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



                            Transferring your money among investment options  27

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




--------------------------------------------------------------------------------
                                    METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                 LIFETIME
                                                                REQUIRED
                                              SUBSTANTIALLY     MINIMUM
       CONTRACT     LUMP SUM    SYSTEMATIC        EQUAL       DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion IRA       Yes          Yes             Yes            No
--------------------------------------------------------------------------------
QP                    Yes          No              No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribu-


28  Accessing your money
tion withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time


                                                        Accessing your money  29
your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available in
   payout options                     New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.



30  Accessing your money

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS


Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.



ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





------------------------------------------------------------
                  MAXIMUM
 ISSUE AGE   ANNUITIZATION AGE
------------------------------------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-85            90
------------------------------------------------------------



This may also be different in other states.


                                                        Accessing your money  31

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o   A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this Prospectus.


To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first, and then, from amounts in the 12 month dollar cost averaging program. A market value adjustment may apply.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first, and then, from amounts in the 12 month dollar cost averaging program. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


                                                        Charges and expenses  33

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



34  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.


For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor



                                                    Payment of death benefit  35
owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Select(SM) individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



36  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 Month Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


                                                             Tax information  37
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive


38  Tax information
basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.


PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) SELECT(SM) CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) SELECT(SM) IRA OR ACCUMULATOR(R) SELECT(SM) ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or


                                                             Tax information  39

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:


o a rollover from another eligible retirement plan, or


40  Tax information

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or


o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or


o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding


                                                             Tax information  41
in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o hardship withdrawals; or


o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE


The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.



42  Tax information

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to Equitable Life's other operations.

Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:


(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to the Separate Accounts ;
    and


(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
   WITH FEBRUARY 15TH        RATE TO MATURITY
    MATURITY DATE OF             AS OF            PRICE PER $100 OF
      MATURITY YEAR        FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------
           2003                 3.00%                $ 97.09
           2004                 3.00%                $ 94.26
           2005                 3.63%                $ 89.85
           2006                 4.07%                $ 85.24
           2007                 4.49%                $ 80.27
--------------------------------------------------------------------------------


                                                             More information 43

--------------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
   WITH FEBRUARY 15TH        RATE TO MATURITY
    MATURITY DATE OF             AS OF            PRICE PER $100 OF
      MATURITY YEAR        FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------
           2008                 4.82%                $ 75.38
           2009                 5.08%                $ 70.67
           2010                 5.29%                $ 66.19
           2011                 5.47%                $ 61.90
           2012                 5.59%                $ 58.03
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


44  More information

ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form. Until we receive the signed application or the signed Acknowledgement of Receipt form, your ability to perform financial transactions may be limited.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees; or

o the formal approval of independent auditors selected for EQ Advisors Trust;
    or


o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


                                                            More information  45

VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.



CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45 and Separate Account No. 49, our ability to meet our obligations under the contracts or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules .


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45, and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49.



46  More information

AXA Distributors also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



                                                            More information  47

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2000.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


48  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




--------------------------------------------------------------------------------
                                              LENGTH OF OPTION PERIOD
                                    -------------------------------------------
                                                                SINCE OPTION
VARIABLE INVESTMENT OPTIONS          1 YEAR       5 YEARS        INCEPTION*
--------------------------------------------------------------------------------
EQ/Aggressive Stock                 (26.38)%       (5.13)%         (4.95)%
--------------------------------------------------------------------------------
EQ/Alliance Common Stock            (12.18)%        7.61%           8.22%
--------------------------------------------------------------------------------
EQ/Alliance Global                  (21.55)%        1.83%           2.22%
--------------------------------------------------------------------------------
EQ/Alliance Growth Investors        (14.03)%        5.19%           5.36%
--------------------------------------------------------------------------------
EQ/Alliance Money Market              1.90%         2.80%           2.72%
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth          (25.19)%          --          (12.50)%
--------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        (14.63)%          --            7.24%
--------------------------------------------------------------------------------
EQ/Alliance Technology              (25.66)%          --          (34.99)%
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        1.44%           --            3.81%
--------------------------------------------------------------------------------
EQ/Capital Guardian International   (22.16)%          --           (5.67)%
--------------------------------------------------------------------------------
EQ/Capital Guardian Research         (3.59)%          --            2.00%
--------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity      (3.58)%          --           (0.06)%
--------------------------------------------------------------------------------
EQ/Emerging Markets Equity           (6.68)%          --           (6.98)%
--------------------------------------------------------------------------------
EQ/Equity 500 Index                 (13.58)%        7.84%           8.45%
--------------------------------------------------------------------------------
EQ/Evergreen Omega                  (18.35)%          --           (8.83)%
--------------------------------------------------------------------------------
EQ/FI Mid Cap                       (14.80)%          --          (11.07)%
--------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value             2.33%           --            7.44%
--------------------------------------------------------------------------------
EQ/High Yield                        (0.93)%       (2.24)%         (1.81)%
--------------------------------------------------------------------------------
EQ/International Equity Index       (26.66)%          --           (3.45)%
--------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond              6.21%           --            4.49%
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth           (24.20)%          --          (28.63)%
--------------------------------------------------------------------------------
EQ/Lazard Small Cap Value            15.85%           --            5.03%
--------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity         3.84%           --           11.60%
--------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies    (35.11)%          --            7.44%
--------------------------------------------------------------------------------
EQ/MFS Investors Trust              (17.33)%          --           (5.06)%
--------------------------------------------------------------------------------
EQ/MFS Research                     (23.08)%          --            3.92%
--------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value      (8.31)%          --            3.44%
--------------------------------------------------------------------------------
EQ/Putnam International Equity      (22.79)%          --            6.05%
--------------------------------------------------------------------------------
EQ/Putnam Voyager                   (25.67)%          --            4.97%
--------------------------------------------------------------------------------
EQ/Small Company Index                0.42%           --            1.79%
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
                                                 LENGTH OF PORTFOLIO PERIOD
                                    ----------------------------------------------------
                                                                            SINCE
                                                                          PORTFOLIO
VARIABLE INVESTMENT OPTIONS         3 YEARS       5 YEARS     10 YEARS   INCEPTION**
---------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (10.16)%       (5.13)%        1.81%        9.95%
---------------------------------------------------------------------------------------------
EQ/Alliance Common Stock             (3.38)%        7.61%        10.33%       11.71%
---------------------------------------------------------------------------------------------
EQ/Alliance Global                   (5.51)%        1.83%         6.29%        6.51%
---------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors         (1.04)%        5.19%         6.69%        9.71%
---------------------------------------------------------------------------------------------
EQ/Alliance Money Market              2.73%         2.80%         2.30%        4.30%
---------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth              --            --            --       (12.50)%
---------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth          5.92%           --            --         7.24%
---------------------------------------------------------------------------------------------
EQ/Alliance Technology                  --            --            --       (34.99)%
---------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value       (0.45)%          --            --         3.80%
---------------------------------------------------------------------------------------------
EQ/Capital Guardian International       --            --            --        (5.67)%
---------------------------------------------------------------------------------------------
EQ/Capital Guardian Research            --            --            --         1.99%
---------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity         --            --            --        (0.07)%
---------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity            1.69%           --            --       (11.45)%
---------------------------------------------------------------------------------------------
EQ/Equity 500 Index                  (3.54)%        7.84%           --        11.27%
---------------------------------------------------------------------------------------------
EQ/Evergreen Omega                   (8.83)%          --            --        (8.83)%
---------------------------------------------------------------------------------------------
EQ/FI Mid Cap                           --            --            --       (11.74)%
---------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value             1.63%           --            --         1.74%
---------------------------------------------------------------------------------------------
EQ/High Yield                        (5.90)%       (2.24)%        4.69%        5.04%
---------------------------------------------------------------------------------------------
EQ/International Equity Index        (9.61)%          --            --        (3.45)%
---------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond              3.74%           --            --         4.49%
---------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               --            --            --       (29.15)%
---------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value            10.22%           --            --         5.03%
---------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity         9.83%           --            --        11.60%
---------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies     (4.23)%          --            --         7.44%
---------------------------------------------------------------------------------------------
EQ/MFS Investors Trust               (5.07)%          --            --        (5.07)%
---------------------------------------------------------------------------------------------
EQ/MFS Research                      (4.88)%          --            --         3.92%
---------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value      (2.55)%          --            --         3.44%
---------------------------------------------------------------------------------------------
EQ/Putnam International Equity        1.37%           --            --         6.05%
---------------------------------------------------------------------------------------------
EQ/Putnam Voyager                    (8.60)%          --            --         4.97%
---------------------------------------------------------------------------------------------
EQ/Small Company Index                3.95%           --            --         1.79%
---------------------------------------------------------------------------------------------



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16,
   1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997);



                                                       Investment performance 49

 EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1,
 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



50 Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




---------------------------------------------------------------------------------------------
                                                           LENGTH OF OPTION PERIOD
                                                 -------------------------------------------
                                                                           SINCE OPTION
VARIABLE INVESTMENT OPTIONS                      1 YEAR        5 YEARS      INCEPTION*
---------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (26.38)%       (5.13)%          1.86%
---------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (12.18)%        7.61%          11.91%
---------------------------------------------------------------------------------------------
EQ/Alliance Global                               (21.55)%        1.83%           5.08%
---------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                     (3.13)%       11.86%          13.71%
---------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (14.03)%        5.19%           7.82%
---------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     6.15%         4.06%           4.19%
---------------------------------------------------------------------------------------------
EQ/Alliance International                        (24.54)%       (4.83)%         (1.50)%
---------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           1.90%         2.80%           2.81%
---------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (25.19)%          --          (12.50)%
---------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (14.63)%          --            7.24%
---------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (25.66)%          --          (34.99)%
---------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (16.87)%          --          (24.01)%
---------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (34.54)%          --          (48.67)%
---------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                      (3.59)%          --            2.00%
---------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                   (3.58)%          --           (0.06)%
---------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                        (6.68)%          --           (9.96)%
---------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (13.58)%        7.84%          11.62%
---------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (18.35)%          --           (8.83)%
---------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (14.80)%          --          (11.07)%
---------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          2.33%           --            1.74%
---------------------------------------------------------------------------------------------
EQ/High Yield                                     (0.93)%       (2.24)%          2.44%
---------------------------------------------------------------------------------------------
EQ/International Equity Index                    (26.66)%          --           (3.45)%
---------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (24.20)%          --          (28.63)%
---------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      3.84%           --           11.60%
---------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (35.11)%          --            7.44%
---------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (17.33)%          --          ( 5.06)%
---------------------------------------------------------------------------------------------
EQ/MFS Research                                  (23.08)%          --            3.92%
---------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                   (8.31)%          --            3.44%
---------------------------------------------------------------------------------------------
EQ/Small Company Index                             0.42%           --            1.79%
---------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
                                                              LENGTH OF PORTFOLIO PERIOD
                                                 ----------------------------------------------------
                                                                                             SINCE
                                                                                           PORTFOLIO
VARIABLE INVESTMENT OPTIONS                          3 YEARS       5 YEARS     10 YEARS   INCEPTION**
--------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (10.16)%       (5.13)%        1.81%        9.95%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          (3.38)%        7.61%        10.33%       11.71%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Global                                (5.51)%        1.83%         6.29%        6.51%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      6.13%        11.86%           --        11.13%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                      (1.04)%        5.19%         6.69%        9.71%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     3.43%         4.06%         3.57%        4.27%
--------------------------------------------------------------------------------------------------------
EQ/Alliance International                         (8.57)%       (4.83)%          --        (1.30)%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           2.73%         2.80%         2.30%        4.30%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --            --       (12.50)%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       5.92%           --            --         7.24%
--------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --            --       (34.99)%
--------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --            --       (24.79)%
--------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --            --       (49.43)%
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --            --         1.99%
--------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --            --        (0.07)%
--------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                         1.69%           --            --       (11.45)%
--------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                               (3.54)%        7.84%           --        11.27%
--------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                (8.83)%          --            --        (8.83)%
--------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --            --       (11.74)%
--------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          1.63%           --            --         1.74%
--------------------------------------------------------------------------------------------------------
EQ/High Yield                                     (5.90)%       (2.24)%        4.69%        5.04%
--------------------------------------------------------------------------------------------------------
EQ/International Equity Index                     (9.61)%          --            --        (3.45)%
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --            --       (29.15)%
--------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      9.83%           --            --        11.60%
--------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                  (4.23)%          --            --         7.44%
--------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                            (5.07)%          --            --        (5.07)%
--------------------------------------------------------------------------------------------------------
EQ/MFS Research                                   (4.88)%          --            --         3.92%
--------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                   (2.55)%          --            --         3.44%
--------------------------------------------------------------------------------------------------------
EQ/Small Company Index                             3.95%           --            --         1.79%
--------------------------------------------------------------------------------------------------------



 * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 51

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:
--------------------------------------------------------------------------------
Barron's                                Investment Management Weekly
Morningstar's Variable Annuity          Money Management Letter
     Sourcebook                         Investment Dealers Digest
Business Week                           National Underwriter
Forbes                                  Pension & Investments
Fortune                                 USA Today
Institutional Investor                  Investor's Business Daily
Money                                   The New York Times
Kiplinger's Personal Finance            The Wall Street Journal
Financial Planning                      The Los Angeles Times
Investment Adviser                      The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



52  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  53

                      (This page intentionally left blank)

Appendix I: Condensed financial information

--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts No. 45 and No. 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001



------------------------------------------------------------------------------------------------------------------------------------
                                                                         FOR THE YEARS ENDING DECEMBER 31,
                                                                 2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 49.16    $  66.77    $  78.30    $  67.13    $  68.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          73          65          16          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         402         420         141          16          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $203.81    $ 232.08    $ 275.01    $ 223.79    $ 176.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         380         310          66          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         661         618         255          35           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 26.96    $  34.37    $  43.04          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         726         602          97          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 25.00    $  25.80    $  24.13          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,407       1,662         342          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 33.29    $  38.72    $  42.29          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         933         792         149          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.72    $  15.75    $  14.70          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,545         486          59          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.48    $  12.56    $  16.61          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         404         302          38          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 27.16    $  26.65    $  25.55    $  24.80    $  23.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,954       1,882         549          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      13,759       9,875       5,805         349          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.07    $   9.45    $  11.77          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       5,608       4,909       1,112          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      18,765      17,412       5,630          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.11    $  16.53    $  14.78    $  11.77    $  12.52
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,276         718          30          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,423       3,189         818         211          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.91    $   6.60          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,001       1,672          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,562       5,505          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                      FOR THE YEARS ENDING DECEMBER 31,
                                                                2001       2000        1999        1998      1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 6.88    $  8.28          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        213         29          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 4.06    $  6.21          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        252         66          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $39.15         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,005         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         97         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $11.78    $ 11.61     $ 12.04     $ 11.81      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,138         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      6,000      3,700       1,532         315      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 8.62         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          6         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         13         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 8.64    $ 11.09     $ 13.93          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      5,697      5,514       1,286          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $10.65    $ 11.04     $ 10.60          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        166        112          13          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,151      2,953         987          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $10.09    $ 10.46     $ 10.26          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        337        155          31          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      6,886      5,538       2,436          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 6.04    $  6.47     $ 10.97     $  5.70      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        821        715         126          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,043      2,958         962         203      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $23.93    $ 27.69          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,038        734          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      6,601      6,057          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 7.66    $  9.38     $ 10.80          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         90         17           8          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        141         78           6          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 8.51    $  9.99     $ 10.45          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        932        126          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,644        617          --          --      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $11.07    $ 10.82     $ 10.45          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,487         87          18          --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,090        251          --          --      --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                         FOR THE YEARS ENDING DECEMBER 31,
                                                                 2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  22.86     $ 23.07     $ 25.73     $ 27.12     $ 29.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         500         219          35          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,835       1,211         574         170           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.81     $ 12.02     $ 14.82     $ 11.82          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         254         147          33          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,518       2,531         992         248          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.10     $ 11.40     $ 10.39     $ 10.73          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,537       5,112       2,026         379          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.36     $  8.39          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,187         295          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,856       1,315          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.37     $ 10.68     $  9.15     $  9.14          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,274       2,109          98         344          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.33          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          24          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          78          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.00     $ 16.37     $ 14.88     $ 12.71     $ 11.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,305         431         163          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,559       1,079         173          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  14.20     $ 21.88     $ 27.40     $ 16.03     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,966       1,834         383          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,707       5,759       1,680         200           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.64     $ 10.45     $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         543         359         103          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       8,655       7,052       2,906          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.18     $ 15.84     $ 16.99     $ 14.02     $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         860         712          71          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,188       5,917       1,725         410           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.94     $ 13.02     $ 12.39     $ 12.76     $ 11.50
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         287         124          12          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,156       1,755         978         714          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.39     $ 17.34     $ 20.10     $ 12.75     $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,126       2,033         771         422           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.75     $ 17.16     $ 21.20     $ 16.54     $ 12.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,221       1,658         576         282          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                                  2001        2000     1999    1998    1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $ 10.90     $ 10.86     $ 11.42     $ 9.61      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          239         113          23         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        1,535       1,382         522        211      --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. Rowe Price International Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                   $  8.71     $ 11.32      $ 14.15         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          614         368           37         --      --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --          --           --         --      --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Select(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Select(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





----------------------------------------------------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED RATE TO MATURITY ON FEBRUARY 15, 2007
                                                        --------------------------------------------------------------------
                                                                        5.00%          9.00%
----------------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2007 (BEFORE WITHDRAWAL)
----------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,048        $ 119,487
----------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,080        $ 131,080
----------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                             $ 12,968        $ (11,593)
----------------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2007 (AFTER WITHDRAWAL)
----------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                   $  4,501        $  (4,851)
----------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                 $ 45,499        $  54,851
----------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                    $ 85,581        $  76,229
----------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,032        $ 106,915
----------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,048        $  69,487
----------------------------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




-------------------------------------------------------------------------------------------
   END OF                           5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM          GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)              DEATH BENEFIT
-------------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
-------------------------------------------------------------------------------------------
     2           $115,500             $  110,250(2)               $  115,500(3)
-------------------------------------------------------------------------------------------
     3           $129,360             $  115,763(2)               $  129,360(3)
-------------------------------------------------------------------------------------------
     4           $103,488             $  121,551(1)               $  129,360(4)
-------------------------------------------------------------------------------------------
     5           $113,837             $  127,628(1)               $  129,360(4)
-------------------------------------------------------------------------------------------
     6           $127,497             $  134,010(1)               $  129,360(4)
-------------------------------------------------------------------------------------------
     7           $127,497             $  140,710(1)               $  129,360(4)
-------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.




-----
* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE


Tax Information                                                                2
Unit Values                                                                   22
Custodian and Independent Accountants                                         23
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance
Quality Bond Option and EQ/High Yield Option                                  23
Distribution of the contracts                                                 24
Financial Statements                                                          25


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) SELECT(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49

Send this request form to:
 Equitable Accumulator(R) Select(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - --

Please send me an Equitable Accumulator(R) Select(SM) SAI dated 2002:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip






(SAI 4ACS(5/02))

Equitable Accumulator(R) Select(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.



--------------------------------------------------------------------------------



WHAT IS THE EQUITABLE ACCUMULATOR(R) Select(SM)?

Equitable Accumulator(R) Select(SM) is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract may not currently be available in all states.





--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Premier VIP Core Bond*              o EQ/Balanced
o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value
o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*
o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*                                 o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*       o EQ/Capital Guardian U.S. Equity
o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity
o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*                                 o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*    o EQ/FI Mid Cap
o AXA Premier VIP Technology*             o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock                     o EQ/High Yield(1)
o EQ/Alliance Common Stock                o EQ/International Equity Index
o EQ/Alliance Global                      o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income           o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors            o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government     o EQ/Marsico Focus*
  Securities                              o EQ/Mercury Basic Value Equity
o EQ/Alliance International               o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market                o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth              o EQ/MFS Research
o EQ/Alliance Quality Bond                o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth            o EQ/Putnam International Equity
o EQ/Alliance Technology                  o EQ/Putnam Voyager (2)
o EQ/AXP New Dimensions**                 o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**
--------------------------------------------------------------------------------



*   Subject to state availability.

** Subject to shareholder approval, we anticipate that the EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1) Formerly named, "EQ/Alliance High Yield."

(2) Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                      X00307-170

Contents of this prospectus
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) at a glance -- key features              8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13
Condensed financial information                                             14



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           22
Annuity purchase factors                                                    23
Our baseBUILDER option                                                      23
Guaranteed minimum death benefit                                            24
Your right to cancel within a certain number of days                        25



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT
     OPTIONS                                                                27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Rebalancing your account value                                              27



----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.




2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     28
--------------------------------------------------------------------------------
Withdrawing your account value                                              28
How withdrawals are taken from your account value                           29
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death benefit                    29
Loans under Rollover TSA contracts                                          29
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Your annuity payout options                                                 30


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges that the Trusts deduct                                              32
Group or sponsored arrangements                                             33
Other distribution arrangements                                             33


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 34
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     34
How death benefit payment is made                                           34
Beneficiary continuation option                                             35


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          36
--------------------------------------------------------------------------------
Overview                                                                    36
Buying a contract to fund a retirement arrangement                          36
Transfers among investment options                                          36
Taxation of nonqualified annuities                                          36
Individual retirement arrangements (IRAs)                                   38
Special rules for contracts funding qualified plans                         39
Tax-Sheltered Annuity contracts (TSAs)                                      39
Federal and state income tax withholding
     and information reporting                                              40
Impact of taxes to Equitable Life                                           41

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         42
--------------------------------------------------------------------------------
About Separate Account No. 45                                               42
About the Trusts                                                            42
About our fixed maturity options                                            42
About the general account                                                   43
About other methods of payment                                              43
Dates and prices at which contract events occur                             44
About your voting rights                                                    44
About legal proceedings                                                     45
About our independent accountants                                           45
Financial statements                                                        45
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          45
Distribution of the contracts                                               45


--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   46
--------------------------------------------------------------------------------
Communicating performance data                                              48




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         49
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed Financial Information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.






TERM                                        PAGE IN
                                         PROSPECTUS
account value                                   26
annuitant                                       15
annuity payout options                          30
Annuity purchase factor                         23
baseBUILDER                                     23
beneficiary                                     34
benefit base                                    22
business day                                    44
cash value                                      26
contract date                                    9
contract date anniversary                        9
contract year                                    9
contributions                                   38
  regular contributions                         38
  rollovers and direct transfers                38
disruptive transfer activity                    27
EQAccess                                         6
ERISA                                           29
fixed maturity options                          21
guaranteed minimum death benefit                24
guaranteed minimum income benefit               23
IRA                                          cover
IRS                                             36
investment options                              17


TERM                                        PAGE IN
                                         PROSPECTUS
loan reserve account                            29
market adjusted amount                          21
market timing                                   27
market value adjustment                         21
maturity value                                  21
NQ                                           cover
participant                                     17
portfolio                                    cover
processing office                                6
QP                                           cover
rate to maturity                                21
Rollover IRA                                 cover
Rollover TSA                                 cover
Roth Conversion IRA                          cover
Roth IRA                                        38
SAI                                          cover
SEC                                          cover
TOPS                                             6
TSA                                             39
traditional IRA                                 38
Trusts                                       cover
unit                                            26
variable investment options                     17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



---------------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/ or we may be unavailable due to an emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and


o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) conversion of a traditional IRA to a Roth Conversion
    IRA contract;

(2) election of the automatic investment program;

(3) election of the rebalancing program;

(4) requests for loans under Rollover TSA contracts;


(5) spousal consent for loans under Rollover TSA contracts;

(6) requests for withdrawals or surrenders from Rollover TSA contracts;


6  Who is Equitable Life?

(7) tax withholding elections;

(8) election of the beneficiary continuation option;

(9) IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;


(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.



SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.



                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) at a glance -- key features


--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Equitable Accumulator(R) Select(SM)'s variable investment options invest in different portfolios
MANAGEMENT                  managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                              contract                  payments.

                            o On transfers inside the   No tax on transfers among investment options.
                              contract
                            --------------------------------------------------------------------------------------------------------
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), Tax Sheltered
                            Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information,"
                            later in this Prospectus and in the SAI.)
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        o Initial minimum:          $25,000

                            o Additional minimum:       $ 1,000
                                                        $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                            --------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY        o Lump sum withdrawals

                            o Several withdrawal options on a periodic basis

                            o Loans under Rollover TSA contracts

                            o Contract surrender
                            --------------------------------------------------------------------------------------------------------
                            You may incur income tax and a tax penalty
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS
                            o Fixed annuity payout options

                            o Variable Immediate Annuity payout options

                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES         o Guaranteed minimum death benefit, even if you do not elect baseBUILDER

                            o Dollar cost averaging

                            o Automatic investment program

                            o Account value rebalancing (quarterly, semiannually and annually)

                            o Free transfers

                            o "Protection Plus," an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Equitable Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base"
                         in "Contract features and benefits" later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.
                       -------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges, that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



               Equitable Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options and the 12 month dollar cost averaging account are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.





---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------
Mortality and expense risks(1)                                          1.10%
Administrative                                                          0.25%
Distribution                                                            0.35%
                                                                        ----
Total annual expenses                                                   1.70%
---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
TRANSACTIONS
---------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option          $350
---------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL
BENEFIT
---------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the
benefit base. Deducted annually on each contract date anniversary)(2)   0.30%
---------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)     0.20%
---------------------------------------------------------------------------------



10 Fee table

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         NET
                                                                                                     TOTAL ANNUAL
                                              MANAGEMENT FEES                      OTHER EXPENSES   EXPENSES (AFTER
                                              (AFTER EXPENSE                       (AFTER EXPENSE       EXPENSE
 PORTFOLIO NAME                               LIMITATION)(3)      12B-1 FEES(4)    LIMITATION)(5)   LIMITATION)(6)
------------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
------------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.


(2) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER" in "Contract features and benefits" later in this Prospectus.

(3) The management fees for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.



                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Also, initial seed capital was invested for the Portfolios of the AXA Premier VIP Trust on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information, see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.





--------------------------------------------------------------------------------
                                    MANAGEMENT        OTHER EXPENSES
                                FEES (BEFORE ANY    (BEFORE ANY FEE
                                   FEE WAIVERS       WAIVERS AND/OR
                                 AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                  REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
--------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     MANAGEMENT        OTHER EXPENSES
                                 FEES (BEFORE ANY    (BEFORE ANY FEE
                                    FEE WAIVERS       WAIVERS AND/OR
                                  AND/OR EXPENSE         EXPENSE
 PORTFOLIO NAME                   REIMBURSEMENTS)    REIMBURSEMENTS)
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
--------------------------------------------------------------------------------



12  Fee table

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts, expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the example.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





----------------------------------------------------------------------------------------------
                                                 AT THE END OF EACH PERIOD SHOWN,
                                                      THE EXPENSES WOULD BE:
                                        ------------------------------------------------------
                                            1 YEAR      3 YEARS      5 YEARS      10 YEARS
----------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond               $ 29.93     $  97.76     $ 168.32     $ 357.40
AXA Premier VIP Health Care             $ 39.38     $ 125.46     $ 213.37     $ 441.28
AXA Premier VIP International Equity    $ 38.85     $ 123.94     $ 210.91     $ 436.82
AXA Premier VIP Large Cap Core Equity   $ 34.13     $ 110.14     $ 188.56     $ 395.65
AXA Premier VIP Large Cap Growth        $ 34.13     $ 110.14     $ 188.56     $ 395.65
AXA Premier VIP Large Cap Value         $ 34.13     $ 110.14     $ 188.56     $ 395.65
AXA Premier VIP Small/Mid Cap Growth    $ 36.75     $ 117.82     $ 201.03     $ 418.76
AXA Premier VIP Small/Mid Cap Value     $ 36.75     $ 117.82     $ 201.03     $ 418.76
AXA Premier VIP Technology              $ 39.38     $ 125.46     $ 213.37     $ 441.28
EQ/Aggressive Stock                     $ 29.82     $  97.45     $ 167.81     $ 356.42
EQ/Alliance Common Stock                $ 28.14     $  92.47     $ 159.62     $ 340.65
EQ/Alliance Global                      $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/Alliance Growth and Income           $ 29.19     $  95.58     $ 164.75     $ 350.54
EQ/Alliance Growth Investors            $ 29.19     $  95.58     $ 164.75     $ 350.54
EQ/Alliance Intermediate Government
 Securities                             $ 29.09     $  95.27     $ 164.23     $ 349.55
EQ/Alliance International               $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/Alliance Money Market                $ 26.78     $  88.41     $ 152.91     $ 327.65
EQ/Alliance Premier Growth              $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Alliance Quality Bond                $ 28.88     $  94.65     $ 163.21     $ 347.58
EQ/Alliance Small Cap Growth            $ 31.08     $ 101.17     $ 173.92     $ 368.07
EQ/Alliance Technology                  $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/AXP New Dimensions                   $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/AXP Strategy Aggressive              $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/Balanced                             $ 29.40     $  96.20     $ 165.77     $ 352.50
EQ/Bernstein Diversified Value          $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Calvert Socially Responsible         $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Capital Guardian International       $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/Capital Guardian Research            $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Capital Guardian U.S. Equity         $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Emerging Markets Equity              $ 38.85     $ 123.94     $ 210.91     $ 436.82
EQ/Equity 500 Index                     $ 25.83     $  85.59     $ 148.25     $ 318.55
EQ/Evergreen Omega                      $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/FI Mid Cap                           $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/FI Small/Mid Cap Value               $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/High Yield                           $ 29.61     $  96.83     $ 166.79     $ 354.46
EQ/International Equity Index           $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/J.P. Morgan Core Bond                $ 28.35     $  93.09     $ 160.64     $ 342.64
EQ/Janus Large Cap Growth               $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Lazard Small Cap Value               $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/Marsico Focus                        $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Mercury Basic Value Equity           $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/MFS Emerging Growth Companies        $ 30.14     $  98.38     $ 169.34     $ 359.35
EQ/MFS Investors Trust                  $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/MFS Research                         $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Putnam Growth & Income Value         $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Putnam International Equity          $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/Putnam Voyager                       $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Small Company Index                  $ 28.88     $  94.65     $ 163.21     $ 347.58
----------------------------------------------------------------------------------------------


                                                                      Fee table
13

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses" later in this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR
                 ANNUITANT ISSUE    SOURCE OF
CONTRACT TYPE    AGES               CONTRIBUTIONS                                 LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
NQ                0 through 85      o After-tax money.                            o No additional contributions after age 86.

                                    o Paid to us by check or transfer of contract
                                      value in a tax-deferred exchange under
                                      Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA      20 through 85     o Eligible rollover distributions from TSA    o No rollover or direct transfer contributions
                                      contracts or other 403(b) arrangements,       after age 86.
                                      qualified plans, and governmental EDC plans.
                                                                                  o Contributions after age 70-1/2 must required
                                    o Rollovers from another traditional             minimum distributions.
                                      individual retirement arrangement.

                                    o Direct custodian-to-custodian transfers     o Although we accept regular IRA contributions
                                      from another traditional individual           (limited to $3,000 for the calendar year 2002)
                                      retirement arrangement.                       under Rollover IRA contracts, we intend that
                                                                                    this contract be used primarily for rollover
                                    o Regular IRA contributions.                    and direct transfer contributions.

                                    o For the calendar year 2002 and later,       o Additional catch-up contributions totalling up
                                      additional "catch-up" contributions.          to $500 can be made for the calendar year 2002
                                                                                    where the owner is at least age 50 but under
                                    o Rollovers from another Roth IRA.              age 70-1/2 at any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85      o Conversion rollovers from a traditional     o No additional rollover or direct transfer
IRA                                   IRA.                                          contributions after age 86.

                                    o Direct transfers from another Roth IRA.     o Conversion rollovers after age 70-1/2 must be
                                                                                    net of required minimum distributions for the
                                    o Regular Roth IRA contributions.               traditional IRA you are rolling over.

                                    o For the calendar year 2002 and later,       o You cannot roll over funds from a traditional
                                      additional catch-up contributions.            IRA if your adjusted gross income is $100,000
                                                                                    or more.

                                                                                  o Although we accept regular Roth IRA contri-
                                                                                    butions (limited to $3,000 for the calendar
                                                                                    year 2002) under Roth IRA contracts, we
                                                                                    intend that this contract be used primarily for
                                                                                    rollover and direct transfer contributions.

                                                                                  o Additional catch-up contributions totalling up
                                                                                    to $500 can be made for the calendar year
                                                                                    2002 where the owner is at least age 50 at
                                                                                    any time during 2002.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
                AVAILABLE FOR
               ANNUITANT ISSUE   SOURCE OF
CONTRACT TYPE    AGES            CONTRIBUTIONS                                    LIMITATIONS ON CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85   o Direct transfers of pre-tax funds from another   o No additional rollover or direct transfer
                                   contract or arrangement under Section 403(b)       contributions after age 86.
                                   of the Internal Revenue Code, complying with
                                   IRS Revenue Ruling 90-24.                        o Rollover or direct transfer contributions
                                                                                      after age 70-1/2 must be net of any required
                                 o Eligible rollover distributions of pre-tax funds   minimum distributions.
                                   from other 403(b) plans, qualified plans,
                                   governmental EDC plans and traditional IRAs.     o Employer-remitted contributions are not
                                                                                      permitted.
------------------------------------------------------------------------------------------------------------------------------------
QP            20 through 75      o Only transfer contributions from an existing     o Regular ongoing payroll contributions are not
                                   qualified plan trust as a change of investment     permitted.
                                   vehicle under the plan.
                                                                                    o Only one additional transfer contribution may
                                 o The plan must be qualified under Section 401(a)    be made during a contract year.
                                   of the Internal Revenue Code.
                                                                                    o No additional transfer contributions after
                                 o For 401(k) plans, transferred contributions may    age 76.
                                   only include employee pre-tax contributions.
                                                                                    o For defined benefit plans, employee
                                                                                      contributions are not permitted and we will
                                                                                      not accept contributions that fund more than
                                                                                      80% of the actuarial value of the plan
                                                                                      participant/employee's normal retirement
                                                                                      benefit.

                                                                                    o Contributions after age 70-1/2 must be net of
                                                                                      a required minimum distributions.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Select(SM) contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS



Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options and the fixed maturity options.
--------------------------------------------------------------------------------


                                              Contract features and benefits  17

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as Accumulator(R)
Select(SM). These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time.
Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
PORTFOLIO NAME                          OBJECTIVE                               ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*              Seeks a balance of a high current       BlackRock Advisors, Inc.
                                        income and capital                      Pacific Investment Management Company LLC
                                        appreciation consistent with a
                                        prudent level of risk
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care*            Long-term growth of capital             AIM Capital Management, Inc.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Wellington Management Company, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International           Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Bank of Ireland Asset Management (U.S.)
                                                                                Limited
                                                                                OppenheimerFunds, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core          Long-term growth of capital             Alliance Capital Management L.P., through its
 Equity*                                                                        Bernstein Investment Research and
                                                                                Management Unit
                                                                                Janus Capital Management LLC
                                                                                Thornburg Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap               Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        Dresdner RCM Global Investors LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value*        Long-term growth of capital             Alliance Capital management L.P.
                                                                                Institutional Capital Corporation
                                                                                MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             Alliance Capital Management L.P.
 Growth*                                                                        MFS Investment Management
                                                                                RS Investment Management, L.P.
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Small/Mid Cap           Long-term growth of capital             AXA Rosenberg Investment Management LLC
 Value*                                                                         The Boston Company Asset Management LLC
                                                                                TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology*             Long-term growth of capital             Alliance Capital Management L.P.
                                                                                Dresdner RCM Global Investors LLC
                                                                                Firsthand Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 PORTFOLIO NAME                          OBJECTIVE                              ADVISER(S)
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital                                 Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                Seeks to achieve long-term growth of    Alliance Capital Management L.P.
                                        capital and
                                        increased income
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                      Seeks long-term growth of capital       Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------


18 Contract features and benefits


------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------

EQ/Alliance Growth and Income       Seeks to provide a high total return                    Alliance Capital Management L.P
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent    Alliance Capital Management L.P.
                                    with the Adviser's determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate            Seeks to achieve high current income consistent         Alliance Capital Management L.P.
 Government Securities*             with relative stability of principal
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International           Seeks long-term growth of capital                       Alliance Capital Management L.P.
                                                                                            (including through its Bernstein
                                                                                            Investment Research and Management Unit)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            Seeks to obtain a high level of current income,         Alliance Capital Management L.P.
                                    preserve its assets and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Seeks long-term growth of capital                       Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent          Alliance Capital Management L.P.
                                    with moderate risk of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital             Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Seeks to achieve growth of capital. Current              Alliance Capital Management L.P.
                                    income is incidental to the Portfolio's objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions               Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital                        American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         Seeks to achieve a high return through both              Alliance Capital Management L.P.
                                    appreciation of capital and current income               Capital Guardian Trust Company
                                                                                             Jennison Associates LLC
                                                                                             Prudential Investments LLC
                                                                                             Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Seeks capital appreciation                               Alliance Capital Management L.P.,
                                                                                             through its Bernstein Investment
                                                                                             Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation                     Calvert Asset Management Company, Inc.
                                                                                             Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity          Seeks long-term capital appreciation                     Morgan Stanley Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates   Alliance Capital Management L.P.
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level
                                    consistent with that of the S&P 500 Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                  Seeks long-term capital growth                           Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                       Seeks long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                       Seeks to achieve a high total return through a combina-  Alliance Capital Management L.P.
                                    tion of current income and capital appreciation

------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 19

PORTFOLIOS OF THE TRUSTS (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                     OBJECTIVE                                                ADVISER(S)
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-   J.P. Morgan Investment Management, Inc.
                                 erate risk of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Seeks long-term growth of capital                           Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Seeks capital appreciation                                  Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income          Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth                   MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary          MFS Investment Management
                                 objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Seeks to provide long-term growth of capital and future     MFS Investment Management
                                 income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary         Putnam Investment Management, LLC
 Value                           objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Seeks capital appreciation                                  Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased         Putnam Investment Management, LLC
                                 income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-    Deutsche Asset Management Inc.
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail in "More information" later in this Prospectus.


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value


                                              Contract features and benefits  21
to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000 and on February 15, 2002 you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your financial professional if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.




DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator Select contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfer to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Alliance Money Market option.

You may not transfer amounts to the EQ/Alliance Money Market option that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Alliance Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                     ------------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed



22  Contract features and benefits
minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money").


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options), and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options, the fixed maturity



                                              Contract features and benefits  23
options or the loan reserve account.





--------------------------------------------------------------------------------
                                    GUARANTEED MINIMUM INCOME
   CONTRACT DATE ANNIVERSARY AT    BENEFIT -- ANNUAL INCOME
            EXERCISE                   PAYABLE FOR LIFE
--------------------------------------------------------------------------------
               10                $10,816
               15                $16,132
--------------------------------------------------------------------------------



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.


On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% (3% IN WASHINGTON) ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base," and is subject to state availability.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.


If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.



GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your



24  Contract features and benefits
contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus and in the SAI for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals, including surrender charges and loans. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor/owner annuitant can add it subsequently. Ask your financial professional if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator(R) Select(SM) contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and their life insurance policies that we believe are under common ownership, control or direction.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



                            Transferring your money among investment options  27

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.





--------------------------------------------------------------------------------
                                  METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                LIFETIME
                                                               REQUIRED
                                             SUBSTANTIALLY     MINIMUM
 CONTRACT         LUMP SUM     SYSTEMATIC        EQUAL       DISTRIBUTION
--------------------------------------------------------------------------------
NQ                Yes            Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA      Yes            Yes             Yes             Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA              Yes            Yes             Yes             No
--------------------------------------------------------------------------------
QP                Yes             No             No              Yes
--------------------------------------------------------------------------------
Rollover
 TSA*              Yes           Yes             No              Yes
--------------------------------------------------------------------------------



*For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts
(TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.


You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the


28  Accessing your money
method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR
ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.



HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

         ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any


                                                        Accessing your money  29
additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS
CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Select(SM) offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout     Life annuity (not available in
   options                            New York)
                                      Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain of 10 years is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.


o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


30  Accessing your money

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as the owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------------------
                  MAXIMUM
 ISSUE AGE   ANNUITIZATION AGE
--------------------------------------------------------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-85            90
--------------------------------------------------------------------------------



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  31

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities, with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.



BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first, and then, from amounts in the 12 month dollar cost averaging program. A market value adjustment may apply.


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first, and then, from the account for 12 month dollar cost averaging. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION
ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:



32  Charges and expenses

o Management fees ranging from 0.25% to 1.20%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



                                                        Charges and expenses  33

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.


For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be



34  Payment of death benefit
allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).



BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



                                                    Payment of death benefit  35

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Select(SM) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator Select's 12 Month Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


36  Tax information
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.


o the owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment on the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We cannot provide assurance



                                                             Tax information  37
as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form.

The Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator(R) Select(SM) traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.


PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) SELECT(SM) CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE, DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) SELECT(SM) IRA OR ACCUMULATOR(R) SELECT(SM) ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").



38  Tax information

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA , surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o A rollover from another eligible retirement plan, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.



                                                             Tax information  39

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the Equitable Accumulator(R) Select(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable(R) AccumulatorSM Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) Rollover TSA; or


o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or


o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If


40  Tax information
you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any after-tax contributions you made to the plan; or


o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  41

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 45
Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.


Each subaccount (variable investment option) within Separate Account No. 45 invests solely in Class IB/B shares issued by the corresponding portfolio of EQ Advisors Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 45;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAI's which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of February 15, 2002, and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
  FIXED MATURITY OPTIONS
   WITH FEBRUARY 15TH
    MATURITY DATE OF       RATE TO MATURITY AS OF      PRICE PER $100 OF
      MATURITY YEAR          FEBRUARY 15, 2002         MATURITY VALUE
--------------------------------------------------------------------------------
           2003          3.00%                     $ 97.09
           2004          3.00%                     $ 94.26
           2005          3.63%                     $ 89.85
           2006          4.07%                     $ 85.24
           2007          4.49%                     $ 80.27
           2008          4.82%                     $ 75.38
           2009          5.08%                     $ 70.67
           2010          5.29%                     $ 66.19
           2011          5.47%                     $ 61.90
           2012          5.59%                     $ 58.03
--------------------------------------------------------------------------------


42  More information

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account,


                                                            More information  43
money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis.
AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transactions requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees; or


o the formal approval of independent auditors selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


44  More information

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.



ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001 incorporated in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by AXA Advisors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45. The offering of the contracts is intended to be continuous.

DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.



                                                            More information  45

9. Investment performance


--------------------------------------------------------------------------------


The Table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, including the optional baseBUILDER benefits charge, and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts were offered for the first time in 2000.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.



46  Investment performance

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




------------------------------------------------------------------------------------------------------
                                                           LENGTH OF OPTION PERIOD
                                                 -------------------------------------------
                                                                               SINCE OPTION
VARIABLE INVESTMENT OPTIONS                          1 YEAR        5 YEARS      INCEPTION*
------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (26.45)%       (5.23)%          1.76%
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (12.27)%        7.50%          11.79%
------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (21.63)%        1.73%           4.97%
------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    ( 3.23)%       11.74%          13.60%
------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (14.12)%        5.09%           7.71%
------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     6.04%         3.95%           4.08%
------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (24.62)%       (4.93)%        ( 1.60)%
------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           1.80%         2.69%           2.70%
------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (25.26)%          --          (12.59)%
------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     (14.72)%          --            7.13%
------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           (25.73)%          --          (35.05)%
------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                            (16.96)%          --          (24.10)%
------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                       (34.60)%          --          (48.72)%
------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     ( 3.69)%          --            1.89%
------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  ( 3.68)%          --          ( 0.16)%
------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                       ( 6.78)%          --          (10.05)%
------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (13.66)%        7.73%          11.51%
------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (18.43)%          --          ( 8.92)%
------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                    (14.89)%          --          (11.16)%
------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          2.22%           --            1.64%
------------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 1.03)%       (2.34)%          2.33%
------------------------------------------------------------------------------------------------------
EQ/International Equity Index                    (26.74)%          --          ( 3.55)%
------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        (24.28)%          --          (28.71)%
------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      3.73%           --           11.49%
------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (35.18)%          --            7.33%
------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (17.42)%          --          ( 5.16)%
------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (23.16)%          --            3.82%
------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 8.40)%          --            3.33%
------------------------------------------------------------------------------------------------------
EQ/Small Company Index                             0.31%           --            1.68%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                              LENGTH OF PORTFOLIO PERIOD
                                                 ----------------------------------------------------
                                                                                             SINCE
                                                                                           PORTFOLIO
VARIABLE INVESTMENT OPTIONS                          3 YEARS       5 YEARS     10 YEARS   INCEPTION**
------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (10.26)%       (5.23)%        1.71%        9.83%
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         ( 3.49)%        7.50%        10.22%       11.59%
------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               ( 5.60)%        1.73%         6.18%        6.40%
------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      6.02%        11.74%           --        11.02%
------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 1.14)%        5.09%         6.58%        9.60%
------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     3.32%         3.95%         3.46%        4.16%
------------------------------------------------------------------------------------------------------
EQ/Alliance International                        ( 8.66)%       (4.93)%          --       ( 1.40)%
------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           2.62%         2.69%         2.19%        4.19%
------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                           --            --            --       (12.58)%
------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       5.81%           --            --         7.13%
------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                               --            --            --       (35.05)%
------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                                --            --            --       (24.87)%
------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                           --            --            --       (49.47)%
------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                         --            --            --         1.89%
------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                      --            --            --       ( 0.17)%
------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                         1.58%           --            --       (11.54)%
------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              ( 3.64)%        7.73%           --        11.16%
------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               ( 8.92)%          --            --       ( 8.92)%
------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                        --            --            --       (11.84)%
------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          1.52%           --            --         1.64%
------------------------------------------------------------------------------------------------------
EQ/High Yield                                    ( 6.00)%       (2.34)%        4.58%        4.93%
------------------------------------------------------------------------------------------------------
EQ/International Equity Index                    ( 9.71)%          --            --       ( 3.55)%
------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                            --            --            --       (29.21)%
------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      9.72%           --            --        11.49%
------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 ( 4.33)%          --            --         7.33%
------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           ( 5.17)%          --            --       ( 5.17)%
------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 4.98)%          --            --         3.82%
------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                  ( 2.65)%          --            --         3.33%
------------------------------------------------------------------------------------------------------
EQ/Small Company Index                             3.84%           --            --         1.68
------------------------------------------------------------------------------------------------------



 * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987): EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


                                                       Investment performance 47

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:




Barron's                       Investment Management Weekly
-----------------------------------------------------------------
Morningstar's Variable         Money Management Letter
   Annuity Sourcebook          Investment Dealers Digest
-----------------------------------------------------------------
Business Week                  National Underwriter
-----------------------------------------------------------------
Forbes                         Pension & Investments
-----------------------------------------------------------------
Fortune                        USA Today
-----------------------------------------------------------------
Institutional Investor         Investor's Business Daily
-----------------------------------------------------------------
Money                          The New York Times
-----------------------------------------------------------------
Kiplinger's Personal Finance   The Wall Street Journal
-----------------------------------------------------------------
Financial Planning             The Los Angeles Times
-----------------------------------------------------------------
Investment Adviser             The Chicago Tribune
-----------------------------------------------------------------



From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) Select(SM) performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge designed to approximate certain taxes imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option" in the SAI.



48  Investment performance

10. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, is considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).



                             Incorporation of certain documents by reference  49

                      (This page intentionally left blank)

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.70%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               FOR THE YEAR ENDING DECEMBER 31,
                                                                                       ---------------------------------------------
                                                                                                               2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  48.37
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 198.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  26.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           7
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  24.79
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          30
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  32.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  16.54
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         113
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $   9.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  26.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          93
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $   7.05
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          14
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  14.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          21
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $   4.90
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $   6.87
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $   4.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BALANCED
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  38.52
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           6
------------------------------------------------------------------------------------------------------------------------------------


                                Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               FOR THE YEAR ENDING DECEMBER 31,
                                                                                      ----------------------------------------------
                                                                                                               2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 11.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          36
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  8.60
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 10.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 10.06
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EMERGING MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  6.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 23.74
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  7.64
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  8.50
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          37
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 11.02
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          11
------------------------------------------------------------------------------------------------------------------------------------
 EQ/HIGH YIELD
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 22.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          14
------------------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  8.78
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  6.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           8
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MARSICO FOCUS
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 16.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          15
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 14.13
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           3
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  8.62
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 12.12
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER DECEMBER 31, 2001 (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               FOR THE YEAR ENDING DECEMBER 31,
                                                                                       ---------------------------------------------
                                                                                                               2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & Income Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 11.88
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           9
------------------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $ 10.86
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                              $  8.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                           5
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Select(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Select(SM) QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) Select(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 601/2 when the contract is issued.

Finally, because the method of purchasing the QP contract including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





-----------------------------------------------------------------------------------------------------------------------
                                                            HYPOTHETICAL ASSUMED RATE TO MATURITY ON FEBRUARY 15, 2007
                                                                        5.00%                         9.00%
                                                         --------------------------------------------------------------
 AS OF FEBRUARY 15, 2007 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                              $144,048                     $ 119,487
-----------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                               $131,080                     $ 131,080
-----------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                             $ 12,968                     $ (11,593)
-----------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2007 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                   $  4,501                     $  (4,851)
-----------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                 $ 45,499                     $  54,851
-----------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                    $ 85,581                     $  76,229
-----------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                      $120,032                     $ 106,915
-----------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                       $ 94,048                     $  69,487
-----------------------------------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example


--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------------------------------------------------
                                               5% ROLL UP TO AGE 80 GUARANTEED     ANNUAL RATCHET TO AGE 80 GUARANTEED
  END OF CONTRACT YEAR       ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)               MINIMUM DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------------------
            1                 $105,000                  $105,000(1)                        $105,000(3)
----------------------------------------------------------------------------------------------------------------------
            2                 $115,500                  $110,250(2)                        $115,500(3)
----------------------------------------------------------------------------------------------------------------------
            3                 $129,360                  $115,763(2)                        $129,360(3)
----------------------------------------------------------------------------------------------------------------------
            4                 $103,488                  $121,551(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------------
            5                 $113,837                  $127,628(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------------
            6                 $127,497                  $134,010(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------------
            7                 $127,497                  $140,710(1)                        $129,360(4)
--------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL UP TO AGE 80*

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.




* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.


                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page


Tax Information                                                                2
Unit Values                                                                   22
Custodian and Independent Accountants                                         23
Yield Information for the EQ/Alliance Money Market Option,
  EQ/Alliance Quality Bond Option and EQ/High Yield Option                    23
Distribution of the contracts                                                 24
Financial Statements                                                          25


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR(R) SELECT(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
 Equitable Accumulator(R) Select(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Please send me an Equitable Accumulator(R) Select(SM) SAI dated May 1, 2002.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







IM 4ACS SAI (5/02)

Equitable Accumulator(R) Select(SM) II
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2002

Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectuses for each Trust, which contain important information about their portfolios.



--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR(R) SELECT(SM) II?

Equitable Accumulator(R) Select(SM) II is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract may not currently be available in all states.




 Variable investment options
o AXA Premier VIP Core Bond*              o EQ/Balanced

o AXA Premier VIP Health Care*            o EQ/Bernstein Diversified Value

o AXA Premier VIP International Equity*   o EQ/Calvert Socially Responsible*

o AXA Premier VIP Large Cap Core          o EQ/Capital Guardian International
  Equity*
                                          o EQ/Capital Guardian Research
o AXA Premier VIP Large Cap Growth*
                                          o EQ/Capital Guardian U.S. Equity

o AXA Premier VIP Large Cap Value*        o EQ/Emerging Markets Equity

o AXA Premier VIP Small/Mid Cap           o EQ/Equity 500 Index
  Growth*
                                          o EQ/Evergreen Omega
o AXA Premier VIP Small/Mid Cap Value*
                                          o EQ/FI Mid Cap
o AXA Premier VIP Technology*
                                          o EQ/FI Small/Mid Cap Value
o EQ/Aggressive Stock
                                          o EQ/High Yield(1)
o EQ/Alliance Common Stock
                                          o EQ/International Equity Index
o EQ/Alliance Global
                                          o EQ/J.P. Morgan Core Bond
o EQ/Alliance Growth and Income
                                          o EQ/Janus Large Cap Growth
o EQ/Alliance Growth Investors
                                          o EQ/Lazard Small Cap Value
o EQ/Alliance Intermediate Government
                                          o EQ/Marsico Focus*
  Securities*
                                          o EQ/Mercury Basic Value Equity
o EQ/Alliance International
                                          o EQ/MFS Emerging Growth Companies
o EQ/Alliance Money Market
                                          o EQ/MFS Investors Trust
o EQ/Alliance Premier Growth
                                          o EQ/MFS Research
o EQ/Alliance Quality Bond
                                          o EQ/Putnam Growth & Income Value
o EQ/Alliance Small Cap Growth
                                          o EQ/Putnam International Equity
o EQ/Alliance Technology
                                          o EQ/Putnam Voyager(2)
o EQ/AXP New Dimensions**
                                          o EQ/Small Company Index
o EQ/AXP Strategy Aggressive**



*   Subject to state availability.

**   Subject to shareholder approval, we anticipate that the EQ/AXP New
   Dimensions and the EQ/AXP Strategy Aggressive investment options (the "replaced options") will be merged into the EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options"), respectively, on or about July 12, 2002. After the merger, the replaced options will no longer be available and any allocation elections to either of them will be considered as allocation elections to the applicable surviving option. We will notify you if the replacements do not take place.

(1)   Formerly named, "EQ/Alliance High Yield."

(2)   Formerly named, "EQ/Putnam Investors Growth."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust or AXA Premier VIP Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o   A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2002, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                     X00284/Mstr

Contents of this prospectus
--------------------------------------------------------------------------------




EQUITABLE ACCUMULATOR(R) SELECT(SM) II
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator(R) Select(SM) II at a glance -- key features           8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Examples                                                                    13
Condensed financial information                                             14


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15

Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               21
Your benefit base                                                           23
Annuity purchase factors                                                    23
Our baseBUILDER option                                                      23
Guaranteed minimum death benefit                                            24
Your right to cancel within a certain number of days                        25


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26

Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Rebalancing your account value                                              27








----------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.



2  Contents of this prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     28
--------------------------------------------------------------------------------
Withdrawing your account value                                              28
How withdrawals are taken from your account value                           29
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                29
Loans under Rollover TSA contracts                                          29
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Your annuity payout options                                                 30



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges that the Trusts deduct                                              32
Group or sponsored arrangements                                             33
Other distribution arrangements                                             33



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 34
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     34
How death benefit payment is made                                           34
Beneficiary continuation option                                             35



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          36
--------------------------------------------------------------------------------
Overview                                                                    36
Buying a contract to fund a retirement arrangement                          36
Transfers among investment options                                          36
Taxation of nonqualified annuities                                          36
Individual retirement arrangements (IRAs)                                   38
Special rules for contracts funding qualified plans                         39
Tax-Sheltered Annuity contracts (TSAs)                                      39
Federal and state income tax withholding and
     information reporting                                                  40
Impact of taxes to Equitable Life                                           41

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         42
--------------------------------------------------------------------------------
About Separate Account No. 49                                               42
About the Trusts                                                            42
About our fixed maturity options                                            42
About the general account                                                   43
About other methods of payment                                              44
Dates and prices at which contract events occur                             44
About your voting rights                                                    44
About legal proceedings                                                     45
About our independent accountants                                           45
Financial statements                                                        45
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          45
Distribution of the contracts                                               45



--------------------------------------------------------------------------------
9. INVESTMENT PERFORMANCE                                                   47
--------------------------------------------------------------------------------
Communicating performance data                                              50




--------------------------------------------------------------------------------
10. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                         51
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     Table of contents
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                                             Page in
Term                                                      Prospectus
account value                                                     26
annuitant                                                         15
annuity payout options                                            30
annuity purchase factors                                          23
baseBUILDER                                                       23
beneficiary                                                       34
benefit base                                                      23
business day                                                      44
cash value                                                        26
contract date                                                      9
contract date anniversary                                          9
contract year                                                      9
contributions to Roth IRAs                                        38
regular contributions                                             38
rollovers and direct transfers                                    38
conversion contributions                                          39
contributions to traditional IRAs                                 38
regular contributions                                             38
rollovers and transfers                                           38
disruptive transfer activity                                      27
EQAccess                                                           6
ERISA                                                             29
fixed maturity options                                            21
guaranteed minimum death benefit                                  24
guaranteed minimum income benefit                                 23
IRA                                                            cover

                                                             Page in
Term                                                      Prospectus
IRS                                                               36
investment options                                                17
loan reserve account                                              29
market adjusted amount                                            21
market timing                                                     27
market value adjustment                                           21
maturity value                                                    21
NQ                                                             cover
participant                                                       17
portfolio                                                      cover
processing office                                                  6
QP                                                             cover
rate to maturity                                                  21
Rollover IRA                                                   cover
Rollover TSA                                                   cover
Roth Conversion IRA                                            cover
Roth IRA                                                          38
SAI                                                            cover
SEC                                                            cover
TOPS                                                               6
Trusts                                                         cover
TSA                                                               39
traditional IRA                                                   38
unit                                                              26
variable investment options                                       17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.



-----------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
-----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit


4 Index of key words and phrases

Who is Equitable Life?

--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
---------------------------------------------------------
Equitable Accumulator(R) Select(SM) II
P.O. Box 13014
Newark, NJ 07188-0014


---------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
---------------------------------------------------------
Equitable Accumulator(R) Select(SM) II
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
---------------------------------------------------------
Equitable Accumulator(R) Select(SM) II
P.O. Box 1547
Secaucus, NJ 07096-1547


---------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
---------------------------------------------------------
Equitable Accumulator(R) Select(SM) II
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


---------------------------------------------------------
 REPORTS WE PROVIDE:
---------------------------------------------------------

o   written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


---------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
---------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o   your current account value;

o   your current allocation percentages;

o   the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o   the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o   change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http:// www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).




---------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
---------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1) authorization for telephone transfers by your registered representative;


(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

6  Who is Equitable Life?

(7) requests for withdrawals or surrenders from Rollover TSA contracts;


(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain section 1035 exchanges; and

(12) direct transfers.


---------------------------------------------------------
WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND
YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:
---------------------------------------------------------

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


---------------------------------------------------------
TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE
REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST
SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED
TRANSACTION:
---------------------------------------------------------

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                       Who is Equitable Life?  7

Equitable Accumulator(R) Select(SM) II at a glance -- key features


--------------------------------------------------------------------------------



Professional investment     Equitable Accumulator(R) Select(SM) II's variable investment options invest in different portfolios
management                  managed by professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-----------------------------------------------------------------------------------------------------------------------------------
Tax advantages              o On earnings inside the    No tax until you make withdrawals from your contract or receive annuity
                            contract                    payments.
                            o On transfers inside the   No tax on transfers among investment options.
                            contract
                            If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                            Internal Revenue Code.
                            Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," later in this
                            Prospectus and in the SAI.)
-----------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Initial minimum:          $25,000
                                                        $ 1,000
                            o Additional minimum:       $100 monthly and $300 quarterly under our automatic investment program
                                                        (NQ contracts)
                            Maximum contribution limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)


8 Equitable Accumulator(R) Select(SM) II at a glance -- key features

Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.90%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits," later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.

                       --------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       --------------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.20% annually,
                         12b-1 fees of 0.25% annually and other expenses.

------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------



The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.



Other contracts


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.



            Equitable Accumulator(R) Select(SM) II at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this Prospectus.

The fixed maturity options and the 12 month dollar cost averaging account are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.




------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                             1.10%
Administrative                                                                             0.35%
Distribution                                                                               0.45%
                                                                                           ----
Total annual expenses                                                                      1.90%
------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option                             $350
------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------
baseBUILDER benefit charge (calculated as a percentage of the benefit base. Deducted annu-
ally on each contract date anniversary)(2)                                                 0.30%
------------------------------------------------------------------------------------------------------
Protection Plus benefit charge (calculated as a percentage of the account value. Deducted
annually on each contract date anniversary)                                                0.20%
------------------------------------------------------------------------------------------------------



10 Fee table

                                              THE TRUSTS' ANNUAL EXPENSES
                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
                                                                                                                Net
                                                                                                          total annual
                                                   Management Fees                      Other expenses   expenses (After
                                                   (After expense                       (After expense       expense
 Portfolio Name                                    limitation)(3)      12b-1 Fees(4)    limitation)(5)   limitation)(6)
 AXA PREMIER VIP TRUST:
AXA Premier VIP Core Bond                        0.00%              0.25%             0.70%             0.95%
AXA Premier VIP Health Care                      0.44%              0.25%             1.16%             1.85%
AXA Premier VIP International Equity             0.62%              0.25%             0.93%             1.80%
AXA Premier VIP Large Cap Core Equity            0.17%              0.25%             0.93%             1.35%
AXA Premier VIP Large Cap Growth                 0.31%              0.25%             0.79%             1.35%
AXA Premier VIP Large Cap Value                  0.08%              0.25%             1.02%             1.35%
AXA Premier VIP Small/Mid Cap Growth             0.42%              0.25%             0.93%             1.60%
AXA Premier VIP Small/Mid Cap Value              0.20%              0.25%             1.15%             1.60%
AXA Premier VIP Technology                       0.58%              0.25%             1.02%             1.85%
------------------------------------------------ ----               ----              ----              ----
 EQ ADVISORS TRUST:
------------------------------------------------ ----               ----              ----              ----
EQ/Aggressive Stock                              0.61%              0.25%             0.08%             0.94%
EQ/Alliance Common Stock                         0.46%              0.25%             0.07%             0.78%
EQ/Alliance Global                               0.73%              0.25%             0.12%             1.10%
EQ/Alliance Growth and Income                    0.57%              0.25%             0.06%             0.88%
EQ/Alliance Growth Investors                     0.57%              0.25%             0.06%             0.88%
EQ/Alliance Intermediate Government Securities   0.50%              0.25%             0.12%             0.87%
EQ/Alliance International                        0.85%              0.25%             0.25%             1.35%
EQ/Alliance Money Market                         0.33%              0.25%             0.07%             0.65%
EQ/Alliance Premier Growth                       0.84%              0.25%             0.06%             1.15%
EQ/Alliance Quality Bond                         0.53%              0.25%             0.07%             0.85%
EQ/Alliance Small Cap Growth                     0.75%              0.25%             0.06%             1.06%
EQ/Alliance Technology                           0.82%              0.25%             0.08%             1.15%
EQ/AXP New Dimensions                            0.00%              0.25%             0.70%             0.95%
EQ/AXP Strategy Aggressive                       0.00%              0.25%             0.75%             1.00%
EQ/Balanced                                      0.57%              0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                   0.61%              0.25%             0.09%             0.95%
EQ/Calvert Socially Responsible                  0.00%              0.25%             0.80%             1.05%
EQ/Capital Guardian International                0.66%              0.25%             0.29%             1.20%
EQ/Capital Guardian Research                     0.55%              0.25%             0.15%             0.95%
EQ/Capital Guardian U.S. Equity                  0.59%              0.25%             0.11%             0.95%
EQ/Emerging Markets Equity                       0.87%              0.25%             0.68%             1.80%
EQ/Equity 500 Index                              0.25%              0.25%             0.06%             0.56%
EQ/Evergreen Omega                               0.00%              0.25%             0.70%             0.95%
EQ/FI Mid Cap                                    0.48%              0.25%             0.27%             1.00%
EQ/FI Small/Mid Cap Value                        0.74%              0.25%             0.11%             1.10%
EQ/High Yield                                    0.60%              0.25%             0.07%             0.92%
EQ/International Equity Index                    0.35%              0.25%             0.50%             1.10%
EQ/J.P. Morgan Core Bond                         0.44%              0.25%             0.11%             0.80%
EQ/Janus Large Cap Growth                        0.76%              0.25%             0.14%             1.15%
EQ/Lazard Small Cap Value                        0.72%              0.25%             0.13%             1.10%
EQ/Marsico Focus                                 0.00%              0.25%             0.90%             1.15%
EQ/Mercury Basic Value Equity                    0.60%              0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.63%              0.25%             0.09%             0.97%
EQ/MFS Investors Trust                           0.58%              0.25%             0.12%             0.95%
EQ/MFS Research                                  0.63%              0.25%             0.07%             0.95%
EQ/Putnam Growth & Income Value                  0.57%              0.25%             0.13%             0.95%
EQ/Putnam International Equity                   0.71%              0.25%             0.29%             1.25%
EQ/Putnam Voyager                                0.62%              0.25%             0.08%             0.95%
EQ/Small Company Index                           0.25%              0.25%             0.35%             0.85%


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.


(2) The benefit base is described under "Your guaranteed minimum income benefit under baseBUILDER" in "Contract features and benefits" later in this Prospectus.

(3) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (6) for any expense limitation agreement information.



                                                                    Fee table 11

(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios on December 31, 2001, thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.






                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%

 EQ ADVISORS TRUST:
----------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%



                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian U.S. Equity       0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%



12  Fee table

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of the Trusts in the table, above, for the entire one, three, five and ten year periods included in the examples.


The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





                                                          At the end of each period shown,
                                                               the expenses would be:
                                                     1 year      3 years      5 years      10 years
AXA Premier VIP Core Bond                        $ 32.03     $ 103.96     $ 178.49     $ 376.72
AXA Premier VIP Health Care                      $ 41.48     $ 131.55     $ 223.14     $ 458.87
AXA Premier VIP International Equity             $ 40.95     $ 130.03     $ 220.70     $ 454.51
AXA Premier VIP Large Cap Core Equity            $ 36.23     $ 116.29     $ 198.55     $ 414.19
AXA Premier VIP Large Cap Growth                 $ 36.23     $ 116.29     $ 198.55     $ 414.19
AXA Premier VIP Large Cap Value                  $ 36.23     $ 116.29     $ 198.55     $ 414.19
AXA Premier VIP Small/Mid Cap Growth             $ 38.85     $ 123.94     $ 210.91     $ 436.82
AXA Premier VIP Small/Mid Cap Value              $ 38.85     $ 123.94     $ 210.91     $ 436.82
AXA Premier VIP Technology                       $ 41.48     $ 131.55     $ 223.14     $ 458.87
EQ/Aggressive Stock                              $ 31.92     $ 103.65     $ 177.98     $ 375.76
EQ/Alliance Common Stock                         $ 30.24     $  98.69     $ 169.85     $ 360.32
EQ/Alliance Global                               $ 33.60     $ 108.60     $ 186.05     $ 390.95
EQ/Alliance Growth and Income                    $ 31.29     $ 101.79     $ 174.94     $ 370.00
EQ/Alliance Growth Investors                     $ 31.29     $ 101.79     $ 174.94     $ 370.00
EQ/Alliance Intermediate Government Securities   $ 31.19     $ 101.48     $ 174.43     $ 369.04
EQ/Alliance International                        $ 36.23     $ 116.29     $ 198.55     $ 414.19
EQ/Alliance Money Market                         $ 28.88     $  94.65     $ 163.21     $ 347.58
EQ/Alliance Premier Growth                       $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/Alliance Quality Bond                         $ 30.98     $ 100.86     $ 173.42     $ 367.11
EQ/Alliance Small Cap Growth                     $ 33.18     $ 107.36     $ 184.04     $ 387.18
EQ/Alliance Technology                           $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/AXP New Dimensions                            $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/AXP Strategy Aggressive                       $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/Balanced                                      $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/Bernstein Diversified Value                   $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Calvert Socially Responsible                  $ 33.07     $ 107.05     $ 183.53     $ 386.23
EQ/Capital Guardian International                $ 34.65     $ 111.68     $ 191.07     $ 400.32
EQ/Capital Guardian Research                     $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Capital Guardian U.S. Equity                  $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Emerging Markets Equity                       $ 40.95     $ 130.03     $ 220.70     $ 454.51
EQ/Equity 500 Index                              $ 27.93     $  91.84     $ 158.59     $ 338.67
EQ/Evergreen Omega                               $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/FI Mid Cap                                    $ 32.55     $ 105.51     $ 181.01     $ 381.49
EQ/FI Small/Mid Cap Value                        $ 33.60     $ 108.60     $ 186.05     $ 390.95
EQ/High Yield                                    $ 31.71     $ 103.03     $ 176.97     $ 373.85
EQ/International Equity Index                    $ 33.60     $ 108.60     $ 186.05     $ 390.95
EQ/J.P. Morgan Core Bond                         $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/Janus Large Cap Growth                        $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/Lazard Small Cap Value                        $ 33.60     $ 108.60     $ 186.05     $ 390.95
EQ/Marsico Focus                                 $ 34.13     $ 110.14     $ 188.56     $ 395.65
EQ/Mercury Basic Value Equity                    $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/MFS Emerging Growth Companies                 $ 32.23     $ 104.58     $ 179.50     $ 378.63
EQ/MFS Investors Trust                           $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/MFS Research                                  $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Putnam Growth & Income Value                  $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Putnam International Equity                   $ 35.18     $ 113.22     $ 193.57     $ 404.96
EQ/Putnam Voyager                                $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Small Company Index                           $ 30.98     $ 100.86     $ 173.42     $ 367.11


                                                                      Fee table
13

(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money," later in this Prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses," later in this Prospectus.


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2001.



14 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------
HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT
You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least
$1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.
--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                Available
Contract        for annuitant                                                       Limitations on
type            issue ages         Source of contributions                          contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ              0 through 85
                                   o After-tax money.                               o No additional contributions after age 86
                                   o Paid to us by check or transfer of contract
                                     value in a tax-deferred exchange under
                                     Section 1035 of the Internal Revenue Code.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA    20 through 85      o Eligible rollover distributions from TSA con-  o No rollover or direct transfer
                                     tracts or other 403(b) arrangements,             contributions after age 86.
                                     qualified plans, and governmental EDC
                                     plans.                                         o Contributions after age 70-1/2 must be net of
                                                                                      required minimum distributions.
                                   o Rollovers from another traditional individual
                                     retirement arrangement.                        o Although we accept regular IRA
                                                                                      contributions (limited to $3,000 for the cal-
                                   o Direct custodian-to-custodian transfers from     endar year 2002) under Rollover IRA
                                   another traditional individual retirement          contracts, we intend that this contract be
                                   arrangement.                                       used primarily for rollover and direct
                                                                                      transfer contributions.
                                   o Regular IRA contributions.
                                                                                    o Additional catch-up contributions totalling
                                   o For the calendar year 2002 and later, addi-      up to $500 can be made for the calendar
                                     tional "catch-up" contributions.                 year 2002 where the owner is at least age
                                                                                      50 but under age 70-1/2 at any time during
                                                                                      2002.
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion 20 through 85      o Rollovers from another Roth IRA.               o No additional rollover or direct transfer
IRA                                                                                   contributions after age 86.
                                   o Conversion rollovers from a traditional IRA.
                                                                                    o Conversion rollovers after age 70-1/2 must be
                                   o Direct transfers from another Roth IRA.          net of required minimum distributions for the
                                                                                      traditional IRA you are rolling over.
                                   o Regular Roth IRA contributions.
                                                                                    o You cannot roll over funds from a traditional
                                   o For the calendar year 2002 and later, addi-      IRA if your adjusted gross income is
                                     tional catch-up contributions.                   $100,000 or more.

                                                                                    o Although we accept regular Roth IRA contri-
                                                                                      butions (limited to $3,000 for the calendar
                                                                                      year 2002) under Roth IRA contracts, we intend
                                                                                      that this contract be used primarily for
                                                                                      rollover and direct transfer contributions.

                                                                                    o Additional catch-up contributions totalling
                                                                                      up to $500 can be made for the calendar
                                                                                      year 2002 where the owner is at least age
                                                                                      50 at any time during 2002.


                                               Contract features and benefits 15

------------------------------------------------------------------------------------------------------------------------------------
                Available
 Contract      for annuitant                                                     Limitations on
type           issue ages       Source of contributions                         contributions
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA   20 through 85   o Direct transfers of pre-tax funds from         o No additional rollover or direct transfer con-
                                 another contract or arrangement under            tributions after age 86.
                                 Section 403(b) of the Internal Revenue
                                 Code, complying with IRS Revenue Ruling        o Rollover or direct transfer contributions after
                                 90-24.                                           age 70-1/2 must be net of any required mini-
                                                                                  mum distributions.
                               o Eligible rollover distributions of pre-tax
                                 funds from other 403(b) plans, qualified       o Employer-remitted contributions are not
                                 plans, governmental EDC plans and tradi-         permitted.
                                 tional IRAs.

QP             20 through 75   o Only transfer contributions from an existing   o Regular ongoing payroll contributions are
                                 qualified plan trust as a change of invest-      not permitted.
                                 ment vehicle under the plan.
                                                                                o Only one additional transfer contribution
                               o The plan must be qualified under Section         may be made during a contract year.
                                 401(a) of the Internal Revenue Code.
                                                                                o No additional transfer contributions after
                               o For 401(k) plans, transferred contributions      age 76.
                                 may only include employee pre-tax
                                 contributions.                                 o For defined benefit plans, employee contribu-
                                                                                  tions are not permitted and we will not
                                                                                  accept contributions that fund more than
                                                                                  80% of the actuarial value of the plan
                                                                                  participant/employee's normal retirement
                                                                                  benefit.

                                                                                o Contributions after age 70-1/2 must
                                                                                  be net of any required minimum
                                                                                  distributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus and in the SAI for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator(R) Select(SM)II contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.



16 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Alliance Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


--------------------------------------------------------------------------------

You can choose from among the variable investment options and the fixed maturity options.

--------------------------------------------------------------------------------



                                              Contract features and benefits  17

Portfolios of the Trusts

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) II. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



---------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
Portfolio Name                              Objective
---------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond*                  Seeks a balance of a high current     BlackRock Advisors, Inc.
                                            income and capital                    Pacific Investment Management Company LLC
                                            appreciation consistent with a
                                            prudent level of risk
AXA Premier VIP Health Care*                Long-term growth of capital           AIM Capital Management, Inc.
                                                                                  Dresdner RCM Global Investors LLC
                                                                                  Wellington Management Company, LLP

AXA Premier VIP International               Long-term growth of capital           Alliance Capital Management L.P., through
 Equity*                                                                          its Bernstein Investment Research and
                                                                                  Management Unit
                                                                                  Bank of Ireland Asset Management (U.S.)
                                                                                  Limited
                                                                                  OppenheimerFunds, Inc.

AXA Premier VIP Large Cap Core              Long-term growth of capital           Alliance Capital Management L.P., through
 Equity*                                                                          its Bernstein Investment Research and
                                                                                  Management Unit
                                                                                  Janus Capital Management LLC
                                                                                  Thornburg Investment Management, Inc.

AXA Premier VIP Large Cap                   Long-term growth of capital           Alliance Capital Management L.P.
 Growth*                                                                          Dresdner RCM Global Investors LLC
                                                                                  TCW Investment Management Company

AXA Premier VIP Large Cap Value*            Long-term growth of capital           Alliance Capital Management L.P.
                                                                                  Institutional Capital Corporation
                                                                                  MFS Investment Management

AXA Premier VIP Small/Mid Cap               Long-term growth of capital           Alliance Capital Management L.P.
 Growth*                                                                          MFS Investment Management
                                                                                  RS Investment Management, L.P.

AXA Premier VIP Small/Mid Cap               Long-term growth of capital           AXA Rosenberg Investment Management LLC
 Value*                                                                           The Boston Company Asset Management, LLC
                                                                                  TCW Investment Management Company

AXA Premier VIP Technology*                 Long-term growth of capital           Alliance Capital Management L.P.
                                                                                  Dresdner RCM Global Investors LLC
                                                                                  Firsthand Capital Management, Inc.


---------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
 Portfolio Name                              Objective                            ADVISER(S)
---------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         Seeks to achieve long-term growth of  Alliance Capital Management L.P.
                                            capital                               Marsico Capital Management, LLC
                                                                                  MFS Investment Management
                                                                                  Provident Investment Counsel, Inc.

EQ/Alliance Common Stock                    Seeks to achieve long-term growth of  Alliance Capital Management L.P.
                                            capital and increased income

EQ/Alliance Global                          Seeks long-term growth of capital     Alliance Capital Management L.P.



18 Contract features and benefits

-----------------------------------------------------------------------------------------------------
 Portfolio Name                      Objective
-----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Seeks to provide a high total return
EQ/Alliance Growth Investors        Seeks to achieve the highest total return consistent with
                                    the Adviser's determination of reasonable risk
EQ/Alliance Intermediate            Seeks to achieve high current income consistent with
 Government Securities*             relative stability of principal
EQ/Alliance International           Seeks long-term growth of capital
EQ/Alliance Money Market            Seeks to obtain a high level of current income, preserve
                                    its assets and maintain liquidity
EQ/Alliance Premier Growth          Seeks long-term growth of capital
EQ/Alliance Quality Bond            Seeks to achieve high current income consistent with
                                    moderate risk of capital
EQ/Alliance Small Cap Growth        Seeks to achieve long-term growth of capital
EQ/Alliance Technology              Seeks to achieve growth of capital. Current income is
                                    incidental to the Portfolio's objective
EQ/AXP New Dimensions               Seeks long-term growth of capital
EQ/AXP Strategy Aggressive          Seeks long-term growth of capital
EQ/Balanced                         Seeks to achieve a high return through both appreciation
                                    of capital and current income
EQ/Bernstein Diversified Value      Seeks capital appreciation
EQ/Calvert Socially Responsible*    Seeks long-term capital appreciation
EQ/Capital Guardian International   Seeks long-term growth of capital
EQ/Capital Guardian Research        Seeks long-term growth of capital
EQ/Capital Guardian U.S. Equity     Seeks long-term growth of capital
EQ/Emerging Markets Equity          Seeks long-term capital appreciation
EQ/Equity 500 Index                 Seeks a total return before expenses that approximates
                                    the total return performance of the S&P 500 Index,
                                    including reinvestment of dividends, at a risk level consis-
                                    tent with that of the S&P 500 Index
EQ/Evergreen Omega                  Seeks long-term capital growth
EQ/FI Mid Cap                       Seeks long-term growth of capital
EQ/FI Small/Mid Cap Value           Seeks long-term capital appreciation
EQ/High Yield                       Seeks to achieve a high total return through a combina-
                                    tion of current income and capital appreciation


-----------------------------------------------------------------------------------------------------
 Portfolio Name                      Adviser(s)
-----------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income       Alliance Capital Management L.P
EQ/Alliance Growth Investors        Alliance Capital Management L.P.
EQ/Alliance Intermediate            Alliance Capital Management L.P.
 Government Securities*
EQ/Alliance International           Alliance Capital Management L.P.
                                    (including through its Bernstein Investment
                                    Research and Management Unit)
EQ/Alliance Money Market            Alliance Capital Management L.P.
EQ/Alliance Premier Growth          Alliance Capital Management L.P.
EQ/Alliance Quality Bond            Alliance Capital Management L.P.
EQ/Alliance Small Cap Growth        Alliance Capital Management L.P.
EQ/Alliance Technology              Alliance Capital Management L.P.
EQ/AXP New Dimensions               American Express Financial Corporation
EQ/AXP Strategy Aggressive          American Express Financial Corporation
EQ/Balanced                         Alliance Capital Management L.P.
                                    Capital Guardian Trust Company
                                    Jennison Associates LLC
                                    Prudential Investments LLC
                                    Mercury Advisors
EQ/Bernstein Diversified Value      Alliance Capital Management L.P.,
                                    through its Bernstein Investment Research and
                                    Management Unit
EQ/Calvert Socially Responsible*    Calvert Asset Management Company, Inc.
                                    Brown Capital Management, Inc.
EQ/Capital Guardian International   Capital Guardian Trust Company
EQ/Capital Guardian Research        Capital Guardian Trust Company
EQ/Capital Guardian U.S. Equity     Capital Guardian Trust Company
EQ/Emerging Markets Equity          Morgan Stanley Investment Management
EQ/Equity 500 Index                 Alliance Capital Management L.P.
EQ/Evergreen Omega                  Evergreen Investment Management Company,
                                    LLC
EQ/FI Mid Cap                       Fidelity Management & Research Company
EQ/FI Small/Mid Cap Value           Fidelity Management & Research Company
EQ/High Yield                       Alliance Capital Management L.P.


                                              Contract features and benefits 19

-----------------------------------------------------------------------------------------------------
 Portfolio Name                   Objective
-----------------------------------------------------------------------------------------------------
EQ/International Equity Index    Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the MSCI
                                 EAFE Index
EQ/J.P. Morgan Core Bond         Seeks to provide a high total return consistent with mod-
                                 erate risk of capital and maintenance of liquidity
EQ/Janus Large Cap Growth        Seeks long-term growth of capital
EQ/Lazard Small Cap Value        Seeks capital appreciation
EQ/Marsico Focus*                Seeks to achieve long-term growth of capital
EQ/Mercury Basic Value Equity    Seeks capital appreciation and secondarily, income
EQ/MFS Emerging Growth           Seeks to provide long-term capital growth
 Companies
EQ/MFS Investors Trust           Seeks long-term growth of capital with a secondary
                                 objective to seek reasonable current income
EQ/MFS Research                  Seeks to provide long-term growth of capital and future
                                 income
EQ/Putnam Growth & Income        Seeks capital growth. Current income is a secondary
 Value                           objective
EQ/Putnam International Equity   Seeks capital appreciation
EQ/Putnam Voyager                Seeks long-term growth of capital and any increased
                                 income that results from this growth
EQ/Small Company Index           Seeks to replicate as closely as possible (before deduc-
                                 tion of Portfolio expenses) the total return of the Russell
                                 2000 Index




-----------------------------------------------------------------------------------------------------
 Portfolio Name                   Adviser(s)
-----------------------------------------------------------------------------------------------------
EQ/International Equity Index    Deutsche Asset Management Inc.
EQ/J.P. Morgan Core Bond         J.P. Morgan Investment Management, Inc.
EQ/Janus Large Cap Growth        Janus Capital Management LLC
EQ/Lazard Small Cap Value        Lazard Asset Management
EQ/Marsico Focus*                Marsico Capital Management, LLC
EQ/Mercury Basic Value Equity    Mercury Advisors
EQ/MFS Emerging Growth           MFS Investment Management
 Companies
EQ/MFS Investors Trust           MFS Investment Management
EQ/MFS Research                  MFS Investment Management
EQ/Putnam Growth & Income        Putnam Investment Management, LLC
 Value
EQ/Putnam International Equity   Putnam Investment Management, LLC
EQ/Putnam Voyager                Putnam Investment Management, LLC
EQ/Small Company Index           Deutsche Asset Management Inc.



* Subject to state availability.

Other important information about the portfolios is included in the prospectuses for each Trust attached at the end of this Prospectus.


20 Contract features and benefits

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your registered representative to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this Prospectus in "More information."


On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2003 through 2012. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value


                                              Contract features and benefits  21
to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000, and on February 15, 2002, you chose the fixed maturity option with a maturity date of February 15, 2012, since the rate to maturity was 5.59% on February 15, 2002, we would have allocated $14,507.17 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus and in the SAI.

Please check with your registered representative if the principal assurance allocation feature is available in your state. Also, you may not elect principal assurance if the 12 month dollar cost averaging program is in effect.



DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) II contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.


Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Alliance Money Market option.


You may not transfer amounts to the EQ/Alliance Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Alliance Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                       ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus.



22  Contract features and benefits

YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% (3% in Washington) roll up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


The effective annual interest rate credited to the benefit base is:


o 5% (3% in Washington for purposes of calculating the guaranteed minimum death benefit only) for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options) and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market and EQ/Alliance Quality Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

No interest is credited to the benefit base after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base less any outstanding loan plus accrued interest (applies to Rollover TSA only) at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core



                                              Contract features and benefits  23

Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options, the fixed maturity options or the loan reserve account.




                             Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
            10                      $10,816
            15                      $16,132



EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.


On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.


Please note:


(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;



(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% (3% in Washington) roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


5% (3% IN WASHINGTON) ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base," and is subject to state availability.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                       ----------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


Protection Plus


Subject to state and contract availability, if you are purchasing a contract under which the Protection Plus feature is available, you may



24  Contract features and benefits
elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus feature in an NQ or IRA contract.


If the annuitant is 69 or younger when we issue your Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.


If the annuitant is age 70 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:


the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions


Protection Plus must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your registered representative if this feature is available in your state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct) and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" later in this Prospectus and in the SAI for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your registered representative, can provide you with the cancellation instructions.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses" later in this Prospectus.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the Accumulator(R) Select(SM) II contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney or otherwise who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).


Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested. The rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



                            Transferring your money among investment options  27

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.




-----------------------------------------------------------------------------
                                    Method of withdrawal
-----------------------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
-----------------------------------------------------------------------------
NQ                    Yes          Yes             No              No
Rollover IRA          Yes          Yes             Yes            Yes
Roth
 Conversion IRA       Yes          Yes             Yes             No
QP                    Yes           No             No             Yes
Rollover TSA*         Yes          Yes             No             Yes


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus and in the SAI.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.


We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.


You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus and in the SAI. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option, you have completed at least 5 years of payments and attained age 59-1/2 or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus and in the SAI)


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribu-


28  Accessing your money
tion withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" later in this Prospectus and in the SAI for your specific type of retirement arrangement.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT


5% (3% in Washington) roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.


Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                       ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus and in the SAI for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time


                                                        Accessing your money  29
your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus and in the SAI.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Equitable Accumulator(R) Select(SM) II offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" earlier in this Prospectus).





-------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
-------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity (not available
   payout options                     in New York)
                                      Life annuity with period certain
-------------------------------------------------------------------------
Income Manager payout options         Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
-------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.



30  Accessing your money

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable annuities may be funded through your choice of variable investment options investing in portfolios of the Trusts. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER PAYOUT OPTIONS


The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.


Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.

You may choose to apply only part of the account value of your Equitable Accumulator(R) Select(SM) II contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator(R) Select(SM) II. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus and in the SAI.

Depending upon your circumstances, an Income Manager contract may be purchased on a tax-free basis. Please consult your tax adviser. The Income Manager payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION


When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator(R) Select(SM) II contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.


The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.


If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





                  Maximum
 Issue age   annuitization age
    0-75            85
     76             86
     77             87
   78-80            88
   81-85            90



This may also be different in other states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.



                                                        Accessing your money  31

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o A charge for baseBUILDER, if you elect this optional benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o A charge for Protection Plus, if you elect this optional benefit.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.45% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first, and then, from amounts in the 12 month dollar cost averaging program. A market value adjustment may apply.



PROTECTION PLUS


If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first, and then, from amounts in the 12 month dollar cost averaging program. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (the rate is 1% in Puerto Rico).



VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.20%.


32  Charges and expenses

o 12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.


o Investment-related expenses, such as brokerage commissions.


These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts following this Prospectus.



GROUP OR SPONSORED ARRANGEMENTS


For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.


We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.


Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.



                                                        Charges and expenses  33

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.


For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death. When the owner is not the annuitant under an NQ contract and the owner dies before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE


We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.



SUCCESSOR OWNER AND ANNUITANT


If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor



34  Payment of death benefit
owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator(R) Select(SM) II individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o The guaranteed minimum income benefit and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" later in this Prospectus and in the SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.



                                                    Payment of death benefit  35

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable(R) Accumulator(SM) Select II contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b)
Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. More information on IRAs and TSAs is provided in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM) II's 12 Month Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix
II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS


Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);


o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person).


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your


36  Tax information
investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


o The owner and the annuitant are the same under the source contract and the Equitable Accumulator(R) Select(SM) II NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator(R) Select(SM) II NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:
o on or after your death; or
o because you are disabled (special federal income tax definition); or
o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive


                                                             Tax information  37
basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:
o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and
o Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The SAI contains the information that the IRS requires you to have before you purchase an IRA. We do not discuss education IRAs because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Select II traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select traditional and Roth IRA contracts. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable intends to comply with such requirement during 2002.


PROTECTION PLUS(SM) FEATURE

THE PROTECTION PLUS FEATURE IS OFFERED FOR IRA CONTRACTS, SUBJECT TO STATE AND CONTRACT AVAILABILITY. THE IRS APPROVAL OF THE ACCUMULATOR(R) SELECT(SM) II CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We have filed a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR(R) SELECT(SM) II IRA OR ACCUMULATOR(R) SELECT(SM) II ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CONTRIBUTIONS

Individuals may make three different types of contributions to an IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or


38  Tax information

o direct custodian-to-custodian transfers from other IRAs of the same type ("direct transfers").

In addition, an individual may make a taxable rollover contribution from a traditional IRA to a Roth IRA ("conversion" contributions).

Contributions to all types of IRAs are compensation-based. They are either made from your current compensation or have a connection with past compensation (for example, rollover contributions from an eligible retirement plan that you had with an employer relate to past compensation). Under certain circumstances, your nonworking spouse, former spouse or surviving spouse may contribute to an IRA. You can make regular contributions for any year to a traditional IRA within federal tax law limits up until the calendar year you reach the age 70-1/2. Regular contributions for any year to a Roth IRA can be made at any time during your life, subject to federal tax law limits.

The amount of contributions you may make to an IRA for any year and whether such contributions are eligible for special tax treatment (for example, deductibility from income or a special credit) may vary, depending on your income, age and whether you participate in an employer-sponsored retirement plan. Roth IRA contributions are not tax deductible. The maximum regular contribution that can be made to all of your IRAs (whether traditional or Roth) for 2002 is $3,000. The maximum regular contribution for 2002 is increased to $3,500 if you are at least age 50 at any time during 2002.

Rollover and transfer contributions are not subject to dollar limits. Rollover contributions may be made to a traditional IRA from "eligible retirement plans" which include other traditional IRAs, qualified plans, TSAs and, beginning in 2002, governmental 457(b) plans. For Roth IRAs, rollover contributions may be made from other Roth IRAs and traditional IRAs. The conversion of a traditional IRA to a Roth IRA is taxable. Direct transfer contributions may only be made directly from one traditional IRA to another or from one Roth IRA to another.

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002 after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.

A more complete discussion of contributions to traditional IRAs and Roth IRAs is contained in the SAI.


WITHDRAWALS AND DISTRIBUTIONS

You can withdraw any or all of your funds from an IRA at any time; you do not need to wait for a special event like retirement. Earnings in IRAs are not subject to federal income tax until amounts are paid to you or your beneficiary. Withdrawals from an IRA, surrender of an IRA, death benefits from an IRA and annuity payments from an IRA may be fully or partially taxable. Withdrawals and distributions from IRAs are taxable as ordinary income (not capital gain).

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable unless you have made nondeductible regular contributions or rolled over after-tax contributions. In any event, the issuer of the traditional IRA is entitled to report the distribution as fully taxable and it is your responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on your own tax returns.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Beginning in 2003, certain distributions from Roth IRAs may qualify for fully tax-free treatment. These will be distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period. It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

A distribution from a traditional IRA will not be taxable if it is rolled over to an eligible retirement plan. A distribution from a Roth IRA will not be taxable if it is rolled over to another Roth IRA.

Taxable withdrawals or distributions from IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

A more complete discussion of the tax aspects of withdrawals and distributions from traditional IRAs and Roth IRAs is contained in the SAI.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II at the end of this Prospectus.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs).

Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator(R) Select(SM) II Rollover TSA contract:

o a rollover from another eligible retirement plan; or


                                                             Tax information  39

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

If you make a direct transfer, you must fill out our transfer form.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available.


A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and


o the Equitable Accumulator(R) Select(SM) II contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator(R) Select(SM) II Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization.

Contributions to TSAs are discussed in greater detail in the SAI.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.


You may also need spousal consent for certain transactions and payments.


WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employe who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator(R) Select(SM) II Rollover TSA; or


o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or


o you take a hardship withdrawal (special federal income tax definition).

The amount of funds subject to the withdrawal restrictions may depend on the source of the funds used to establish the Accumulator(R) Select(SM) II TSA.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.


If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2 unless an exception applies.

Distributions from TSAs are discussed in greater detail in the SAI.



LOANS FROM TSAS


Loans are generally not treated as a taxable distribution. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans from TSAs are discussed in greater detail in the SAI.



TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS


You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan (a qualified plan, a governmental 457(b) plan (separate accounting required), another TSA or a traditional IRA) which agrees to accept the rollover.

A spousal beneficiary may also roll over death benefits or certain divorce-related payments.


Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


Rollovers from TSAs are discussed in greater detail in the SAI.


REQUIRED MINIMUM DISTRIBUTIONS

TSAs are subject to required minimum distribution rules beginning at age 70-1/2 or separation of service, if later. These rules are discussed in greater detail in the SAI.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding


40  Tax information
in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or


o hardship withdrawals; or


o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  41

8. More information

--------------------------------------------------------------------------------


ABOUT SEPARATE ACCOUNT NO. 49
Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.


Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.


We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.



ABOUT THE TRUSTS

EQ Advisors Trust and AXA Premier VIP Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of the Trusts. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. AXA Premier VIP Trust commenced operations on December 31, 2001.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan relating to its Class IB/B shares and other aspects of its operations, appears in the prospectuses for each Trust, which are attached at the end of this Prospectus, or in the respective SAIs which are available upon request.



ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your registered representative.

The rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as shown below:





------------------------------------------------------------------------
  Fixed maturity options
   with February 15th        Rate to maturity
    maturity date of             as of            Price per $100 of
      maturity year        February 15, 2002      maturity value
------------------------------------------------------------------------
           2003                3.00%                $ 97.09
           2004                3.00%                $ 94.26
           2005                3.63%                $ 89.85
           2006                4.07%                $ 85.24
           2007                4.49%                $ 80.27
           2008                4.82%                $ 75.38
           2009                5.08%                $ 70.67
           2010                5.29%                $ 66.19
           2011                5.47%                $ 61.90
------------------------------------------------------------------------


42  More information

------------------------------------------------------------------------
  Fixed maturity options
   with February 15th          Rate to maturity
    maturity date of               as of              Price per $100 of
      maturity year          February 15, 2002        maturity value
------------------------------------------------------------------------
           2012                    5.59%                  $ 58.03
------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


                                                            More information  43

ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS


We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form. Until we receive the signed application or the signed Acknowledgement of Receipt form, your ability to perform financial transactions may be limited.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.


The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.



BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS


As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:


o the election of trustees; or

o the formal approval of independent auditors selected for EQ Advisors Trust; or


o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


44  More information

VOTING RIGHTS OF OTHERS


Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules.



DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC and AXA Distributors, LLC. For this purpose, AXA Advisors, LLC serves as the principal underwriter of Separate Account No. 45 and AXA Distributors, LLC serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.


DISTRIBUTION OF THE CONTRACTS BY AXA ADVISORS, LLC

AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 45. AXA Advisors also acts as distributor for other Equitable Life annuity products with different features, expenses and fees. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

These contracts will be sold by registered representatives who are financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.


DISTRIBUTION OF THE CONTRACTS BY AXA DISTRIBUTORS, LLC

AXA Distributors, LLC ("AXA Distributors"), an indirect, wholly owned subsidiary of Equitable Life, has responsibility for sales and marketing functions for the contracts funded through Separate Account No. 49. AXA Distributors also acts as distributor for other Equitable Life annu-



                                                            More information  45
ity products with different features, expenses, and fees. AXA Distributors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Distributors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

AXA Distributors is the successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. Like AXA Distributors, Equitable Distributors, Inc. was owned by Equitable Holdings, LLC.

These contracts are sold by financial professionals of AXA Distributors, as well as by affiliated and unaffiliated broker-dealers who have entered into selling agreements with AXA Distributors. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. AXA Distributors may also receive compensation and reimbursement for its marketing services, under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their financial professional as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



46  More information

9. Investment performance

--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.


The table takes into account all fees and charges under the contract, including the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we have adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment option been available. The contracts will be offered for the first time in 2002.

For the EQ/"Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985, reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999, the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.


                                                      Investment performance  47

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                              Length of option period
                                    -------------------------------------------
                                                                  Since option
Variable investment options             1 Year        5 Years      inception*
EQ/Aggressive Stock                 (26.61)%       (5.43)%        ( 5.24)%
EQ/Alliance Common Stock            (12.45)%        7.28%           7.89%
EQ/Alliance Global                  (21.79)%        1.52%           1.91%
EQ/Alliance Growth Investors        (14.30)%        4.87%           5.04%
EQ/Alliance Money Market              1.59%         2.48%           2.40%
EQ/Alliance Premier Growth          (25.42)%          --          (12.77)%
EQ/Alliance Small Cap Growth        (14.90)%          --            6.91%
EQ/Alliance Technology              (25.89)%          --          (35.18)%
EQ/Bernstein Diversified Value        1.13%           --            3.49%
EQ/Capital Guardian International   (22.40)%          --          ( 5.96)%
EQ/Capital Guardian Research        ( 3.89)%          --            1.69%
EQ/Capital Guardian U.S. Equity     ( 3.88)%          --          ( 0.36)%
EQ/Emerging Markets Equity          ( 6.97)%          --          ( 7.27)%
EQ/Equity 500 Index                 (13.84)%        7.51%           8.12%
EQ/Evergreen Omega                  (18.60)%          --          ( 9.11)%
EQ/FI Mid Cap                       (15.07)%          --          (11.35)%
EQ/FI Small/Mid Cap Value             2.01%           --            7.10%
EQ/High Yield                       ( 1.23)%       (2.54)%        ( 2.11)%
EQ/International Equity Index       (26.89)%          --          ( 3.74)%
EQ/J.P. Morgan Core Bond              5.88%           --            4.17%
EQ/Janus Large Cap Growth           (24.43)%          --          (28.85)%
EQ/Lazard Small Cap Value            15.49%           --            4.71%
EQ/Mercury Basic Value Equity         3.52%           --           11.26%
EQ/MFS Emerging Growth Companies    (35.31)%          --            7.11%
EQ/MFS Investors Trust              (17.58)%          --          ( 5.36)%
EQ/MFS Research                     (23.31)%          --            3.61%
EQ/Putnam Growth & Income Value     ( 8.59)%          --            3.12%
EQ/Putnam International Equity      (23.02)%          --            5.73%
EQ/Putnam Voyager                   (25.90)%          --            4.65%
EQ/Small Company Index                0.11%           --            1.47%



                                                 Length of portfolio period
                                    ----------------------------------------------------
                                                                                Since
                                                                              portfolio
Variable investment options             3 Years       5 Years     10 Years   inception**
EQ/Aggressive Stock                 (10.44)%       (5.43)%       1.50%         9.61%
EQ/Alliance Common Stock            ( 3.68)%        7.28%        9.99%        11.36%
EQ/Alliance Global                  ( 5.80)%        1.52%        5.96%         6.18%
EQ/Alliance Growth Investors        ( 1.35)%        4.87%        6.36%         9.37%
EQ/Alliance Money Market              2.41%         2.48%        1.98%         3.98%
EQ/Alliance Premier Growth              --            --           --        (12.76)%
EQ/Alliance Small Cap Growth          5.60%           --           --          6.91%
EQ/Alliance Technology                  --            --           --        (35.18)%
EQ/Bernstein Diversified Value      ( 0.75)%          --           --          3.48%
EQ/Capital Guardian International       --            --           --        ( 5.96)%
EQ/Capital Guardian Research            --            --           --          1.68%
EQ/Capital Guardian U.S. Equity         --            --           --        ( 0.37)%
EQ/Emerging Markets Equity            1.37%           --           --        (11.72)%
EQ/Equity 500 Index                 ( 3.84)%        7.51%          --         10.93%
EQ/Evergreen Omega                  ( 9.10)%          --           --        ( 9.10)%
EQ/FI Mid Cap                           --            --           --        (12.02)%
EQ/FI Small/Mid Cap Value             1.32%           --           --          1.43%
EQ/High Yield                       ( 6.19)%       (2.54)%       4.37%         4.71%
EQ/International Equity Index       ( 9.89)%          --           --        ( 3.74)%
EQ/J.P. Morgan Core Bond              3.43%           --           --          4.17%
EQ/Janus Large Cap Growth               --            --           --        (29.36)%
EQ/Lazard Small Cap Value             9.89%           --           --          4.71%
EQ/Mercury Basic Value Equity         9.49%           --           --         11.26%
EQ/MFS Emerging Growth Companies    ( 4.52)%          --           --          7.11%
EQ/MFS Investors Trust              ( 5.36)%          --           --        ( 5.36)%
EQ/MFS Research                     ( 5.17)%          --           --          3.61%
EQ/Putnam Growth & Income Value     ( 2.85)%          --           --          3.12%
EQ/Putnam International Equity        1.06%           --           --          5.73%
EQ/Putnam Voyager                   ( 8.88)%          --           --          4.65%
EQ/Small Company Index                3.63%           --           --          1.47%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager
   (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May 1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond,
   EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided



48 Investment performance
for portfolios and/or variable investment options with inception dates after December 31, 2000.



                                                       Investment performance 49

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity
     Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser
Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator(R) perform relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance Quality Bond and EQ/High Yield options will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market, EQ/Alliance Quality Bond and EQ/High Yield options. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefit charge, the optional Protection Plus benefit charge and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the 12 month dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality Bond Option and EQ/High Yield Option."



50  Investment performance

10. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

Equitable Life's annual report on Form 10-K for the year ended December 31, 2001, reports on Form 8-K dated January 31 and May 30, 2001, and quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2001, are considered to be a part of this prospectus because they are incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.


We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  51

                      (This page intentionally left blank)

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001



----------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the year ending December 31,
                                                                                           ---------------------------------------
                                                                                                              2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  46.83
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $ 188.32
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          1
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Money Market
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  25.51
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                        217
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Premier Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   7.02
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         27
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  13.91
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          7
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Technology
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   4.88
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          5
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Balanced
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  37.29
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          4
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  11.64
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         16
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   8.56
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   8.57
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         41
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  10.56
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         13
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  10.00
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         21
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   5.96
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $  23.37
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         11
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                            $   7.59
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         --
----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001 (CONTINUED)



----------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the year ending December 31,
                                                                                           ---------------------------------------
                                                                                                              2001
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  8.48
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          5
----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Small/Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 10.91
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         14
----------------------------------------------------------------------------------------------------------------------------------
 EQ/High Yield
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 21.83
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         --
----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Equity Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  8.71
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         26
----------------------------------------------------------------------------------------------------------------------------------
 EQ/J.P. Morgan Core Bond
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 11.96
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         31
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  6.33
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          6
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 12.22
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         14
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 11.32
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          2
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 16.76
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          9
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 14.00
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          1
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $  8.56
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          6
----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Research
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 12.01
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          7
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Growth & Income Value
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 11.77
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         19
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam International Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 13.20
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                         18
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Putnam Investors Growth
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 12.57
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          4
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                             $ 10.77
----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                                          1
----------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts


--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator(R) Select(SM) II QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator(R) Select(SM) II QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.


Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.

Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2007.





--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                           rate to maturity on
                                                            February 15, 2007
                                                            5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2007 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,048    $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,080    $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                             $ 12,968    $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2007 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
      with withdrawal:
    (3) x [$50,000/(1)]                                   $  4,501    $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $ 45,499    $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $ 85,581    $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                                        $120,032    $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,048    $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example


--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Alliance Money Market or EQ/Alliance Quality Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------------
   End of                           5% roll up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  110,250(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  115,763(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  121,551(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  127,628(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  134,010(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  140,710(1)               $  129,360(4)
--------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80*


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80


(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.



* If your contract is issued in the state of Washington, the applicable crediting rate would be 3%, and, therefore, the values shown would be lower.



                       Appendix IV: Guaranteed minimum death benefit example D-1

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------


TABLE OF CONTENTS

                                                                            Page

Tax Information                                                             2
Unit Values                                                                22
Custodian and Independent Accountants                                      23
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance
  Quality Bond Option and EQ/High Yield Option                             23
Distribution of the contracts                                              24
Financial Statements                                                       25


How to obtain an Equitable Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49


Send this request form to:
 Equitable Accumulator(R) Select(SM) II
 P.O. Box 1547 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator(R) Select(SM) II SAI dated May 1, 2002:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







(SAI 4ACS(5/02))

EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
SUPPLEMENT DATED MAY 1, 2002 TO PROSPECTUSES FOR:





o Income Manager Accumulator(R)            o Equitable Accumulator(R)               o Equitable Accumulator(R) Advisor(SM)
o Income Manager(R) Rollover IRA           o Equitable Accumulator(R) Select(SM)    o Equitable Accumulator(R) Elite(SM)
o Equitable Accumulator(R) (IRA, NQ, QP)   o Equitable Accumulator(R) Select(SM) II o Equitable Accumulator(R) Elite(SM) II
o Equitable Accumulator(R) Plus(SM)        o Equitable Accumulator(R) Express(SM)


--------------------------------------------------------------------------------



This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.

We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2002. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.

In this Supplement, we provide the following information: (1) how to reach us;
(2) combination of certain investment options; (3) investment options; (4) the Trusts' annual expenses; (5) disruptive transfer activity; (6) beneficiary continuation option; (7) tax information; (8) condensed financial information;
(9) investment performance; and (10) updated information on Equitable Life.


(1) HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

Equitable Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

Equitable Accumulator(R)
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:

Equitable Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:

Equitable Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

REPORTS WE PROVIDE:

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

                                                                          X00327

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess.
Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your prospectus).

 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

Interests in the EQ/Putnam International Equity, EQ/Capital Guardian U.S. Equity and the EQ/Alliance Small Cap Growth investment options (the "surviving options") replaced or will replace interests in the EQ/T. Rowe Price International Stock, EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options, respectively (the "replaced options"), and these options are or will no longer be available. At the time of the replacement, all the assets that are in the replaced options are moved into the surviving options. After the replacement, any allocation elections to the replaced options will then be considered as allocation elections to the surviving options. The effective date for the replacement of EQ/T. Rowe Price International Stock investment option was April 26, 2002, therefore, references to it have been omitted from the fee table, the expense examples and the investment performance. The replacement of EQ/AXP New Dimensions and the EQ/AXP Strategy Aggressive investment options will be on or about July 12, 2002, subject to shareholder vote. We will notify you if these replacements do not take place.

(3) INVESTMENT OPTIONS

(a) Please note the following name change:



--------------------------------------------------------------------------------
Former Name                     New Name               Effective Date
--------------------------------------------------------------------------------
EQ/Alliance High Yield          EQ/High Yield           May 1, 2002
EQ/Putnam Investors Growth      EQ/Putnam Voyager       May 1, 2002
--------------------------------------------------------------------------------



The investment objective and adviser for this portfolio remains the same.

(b) Please note that we anticipate that the following investment option will be available under all contracts on or about May 1, 2002:



---------------------------------------------------------------------------------------------------------------------
Variable investment option            Objective                                      Adviser
---------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government   Seeks to achieve high current income consis-   Alliance Capital Management L.P.
Securities*                           tent with relative stability of principal
---------------------------------------------------------------------------------------------------------------------



* Please see the applicable charges and expenses under "The Trusts' annual expenses" below.


(4) THE TRUSTS' ANNUAL EXPENSES

The following table sets forth the annual expenses for each portfolio as of December 31, 2001.

THE TRUSTS' ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
                                                                                                              Net
                                                                                                           Total
                                                      Management                            Other          Annual
                                                        Fees                             Expenses         Expenses
                                                   (After expense                     (After expense   (After expense
                                                   limitation)(1)     12b-1 Fees(2)   limitation)(3)   limitation)(4)
                                                  ---------------- ----------------- ---------------- ----------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond                        0.00%            0.25%             0.70%            0.95%
 AXA Premier VIP Health Care                      0.44%            0.25%             1.16%            1.85%
 AXA Premier VIP International Equity             0.62%            0.25%             0.93%            1.80%
 AXA Premier VIP Large Cap Core Equity            0.17%            0.25%             0.93%            1.35%
 AXA Premier VIP Large Cap Growth                 0.31%            0.25%             0.79%            1.35%
 AXA Premier VIP Large Cap Value                  0.08%            0.25%             1.02%            1.35%
 AXA Premier VIP Small/Mid Cap Growth             0.42%            0.25%             0.93%            1.60%
 AXA Premier VIP Small/Mid Cap Value              0.20%            0.25%             1.15%            1.60%
 AXA Premier VIP Technology                       0.58%            0.25%             1.02%            1.85%
----------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                              0.61%            0.25%             0.08%            0.94%
 EQ/Alliance Common Stock                         0.46%            0.25%             0.07%            0.78%
 EQ/Alliance Global                               0.73%            0.25%             0.12%            1.10%
 EQ/Alliance Growth and Income                    0.57%            0.25%             0.06%            0.88%
 EQ/Alliance Growth Investors                     0.57%            0.25%             0.06%            0.88%
 EQ/Alliance Intermediate Government Securities   0.50%            0.25%             0.12%            0.87%
 EQ/Alliance International                        0.85%            0.25%             0.25%            1.35%
 EQ/Alliance Money Market                         0.33%            0.25%             0.07%            0.65%
 EQ/Alliance Premier Growth                       0.84%            0.25%             0.06%            1.15%
 EQ/Alliance Quality Bond                         0.53%            0.25%             0.07%            0.85%
 EQ/Alliance Small Cap Growth                     0.75%            0.25%             0.06%            1.06%
 EQ/Alliance Technology                           0.82%            0.25%             0.08%            1.15%
 EQ/AXP New Dimensions                            0.00%            0.25%             0.70%            0.95%
 EQ/AXP Strategy Aggressive                       0.00%            0.25%             0.75%            1.00%
 EQ/Balanced                                      0.57%            0.25%             0.08%            0.90%
 EQ/Bernstein Diversified Value                   0.61%            0.25%             0.09%            0.95%
 EQ/Calvert Socially Responsible                  0.00%            0.25%             0.80%            1.05%
 EQ/Capital Guardian International                0.66%            0.25%             0.29%            1.20%
 EQ/Capital Guardian Research                     0.55%            0.25%             0.15%            0.95%
 EQ/Capital Guardian US Equity                    0.59%            0.25%             0.11%            0.95%
 EQ/Emerging Markets Equity                       0.87%            0.25%             0.68%            1.80%
 EQ/Equity 500 Index                              0.25%            0.25%             0.06%            0.56%
 EQ/Evergreen Omega                               0.00%            0.25%             0.70%            0.95%
 EQ/FI Mid Cap                                    0.48%            0.25%             0.27%            1.00%
 EQ/FI Small/Mid Cap Value                        0.74%            0.25%             0.11%            1.10%
 EQ/High Yield                                    0.60%            0.25%             0.07%            0.92%
 EQ/International Equity Index                    0.35%            0.25%             0.50%            1.10%
 EQ/J.P. Morgan Core Bond                         0.44%            0.25%             0.11%            0.80%
 EQ/Janus Large Cap Growth                        0.76%            0.25%             0.14%            1.15%
 EQ/Lazard Small Cap Value                        0.72%            0.25%             0.13%            1.10%
 EQ/Marsico Focus                                 0.00%            0.25%             0.90%            1.15%
 EQ/Mercury Basic Value Equity                    0.60%            0.25%             0.10%            0.95%
 EQ/MFS Emerging Growth Companies                 0.63%            0.25%             0.09%            0.97%
 EQ/MFS Investors Trust                           0.58%            0.25%             0.12%            0.95%
 EQ/MFS Research                                  0.63%            0.25%             0.07%            0.95%
 EQ/Putnam Growth & Income Value                  0.57%            0.25%             0.13%            0.95%
 EQ/Putnam International Equity                   0.71%            0.25%             0.29%            1.25%
 EQ/Putnam Voyager                                0.62%            0.25%             0.08%            0.95%
 EQ/Small Company Index                           0.25%            0.25%             0.35%            0.85%
----------------------------------------------------------------------------------------------------------------------

Notes:

(1) The management fees shown for each portfolio cannot be increased without a vote of each portfolio's shareholders. See footnote (4) for any expense limitation agreement information.

(2) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Marsico Focus Portfolio on August 31, 2001, "Other Expenses" shown have been annualized. Initial seed capital was invested for the Portfolios on December 31, 2001 thus, "Other Expenses" shown are estimated. See footnote (4) for any expense limitation agreement information.

(4) Equitable Life, the Trusts' manager, has entered into expense limitation agreements with respect to certain Portfolios which are effective through April 30, 2003. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for each Trust. The following chart indicates management fees and other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect or the expense limitation arrangement did not result in a fee waiver or reimbursement.




                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
-----------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------
AXA Premier VIP Core Bond             0.60%              0.84%
AXA Premier VIP Health Care           1.20%              1.16%
AXA Premier VIP International
Equity                                1.05%              0.93%
AXA Premier VIP Large Cap Core
Equity                                0.90%              0.93%
AXA Premier VIP Large Cap Growth      0.90%              0.79%
AXA Premier VIP Large Cap Value       0.90%              1.02%
AXA Premier VIP Small/Mid Cap
Growth                                1.10%              0.93%
AXA Premier VIP Small/Mid Cap
Value                                 1.10%              1.15%
AXA Premier VIP Technology            1.20%              1.02%
-----------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------
EQ/Alliance Premier Growth            0.90%              0.06%
EQ/Alliance Technology                0.90%              0.08%
EQ/AXP New Dimensions                 0.65%              1.06%
EQ/AXP Strategy Aggressive            0.70%              0.77%




                                           Management        Other expenses
                                       Fees (before any    (before any fee
                                          fee waivers       waivers and/or
                                        and/or expense         expense
 Portfolio Name                         reimbursements)    reimbursements)
-----------------------------------------------------------------------------
EQ/Bernstein Diversified Value        0.65%              0.09%
EQ/Calvert Socially Responsible       0.65%              1.46%
EQ/Capital Guardian International     0.85%              0.29%
EQ/Capital Guardian Research          0.65%              0.15%
EQ/Capital Guardian US Equity         0.65%              0.11%
EQ/Emerging Markets Equity            1.15%              0.68%
EQ/Evergreen Omega                    0.65%              0.99%
EQ/FI Mid Cap                         0.70%              0.27%
EQ/FI Small/Mid Cap Value             0.75%              0.11%
EQ/International Equity Index         0.35%              0.50%
EQ/J.P. Morgan Core Bond              0.45%              0.11%
EQ/Janus Large Cap Growth             0.90%              0.14%
EQ/Lazard Small Cap Value             0.75%              0.13%
EQ/Marsico Focus                      0.90%              2.44%
EQ/MFS Investors Trust                0.60%              0.12%
EQ/MFS Research                       0.65%              0.07%
EQ/Putnam Growth & Income Value       0.60%              0.13%
EQ/Putnam International Equity        0.85%              0.29%
EQ/Putnam Voyager                     0.65%              0.08%
-----------------------------------------------------------------------------

EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum aggregate charges that can apply to any contract or investment option to which this supplement relates (including the charge for any optional benefits available under any contract to which this supplement relates, as well as the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the examples is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. If your contract does not have an annual administrative charge and/or any optional benefit charge and/or has lower charges than used in the examples, then the expenses that apply to your contract would be lower than those shown below.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





                                                     If you surrender your contract at the end
                                                         of each period shown, the expenses
                                                                     would be:
                                                 -------------------------------------------------
                                                     1 year      3 years      5 years     10 years
                                                 -------------------------------------------------
AXA Premier VIP Core Bond                        $ 111.12     $ 165.25     $ 211.98     $ 357.40
AXA Premier VIP Health Care                      $ 120.95     $ 194.16     $ 259.15     $ 441.28
AXA Premier VIP International Equity             $ 120.40     $ 192.57     $ 256.58     $ 436.82
AXA Premier VIP Large Cap Core Equity            $ 115.49     $ 178.17     $ 233.17     $ 395.65
AXA Premier VIP Large Cap Growth                 $ 115.49     $ 178.17     $ 233.17     $ 395.65
AXA Premier VIP Large Cap Value                  $ 115.49     $ 178.17     $ 233.17     $ 395.65
AXA Premier VIP Small/Mid Cap Growth             $ 118.22     $ 186.19     $ 246.23     $ 418.76
AXA Premier VIP Small/Mid Cap Value              $ 118.22     $ 186.19     $ 246.23     $ 418.76
AXA Premier VIP Technology                       $ 120.95     $ 194.16     $ 259.15     $ 441.28
EQ/Aggressive Stock                              $ 111.01     $ 164.93     $ 211.45     $ 356.42
EQ/Alliance Common Stock                         $ 109.27     $ 159.73     $ 202.87     $ 340.65
EQ/Alliance Global                               $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Alliance Growth and Income                    $ 110.36     $ 162.98     $ 208.24     $ 350.54
EQ/Alliance Growth Investors                     $ 110.36     $ 162.98     $ 208.24     $ 350.54
EQ/Alliance Intermediate Government Securities   $ 110.25     $ 162.66     $ 207.70     $ 349.55
EQ/Alliance International                        $ 115.49     $ 178.17     $ 233.17     $ 395.65
EQ/Alliance Money Market                         $ 107.85     $ 155.49     $ 195.85     $ 327.65
EQ/Alliance Premier Growth                       $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Alliance Quality Bond                         $ 110.03     $ 162.01     $ 206.63     $ 347.58
EQ/Alliance Small Cap Growth                     $ 112.32     $ 168.82     $ 217.85     $ 368.07
EQ/Alliance Technology                           $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/AXP New Dimensions                            $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/AXP Strategy Aggressive                       $ 111.67     $ 166.87     $ 214.65     $ 362.26
EQ/Balanced                                      $ 110.58     $ 163.63     $ 209.31     $ 352.50
EQ/Bernstein Diversified Value                   $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Calvert Socially Responsible                  $ 112.21     $ 168.49     $ 217.32     $ 367.11
EQ/Capital Guardian International                $ 113.85     $ 173.34     $ 225.27     $ 381.49
EQ/Capital Guardian Research                     $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Capital Guardian U.S. Equity                  $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Emerging Markets Equity                       $ 120.40     $ 192.57     $ 256.58     $ 436.82
EQ/Equity 500 Index                              $ 106.86     $ 152.55     $ 190.97     $ 318.55
EQ/Evergreen Omega                               $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/FI Mid Cap                                    $ 111.67     $ 166.87     $ 214.65     $ 362.26
EQ/FI Small/Mid Cap Value                        $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/High Yield                                    $ 110.79     $ 164.28     $ 210.38     $ 354.46
EQ/International Equity Index                    $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/J.P. Morgan Core Bond                         $ 109.48     $ 160.38     $ 203.94     $ 342.64
EQ/Janus Large Cap Growth                        $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Lazard Small Cap Value                        $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Marsico Focus                                 $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Mercury Basic Value Equity                    $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/MFS Emerging Growth Companies                 $ 111.34     $ 165.90     $ 213.05     $ 359.35
EQ/MFS Investors Trust                           $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/MFS Research                                  $ 111.12     $ 165.25     $ 211.98     $ 357.40



                                                     If you do not surrender your contract at
                                                        the end of each period shown, the
                                                                expenses would be:
                                                 -------------------------------------------------
                                                    1 year     3 years     5 years      10 years
                                                 -------------------------------------------------
AXA Premier VIP Core Bond                        $ 31.12     $  96.22   $ 165.80     $ 352.56
AXA Premier VIP Health Care                      $ 40.95     $ 124.16   $ 210.94     $ 436.87
AXA Premier VIP International Equity             $ 40.40     $ 122.57   $ 208.48     $ 432.39
AXA Premier VIP Large Cap Core Equity            $ 35.49     $ 108.62   $ 186.08     $ 391.01
AXA Premier VIP Large Cap Growth                 $ 35.49     $ 108.62   $ 186.08     $ 391.01
AXA Premier VIP Large Cap Value                  $ 35.49     $ 108.62   $ 186.08     $ 391.01
AXA Premier VIP Small/Mid Cap Growth             $ 38.22     $ 116.31   $ 198.58     $ 414.24
AXA Premier VIP Small/Mid Cap Value              $ 38.22     $ 116.31   $ 198.58     $ 414.24
AXA Premier VIP Technology                       $ 40.95     $ 124.16   $ 210.94     $ 436.87
EQ/Aggressive Stock                              $ 31.01     $  95.91   $ 165.29     $ 351.58
EQ/Alliance Common Stock                         $ 29.27     $  90.92   $ 157.07     $ 335.73
EQ/Alliance Global                               $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Alliance Growth and Income                    $ 30.36     $  94.04   $ 162.21     $ 345.67
EQ/Alliance Growth Investors                     $ 30.36     $  94.04   $ 162.21     $ 345.67
EQ/Alliance Intermediate Government Securities   $ 30.25     $  93.73   $ 161.70     $ 344.68
EQ/Alliance International                        $ 35.49     $ 108.62   $ 186.08     $ 391.01
EQ/Alliance Money Market                         $ 27.85     $  86.86   $ 150.35     $ 322.66
EQ/Alliance Premier Growth                       $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/Alliance Quality Bond                         $ 30.03     $  93.11   $ 160.67     $ 342.70
EQ/Alliance Small Cap Growth                     $ 32.32     $  99.64   $ 171.41     $ 363.29
EQ/Alliance Technology                           $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/AXP New Dimensions                            $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/AXP Strategy Aggressive                       $ 31.67     $  97.78   $ 168.35     $ 357.45
EQ/Balanced                                      $ 30.58     $  94.67   $ 163.24     $ 347.64
EQ/Bernstein Diversified Value                   $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Calvert Socially Responsible                  $ 32.21     $  99.33   $ 170.90     $ 362.32
EQ/Capital Guardian International                $ 33.85     $ 103.98   $ 178.52     $ 376.77
EQ/Capital Guardian Research                     $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Capital Guardian U.S. Equity                  $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Emerging Markets Equity                       $ 40.40     $ 122.57   $ 208.48     $ 432.39
EQ/Equity 500 Index                              $ 26.86     $  84.04   $ 145.68     $ 313.52
EQ/Evergreen Omega                               $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/FI Mid Cap                                    $ 31.67     $  97.78   $ 168.35     $ 357.45
EQ/FI Small/Mid Cap Value                        $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/High Yield                                    $ 30.79     $  95.29   $ 164.26     $ 349.61
EQ/International Equity Index                    $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/J.P. Morgan Core Bond                         $ 29.48     $  91.55   $ 158.10     $ 337.73
EQ/Janus Large Cap Growth                        $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/Lazard Small Cap Value                        $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Marsico Focus                                 $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/Mercury Basic Value Equity                    $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/MFS Emerging Growth Companies                 $ 31.34     $  96.85   $ 166.82     $ 354.52
EQ/MFS Investors Trust                           $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/MFS Research                                  $ 31.12     $  96.22   $ 165.80     $ 352.56

                                      If you surrender your contract at the end
                                          of each period shown, the expenses
                                                      would be:
                                  -------------------------------------------------
                                      1 year      3 years      5 years     10 years
                                  -------------------------------------------------
EQ/Putnam Growth & Income Value   $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Putnam International Equity    $ 114.40     $ 174.95     $ 227.91     $ 386.23
EQ/Putnam Voyager                 $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Small Company Index            $ 110.03     $ 162.01     $ 206.63     $ 347.58



                                      If you do not surrender your contract at
                                         the end of each period shown, the
                                                 expenses would be:
                                  -------------------------------------------------
                                     1 year     3 years     5 years      10 years
                                  -------------------------------------------------
EQ/Putnam Growth & Income Value   $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Putnam International Equity    $ 34.40     $ 105.53   $ 181.04     $ 381.54
EQ/Putnam Voyager                 $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Small Company Index            $ 30.03     $  93.11   $ 160.67     $ 342.70



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" in your prospectus.



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $5.44 based on the average amount applied to annuity payout options in 2001. See "Annuity administrative fee" in "Charges and expenses," in your prospectus.


(5) DISRUPTIVE TRANSFER ACTIVITY


The following reflects Equitable's current policy with regard to market timing-related transaction requests.


You should note that the Accumulator Series contracts are not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners. In making these determinations, we may consider the combined transfer activity of annuity contracts and life insurance policies that we believe are under common ownership, control or direction.


We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



(6) BENEFICIARY CONTINUATION OPTION


BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within nine months following the date we receive proof of your death and before any other inconsistent election is made.

We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the applicable guaranteed minimum death benefit as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The beneficiary continuation option is available if we have received regulatory clearance in your state. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an appropriate individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit, if applicable, and the death benefit provisions (including any guaranteed minimum death benefit) will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, generally, any remaining interest in the contract will be paid in a lump sum to the person named by the beneficiary (when we receive satisfactory proof of death, any required instructions for the method of payment and the information and forms necessary to effect payment), unless such person elects to continue the payment method elected by the beneficiary.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death, and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. However, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed in "Tax information" in your prospectus and SAI, your beneficiary may choose the "5-year rule" instead of annual payments over life expectancy. If your beneficiary chooses this, your beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the 5th calendar year after your death.


(7) TAX INFORMATION

The discussion in the prospectus is amended to reflect changes due to the Economic Growth and Tax Relief Reconciliation Act of 2001, and proposed revisions to the proposed required minimum distribution Treasury Regulations.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (IRAS) AND ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH
IRA. Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution--even if you make a contribution to one plan and take the distribution from another plan--during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


CONTRIBUTIONS


INCREASED LIMITS ON REGULAR CONTRIBUTIONS TO BOTH TYPES OF IRAS.

The maximum amount of regular contributions to all IRAs for any individual (including both traditional and Roth IRAs) for 2002 has been increased from $2,000 to $3,000. If the traditional IRA owner is at least age 50 but under age 70-1/2 at any time during 2002 an additional catch-up contribution of up to $500 more for 2002 may be made. For Roth IRAs, an additional catch-up contribution of up to $500 more for 2002 may be made if the Roth IRA owner is at least age
50 at any time during 2002.

If the traditional IRA owner is single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $34,000 and $44,000 in 2002. If the traditional IRA owner is married, files a joint return and is covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002.


ROLLOVER CONTRIBUTIONS TO TRADITIONAL IRAS AND ROLLOVER TSAS

Beginning in 2002, rollover contributions may be made to a traditional IRA (but not a Roth IRA) or a Rollover TSA from "eligible retirement plans" which include traditional IRAs, TSAs, qualified plans and governmental 457(b) plans (also known as "governmental EDC plans").

Rollover contributions to traditional IRAs were historically limited to pre-tax funds. Beginning in 2002, after-tax contributions to a qualified plan or TSA may be rolled over to a traditional IRA (but not a Roth IRA). You should be aware before you roll over any after-tax contributions that you are responsible for calculating the taxable amount of any distributions you take from the traditional IRA.

We do not accept rollover contributions of after-tax funds to Accumulator(R) Rollover TSA contracts.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan and the features of the current plan may no longer be available. For example, distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions. If you roll over funds from a governmental 457(b) plan into an eligible retirement plan which is not a governmental 457(b) plan (such as a traditional IRA or TSA), any subsequent distributions may be subject to this penalty.


ROLLOVERS BETWEEN ELIGIBLE RETIREMENT PLANS

Historically, a rollover from a traditional IRA could only be made to a qualified plan (or TSA) if the traditional IRA served as a "conduit" for only qualified plan (or only TSA) funds. Historically, a rollover from a TSA could only be made to another TSA or a traditional IRA. Beginning in 2002, these rules have been substantially liberalized. Eligible rollover distributions from qualified plans, TSAs, governmental 457(b) plans and traditional IRAs may be rolled over into other such plans. A surviving spouse beneficiary may roll over funds from the deceased spouse's traditional IRA or TSA into these "eligible retirement plans."

The recipient eligible retirement plan must agree to take the distribution. An eligible retirement plan is not legally required to accept a rollover. Before you decide to roll over your distribution to another eligible retirement plan, you should find out whether the plan accepts rollover contributions from other plan types and, if so, the types of distributions it accepts as rollover contributions. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Check with the administrator of the plan that is to receive your rollover prior to making the rollover. If an eligible retirement plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from your traditional IRA or TSA.

If you roll a distribution from your traditional IRA or TSA into a governmental 457(b) plan, the recipient governmental 457(b) plan must agree to separately account for the rolled-over funds. Even though distributions from a governmental 457(b) plan are generally not subject to the additional 10-percent federal income tax penalty for pre-age 59-1/2 distributions, any subsequent distributions from the governmental 457(b) plan attributable to the IRA or TSA funds rolled over continue to be subject to this penalty.


ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM CERTAIN ELIGIBLE RETIREMENT PLANS

Beginning in 2002, under certain circumstances, you may roll over any after-tax contributions you have made to a TSA to another qualified plan or TSA which agrees to do required separate accounting, or to a traditional IRA. This does not apply to Accumulator(R) Rollover TSA contracts, as we do not accept rollover contributions of after-tax funds, and we treat all funds directly transferred to Accumulator(R) Rollover TSA contracts as pre-tax funds.

After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental 457(b) plan.


REQUIRED MINIMUM DISTRIBUTIONS

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA, as of December 31st of the past calendar year, by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life, the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies.

If you initially choose an account-based method, you may be able to apply your traditional IRA funds later to a life annuity-based payout, with any certain period not exceeding remaining life expectancy.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments and on the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required for a year before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

(8) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2001. The table shows unit values based on the lowest and highest charges that would apply to any contract or investment option to which this supplement relates, including the lowest and highest charges that would apply to the underlying portfolios. Therefore, if your contract has different charges than those assumed, your unit values will be different than those shown. Please refer to the SAI for a complete presentation of the unit values and units outstanding. The table also shows the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.



                                                                For the years
                                                             ending December 31,
                                                                  2001        2000
 EQ/Aggressive Stock
  Unit value                                                  $ 58.69   $  78.83
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Common Stock
  Unit value                                                  $271.84   $ 306.09
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Global
  Unit value                                                  $ 31.62         --
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Growth and Income
  Unit value                                                  $ 27.40         --
  Separate Account 45 number of units outstanding (000's)           4         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Growth Investors
  Unit value                                                  $ 38.15         --
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Intermediate Government Securities
  Unit value                                                  $ 18.84         --
  Separate Account 45 number of units outstanding (000's)           8         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance International
  Unit value                                                  $ 10.22         --
  Separate Account 45 number of units outstanding (000's)           3         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Money Market
  Unit value                                                  $ 34.09   $  33.08
  Separate Account 45 number of units outstanding (000's)          19         --
  Separate Account 49 number of units outstanding (000's)         124         --
 EQ/Alliance Premier Growth
  Unit value                                                  $  7.29   $   9.63
  Separate Account 45 number of units outstanding (000's)           3         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Alliance Small Cap Growth
  Unit value                                                  $ 14.86   $  17.22
  Separate Account 45 number of units outstanding (000's)           4         --
  Separate Account 49 number of units outstanding (000's)          --         --

                                                                For the years
                                                             ending December 31,
                                                                  2001        2000
 EQ/Alliance Technology
  Unit value                                                  $ 5.00     $  6.65
  Separate Account 45 number of units outstanding (000's)          9          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/AXP New Dimensions
  Unit value                                                  $ 6.99          --
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/AXP Strategy Aggressive
  Unit value                                                  $ 4.12          --
  Separate Account 45 number of units outstanding (000's)          4          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Balanced
  Unit value                                                  $46.74          --
  Separate Account 45 number of units outstanding (000's)          3          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Bernstein Diversified Value
  Unit value                                                  $12.31     $ 12.01
  Separate Account 45 number of units outstanding (000's)         10          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Calvert Socially Responsible
  Unit value                                                  $ 8.85          --
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Capital Guardian International
  Unit value                                                  $ 8.90     $ 11.30
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Capital Guardian Research
  Unit value                                                  $10.97     $ 11.25
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Capital Guardian U. S. Equity
  Unit value                                                  $10.39     $ 10.66
  Separate Account 45 number of units outstanding (000's)          1          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Emerging Markets Equity
  Unit value                                                  $ 6.34     $  6.72
  Separate Account 45 number of units outstanding (000's)          2          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Equity 500 Index
  Unit value                                                  $26.11     $ 29.88
  Separate Account 45 number of units outstanding (000's)          1          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Evergreen Omega
  Unit value                                                  $ 7.92          --
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --

                                                                For the years
                                                             ending December 31,
                                                                  2001        2000
 EQ/FI Mid Cap
  Unit value                                                  $ 8.64     $ 10.03
  Separate Account 45 number of units outstanding (000's)          6          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/FI Small/Mid Cap Value
  Unit value                                                  $11.66     $ 11.27
  Separate Account 45 number of units outstanding (000's)         13          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/High Yield
  Unit value                                                  $27.00     $ 26.95
  Separate Account 45 number of units outstanding (000's)          2          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/International Equity Index
  Unit value                                                  $ 9.21     $ 12.42
  Separate Account 45 number of units outstanding (000's)          5          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/J.P. Morgan Core Bond
  Unit value                                                  $12.65     $ 11.78
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Janus Large Cap Growth
  Unit value                                                  $ 6.45     $  8.42
  Separate Account 45 number of units outstanding (000's)         10          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Lazard Small Cap Value
  Unit value                                                  $12.93     $ 11.04
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Marisco Focus
  Unit value                                                  $11.37          --
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Mercury Basic Value Equity
  Unit value                                                  $17.90          --
  Separate Account 45 number of units outstanding (000's)          1          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/MFS Emerging Growth Companies
  Unit value                                                  $14.96     $ 22.79
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/MFS Investors Trust
  Unit value                                                  $ 8.94     $ 10.69
  Separate Account 45 number of units outstanding (000's)          2          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/MFS Research
  Unit value                                                  $12.83     $ 16.49
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --
 EQ/Putnam Growth & Income Value
  Unit value                                                  $12.57     $ 13.56
  Separate Account 45 number of units outstanding (000's)         --          --
  Separate Account 49 number of units outstanding (000's)         --          --

                                                                For the years
                                                             ending December 31,
                                                                  2001        2000
 EQ/Putnam International Equity
  Unit value                                                  $ 14.10    $ 18.06
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Putnam Investors Growth
  Unit value                                                  $ 13.43    $ 17.87
  Separate Account 45 number of units outstanding (000's)          --         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/Small Company Index
  Unit value                                                  $ 11.40    $ 11.22
  Separate Account 45 number of units outstanding (000's)           1         --
  Separate Account 49 number of units outstanding (000's)          --         --
 EQ/T. Rowe Price International Stock
  Unit value                                                  $  9.17         --
  Separate Account 45 number of units outstanding (000's)           1         --
  Separate Account 49 number of units outstanding (000's)          --         --

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.



                                                                    For the years ending December 31,
                                                                                    2001
 EQ/Aggressive Stock
  Unit value                                                                 $ 46.83
  Separate Account 49 number of units outstanding (000's)                         --
    EQ/Alliance Common Stock
  Unit value                                                                 $188.32
  Separate Account 49 number of units outstanding (000's)                          1
    EQ/Alliance High Yield
  Unit value                                                                 $ 21.83
  Separate Account 49 number of units outstanding (000's)                         --
    EQ/Alliance Money Market
  Unit value                                                                 $ 25.51
  Separate Account 49 number of units outstanding (000's)                        217
    EQ/Alliance Premier Growth
  Unit value                                                                 $  7.02
  Separate Account 49 number of units outstanding (000's)                         27
    EQ/Alliance Small Cap Growth
  Unit value                                                                 $ 13.91
  Separate Account 49 number of units outstanding (000's)                          7
    EQ/Alliance Technology
  Unit value                                                                 $  4.88
  Separate Account 49 number of units outstanding (000's)                          5
    EQ/Balanced
  Unit value                                                                 $ 37.29
  Separate Account 49 number of units outstanding (000's)                          4
    EQ/Bernstein Diversified Value
  Unit value                                                                 $ 11.64
  Separate Account 49 number of units outstanding (000's)                         16
    EQ/Calvert Socially Responsible
  Unit value                                                                 $  8.56
  Separate Account 49 number of units outstanding (000's)                         --
    EQ/Capital Guardian International
  Unit value                                                                 $  8.57
  Separate Account 49 number of units outstanding (000's)                         41
    EQ/Capital Guardian Research
  Unit value                                                                 $ 10.56
  Separate Account 49 number of units outstanding (000's)                         13
    EQ/Equity 500 Index
  Unit value                                                                 $ 23.37
  Separate Account 49 number of units outstanding (000's)                         11
    EQ/Evergreen Omega
  Unit value                                                                 $  7.59
  Separate Account 49 number of units outstanding (000's)                         --
    EQ/FI Mid Cap
  Unit value                                                                 $  8.48
  Separate Account 49 number of units outstanding (000's)                          5
    EQ/FI Small/Mid Cap Value
  Unit value                                                                 $ 10.91
  Separate Account 49 number of units outstanding (000's)                         14

                                                                    For the years ending December 31,
                                                                                    2001
 EQ/International Equity Index
  Unit value                                                                 $ 8.71
  Separate Account 49 number of units outstanding (000's)                        26
    EQ/J.P. Morgan Core Bond
  Unit value                                                                 $11.96
  Separate Account 49 number of units outstanding (000's)                        31
    EQ/Janus Large Cap Growth
  Unit value                                                                 $ 6.33
  Separate Account 49 number of units outstanding (000's)                         6
    EQ/Lazard Small Cap Value
  Unit value                                                                 $12.22
  Separate Account 49 number of units outstanding (000's)                        14
    EQ/Marisco Focus
  Unit value                                                                 $11.32
  Separate Account 49 number of units outstanding (000's)                         2
    EQ/Mercury Basic Value Equity
  Unit value                                                                 $16.76
  Separate Account 49 number of units outstanding (000's)                         9
    EQ/MFS Emerging Growth Companies
  Unit value                                                                 $14.00
  Separate Account 49 number of units outstanding (000's)                         1
    EQ/MFS Investors Trust
  Unit value                                                                 $ 8.56
  Separate Account 49 number of units outstanding (000's)                         6
    EQ/MFS Research
  Unit value                                                                 $12.01
  Separate Account 49 number of units outstanding (000's)                         7
    EQ/Putnam Growth & Income Value
  Unit value                                                                 $11.77
  Separate Account 49 number of units outstanding (000's)                        19
    EQ/Putnam International Equity
  Unit value                                                                 $13.20
  Separate Account 49 number of units outstanding (000's)                        18
    EQ/Putnam Investors Growth
  Unit value                                                                 $12.57
  Separate Account 49 number of units outstanding (000's)                         4
    EQ/Small Company Index
  Unit value                                                                 $10.77
  Separate Account 49 number of units outstanding (000's)                         1

(9) INVESTMENT PERFORMANCE


The following table shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account the maximum current fees and charges applicable to all contracts to which this supplement applies, including any optional benefits charges, which may or may not be available under your contract. The table does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.


The results shown under "length of option period" are based on the actual historical investment experience of each variable investment option since its inception. The results shown under "length of portfolio period" include some periods when a variable investment option investing in the Portfolio had not yet commenced operations. For those periods, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB/B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for period before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as an assumed charge of 0.06% for direct operating expenses.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.


AXA Premier VIP Trust commenced operations on December 31, 2001, and performance information for these portfolios is not available as of the date of this prospectus.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

                         TABLE FOR SEPARATE ACCOUNT 49
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:




                                             Length of option period                       Length of portfolio period
                                    ------------------------------------------ --------------------------------------------------
                                                                                                                         Since
                                                                 Since option                                          portfolio
Variable investment options             1 Year        5 Years     inception*      3 Years       5 Years    10 Years   inception**
---------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 (20.36)%         7.21%         7.89%        ( 6.54)%       7.21%      9.99%        11.36%
EQ/Alliance Common Stock            (29.71)%         1.32%         1.91%        ( 8.80)%       1.32%      5.96%         6.18%
EQ/Alliance Global                  (11.33)%        11.52%           --           3.48%       11.52%        --         10.79%
EQ/Alliance Growth Investors        (32.69)%        (5.52)%          --         (12.07)%      (5.52)%       --        ( 1.61)%
EQ/Alliance Money Market            (33.34)%           --        (16.58)%           --           --         --        (16.57)%
EQ/Alliance Premier Growth          ( 1.94)%         4.17%           --           0.69%        4.17%        --          3.31%
EQ/Alliance Small Cap Growth        (33.81)%           --        (41.75)%           --           --         --        (41.75)%
EQ/Alliance Technology              (25.05)%           --            --             --           --         --        (31.66)%
EQ/Bernstein Diversified Value      ( 6.77)%           --          2.95%        ( 3.43)%         --         --          2.95%
EQ/Capital Guardian International   (30.32)%           --        ( 9.28)%           --           --         --        ( 9.28)%
EQ/Capital Guardian Research        (11.79)%           --        ( 1.19)%           --           --         --        ( 1.20)%
EQ/Capital Guardian U.S. Equity     (11.78)%           --        ( 3.35)%           --           --         --        ( 3.36)%
EQ/Emerging Markets Equity          (14.87)%           --        ( 8.20)%       ( 1.18)%         --         --        (12.46)%
EQ/Equity 500 Index                 (21.75)%         7.45%         8.12%        ( 6.70)%       7.45%        --         10.93%
EQ/Evergreen Omega                  (26.51)%           --        (12.35)%       (12.35)%         --         --        (12.35)%
EQ/FI Mid Cap                       (22.98)%           --        (17.62)%           --           --         --        (18.27)%
EQ/FI Small/Mid Cap Value           ( 5.88)%           --          1.24%        ( 1.24)%         --         --          1.19%
EQ/High Yield                       ( 9.13)%        (2.85)%      ( 2.18)%       ( 9.22)%      (2.85)%     4.37%         4.71%
EQ/International Equity Index       (34.81)%           --        ( 4.53)%       (13.20)%         --         --        ( 4.53)%
EQ/J.P. Morgan Core Bond            ( 2.01)%           --          3.66%          0.98%          --         --          3.66%
EQ/Janus Large Cap Growth           (32.36)%           --        (35.64)%           --           --         --        (36.14)%
EQ/Lazard Small Cap Value             7.61%            --          4.21%          7.75%          --         --          4.21%
EQ/Mercury Basic Value Equity       ( 4.38)%           --         11.23%          7.34%          --         --         11.23%
EQ/MFS Emerging Growth Companies    (43.25)%           --          6.99%        ( 7.44)%         --         --          6.99%
EQ/MFS Investors Trust              (25.50)%           --        ( 8.33)%       ( 8.33)%         --         --        ( 8.33)%
EQ/MFS Research                     (31.23)%           --          3.41%        ( 8.13)%         --         --          3.41%
EQ/Putnam Growth & Income Value     (16.50)%           --          2.92%        ( 5.65)%         --         --          2.92%
EQ/Putnam International Equity      (30.94)%           --          5.58%        ( 1.51)%         --         --          5.58%
EQ/Putnam Voyager                   (33.83)%           --          4.48%        (12.11)%         --         --          4.48%
EQ/Small Company Index              ( 7.79)%           --          0.88%          1.20%          --         --          0.88%



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth Investors, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager
   (May 1, 1997); EQ/Emerging Markets Equity (December 31, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Growth and Income, EQ/Alliance International, EQ/Alliance Quality Bond, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive (January 14, 2002); EQ/Alliance Intermediate Government Securities (April 1, 2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May
   1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

                         TABLE FOR SEPARATE ACCOUNT 45
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2001:



                                                             Length of option period
                                                   -------------------------------------------
                                                                                 Since option
Variable investment options                            1 Year        5 Years      inception*
----------------------------------------------------------------------------------------------
  EQ/Aggressive Stock                              (34.38)%       (5.84)%          1.76%
  EQ/Alliance Common Stock                         (20.18)%        7.21%          11.79%
  EQ/Alliance Global                               (29.55)%        1.32%           4.97%
  EQ/Alliance Growth and Income                    (11.13)%       11.53%          13.60%
  EQ/Alliance Growth Investors                     (22.03)%        4.75%           7.71%
  EQ/Alliance Intermediate Government Securities   ( 1.85)%        3.60%           4.08%
  EQ/Alliance International                        (32.54)%       (5.52)%        ( 1.61)%
  EQ/Alliance Money Market                         ( 6.10)%        2.31%           2.70%
  EQ/Alliance Premier Growth                       (33.19)%          --          (16.39)%
  EQ/Alliance Small Cap Growth                     (22.63)%          --            6.80%
  EQ/Alliance Technology                           (33.66)%          --          (41.61)%
  EQ/AXP New Dimensions                            (24.87)%          --          (30.72)%
  EQ/AXP Strategy Aggressive                       (24.87)%          --          (30.72)%
  EQ/Capital Guardian Research                     (30.16)%          --              --
  EQ/Capital Guardian U.S. Equity                  (11.59)%          --          ( 0.97)%
  EQ/Emerging Markets Equity                       (11.58)%          --          ( 3.14)%
  EQ/Equity 500 Index                              (14.68)%          --          (11.22)%
  EQ/Evergreen Omega                               (21.58)%        7.45%          11.51%
  EQ/FI Mid Cap                                    (26.35)%          --          (12.16)%
  EQ/FI Small/Mid Cap Value                        (22.80)%          --          (17.43)%
  EQ/High Yield                                    ( 5.67)%          --            1.16%
  EQ/International Equity Index                    ( 8.93)%       (2.85)%          2.33%
  EQ/Janus Large Cap Growth                        ( 1.79)%          --              --
  EQ/Mercury Basic Value Equity                        --            --            4.99%
  EQ/MFS Emerging Growth Companies                 ( 4.16)%          --           11.23%
  EQ/MFS Investors Trust                           (43.11)%          --            6.99%
  EQ/MFS Research                                  (25.33)%          --          ( 8.12)%
  EQ/Putnam Growth & Income Value                  (31.08)%          --            3.41%
  EQ/Small Company Index                           (33.67)%          --              --

                                                                  Length of portfolio period
                                                   --------------------------------------------------------
                                                                                            Since portfolio
Variable investment options                            3 Years       5 Years     10 Years     inception**
-----------------------------------------------------------------------------------------------------------
  EQ/Aggressive Stock                              (13.60)%       (5.84)%        1.71%        9.83%
  EQ/Alliance Common Stock                         ( 6.33)%        7.21%        10.22%       11.59%
  EQ/Alliance Global                               ( 8.59)%        1.32%         6.18%        6.40%
  EQ/Alliance Growth and Income                      3.71%        11.53%           --        11.02%
  EQ/Alliance Growth Investors                     ( 3.85)%        4.75%         6.58%        9.60%
  EQ/Alliance Intermediate Government Securities     0.88%         3.60%         3.46%        4.16%
  EQ/Alliance International                        (11.87)%       (5.52)%          --       ( 1.41)%
  EQ/Alliance Money Market                           0.14%         2.31%         2.19%        4.19%
  EQ/Alliance Premier Growth                           --            --            --       (16.38)%
  EQ/Alliance Small Cap Growth                       3.49%           --            --         6.80%
  EQ/Alliance Technology                               --            --            --       (41.61)%
  EQ/AXP New Dimensions                                --            --            --       (31.49)%
  EQ/AXP Strategy Aggressive                           --            --            --       (31.49)%
  EQ/Capital Guardian Research                         --            --            --       ( 9.08)%
  EQ/Capital Guardian U.S. Equity                      --            --            --       ( 0.98)%
  EQ/Emerging Markets Equity                           --            --            --       ( 3.14)%
  EQ/Equity 500 Index                              ( 0.96)%          --            --       (12.83)%
  EQ/Evergreen Omega                               ( 6.50)%        7.45%           --        11.16%
  EQ/FI Mid Cap                                    (12.15)%          --            --       (12.15)%
  EQ/FI Small/Mid Cap Value                            --            --            --       (18.08)%
  EQ/High Yield                                    ( 1.03)%          --            --         1.16%
  EQ/International Equity Index                    ( 9.02)%       (2.85)%        4.58%        4.93%
  EQ/Janus Large Cap Growth                          1.21%           --            --         3.66%
  EQ/Mercury Basic Value Equity                        --            --            --         5.31%
  EQ/MFS Emerging Growth Companies                   7.57%           --            --        11.23%
  EQ/MFS Investors Trust                           ( 7.23)%          --            --         6.99%
  EQ/MFS Research                                  ( 8.12)%          --            --       ( 8.12)%
  EQ/Putnam Growth & Income Value                  ( 7.93)%          --            --         3.41%
  EQ/Small Company Index                           (11.91)%          --            --         4.48%



 * The variable option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance Intermediate Government Securities, EQ/Alliance International, EQ/Alliance Money Market, EQ/Equity 500 Index and EQ/High Yield (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research and EQ/Putnam Growth & Income Value (May 1, 1997); EQ/Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap, and EQ/Janus Large Cap Growth (September 5, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (May 18, 2001); EQ/Calvert Socially Responsible and EQ/Marsico Focus (September 4, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value, AXA Premier VIP Technology, EQ/Alliance Quality Bond, EQ/Capital Guardian International, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value, EQ/Putnam International Equity and EQ/Putnam Voyager (January 14,
   2002). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Money Market (July 13, 1981); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/High Yield (January 2, 1987); EQ/Alliance Global (August 27, 1987):
   EQ/Alliance Growth Investors (October 2, 1989); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance Growth and Income and EQ/Alliance Quality Bond (October 1, 1993); EQ/Equity 500 Index (March 1,
   1994); EQ/Alliance International (April 3, 1995); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Voyager (May
   1, 1997); EQ/Emerging Markets Equity (August 20, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Small Company Index (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian International, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Calvert Socially Responsible (September 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/FI Mid Cap and EQ/Janus Large Cap Growth (September 1, 2000); EQ/Marsico Focus (August 31, 2001); AXA Premier VIP Core Bond, AXA Premier VIP Health Care, AXA Premier VIP International Equity, AXA Premier VIP Large Cap Core Equity, AXA Premier VIP Large Cap Growth, AXA Premier VIP Large Cap Value, AXA Premier VIP Small/Mid Cap Growth, AXA Premier VIP Small/Mid Cap Value and AXA Premier VIP Technology (December 31, 2001). No performance information is provided for portfolios and/or variable investment options with inception dates after December 31, 2000.

(10) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, "The Equitable Companies Incorporated"). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Appendix


--------------------------------------------------------------------------------

Dates of previous Prospectuses and Supplements



                                                             Product Distributor
                                       ---------------------------------------------------------------
                                                                AXA Advisors
                                       ---------------------------------------------------------------
                                        Prospectus and
 Product Name                          SAI Dates              Supplement Dates
-------------------------------------- --------------------- -----------------------------------------
                                       4/7/95                7/1/95; 9/28/95
 o Income Manager                      11/1/95
    Accumulator(R)                     5/1/96
 o Income Manager(R)                   10/17/96              2/10/97
    Rollover IRA                       5/1/97                5/1/97; 12/31/97; 5/1/98;
                                                             1/4/99; 5/1/99; 5/1/00; 6/23/00;
                                                             9/1/00; 2/9/01; 9/1/01; 1/14/02
                                       ---------------------------------------------------------------
                                       12/31/97              12/31/97; 5/1/98; 1/4/99; 5/1/99;
                                                             5/1/00; 6/23/00; 9/1/00; 2/9/01;
                                                             9/1/01; 1/14/02
------------------------------------------------------------------------------------------------------
                                       5/1/98                5/1/98; 6/18/98; 11/30/98
 o Equitable Accumulator(R)
    (IRA, NQ and QP)                   5/1/99                5/1/99; 5/1/00; 9/1/00; 2/9/01; 9/1/01;
                                                             1/14/02
 o Equitable Accumulator(R)
    Select(SM) (IRA, NQ, QP)
------------------------------------------------------------------------------------------------------
 o Equitable Accumulator(R)            10/18/99              3/20/00; 5/1/00; 6/23/00; 9/1/00;
    Select(SM)                                               2/9/01; 9/1/01; 10/13/00; 1/14/02
 o Equitable Accumulator(R)

                                       ---------------------------------------------------------------
                                       5/1/00                3/20/00; 6/23/00; 9/1/00; 9/6/00;
                                                             2/9/01; 9/1/01; 10/13/00; 1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01                5/1/01+; 7/30/01*; 9/1/01;
                                                             10/1/01**; 12/14/01; 1/14/02
                                       ---------------------------------------------------------------
                                       8/13/01               9/1/01; 10/1/01**; 12/14/01;
                                        (Accumulator(R)      1/14/02
                                       Select(SM) only)
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Plus(SM)     9/2/99
                                       10/18/99
                                       5/1/00                6/23/00; 9/1/00; 9/6/00; 10/13/00;
                                                             2/9/01; 3/19/01; 7/30/01; 9/1/01;
                                                             1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01                7/30/01*; 9/1/01; 12/14/01;
                                                             1/14/02
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)              N/A                   N/A
 Select(SM) II
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM)II  N/A                   N/A
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM)    8/13/01               9/1/01; 10/1/01***; 12/14/01;
                                                             1/14/02
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)              11/17/00              2/9/01; 3/19/01; 7/30/01*;
 Advisor(SM)                                                 9/1/01; 12/14/01; 1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01                9/1/01; 12/14/01; 1/14/02



                                                       Product Distributor
                                       ---------------------------------------------------
                                                        AXA Distributors
                                       ---------------------------------------------------
                                        Prospectus and
 Product Name                          SAI Dates         Supplement Dates
-------------------------------------- ---------------- ----------------------------------
                                       4/7/95           7/1/95; 9/28/95
 o Income Manager                      11/1/95
    Accumulator(R)                     10/16/96         2/10/97
 o Income Manager(R)                   5/1/97           5/1/97
    Rollover IRA                       8/1/97
                                       12/31/97         12/31/97; 5/1/98;
                                                        1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                                        2/9/01; 9/1/01; 1/14/02
------------------------------------------------------------------------------------------------------
                                       10/1/97+++
 o Equitable Accumulator(R)            12/31/97+++
    (IRA, NQ and QP)                   5/1/98           5/1/98; 6/18/98; 11/30/98;
 o Equitable Accumulator(R)                             5/1/99; 5/1/00; 9/1/00; 2/9/01;
    Select(SM) (IRA, NQ, QP)                            9/1/01; 1/14/02

------------------------------------------------------------------------------------------------------
 o Equitable Accumulator(R)            5/1/99
    Select(SM)                         10/18/99         3/20/00; 5/1/00; 9/1/00;
                                                        10/13/00; 2/9/01; 9/1/01;
 o Equitable Accumulator(R)                             1/14/02
                                       ---------------------------------------------------------------
                                       5/1/00           3/20/00; 9/1/00; 9/6/00; 10/13/
                                                        00; 2/9/01; 9/1/01; 1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01           5/1/01+; 5/1/01++; 7/30/01*; 9/1/
                                                        01; 10/1/01**; 12/14/01; 1/14/02
                                       ---------------------------------------------------------------
                                       N/A              N/A
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Plus(SM)     8/2/99
                                       10/18/99
                                       5/1/00           9/1/00; 9/6/00; 10/13/00;
                                                        2/9/01; 3/19/01; 7/30/01;
                                                        9/1/01; 1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01           5/1/01++; 7/30/01*; 9/1/01;
                                                        12/14/01; 1/14/02
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)              10/1/01          10/1/01**; 12/14/01; 1/14/02
 Select(SM) II
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM)II  10/1/01          10/1/01***; 12/14/01; 1/14/02
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R) Elite(SM)    8/13/01          9/1/01; 10/1/01***; 12/14/01;
                                                        1/14/02
------------------------------------------------------------------------------------------------------
 Equitable Accumulator(R)              5/15/00          9/1/00; 9/6/00; 2/9/01;
 Advisor(SM)                                            7/30/01*; 9/1/01; 12/14/01;
                                                        1/14/02
                                       ---------------------------------------------------------------
                                       5/1/01           9/1/01; 12/14/01; 1/14/02

                                                            Product Distributor
                            -----------------------------------------------------------------------------------
                                        AXA Advisors                            AXA Distributors
                            ------------------------------------- ---------------------------------------------
                             Prospectus and                        Prospectus and
 Product Name               SAI Dates          Supplement Dates   SAI Dates         Supplement Dates
--------------------------- ----------------- ------------------- ---------------- ----------------------------
 Equitable Accumulator(R)   N/A               N/A                 9/2/99
 Express(SM)                                                      10/18/99
                                                                  5/1/00           9/1/00; 9/6/00; 2/9/01;
                                                                                   7/30/01*; 9/1/01; 12/14/01;
                                                                                   1/14/02
                                                                  ---------------------------------------------
                                                                  5/1/01           7/30/01*; 9/1/01; 1/14/02



+  applies to contracts issued in Oregon only.

++  applies to Accumulator(R) and Accumulator(R) Plus(SM) only.

+++  applies to Accumulator(R) Select(SM) only.

*  applies to contracts issued in Washington only.

** applies to Equitable Accumulator(R) Select(SM) and Select(SM) II issued in New York only.

*** applies to Equitable Accumulator(R) Elite(SM) and Elite(SM) II issued in New York only.

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                 Page


Tax Information                                                                     2
Unit Values                                                                        22
Custodian and Independent Accountants                                              23
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance Quality
Bond Option and EQ/High Yield Option                                               23
Distribution of the contracts                                                      25
Financial Statements                                                               25




How to obtain an Equitable Accumulator(R) Statement of Additional Information

Send this request form to:
 Equitable Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------


Please send me an Equitable Accumulator(R) SAI dated May 1, 2002 :

Check one:

Equitable Accumulator(R)                      [ ]

Income Manager Accumulator(R)

Income Manager(R) Rollover IRA

Equitable Accumulator(R) (IRA, NQ, QP)

Accumulator(R) Express(SM)

Accumulator(R) Advisor(SM)                    [ ]

Accumulator(R) Elite(SM) & Elite(SM) II       [ ]

Accumulator(R) Plus(SM)                       [ ]

Accumulator(R) Select(SM) and Select(SM) II   [ ]




--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip







(SAI 4ACS(5/02))

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES --
SUPPLEMENT DATED MAY 1, 2002, TO THE CURRENT ACCUMULATOR(R) PROSPECTUS

--------------------------------------------------------------------------------


     This supplement, which is for use in Oregon ONLY, modifies certain information in the above-referenced Prospectus. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

1.  EQUITABLE ACCUMULATOR(R) AT A GLANCE - KEY FEATURES:


Under "Fees and charges," in the second bullet, the first sentence, is replaced with the following two sentences:

Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is 0.15% if the 5% roll up to age 70, if available, is elected.

The information under "Annuitant issue ages" is replaced in its entirety with the following:


NQ:0-83;
Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA* and Rollover TSA:20-83; Flexible Premium IRA*:20-70; Assured Payment Option and APO Plus (if available):53-1/2 - 83; QP:20-75


*We anticipate offering Flexible Premium Roth and Flexible Premium IRAs contracts upon obtaining the necessary regulatory clearance.

2.  FEE TABLE:

The following replaces the charges reflected under "Charges we deduct under your variable investment options expressed as an annual percentage of daily net assets:"

Mortality and expense risks(1)                     1.10%
Administrative                                     0.25% current (maximum 0.35%)
                                                   -----------------------------

Total annual expenses                              1.35% current (maximum 1.45%)

3.  CONTRACT FEATURES AND BENEFITS:

The following is added as the final paragraph under "Special dollar cost averaging program:"

In Oregon, where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the EQ/Alliance Money Market option for allocation of your eligible contributions, and only a 12 month time period is available. Under this program, we will not deduct the mortality and expense risks and administrative charges from amounts in the EQ/Alliance Money Market option attributable to the program.

The following replaces the entire "Our baseBUILDER" option section:

---------------
(1) A portion of this charge is for providing the guaranteed minimum death benefit.





IM-01-55 (5/02)                                                            E3838
                                                                               1

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA, Flexible Premium IRA (if available) and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we may offer an additional guaranteed minimum death benefit of a 5% roll up to age 70.The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit, which is described under "baseBUILDER benefits charge" in "Charges and expenses" below, and, in greater detail, in the Prospectus.


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit," in the Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (life annuity with a period certain) payout annuity contract. The Income Manager (life annuity with a period certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as the "Living Benefit," should be regarded as a safety net only.It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (life with a period certain) payout annuity option will be the greater of (i) your guaranteed minimum income benefit, which is calculated by applying your benefit base at guaranteed annuity purchase factors or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per$100,000 of initial contribution for a male annuitant age 60 (at issue) on the contract date anniversaries indicated using the guaranteed annuity purchase factors as of the date of the prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Money Market, EQ/Alliance Intermediate Government Securities or EQ/Alliance Quality Bond options, if available, or the fixed maturity options.



                                                                       GUARANTEED MINIMUM
                                                                INCOME BENEFIT -- ANNUAL INCOME
                   CONTRACT DATE                                     PAYABLE FOR LIFE WITH
              ANNIVERSARY AT EXERCISE                                10 YEAR PERIOD CERTAIN
----------------------------------------------------- -----------------------------------------------------

                          7                                                  $8,315
                         10                                                 $10,341
                         15                                                 $14,924

----------------------------------------------------- -----------------------------------------------------


When you elect to receive annual income, your contract will terminate and you will receive an Income Manager (life annuity with a period certain) annuity payout option. You will begin receiving payments one


IM-10-55 (5/02
payment period after the annuity payout option is issued. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:



-------------------------------------------------------------------------------------------------------------------
                                                   LEVEL PAYMENTS*
-------------------------------------------------------------------------------------------------------------------
                                                                                      PERIOD CERTAIN YEARS
-------------------------------------------------------------------------------------------------------------------

                                  ANNUITANT'S
                                AGE AT EXERCISE                                         IRAS                NQ
-------------------------------------------------------------------------------------------------------------------
                                   60 to 75                                              10                10
                                         76                                               9                10
                                         77                                               8                10
                                         78                                               7                10
                                         79                                               7                10
                                         80                                               7                10
                                         81                                               7                 9
                                         82                                               7                 8
                                         83                                               7                 7

------------------------------------------------------------------------------------------------------------------



*Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA contracts, where available, please see "Required minimum distributions" under "Individual retirement arrangements" in "Tax information," in the Prospectus and SAI, as to how this option may be affected if exercised after age 70-1/2.


Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.

The Income Manager (life annuity with a period certain) payout annuity contracts are offered through our Prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your financial professional. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.


SUCCESSOR OWNER/ANNUITANT. If the successor owner/annuitant (discussed under "More Information" in the Prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified below based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor owner/annuitant owner.


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


IM-01-55 (5/02)

You (or the successor owner/annuitant, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and


(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner.


4.  CHARGES AND EXPENSES:

The entire section entitled "Distribution charge" is deleted.

Under baseBUILDER benefit charge, the first sentence is replaced with the following sentence:


If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or reach the contract anniversary following your 83rd birthday, whichever comes first.

5.  CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below, as of December 31, 2001, are for contracts offered under Separate Accounts 45 and 49 with the same asset based charge of 1.35%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2001.



----------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------------------------
                                                        2001       2000      1999       1998      1997
----------------------------------------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 51.19    $ 69.35   $ 81.12    $ 69.37   $ 70.28
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding             513        595       553        293        --
(000's)
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding           1,101      1,253     1,163        939       380
(000's)
----------------------------------------------------------------------------------------------------------


IM-01-55 (5/02)



----------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------------------------
                                                        2001       2000      1999       1998      1997
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
----------------------------------------------------------------------------------------------------------
Unit value                                              $217.65    $247.21   $292.20    $237.18   $186.29
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,555      1,775     1,434        550        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   2,160      2,453     2,344      1,542       434
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GLOBAL
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 27.96    $ 35.51   $ 44.41    $ 32.58        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,616      1,835     1,361        354        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND INCOME
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 25.52    $ 26.28   $ 24.51    $ 20.99        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   7,830      7,903     5,956      1,853        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH INVESTORS
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 34.34    $ 39.84   $ 43.40    $ 34.48        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,806      3,248     2,354        694        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 17.18    $ 16.14   $ 15.03    $ 15.25        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   3,288      2,333     2,057        929        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL
----------------------------------------------------------------------------------------------------------
Unit value                                              $  9.64    $ 12.74   $ 16.81    $ 12.40        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     737        839       591        166        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE MONEY MARKET
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 28.61    $ 28.00   $ 26.78    $ 25.92   $ 25.00
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,501      1,860     2,900      1,566        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   6,273      5,065     7,278      5,158     1,153
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
----------------------------------------------------------------------------------------------------------
Unit value                                              $  7.12    $  9.49   $ 11.79         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)  10,884     12,132     6,304         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   15,780     17,298     8,614         --        --
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 14.28    $ 16.68   $ 14.88    $ 11.82   $ 12.54
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,115      2,156     1,264        775        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   8,170      9,189     6,912      6,101     2,521
----------------------------------------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY
----------------------------------------------------------------------------------------------------------
Unit value                                              $  4.93    $  6.61        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,346      1,852        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   3,522      3,814        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/AXP NEW DIMENSIONS
----------------------------------------------------------------------------------------------------------
Unit value                                              $  6.90    $  8.29        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     150         41        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/AXP STRATEGY AGGRESSIVE
----------------------------------------------------------------------------------------------------------
Unit value                                               $ 4.08    $  6.21        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     225        100        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------


IM-01-55 (5/02)
                                                                               5


----------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------------------------
                                                        2001       2000      1999       1998      1997
----------------------------------------------------------------------------------------------------------
EQ/BALANCED
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 40.77         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,511         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)     289         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 11.90    $ 11.70   $ 12.10    $ 11.84        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,847         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  10,569     10,105     9,428      5,696        --
----------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------
Unit value                                              $  8.67         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      10         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)       6         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN INTERNATIONAL
----------------------------------------------------------------------------------------------------------
Unit value                                              $  8.69    $ 11.14   $ 13.96         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   3,210      3,230     1,477         --        --
----------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 10.72    $ 11.09   $ 10.61         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     231        174        72         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   2,208      2,064       982         --        --
----------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U. S. EQUITY
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 10.15    $ 10.50   $ 10.28         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     376        298       126         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   5,372      4,745     2,907         --        --
----------------------------------------------------------------------------------------------------------
EQ/EMERGING MARKETS EQUITY
----------------------------------------------------------------------------------------------------------
Unit value                                              $  6.11    $  6.53   $ 11.04    $  5.72        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,765      2,063     1,267        177        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   4,501      4,990     3,859      1,805        --
----------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 24.41    $ 28.18   $ 31.67    $ 26.73   $ 21.21
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   4,413      4,923        16          2        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  12,941     14,537        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
----------------------------------------------------------------------------------------------------------
Unit value                                              $  7.72    $  9.43   $ 10.82         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     161        164       139         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)     140        136        91         --        --
----------------------------------------------------------------------------------------------------------
EQ/FI MID CAP
----------------------------------------------------------------------------------------------------------
Unit value                                              $  8.54    $ 10.00        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     493         82        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   2,307        638        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 11.20    $ 10.92   $ 10.53    $ 10.48        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   2,091      1,080       972        560        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   2,256        223        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/HIGH YIELD
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 23.74    $ 23.90   $ 26.59    $ 27.96   $ 29.96
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,516      1,616     1,539        801        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   4,307      4,697     5,048      4,521     1,256
----------------------------------------------------------------------------------------------------------



IM-01-55 (5/02)
                                                                               6


----------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------------------------
                                                        2001       2000      1999       1998      1997
----------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
----------------------------------------------------------------------------------------------------------
Unit value                                              $  8.90    $ 12.11   $ 14.90    $ 11.85        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     935      1,017       804        242        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   3,451      3,708     3,219      1,827        --
----------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 12.23    $ 11.48   $ 10.44    $ 10.76        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  14,916     13,606    12,838      8,661        --
----------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH
----------------------------------------------------------------------------------------------------------
Unit value                                              $  6.38    $  8.39        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     575        258        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   1,490        745        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 12.50    $ 10.76   $  9.20    $  9.17        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   7,755      7,215     6,774      4,733        --
----------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 11.34         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      14         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)     155         --        --         --        --
----------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 17.20    $ 16.52   $ 14.98    $ 12.76   $ 11.60
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   3,681      3,305     2,567      1,009        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   5,603      5,888     5,766      4,389     1,182
----------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH COMPANIES
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 14.37    $ 22.09   $ 27.59    $ 16.10   $ 12.13
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   7,229      8,254     6,114      1,942        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  13,726     16,073    13,671      9,117     3,327
----------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST
----------------------------------------------------------------------------------------------------------
Unit value                                              $  8.71    $ 10.51   $ 10.72         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     948      1,014       550         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   8,228      8,940     6,033         --        --
----------------------------------------------------------------------------------------------------------
EQ/MFS RESEARCH
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 12.33    $ 15.98   $ 17.10    $ 14.08   $ 11.50
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   3,465      3,917     3,160      1,479        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  18,176     20,402    19,251     14,913     5,257
----------------------------------------------------------------------------------------------------------
EQ/PUTNAM GROWTH & Income Value
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 12.08    $ 13.14   $ 12.47    $ 12.82   $ 11.52
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,936      2,045     2,057        867        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  25,574     28,008    29,522     24,343     8,113
----------------------------------------------------------------------------------------------------------
EQ/PUTNAM INTERNATIONAL EQUITY
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 13.55    $ 17.50   $ 20.23    $ 12.80   $ 10.86
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  14,032     15,833    13,783     10,607     4,609
----------------------------------------------------------------------------------------------------------
EQ/PUTNAM INVESTORS GROWTH
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 12.90    $ 17.32   $ 21.35    $ 16.61   $ 12.35
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)  16,512     19,069    17,154     10,072     2,581
----------------------------------------------------------------------------------------------------------



IM-01-55 (5/02)





----------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------------------------
                                                        2001       2000      1999       1998      1997
----------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 11.01    $ 10.94   $ 11.48    $  9.64        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)     899        989       756        284        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)   3,131      3,340     2,922      1,610        --
----------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE INTERNATIONAL STOCK
----------------------------------------------------------------------------------------------------------
Unit value                                              $ 11.43    $ 14.24   $ 10.95         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 45 number of units outstanding (000's)   1,965      1,488       705         --        --
----------------------------------------------------------------------------------------------------------
Separate Account 49 number of units outstanding (000's)      --         --        --         --        --
----------------------------------------------------------------------------------------------------------



IM-01-55 (5/02)

The Equitable Life Assurance Society of the United States --


SUPPLEMENT DATED MAY 1, 2002, TO THE MAY 1, 2002, ACCUMULATOR(R) PROSPECTUS
AND STATEMENTS OF ADDITIONAL INFORMATION ("SAI"):
--------------------------------------------------------------------------------


This supplement is for the Accumulator(R) product that is distributed through AXA Advisors, LLC, and modifies certain information in the above-referenced Prospectus and SAI, as supplemented to date (the "Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.


1. THE ASSURED PAYMENT OPTION AND APO PLUS OPTIONS ARE AVAILABLE UNDER ACCUMULATOR(R) ROLLOVER IRA AND FLEXIBLE PREMIUM IRA CONTRACTS DISTRIBUTED BY AXA ADVISORS, LLC. THE FOLLOWING ADDITIONS AND/OR MODIFICATIONS ARE MADE TO THE PROSPECTUS UNDER THE SECTIONS INDICATED BELOW TO REFLECT THE ASSURED PAYMENT OPTION AND APO PLUS OPTIONS.

   A. UNDER THE SECTION, "EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES," THE FOLLOWING BULLETS ARE ADDED OR MODIFIED AS FOLLOWS:

      1) Under, "Fixed Maturity Options," the first bullet is modified in its entirety as follows:

       " o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to state availability). Under the Assured Payment Option and APO Plus, there are 5 additional fixed maturity options with maturities ranging from 11 to 15 years (subject to state availability)."


      2) Under, "Contribution amounts," a new bullet is added as follows:

       " o Assured Payment Option and APO Plus under Rollover IRA and Flexible
           Premium IRA contracts, subject to state availability

           o Initial minimum:           $10,000

           o Additional minimum:        $1,000 (applicable to APO Plus only)"

      3) Under, "Access to your money," two new bullets are added as follows:

       " o Assured Payment Option, subject to state availability"

         o APO Plus, subject to state availability"
      4) The following is added to, "Annuitant issue ages":

         o "Assured Payment Option and APO Plus: 53-1/2 - 83"

                                                                          X00324

   B. IN, "CONTRACT FEATURES AND BENEFITS," THE FOLLOWING IS ADDED AS THE LAST SECTION, "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT":


                           AVAILABLE FOR ANNUITANT                                                             LIMITATIONS ON
CONTRACT TYPE              ISSUE AGES                  MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS     CONTRIBUTIONS
Rollover IRA or            53-1/2 through 83           o $10,000 (initial)         o Regular traditional IRA   o Additional rollover
Flexible Premium                                                                     contribution.               or direct transfer
IRA with Assured                                       o $ 1,000 (additional)                                    contributions may
Payment Option                                                                     o For the calendar year       be made until the
or APO Plus                                                                          2002 and later              earlier of age 84
                                                                                     additional "catch-up"       or within seven
                                                                                     contributions.              years from the end
                                                                                                                 of the fixed
                                                                                   o Eligible rollover           period.
                                                                                     distributions from TSA
                                                                                     contracts or other net    o Contributions after
                                                                                     of 403(b) arrangements,     age 70-1/2 must be
                                                                                     qualified plans and         required minimum
                                                                                     governmental EDC plans.     distributions.

                                                                                   o Rollovers from another    o No regular IRA
                                                                                     calendar year you turn      contributions in
                                                                                     traditional individual      the age 70-1/2 and
                                                                                     retirement arrangement.     thereafter.

                                                                                   o Direct                    o Total regular
                                                                                     custodian-to-custodian      contributions may
                                                                                     transfers from another      not exceed $3,000
                                                                                     traditional individual      for the calendar
                                                                                     retirement arrangement.     2002.

                                                                                                               o Additional catch-up
                                                                                                                 contributions
                                                                                                                 totalling up to
                                                                                                                 $500 can be made
                                                                                                                 for the calendar
                                                                                                                 year 2002 where the
                                                                                                                 owner is at least
                                                                                                                 age 50 but under
                                                                                                                 age 70-1/2 at any
                                                                                                                 time during 2002.

                                                                                                               o Although we accept
                                                                                                                 regular IRA contri-
                                                                                                                 butions under
                                                                                                                 rollover IRA
                                                                                                                 contracts, and
                                                                                                                 rollover
                                                                                                                 and direct transfer
                                                                                                                 contributions under
                                                                                                                 Flexible Premium
                                                                                                                 IRA contracts, we
                                                                                                                 intend that
                                                                                                                 rollover IRA
                                                                                                                 contracts be used
                                                                                                                 for rollover and
                                                                                                                 direct transfer
                                                                                                                 contributions and
                                                                                                                 Flexible Premium
                                                                                                                 IRA contracts be
                                                                                                                 used for ongoing
                                                                                                                 regular
                                                                                                                 contributions.



   C. A NEW THIRD PARAGRAPH IS ADDED UNDER, "FIXED MATURITY OPTIONS," AS
      FOLLOWS:

      "Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options with maturity dates ranging from eleven to fifteen years. We provide distributions during the fixed period under the Assured Payment Option and APO Plus by allocating your contributions to fixed maturity options that mature in consecutive order. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. In Maryland the fixed maturity options are only available under the Assured Payment Option and APO Plus which are issued as separate contracts rather than as a part of a Rollover IRA or Flexible Premium IRA contract. See Appendix V for more information on the Assured Payment Option and APO Plus contracts available in Maryland."

   D. THE FOLLOWING IS ADDED AS THE SECOND PARAGRAPH UNDER, "FIXED MATURITY OPTIONS AND MATURITY DATES":

      "Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options ending on February 15th for each of the maturity years 2013 through 2017."


   E. A NEW SECTION, "OFF MATURITY DATE PAYMENTS," IS ADDED AFTER THE SECTION, "MARKET VALUE ADJUSTMENT," AS FOLLOWS:

      "OFF MATURITY DATE PAYMENTS. Under Assured Payment Option and APO Plus, you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution or account value to the separate account for the fixed maturity options, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.


      After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the fixed period.

      --------------------------------------------------------------------------
      Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
      --------------------------------------------------------------------------


      We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates."


   F. THE FOLLOWING PARAGRAPH IS ADDED BEFORE, "ALLOCATING YOUR CONTRIBUTIONS":

      "The self-directed allocation, principal assurance allocation and dollar cost averaging programs described in "Allocating your contributions" are not available when the Assured Payment Option or APO Plus is in effect under a Rollover IRA or Flexible Premium IRA contract."

   G. THE FIRST TWO SENTENCES UNDER, "ANNUITY PURCHASE FACTORS," ARE CHANGED AS
      FOLLOWS:

      "Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit, annuity payout options as well as to determine allocation of your contributions under the Assured Payment Option and APO Plus. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options, Assured Payment Option and APO Plus are all discussed in "Accessing your money" later in this prospectus."

   H. THE FOLLOWING IS ADDED AS THE LAST BULLET UNDER, "TRANSFERRING YOUR ACCOUNT VALUE":

      " o A transfer request while the Assured Payment Option or APO Plus is in effect will terminate the option."


   I. A NEW SECTION, "ASSURED PAYMENT OPTION AND APO PLUS," IS ADDED TO, "ACCESSING YOUR MONEY," AS FOLLOWS:


      "ASSURED PAYMENT OPTION AND APO PLUS
      (Rollover IRA and Flexible Premium IRA contracts only)

      We offer two options, the Assured Payment Option and APO Plus, under which you may receive distributions from your Rollover IRA or Flexible Premium IRA contract. If you choose one of these two distribution options you will receive guaranteed payments for a specified period of time we call the "fixed period." When the fixed period ends you will continue to receive payments for as long as you are living.

      You can elect the Assured Payment Option or APO Plus in the application or at a later date, provided that your account value is at least $10,000 at the time of election.

      Assured Payment Option and APO Plus benefits will differ for contracts issued in Maryland. See Appendix VI at the end of this prospectus for more information.

      ASSURED PAYMENT OPTION

      HOW WE ALLOCATE YOUR CONTRIBUTIONS. In order to provide for the payments you receive during the fixed period, we allocate a portion of your initial contribution or account value to fixed maturity options that mature in consecutive date order. The remaining portion is allocated to your choice of a single life or joint and survivor life contingent annuity to provide for the payments you will receive after the fixed period. The payments are intended to pay out your entire account value by the end of the fixed period.

      --------------------------------------------------------------------------
      The life contingent annuity provides for the payments after the fixed period ends.
      --------------------------------------------------------------------------

      We determine the allocation of your contributions based on a number of factors. They are:

      o the amount of your contribution;

      o annuity purchase factors; and

      o the fixed period.

      We then allocate your initial contribution among:

      (1) The separate account containing:

          (i)  the fixed maturity options; and

          (ii) amounts held to provide payments to you off maturity dates; and

      (2) the life contingent annuity.

      We will allocate your additional contributions in the same manner. Additional contributions will increase the level of your future payments. You may not change this allocation.

      While the Assured Payment Option is in effect, no amounts may be allocated to the variable investment options and the account for special dollar cost averaging.

      If you are using funds from multiple sources to purchase the Rollover IRA or Flexible Premium IRA contract with the Assured Payment Option in effect, we will allocate your contributions to the Alliance Money Market option until we receive all amounts under the contract. Once all amounts are received we will then apply them under the Assured Payment Option.

      PAYMENTS. The payments you receive will increase by 10% every three years during the fixed period on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the life contingent annuity will be 10% greater than the final payment made under the fixed period.

      Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period after the contract date anniversary on which you elected to begin payments under your option, unless you elect otherwise, as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53-1/2 or older, you must defer the date your payments will start until you are age 59-1/2. If you are at least age 59-1/2 at the time the Assured Payment Option is elected you may choose to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months after you make your election. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

      --------------------------------------------------------------------------
      The deferral period together with the fixed period may be referred to as a "liquidity period." You will be able to make withdrawals before the end of the fixed period. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
      --------------------------------------------------------------------------

      Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available if you are older than age 80. If your deferred payment start date is after you reach age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.

      See Appendix VI for an example of how payments are made under the Assured Payment Option.


      If you are age 70-1/2 or older, your payments during the fixed period are designed to meet or exceed required minimum distributions under your contract. We determine the amount of the payments based on the value in each fixed maturity option and the assigned value of the life contingent annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You may then choose to have an additional amount withdrawn under your contract. We will treat such withdrawal as a lump sum withdrawal. However, no withdrawal charge will apply. We will then adjust your future scheduled payments so that the minimum distribution rules are met. You also have the option to take the amount from other traditional IRA funds you may have.

     FIXED PERIOD. The fixed period based on your age at the time the contract is issued (or your age at the time the Assured Payment Option is elected) will be as follows:


        AGE*               FIXED PERIOD
---------------------------------------
  59-1/2 through 70        15 years
    71 through 75          12 years
    76 through 80           9 years
    81 through 83           6 years

     If you defer the date payments will start, your fixed period will be as follows:


                                          FIXED PERIOD
                                    BASED ON DEFERRAL PERIOD
                          -------------------------------------------------
          AGE*            1-36 MONTHS       37-60 MONTHS       61-72 MONTHS
---------------------------------------------------------------------------
  53-1/2 through 70     12 years            9 years            9 years
    71 through 75        9 years            9 years              N/A
    76 through 80        6 years            6 years              N/A
    81 through 83          N/A                N/A                N/A

    * For joint and survivor payments, the fixed period is based on the age of the younger annuitant.

     PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR PAYMENTS. If you elect payments on a joint and survivor basis:

     o the joint annuitant must be your spouse; and

     o neither you nor the joint annuitant can be over age 83.

     PAYMENTS AFTER THE FIXED PERIOD. After the end of the fixed period, we will continue your payments under the life contingent annuity if either you or the joint annuitant is living. Payments continue throughout your lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the fixed period.
     --------------------------------------------------------------------------

     The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
     --------------------------------------------------------------------------

     THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF YOU (OR THE JOINT ANNUITANT) ARE LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF THE JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR THE JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

     Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. Your first payment under the life contingent annuity will be 10% greater than the final payment under the fixed period. After the fixed period we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

     ALLOCATION OF WITHDRAWALS. Only lump sum withdrawals are permitted under the Assured Payment Option. We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your fixed period. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. These amounts will be taken from the separate account which contains the fixed maturity options and from amounts held to provide for payments off maturity dates. The amounts are then allocated to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for your life and the life of the joint annuitant. The first increase in your payments will take place no later than the date of the next planned increase.

     Withdrawals are subject to a withdrawal charge and will have a 10% free withdrawal amount available. No withdrawal charges will apply to the payments made during the fixed period or a withdrawal made to meet the minimum distribution requirement under the contract.

     DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is the greater of:

     (1) your account value; and

     (2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts to provide for payments off maturity dates.

     We will not make any payments under the life contingent annuity after your death unless you have elected payments on a joint and survivor basis. If you elect joint and one-half or joint and two-thirds to survivor payments, at your death or the joint annuitant's death, we will reduce the payments by one-half or one-third, whichever applies.

     --------------------------------------------------------------------------
     A death benefit is never payable under the life contingent annuity. The death benefit applies only during the fixed period.
     --------------------------------------------------------------------------

     TERMINATION. The Assured Payment Option will be terminated if you:

     (1) cancel the option at any time by sending a written request satisfactory to us; or

     (2) submit an additional contribution and you do not want it allocated under the Assured Payment Option; or

     (3) request a transfer of your account value; or

     (4) request a change in the date the payments are to start under the life contingent annuity.

     Once the Assured Payment Option has ended, the life contingent annuity will remain in effect and payments will be made if you or the joint annuitant, are living on the date payments are to start. No additional amounts will be allocated under the life contingent annuity. You may elect to restart the Assured Payment Option by submitting a written request satisfactory to us, but no sooner than three years after the option was terminated. If you own an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract and you elected the Assured Payment Option at age 70-1/2 or older and subsequently terminate this option, required minimum distributions must continue to be made for your contract. Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Information."

     ANNUITY PAYOUT OPTIONS AND SURRENDERING THE CONTRACT. Once your contract is surrendered or an annuity payout option is chosen, we will return the contract to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

     APO PLUS

     APO Plus is a variation of the Assured Payment Option. Except as indicated below, APO Plus operates under the same guidelines as the Assured Payment Option. Under APO Plus you will be able to keep a portion of your value in the EQ/Alliance Common Stock option or the EQ/Alliance Equity Index option, whichever one you choose. Once you have selected a variable investment option it may not be changed.

     You may not elect APO Plus if the Assured Payment Option is already in effect.

     APO Plus allows you to remain invested in the variable investment option for longer than would be possible if you had applied your entire account value all at once to the Assured Payment Option or to an annuity payout option.

     HOW WE ALLOCATE YOUR CONTRIBUTIONS. We allocate a portion of your initial contribution or account value to the Assured Payment Option. Under the Assured Payment Option amounts are allocated in the same manner as described above. Your remaining account value is allocated to the variable investment option you select. Periodically during the fixed period we transfer a portion of your value in the variable investment option to the fixed maturity options to increase your guaranteed level payments under the Assured Payment Option.

     The amount allocated under the Assured Payment Option will provide for level payments. The amount of the level payments are equal to the amount of the initial payment that would have been provided if you had allocated your entire initial contribution or account value under the Assured Payment Option. The difference between the amount required for level payments and the amount required for increasing payments provided under the Assured Payment Option, is allocated to the variable investment option you selected. If you have any value in the fixed maturity options at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to activate the Assured Payment Option.

     FIXED PERIOD. The fixed period and deferral period schedule shown for the Assured Payment Option will also apply under APO Plus.

     On the third February 15th following the date your first payment is made during the fixed period, a portion of your value in the variable investment option may be transferred to the Assured Payment Option in order to increase your level payments. If you elect a deferral period of three years or more, a portion of your value in the variable investment option will be allocated to the Assured Payment Option on the February 15th before the date your first payment is made. If your payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th for the purpose of this transfer to the Assured Payment Option.

     The transfer of amounts to the Assured Payment Option is repeated each third year during the fixed period. The first increase in payments will be reflected in the payment made to you after three full years of payments and then every three years after that. Immediately following your last payment during the fixed period, your remaining value in the variable investment option is first allocated to the life contingent annuity to change the level payments previously purchased to increasing payments. These increasing payments will increase each year based on the annual increase in the Consumer Price Index, but never greater than 3%. If you have any value remaining after the increasing payments are purchased, this amount is allocated to the life contingent annuity to further increase your lifetime payments. If your value in the variable investment option is insufficient to purchase the increasing payments, then the level payments previously purchased will be raised as much as possible.

     While APO Plus provides you with a minimum amount of level guaranteed lifetime payments under the Assured Payment Option, the total amount of income that you will receive over time will depend on the investment performance of the variable investment option which you selected. It will also depend on the current rates to maturity and the cost of the life contingent annuity, which also varies. As a result, the combined amount of guaranteed lifetime income you receive under APO Plus may be more or less than the amount that could have been purchased if your entire initial contribution or account value had been allocated to the Assured Payment Option.

     See Appendix VI for an example of the payments purchased under APO Plus.

     ALLOCATION OF ADDITIONAL CONTRIBUTIONS. Any additional contributions you make may only be allocated to the variable investment option. We do not permit additional contributions after the end of the fixed period.

     WITHDRAWALS. If you take a lump sum withdrawal or if a lump sum withdrawal is made to satisfy minimum distribution requirements such withdrawal will be taken from your value in the variable investment option unless you specify otherwise. If there is insufficient value in the variable investment option any additional amount will be taken from the separate account containing the fixed maturity options and from amounts held to provide for payments off maturity dates, in the same manner as described above for the Assured Payment Option.

     DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the greater of your value in the:

     (1) fixed maturity options; and

     (2) the separate account containing the fixed maturity amounts and any amounts held to provide for payments off maturity dates.

     When the greater of (1) and (2) above is determined, the value in the variable investment option is added. A death benefit is never payable under the life contingent annuity.

     TERMINATION OF APO PLUS. You may terminate APO Plus at any time by submitting a written request satisfactory to us. You may choose one of the following two options if you terminate APO Plus:

     (1) your contract will operate under the Equitable Accumulator Rollover IRA or Flexible Premium IRA rules; or

     (2) you may elect the Assured Payment Option.


     If you elect the Assured Payment Option, your remaining value in the variable investment option will be allocated to the fixed maturity options, the separate account to provide for payments off maturity dates, and the life contingent annuity. A market value adjustment may apply for any amounts allocated from a fixed maturity option. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current account value, current rates to maturity for the fixed maturity options, and current purchase rates under the life contingent annuity as of the date of the quote. The actual amount of future income you would receive depends on the rates in effect on the day you switch to the Assured Payment Option."


  J. THE FIRST SENTENCE IN THE SECOND PARAGRAPH UNDER, "LUMP SUM WITHDRAWALS," IS CHANGED TO THE FOLLOWING:

     "Lump sum withdrawals in excess of the 15% (10% under Assured Payment Option or APO Plus) free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" in the prospectus) may be subject to a withdrawal charge."

  K. THE FOLLOWING PARAGRAPH IS ADDED TO, "WITHDRAWAL CHARGE," AFTER THE WITHDRAWAL CHARGE CHART:

     "If the Assured Payment Option or APO Plus is in effect, the withdrawal charge is equal to a percentage of the contributions withdrawn minus any amounts allocated to the life contingent annuity."

  L. THE FOLLOWING IS ADDED AS THE SECOND PARAGRAPH UNDER, "15% FREE WITHDRAWAL AMOUNT":

     "The free withdrawal amount is 10% of your account value under the Assured Payment Option and APO Plus."

  M. THE FOLLOWING IS ADDED AS THE LAST SENTENCE IN THE SECTION, "YOUR BENEFICIARY AND PAYMENT OF BENEFIT":

     "The death benefit payable under the Assured Payment Option or APO Plus is described earlier."

  N. THE FOLLOWING IS ADDED AS THE LAST SENTENCE UNDER, "BENEFICIARY CONTINUATION OPTION":


     "In addition, the beneficiary continuation option is not available if APO or APO Plus is in effect at your death."

  O. A NEW SECTION, "REQUIRED MINIMUM DISTRIBUTIONS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS," IS ADDED TO, "TAX INFORMATION," AFTER, "PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH." IN THE SECTION, "INDIVIDUAL RETIREMENT ARRANGEMENT (IRAS)," AS FOLLOWS:


     "REQUIRED MINIMUM DISTRIBUTIONS UNDER THE ASSURED PAYMENT OPTION AND APO
     PLUS

     Although the life contingent annuity portion of the Assured Payment Option and APO Plus does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your traditional IRA this value must be included. This must be done even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.


     If you surrender your contract, or withdraw any remaining account value before your payments under the life contingent annuity begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other traditional IRA funds you may have. Or, you may convert your traditional IRA life contingent annuity under the contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your traditional IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the traditional IRA, you would not have to include its value when determining future required minimum distributions.


     If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse, the value of the life contingent annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

     Allocation of funds to the life contingent annuity may limit your ability to roll over to another eligible retirement plan."


  P. THE FOLLOWING CHART IS ADDED UNDER THE FIRST CHART IN, "ABOUT OUR FIXED MATURITY OPTIONS":

     Available under the Assured Payment Option and APO Plus




FIXED MATURITY OPTIONS WITH FEBRUARY 15TH
       MATURITY DATE OF MATURITY YEAR          RATE TO MATURITY AS OF FEBRUARY 15, 2002      PRICE PER $100 OF MATURITY VALUE
-----------------------------------------------------------------------------------------------------------------------------
                    2013                              5.35%                                        $ 56.34
                    2014                              5.35%                                        $ 53.48
                    2015                              5.35%                                        $ 50.77
                    2016                              5.35%                                        $ 48.19
                    2017                              5.35%                                        $ 45.73



  Q. THE FOLLOWING SENTENCE IS ADDED UNDER, "AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY," IN THE SECTION, "ABOUT OTHER METHODS OF PAYMENT":

     "The Automatic Investment Program is also not available under the Assured Payment Option or APO Plus."


  R. Two appendices are added as follows:

     1. "Appendix V: Example of payments under the Assured Payment Option and APO Plus

     The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on February 15, 2002 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on February 15, 2003. It assumes that the fixed period is 15 years and that the life contingent annuity will provide payments on a single life basis. Based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on February 15, 2002, the initial payment would be $6,454.49 and would increase in each three-year period to a final payment of $9,450.01. The first payment under the life contingent annuity would be $10,395.02.

     The rates to maturity as of February 15, 2002 for fixed maturity options maturing on February 15, 2003 through 2017 are: 3.00%, 3.00%, 3.63%,
     4.07%, 4.49%, 4.82%, 5.08%, 5.29%, 5.47%, 5.59%, 5.35%, 5.35%, 5.35%,
     5.35%, and 5.35% respectively.

     Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the life contingent annuity on a single life basis. Assuming election of the EQ/Alliance Common Stock option based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on February 15, 2002, the same initial payment of $6,454.49 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $78,106.45 is needed to purchase the initial payment stream, and the remaining $21,893.55 is invested in the variable investment options. Any future increase in payments under APO Plus will depend on the investment performance in the EQ/Alliance Common Stock option.

     Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the variable investment option, the value in the variable investment option would grow to $21,893.55 and $29,792.21 respectively as of February 15, 2006. A portion of this amount is used to purchase the increase in the payments for the fourth year. The remainder will stay in the variable investment option to be drawn upon for the purchase of increases in payments for each third year thereafter during the fixed period and at the end of the fixed period under the life contingent annuity. Based on the rates to maturity for the fixed maturity options and purchase rates for the life contingent annuity as of February 15, 2002, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.

     Under both options, while you are living, payments increase annually after the 16th year under the life contingent annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


     ANNUAL PAYMENTS



             GUARANTEED INCREASING      ILLUSTRATIVE       ILLUSTRATIVE
              PAYMENTS UNDER THE       PAYMENTS UNDER     PAYMENTS UNDER
   YEARS    ASSURED PAYMENT OPTION     APO PLUS AT 0%     APO PLUS AT 8%
-----------------------------------------------------------------------
   1-3        6,454.49                  6,454.49            6,454.49
   4-6        7,099.94                  6,755.56            7,342.32
   7-9        7,809.93                  7,158.68            8,254.49
  10-12       8,590.92                  7,578.58            9,227.98
  13-15       9,450.01                  7,987.41           10,230.98
    16       10,395.02                  8,340.76           11,198.47



     As described above, a portion of the illustrated contribution is applied to the life contingent annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to fixed maturity options under the former rather than the latter. In this illustration, $78,869.31 is allocated under the Assured Payment Option to the fixed maturity options and under APO Plus, $66,700.18 is allocated to the fixed maturity options. In addition, under APO Plus $21,893.55 is allocated to the variable investment option. The balance of the $100,000 ($21,130.69 and $11,406.27 respectively) is applied to the life contingent annuity.

     The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the rates to maturity and life contingent annuity purchase rates in effect on the day the contribution is applied. It is assumed that no lump sum withdrawals are taken."

     2. "Appendix VI: Assured Payment Option and APO Plus contracts issued in the state of Maryland


     THE FOLLOWING INFORMATION SPECIFIES THE VARIATIONS THAT RELATE TO THE ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN MARYLAND.

     The Assured Payment Option and APO Plus (available only as traditional
     IRAs) are issued as separate contracts rather than as a distribution option under a Rollover IRA or Flexible Premium IRA contract.

     You may purchase an Assured Payment Option or APO Plus contract with a minimum single contribution of $10,000. You may also choose to apply the account value from a Flexible Premium IRA or Rollover IRA contract to purchase an Assured Payment Option or APO Plus contract. Your account value will be applied as a single contribution.

     We will allocate your single contribution in the same manner as described under "Assured Payment Option and APO Plus" earlier in this prospectus. You are not permitted to make additional contributions under the Assured Payment Option and APO Plus.

     PAYMENTS. Your payments must begin within 13 months after the contract date. You may not elect to defer your payments.

     DEATH BENEFIT. If you die during the fixed period, we will continue payments to your designated beneficiary. Your beneficiary may choose to discontinue the payments and receive a lump sum amount. If the lump sum is elected within one year of your death, the amount will be equal the death benefit payable under the Assured Payment Option and APO Plus.

     TERMINATING THE CONTRACT. You may choose to terminate the contract by surrendering the contract as described under "Surrendering your contract to receive its cash value." We will return the contract to you with a notation that the life contingent annuity is still in effect. The date payments are to start under the life contingent annuity will be moved forward.
                                                                               9

     TAX INFORMATION. The Assured Payment Option and APO Plus contracts have not been submitted to the IRS for approval as to form for use as a traditional IRA. However, we believe that those contracts as currently offered comply with the requirements of the Internal Revenue Code."


2. AN ADDITIONAL GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT OPTIONS ARE AVAILABLE FOR ACCUMULATOR(SM) ROLLOVER IRA, FLEXIBLE PREMIUM IRA AND ROLLOVER TSA CONTRACTS DISTRIBUTED THROUGH AXA ADVISORS, LLC, WHERE THE ANNUITANT IS BETWEEN AGES 20 AND 60 AT CONTRACT ISSUE. THE FOLLOWING ADDITIONS AND/OR MODIFICATIONS ARE MADE TO THE PROSPECTUS UNDER THE SECTIONS INDICATED BELOW TO REFLECT THESE ADDITIONAL OPTIONS.

  A. THE FOLLOWING IS ADDED AS THE LAST SENTENCE UNDER, "YOUR BENEFIT BASE":

     "For the guaranteed minimum income benefit available, if you elect the guaranteed minimum death benefit of a 5% rollup to age 70, no interest is credited after the annuitant is age 70."

  B. THE FOLLOWING IS ADDED AS THE SECOND SENTENCE UNDER, "OUR BASEBUILDER OPTION":

     "For Rollover IRA, Flexible Premium IRA and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we offer an additional guaranteed minimum death benefit of a 5% rollup to age 70."

  C. A NEW SECTION, "5% ROLL UP TO AGE 70," IS ADDED TO, "GUARANTEED MINIMUM DEATH BENEFIT":


     "5% ROLL UP TO AGE 70. This is an optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected. Your guaranteed minimum death benefit will be calculated as described above under "5% roll up to age 80" except that interest will be credited only through age 70. This guaranteed minimum death benefit is not available in New York."


  D. IF YOU ELECT THE 5% ROLLUP TO AGE 70 GUARANTEED MINIMUM INCOME AND DEATH BENEFITS, ALL REFERENCES TO, "5% ROLLUP TO AGE 80," ARE CHANGED TO, "5% ROLLUP TO AGE 70."

  E. THE LAST SENTENCE IN PARAGRAPH ONE OF, "BASEBUILDER BENEFIT CHARGE," IS CHANGED TO:


     "The charge is equal to 0.30% (0.15% if the 5% roll up to age 70 baseBUILDER benefit is elected) of the benefit base in effect on the contract date anniversary."

The Equitable Life Assurance Society of the United States --


SUPPLEMENT DATED MAY 1, 2002, TO THE MAY 1, 2002, ACCUMULATOR(R) ADVISOR(SM) PROSPECTUS AND STATEMENTS OF ADDITIONAL INFORMATION ("SAI"):
--------------------------------------------------------------------------------



This supplement is for the Accumulator(R) Advisor(SM) product that is distributed through AXA Advisors, LLC, and modifies certain information in the above-referenced Prospectus and SAI, as supplemented to date (the "Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

1. The guaranteed minimum death benefit described in this supplement is available instead of the minimum death benefit described in the prospectus. Therefore, all references in the prospectus to "minimum death benefit" are hereby changed to "guaranteed minimum death benefit." In addition, the following additions and/or modifications are made to the Prospectus under the sections indicated below to reflect the guaranteed minimum death benefit feature.


   A. UNDER "EQUITABLE ACCUMULATOR(R) ADVISORSM AT A GLANCE -- KEY FEATURES," IN THE "ADDITIONAL FEATURES," SECTION, A NEW BULLET IS ADDED AS FOLLOWS:

      "o Guaranteed minimum death benefit"

   B. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER, "ALLOCATING YOUR CONTRIBUTIONS":

      "GUARANTEED MINIMUM DEATH BENEFIT

      A guaranteed minimum death benefit is provided under your contract at no additional charge.

      GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA AND ROTH CONVERSION IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

      ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.

      GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA AND ROTH CONVERSION IRA CONTRACTS.

      On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

      Please see, "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

      See Appendix IV for an example of how we calculate the guaranteed minimum death benefit."


   C. In the section "Accessing your money" under "How withdrawals affect your minimum death benefit," all references to "minimum death benefit" are replaced by "guaranteed minimum death benefit."



   D. THE SECOND SENTENCE UNDER, "GROUP OR SPONSORED ARRANGEMENTS," IS REVISED IN ITS ENTIRETY AS FOLLOWS:

      "We may also change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee."

   E. PARAGRAPH THREE IN "YOUR BENEFICIARY AND PAYMENT OF BENEFIT," IS CHANGED IN ITS ENTIRETY AS FOLLOWS:

      "The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals."

   F. A NEW APPENDIX IV IS ADDED AS FOLLOWS:

      "APPENDIX IV: GUARANTEED MINIMUM DEATH BENEFIT EXAMPLE

      The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


      The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option, AXA Premier VIP Core Bond option, EQ/Alliance Intermediate Government Securities option, EQ/Alliance Quality Bond option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------
   END OF                  ANNUAL RATCHET TO AGE 80
  CONTRACT                   GUARANTEED MINIMUM
    YEAR     ACCOUNT VALUE     DEATH BENEFIT
--------------------------------------------------------------------------------
      1      $105,000        $105,000 (1)
--------------------------------------------------------------------------------
      2      $115,500        $115,500 (1)
--------------------------------------------------------------------------------
      3      $129,360        $129,360 (1)
--------------------------------------------------------------------------------
      4      $103,488        $129,360 (2)
--------------------------------------------------------------------------------
      5      $113,837        $129,360 (2)
--------------------------------------------------------------------------------
      6      $127,497        $129,360 (2)
--------------------------------------------------------------------------------
      7      $127,497        $129,360 (2)
--------------------------------------------------------------------------------

      The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%,
      12.00% and 0.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

      ANNUAL RATCHET TO AGE 80

      (1) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

      (2) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value."

Income Manager(R)                      Please read and keep this prospectus for
Payout annuity contracts               future reference. It contains important
                                       information that you should know before
                                       purchasing or taking any other action
                                       under your contract.


PROSPECTUS DATED MAY 1, 2002
--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract you may choose whether payments are made on a single life or a joint and survivor life basis.



TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"). There are two types of IRAs, Traditional IRAs or Roth IRAs. Because Roth IRAs were newly introduced in 1998 and have a five year aging period before distributions are eligible to be made on a tax-free basis, we do not expect to offer payout annuity Roth IRA contracts before the year 2003.

A contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to these fixed maturity options will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's Website at http://www.sec.gov.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                         X00297

Contents of this prospectus
--------------------------------------------------------------------------------


INCOME MANAGER(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6

Income Manager(R) at a glance -- key features                                7


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            9
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         9
Source of contributions                                                      9
Owner and annuitant requirements                                             9
What are your investments under the contract?                                9
What are your contract choices?                                             10
Life annuity with a period certain contract                                 10
Period certain contract                                                     14

--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                             16
--------------------------------------------------------------------------------
How you can make your contributions                                         16
Your right to cancel within a certain number of days                        16
Surrendering your contract to receive its cash value                        16
When to expect payments                                                     16

--------------------------------------------------------------------------------
3. CHARGES                                                                  17
--------------------------------------------------------------------------------
Withdrawal charges                                                          17
Amounts applied from other contracts issued by Equitable Life               17
Charges for state premium and other applicable taxes                        17
Group or sponsored arrangements                                             17
Other distribution arrangements                                             18

--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                 19
--------------------------------------------------------------------------------
Your beneficiary                                                            19
Your annuity payout options                                                 19

----------
When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

"We," "our" and "us" refer to Equitable Life. "Financial professional" means the registered representative who is offering you this contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


2  Contents of this prospectus

--------------------------------------------------------------------------------
5. TAX INFORMATION                                                          20
--------------------------------------------------------------------------------
Overview                                                                    20

Taxation of nonqualified annuities                                          20
Special rules for NQ contracts issued in Puerto Rico                        21
Individual retirement arrangements ("IRAs")                                 21

Traditional individual retirement annuities ("Traditional IRAs")            22
Federal and state income tax withholding and information reporting          27



--------------------------------------------------------------------------------
6. MORE INFORMATION                                                         28
--------------------------------------------------------------------------------
About our fixed maturity options                                            28
About the separate account for the fixed maturity options                   28
About our general account                                                   28
Other methods of payment                                                    29
About payments under period certain contracts                               29
Dates and prices at which contract events occur                             29
About legal proceedings                                                     29
About our independent accountants                                           29
Transfers of ownership, collateral assignments, loans, and borrowing        29
Distribution of contracts                                                   29


--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
  EXAMPLE                                                                  A-1
--------------------------------------------------------------------------------


                                                  Contents of this prospectus  3

Index of key words and phrases
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                          Page                                                 Page
   account value                            12          life annuity with a period certain       10
   annuitant                                 9          life contingent annuity                  11
   beneficiary                              19          market adjusted amount                    9
   business day                             16          market value adjustment                  10
   cash value                               12          maturity value                           10
   contract date                             8          off maturity date                        10
   contract year                             8          NQ                                       21
   contribution   9                                     payout option                            19
   deferral period                          11          period certain                            7
   fixed maturity amount                     9          Processing Office                         6
   fixed maturity options                    9          rate to maturity                          9
   IRA                                   cover          SEC                                   cover
   IRS                                      20          separate account                         28
   joint and survivor                       10          single life                              10
   joint owners                              9          traditional IRA                          22


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
 PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------

  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods

                               (Guaranteed Interest Rate Options ("GIRO's") in
                               supplemental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is Equitable Life?
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). The sole shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $481.0 billion in assets as of December 31, 2001. For more than 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                       Who is Equitable Life?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life

Income Manager(R)

P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Life

Income Manager(R)

c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Life

Income Manager(R)

P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Equitable Life

Income Manager(R)

200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

REPORTS WE PROVIDE:

o  Statement of your contract values as of the last day of the calendar year;

o  Three written reports of your contract values each year; and

o  Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


6  Who is Equitable Life?

Income Manager(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
                                           INCOME MANAGER(R)
                                          (LIFE ANNUITY WITH                                       INCOME MANAGER(R)
                                            A PERIOD CERTAIN)                                      A PERIOD CERTAIN)
------------------------------------------------------------------------------------------------------------------------------------
INCOME PAYMENTS              NQ -- Level or increasing payments.                NQ and IRA -- Level payments only.

                             IRA -- Level payments only.
------------------------------------------------------------------------------------------------------------------------------------
PERIOD CERTAIN               You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.
------------------------------------------------------------------------------------------------------------------------------------
FORM OF PAYMENT AVAILABLE    Single life or joint and survivor.                 Single life ONLY
------------------------------------------------------------------------------------------------------------------------------------
PAYMENTS AFTER THE           Payments continue while the annuitant or joint
END OF THE PERIOD CERTAIN    annuitant is living.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS:

 INITIAL MINIMUM:            o $10,000                                          o $10,000

 ADDITIONAL MINIMUM:         o $1,000 (subject to restrictions)                 o Not permitted

                             Maximum investment limitations may apply.          Maximum investment limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS       o 15 fixed maturity options with maturities  ranging from approximately 1 to 15 years.

                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                             o Principal guarantees.
                                 -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAXES                        Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.

                             o NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                             o IRA -- All amounts distributed are generally taxable.
                             -------------------------------------------------------------------------------------------------------
                             This contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so rules governing deferred annuity payments could apply.
------------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT                A death benefit is provided if the annuitant       A death benefit is provided if the annuitant dies
                             dies before the end of the period certain.         before the end of the period certain.
                             There is no death benefit after the period
                             certain.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY         o Withdrawals.                                     o Withdrawals.
DURING THE PERIOD CERTAIN
                             o Contract surrender.                              o Contract surrender.

                             A market value adjustment may apply. You may       A market value adjustment may apply. You may also
                             also incur income tax and a penalty tax.           incur income tax and a penalty tax.

                             You cannot take a withdrawal from, or
                             surrender, your life contingent annuity.
------------------------------------------------------------------------------------------------------------------------------------


                                 Income Manager(R) at a glance -- key features 7


------------------------------------------------------------------------------------------------------------------------------------
                                           INCOME MANAGER(R)
                                          (LIFE ANNUITY WITH                                       INCOME MANAGER(R)
                                            A PERIOD CERTAIN)                                      A PERIOD CERTAIN)
------------------------------------------------------------------------------------------------------------------------------------
CHARGES                      o We deduct a charge designed to                   o We deduct a charge designed to approximate certain
                               approximate certain taxes that may be              taxes that may be imposed upon us, such as premium
                               imposed upon us, such as premium taxes in          taxes in your state. We deduct this charge from
                               your state. We deduct this charge from your        your contributions.
                               contributions.
                                                                                o During the first seven contract years, a charge
                             o During the first seven contract years              will be deducted from amounts that you withdraw.
                               following a contribution, a charge will be         The charge begins at 7% in the first conract year.
                               deducted from amounts that you withdraw            It declines each year to 1% in the seventh
                               that exceed 10% of your account value. We          contract year. There is no withdrawal charge in
                               use the account value on the most recent           the eight and later contract years.
                               contract date anniversary to calculate the
                               10% amount available. The charge begins at       o There is no free withdrawal amount.
                               7% in the first contract year following a
                               contribution. It declines each year to 1%
                               in the seventh contract year. There is no
                               withdrawal charge in the eighth and later
                               contract years following a contribution.
------------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT                    NQ and IRA level payments: 45 -- 83
ISSUE AGES                   NQ increasing payments: 53-1/2 -- 83

                             Different ages may apply depending on when
                             annuity payments start.
------------------------------------------------------------------------------------------------------------------------------------
THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS
APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.
------------------------------------------------------------------------------------------------------------------------------------




8 Income Manager(R) at a glance -- key features

1. Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.


SOURCE OF CONTRIBUTIONS

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

IRA CONTRACTS. Contributions may be made from:


o Eligible rollover distributions from TSA contracts or other 403(b) arrangements, qualified plans, and governmental 457(b) or "EDC" plans.


o  Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.


OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. A joint annuitant may be named.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of our general account assets. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."


The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.


For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal your contribution to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 15, 2002 and the related price per $100 of maturity value were as follows:



--------------------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH             RATE TO                 PRICE
 MATURITY DATE OF          MATURITY AS           PER $100 OF
   MATURITY YEAR      OF FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------
        2003                 3.00%                  $ 97.09
        2004                 3.16%                  $ 93.97
        2005                 3.88%                  $ 89.20
        2006                 4.32%                  $ 84.43
        2007                 4.74%                  $ 79.32
        2008                 5.07%                  $ 74.31
        2009                 5.33%                  $ 69.50
        2010                 5.54%                  $ 64.94
        2011                 5.72%                  $ 60.60
        2012                 5.84%                  $ 56.67
        2013                 5.60%                  $ 54.89
        2014                 5.60%                  $ 51.98
--------------------------------------------------------------------------------



                                               Contract features and benefits  9


--------------------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH             RATE TO                 PRICE
 MATURITY DATE OF          MATURITY AS           PER $100 OF
   MATURITY YEAR      OF FEBRUARY 15, 2002      MATURITY VALUE
--------------------------------------------------------------------------------
        2015                   5.60%               $ 49.22
        2016                   5.60%               $ 46.61
        2017                   5.60%               $ 44.13
--------------------------------------------------------------------------------


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and


(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.


SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS


Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

Off maturity date payments. Under Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.


After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------
We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?


We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. We discuss both versions below.


LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------
For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2003 or later, and you are age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can only make additional contributions during the first contract year.

Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after you are age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this Prospectus.



10  Contract features and benefits

If you are using the proceeds from another type of contract issued by us to purchase this contract, you will not be permitted to make additional contributions.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o  the amount of your contribution;

o  the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o  the frequency of payments; and

o  the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ CONTRACTS. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. See "Payments after the period certain" below.

IRA CONTRACTS. Only level payments are available under IRA contracts.


Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53-1/2 or older, you must defer the date your payments will start until you are age 59-1/2. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.


--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.

YOUR PERIOD CERTAIN

LEVEL PAYMENTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your contract is issued is as follows:

--------------------------------------------------------------------------------
                                NQ CONTRACTS
--------------------------------------------------------------------------------
          ANNUITANT'S AGE AT ISSUE*            MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
              45 through 70                        15 years
              71 through 75                  85 less age at issue
              76 through 80                        10 years
              81 through 83                  90 less age at issue
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             IRA CONTRACTS
--------------------------------------------------------------------------------
          ANNUITANT'S AGE AT ISSUE*            MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
              45 through 70                        15 years
              71 through 78                  85 less age at issue
              79 through 83                         7 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

INCREASING PAYMENTS. Under NQ contracts if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

--------------------------------------------------------------------------------
          ANNUITANT'S AGE AT ISSUE*                PERIOD CERTAIN
--------------------------------------------------------------------------------
             53-1/2 through 70                        15 years
              71 through 75                           12 years
              76 through 80                           9 years
              81 through 83                           6 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.


                                              Contract features and benefits  11

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

--------------------------------------------------------------------------------
                              PERIOD CERTAIN BASED
                               ON DEFERRAL PERIOD
--------------------------------------------------------------------------------
      ANNUITANT'S AGE     1-36       37-60      61-72
       AT ISSUE*         MONTHS     MONTHS     MONTHS
--------------------------------------------------------------------------------
    59-1/2 through 70   12 years   9 years    9 years
     71 through 75      9 years    9 years      n/a
     76 through 80      6 years    6 years      n/a
     81 through 83        n/a        n/a        n/a
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o  neither the annuitant nor the joint annuitant can be over age 83; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

PAYMENTS AFTER THE PERIOD CERTAIN

After the end of the period certain, we will continue your payments under the life contingent annuity if the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.

--------------------------------------------------------------------------------
THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY (AFTER THE PERIOD CERTAIN) AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.



If you had a contract date of February 15, 2002, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:




--------------------------------------------------------------------------------
     PAYMENT PERIOD     MONTHLY     QUARTERLY      ANNUAL
--------------------------------------------------------------------------------
     START DATE        3/15/02      5/15/02      2/15/03
      Payment           $670        $2,024        $8,335
--------------------------------------------------------------------------------


WITHDRAWALS



After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.



--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.

--------------------------------------------------------------------------------
Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts

12  Contract features and benefits
over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.



EXAMPLE

The example below illustrates the effect of a withdrawal based on:



(1) a single contribution of $100,000 made on February 15, 2002;

(2) level annual payments of $7,720 to be made on February 15th of each year;


(3) joint and two-thirds to survivor payments for a male and female, both age
    70;



(4) a period certain of 15 years; and

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $68,649.34 when the annuitants are age 73.

The requested withdrawal amount would be $17,162.33 ($68,649.34 x .25). In this case, $6,864.93 ($68.649.34 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,297.40 ($17,162.33
- $6,864.93) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $411.90 ($10,297.40 x .04). The account value after the withdrawal is $51,075.11 ($68,649.34 - $17,162.33 - $411.90). The payments would be reduced to $6,307.22 and the remaining period certain would be reduced to 10 years from 12.



DEATH BENEFIT

When the annuitant dies before payments begin



Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.



We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

                                              Contract features and benefits  13

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless the alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin.



If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.



SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT

You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS



Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.



PAYMENTS



Whether you choose monthly, quarterly, or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.



--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS



After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.



ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

When the annuitant dies before payments begin



Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.



We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

14  Contract features and benefits

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

                                              Contract features and benefits  15

2. Other benefits and features of the contracts

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a bank in the U.S. in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.



Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


SECTION 1035 EXCHANGES




You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.



Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract.



For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.



WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

16  Other benefits and features of the contracts

3. Charges

--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


----------------------------------------------------------------------------------------------
                                         CONTRACT YEAR
----------------------------------------------------------------------------------------------
                 1         2         3         4         5         6         7         8+
----------------------------------------------------------------------------------------------
 Percentage of
 Contribution   7.0%      6.0%      5.0%      4.0%      3.0%      2.0%      1.0%      0.0%
----------------------------------------------------------------------------------------------




For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.



We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS. IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.



To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES



We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico).



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

                                                                     Charges  17

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

18  Charges

4. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY
You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.

YOUR ANNUITY PAYOUT OPTIONS

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.

ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity, life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

                                                    Payment of death benefit  19

5. Tax information



--------------------------------------------------------------------------------

OVERVIEW


In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager(R) contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA begin to be effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax advisor how EGTRRA affects your personal financial situation.



TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS



Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. THIS CONTRACT IS INTENDED TO BE A PAYOUT ANNUITY. HOWEVER, BECAUSE YOU MAY BE ABLE TO DELAY BEGINNING PAYMENTS, RULES GOVERNING DEFERRED ANNUITY CONTRACTS COULD APPLY. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).



All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

ANNUITY PAYMENTS


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.



WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

20  Tax information

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax adviser before you purchase an Income Manager(R) contract intended to be a payout annuity with partial 1035 exchange proceeds.



SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of the withdrawal may not be taxable.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH



For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary; or

o   payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.


OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to a particular portfolio within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to nonqualified annuity contract. In that case, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.



There are two basic types of IRAs, as follows:



o Traditional IRAs, typically funded on a pre-tax basis; and


o Roth IRAs, first available in 1998, funded on an after-tax basis.


--------------------------------------------------------------------------------
The Income Manager(R) IRA contract is available in traditional IRA form only.
--------------------------------------------------------------------------------


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only


                                                             Tax information  21
ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).



Equitable Life designs its Traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

The Income Manager(R) IRA contract has been approved by the IRS as to form for use as a traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Income Manager(R) IRA contract. Because the IRS has announced that issuers of formally approved IRAs must amend their contracts to reflect recent tax law changes and resubmit the amended contracts to retain such formal approval, Equitable Life intends to comply with such requirement during 2002.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")


CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:


o   "regular" contributions out of earned income or compensation; or

o   tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").



We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. Any additional contributions you make may be rollovers, direct transfers, or regular traditional IRA contributions.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. Generally, $3,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for 2002. When your earnings are below $3,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

You may be eligible to make an additional "catch-up contribution" of up to $500 for 2002, if you are at least age 50 at any time during 2002, but under age 70-1/2 (that is, if you were born from July 1, 1931 to December 31, 1952).

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $3,000, married individuals filing jointly can contribute up to $6,000 for 2002 to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $3,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $3,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during calendar year 2002.



DEDUCTIBILITY OF CONTRIBUTIONS



The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for 2002 up to $3,000 or, if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income ("AGI") is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. Your fully deductible contribution can be up to $3,000 for 2002 or, if less, your earned income. (The dollar limit is $3,500 for people eligible to make age 50-70-1/2 catch-up contributions.)

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.



22  Tax information

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $34,000 and $44,000 in 2002. This range will increase every year until 2005 when the range is $50,000 - $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $54,000 and $64,000 in 2002. This range will increase every year until 2007 when the range is $80,000 - $100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2002, you determine AGI and subtract $34,000 if you are single, or $54,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

  ($10,000-excess AGI)    times   $3,000 (or earned   equals     the adjusted
  --------------------      x      income, if less      =         deductible
  divided by $10,000               or $3,500, if                 contribution
                                    applicable)                     limit

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA

Beginning in 2002, you may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of 2002, you cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution.



NONDEDUCTIBLE CONTRIBUTIONS



If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the maximum $3,000 per person limit for 2002. For 2002, the dollar limit is $3,500 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.



WHEN YOU CAN MAKE CONTRIBUTIONS



If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o   qualified plans;

o   governmental 457(b) plans (beginning in 2002);

o   TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS


There are two ways to do rollovers:

o   Do it yourself

    You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o   Direct rollover

    You tell the plan trustee or custodian of the eligible retirement plan



                                                             Tax information  23
    to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental 457(b) plan are eligible rollover distributions, unless the distributions are:

o   "required minimum distributions" after age 70-1/2 or retirement; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   a hardship withdrawal; or

o   corrective distributions which fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax advisor whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a non-governmental 457(b) plan and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Beginning in 2002, any after-tax contributions you have made to a qualified plan or TSA (but not a governmental 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs."

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $3,000 for 2002 (or $3,500 if you are age 50-70-1/2);

o regular contributions of more than earned income for the year, if that amount is under $3,000 for 2002 (or $3,500 if you are age 50-70-1/2);

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    and

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed under "Early distribution penalty tax" later in this Prospectus. You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


No federal income tax law restrictions on withdrawals



You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.



TAXATION OF PAYMENTS



Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA


24  Tax information
contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.



In addition, a distribution is not taxable if:



o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above).

Beginning in 2002, the following are eligible to receive rollovers of distributions from a traditional IRA; a qualified plan, a TSA or a governmental EDC plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental EDC plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of funds to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax advisor.

REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized in 2002. Since the proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001, the discussion below reflects the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particu-


                                                             Tax information  25
lar IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, under the revised proposed rules, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the revised proposed rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the fifth year following the year of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit post-death distributions to be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the revised proposed rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the revised proposed rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/ CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the revised proposed rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.



SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS



You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow



26  Tax information
against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX



A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:



o   on or after your death;

o   because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.



Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2002 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.

                                                             Tax information  27

6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See the Appendix at the end of this Prospectus for an example of how we calculate the market value adjustment.



For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of

28  More information
the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS



We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" earlier in this Prospectus.



Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS



The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2002 with the first payment on February 15, 2003. To achieve this result, a single contribution of $77,003.05 is required, and is allocated among the fixed maturity options as indicated below.




--------------------------------------------------------------------------------
                                    PRICE PER $100
  FEBRUARY 15TH OF                  OF MATURITY       ALLOCATION OF
   CALENDAR YEAR        PAYMENT        VALUE         CONTRIBUTION
--------------------------------------------------------------------------------
        2003        $10,000      $ 97.09           $  9,708.74
        2004        $10,000      $ 93.97           $  9,396.74
        2005        $10,000      $ 89.20           $  8,919.88
        2006        $10,000      $ 84.43           $  8,442.66
        2007        $10,000      $ 79.32           $  7,931.99
        2008        $10,000      $ 74.31           $  7,431.37
        2009        $10,000      $ 69.50           $  6,950.43
        2010        $10,000      $ 64.94           $  6,494.34
        2011        $10,000      $ 60.60           $  6,059.73
        2012        $10,000      $ 56.67           $  5,667.17
                                            Total  $ 77,003.05
--------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR


BUSINESS DAY



Our "business day" is generally any day the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed; however, we may close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.



CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments are smaller) than those we use for other Income Manager(R) contracts.



ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS



The consolidated financial statements of Equitable Life at December 31, 2001 and 2000, and for the three years ended December 31, 2001, in this prospectus by reference to the 2001 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.



DISTRIBUTION OF CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors"). AXA Advisors (the successor to EQ Financial Consultants, Inc.) an affiliate of Equitable Life and AXA Distributors, an indirect wholly owned subsidiary of Equitable Life, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other Equitable Life annuity products.

AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


                                                            More information  29

Under a distribution agreement between AXA Distributors, Equitable Life, and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Distributors distribution fees of $219,355,297 for 2001, $199,478,753 for 2000 and
$176,337,355 for 1999, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors retained $91,443,554, $52,501,772 and $46,957,345, respectively.

Under a distribution and services agreement between AXA Advisors, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Advisors a fee of $325,380 for each of the years 2001, 2000 and 1999. Equitable Life paid AXA Advisors as the distributor for certain contracts, including these contracts $543,488,990 in 2001 and $666,577,890 in 2000. Of these amounts, AXA
Advisors retained $277,057,837 and $385,314,054, respectively.

The contracts will be sold by registered representatives of AXA Distributors and AXA Advisors as well as by affiliated and unaffiliated broker-dealers with which AXA Distributors and/or AXA Advisors has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. AXA Distributors and AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.



30  More information

7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2001 is considered to be part of this prospectus because it is incorporated by reference.

After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 as amended, ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.



Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.



We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.



Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

                             Incorporation of certain documents by reference  31

Appendix: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2003 to a fixed maturity option with a maturity date of February 15, 2012 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2007.




--------------------------------------------------------------------------------
                                                         HYPOTHETICAL ASSUMED
                                                          RATE TO MATURITY ON
                                                           FEBRUARY 15, 2007
                                                    ----------------------------
                                                             5.00%        9.00%
--------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2007 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------
(1) Market adjusted amount                               $144,048     $ 119,487
(2) Fixed maturity amount                                $131,080     $ 131,080
(3) Market value adjustment: (1) - (2)                   $ 12,968     $ (11,593)
--------------------------------------------------------------------------------
ON FEBRUARY 15, 2007 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment
    associated with withdrawal:
      (3) x [$50,000/(1)]                                $  4,501     $  (4,851)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]  $ 45,499     $  54,851
(6) Fixed maturity amount: (2) - (5)                     $ 85,581     $  76,229
(7) Maturity value                                       $120,032     $ 106,915
(8) Market adjusted amount of (7)                        $ 94,048     $  69,487
--------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                                   Appendix: Market value adjustment example A-1

                      (This page intentionally left blank)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (g) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Data Page for Accumulator Plus, Form No. 2002DPPPlus incorporated herein by reference to Exhibit 4(e)(e) to the Registration Statement (File No. 333-64749), filed on March 8, 2002.

                           (a)(f) Form of Data Page for Accumulator Elite, Form No. 2002DPElite incorporated herein by reference to Exhibit 4(a)(a) to the Registration Statement (File No. 333-60730), filed on March 8, 2002.

                           (a)(g) Form of Data Page for Accumulator Select, Form No. 2002DPSelect incorporated herein by reference to Exhibit 4(i)(i) to the Registration Statement (File No. 333-31131), filed on March 8, 2002.

                           (a)(h) Form of Data Page for Accumulator, Form No. 2002DPCore incorporated herein by reference to Exhibit 4(q)(q) to the Registration Statement (File No. 333-05593), filed on March 8, 2002.

                           (a)(i)   Form of Data Pages, Form No. 2002DP
                                    incorporated herein by reference to Exhibit
                                    4(j)(j) to the Registration Statement (File
                                    No. 333-31131), filed March 8, 2002.

                           (a)(j) Form of Endorsement applicable to Money Market Dollar Cost Averaging, Form No. 2002DCA-MM incorporated herein by reference to Exhibit 4(l)(l) to the Registration Statement (File No. 333-31131), filed on March 8, 2002.

                           (a)(k)   Form of Endorsement applicable to
                                    guaranteed interest special dollar cost
                                    averaging Form No. 2002SDCA incorporated herein by reference to the Registration Statement (File No. 333-60730), filed on March 8, 2002.

                           (a)(j)   Form of Endorsement for Accumulator Form
                                    No. 2002EGTRRA incorporated herein by
                                    reference to Exhibit 4(k)(k) to the
                                    Registration Statement (File No. 333-31131), filed March 8, 2002.

                           (a)(i) Form of Endorsement applicable to fixed maturity options, Form No. 2002FMO incorporated herein by reference to
                                    Exhibit 4(m)(m) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(j) Form of Protection Plus Optional Death Benefit Rider, Form No. 2002PPDB incorporated herein by reference to
                                    Exhibit 4(n)(n) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(k) Form of Guaranteed Minimum Death Benefit Rider, Form No. 2002MDB-6% or AR Rollup incorporated herein by reference to
                                    Exhibit 4(o)(o) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(l) Form of Guaranteed Minimum Death Benefit Rider, Form No. 2002GMDB-6% Rollup, incorporated herein by reference to
                                    Exhibit 4(p)(p) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(m) Form of Guaranteed Minimum Death Benefit Rider, Form No. 2002GMDB-AR, incorporated herein by reference to Exhibit 4(q)(q) to the Registration Statement (File No. 333-31131), filed March 8, 2002.

                           (a)(n) Form of Guaranteed Minimum Death Benefit Rider, Form No. 2002GMIB-6% Rollup, incorporated herein by reference to
                                    Exhibit 4(r)(r) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(o)   Form of Guaranteed Minimum Death
                                    Benefit Rider, Form No. 2002GMIB,
                                    incorporated herein by reference to
                                    Exhibit 4(s)(s) to the Registration
                                    Statement (File No. 333-31131), filed
                                    March 8, 2002.

                           (a)(p)   Form of application for Accumulator,
                                    Form No. 2002App01, incorporated herein by reference to Exhibit 5(h) to the Registration Statement (File No. 333-31131), filed March 8, 2002.

                           (a)(q) Form of application for Accumulator, Form No. 2002App02, incorporated herein by reference to Exhibit 5(i) to the Registration Statement (File No. 333-31131), filed March 8, 2002.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered previously filed with this Registration Statement File
                                    No. 33-89510 on August 17, 2001.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel see Exhibit 5(a).

                           (c) Powers of Attorney incorporated herein by reference to Exhibit No. 23(c) to the Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (d) Power of Attorney for Claus-Michael Dill incorporated herein by reference to Exhibit No. 23(d) to the Registration Statement (File No. 333-24009) filed on April 25, 2001.

                           (e) Power of Attorney for Christopher M. Condron incorporated herein by reference to Exhibit No. 23(e) to the Registration Statement (File No. 333-24009) filed on
                                    May 22, 2001).

                           (f) Power of Attorney for Bruce W. Calvert previously filed with this Registration Statement File No. 333-67876 on
                                    August 17, 2001.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 8, 2002.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                    By: /s/ Robin Wagner
                                            ------------------
                                            Robin Wagner
                                            Vice President
                                            The Equitable Life Assurance Society
                                            of the United States


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.



PRINCIPAL EXECUTIVE OFFICER:

*Christopher M. Condron                     Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                           Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


*Alvin H. Fenichel                          Senior Vice President and Controller



 DIRECTORS:

*Francoise Colloc'h       *Jean-Rene Fourtou         *George T. Lowy
*Henri de Castries        *Norman C. Francis         *Edward D. Miller
*Christopher M. Condron   *Donald J. Greene          *Didier Pineau-Valencienne
 Bruce W. Calvert         *John T. Hartley           *George J. Sella, Jr.
*Claus-Michael Dill       *John H.F. Haskell, Jr.    *Peter J. Tobin
*Joseph L. Dionne         *Mary R. (Nina) Henderson  *Stanley B. Tulin
*Denis Duverne            *W. Edwin Jarmain


*By: /s/Robin Wagner
     ---------------------
       Robin Wagner
       Attorney-in-Fact

April 8, 2002

                                  EXHIBIT INDEX


23(a)          Consent of PricewaterhouseCoopers LLP            EX-99.23a